As filed with the Securities and Exchange Commission on September 26, 2022
Registration No. 333-266435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FaZe Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	7990	84-2081659
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
720 N. Cahuenga Blvd.
Los Angeles, California 90038
(818) 688-6373
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tammy Brandt, Esq.
Chief Legal Officer
FaZe Holdings Inc.
720 N. Cahuenga Blvd.
Los Angeles, California 90038
(818) 688-6373
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Christopher M. Barlow, Esq.
Laura Kaufmann Belkhayat, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2
6
, 2022
PRELIMINARY PROSPECTUS
FaZe Holdings Inc.
Up to 5,923,333 Shares of Common Stock
(for issuance
)
Up to 64,035,579 Shares of Common Stock
(for resale
)
Up to 173,333 Warrants to Purchase Shares of Common Stock
(for resale
)

This prospectus relates to the issuance by us of up to 5,923,333 shares of common stock, par value $0.0001 (“Common Stock”), of FaZe Holdings Inc., consisting of: (i) shares of Common Stock issuable upon the exercise of the Private Placement Warrants (as defined below) that were issued upon the separation of the Private Placement Units (as defined below) that were issued in a private placement simultaneous with the IPO (as defined below) and (ii) shares of Common Stock issuable upon the exercise of the Public Warrants (as defined below) that were issued to stockholders as part of the units issued in the IPO.
This prospectus also relates to the resale by certain of the selling securityholders named in this prospectus or their pledgees, donees, transferees, assignees, successors (the “Selling Holders”) of: (1) up to 64,035,579 shares of Common Stock, consisting of (i) 40,512,679 shares of Common Stock issued to pre-Business Combination (as defined below) securityholders of FaZe (as defined below) in connection with the Business Combination; (ii) 520,000 shares of Common Stock issued upon the separation of the Private Placement Units that were issued in a private placement simultaneous with the IPO; (iii) 10,000,000 shares of Common Stock issued in the PIPE Investment (as defined below); (iv) 4,312,500 shares of Common Stock converted from the Founder Shares (as defined below); (v) 8,517,067 shares of Common Stock issuable upon the exercise of those Legacy FaZe Options (as defined below) that converted into FaZe stock options in connection with the Business Combination; (vi) 173,333 shares of Common Stock that may be issued upon exercise of the 173,333 Private Placement Warrant; and (2) up to 173,333 Private Placement Warrants, issued upon the separation of the Private Placement Units.
On July 19, 2022, FaZe Holdings Inc., a Delaware corporation (formerly known as B. Riley Principal 150 Merger Corp., “BRPM”) (the “Company” or “we,” “us,” “our” or similar terms), consummated its previously announced business combination (the “Business Combination”) pursuant to that certain Merger Agreement (the “Merger Agreement”), dated as of October 24, 2021 and amended on December 29, 2021 and March 10, 2022, by and among BRPM, BRPM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BRPM (“Merger Sub”), and FaZe Clan, Inc. (“Legacy FaZe”). As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy FaZe, with Legacy FaZe surviving the Merger as a wholly owned subsidiary of BRPM. As a result of the Merger, and upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the securityholders of Legacy FaZe became securityholders of BRPM and received shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a deemed price of $10.00 per share, and BRPM was renamed “FaZe Holdings Inc.” Additionally, BRPM’s Class B common stock, which was initially purchased by the Sponsor in a private placement prior to the IPO at a price of approximately $0.006 per share, was converted into BRPM’s Class A common stock and BRPM’s Class A common stock was reclassified as Common Stock upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State upon completion of the Business Combination.
Additionally, on July 19, 2022, we consummated our previously announced private placement (the “PIPE Investment”) for an aggregate of 10,000,000 shares of Common Stock at a price of $10.00 per share to certain investors (the “PIPE Investors”) pursuant to a series of Subscription Agreements, dated as of October 24, 2021, by and among BRPM and the PIPE Investors (“Subscription Agreements”). At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement, dated as of October 24, 2021 (“Sponsor Support Agreement”), by and among BRPM, B. Riley Principal 150 Sponsor Co., LLC (the “Sponsor”) and Legacy FaZe, in which the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment (the “Sponsor Backstop Amount”).
See “
Selected Definitions
” below for certain defined terms used in this prospectus.
We are registering the resale of the shares of Common Stock and Warrants pursuant to the Registration Rights Agreement (as defined below) and the Subscription Agreements. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the shares of Common Stock or Warrants. Subject to the terms of the applicable agreements, the Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Holders may sell the shares of Common Stock or Warrants in the section entitled “
Plan of Distribution
.” We will not receive any proceeds from the sale or other disposition of our Common Stock or Warrants by the Selling Holders. We will, however, receive approximately $68.0 million if all of the 5,923,333 Warrants outstanding are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Holders or by public holders after the resale of the Warrants hereunder, and we will receive approximately $2.9 million in proceeds from the exercise of converted Legacy FaZe Options to the extent holder(s) thereof exercise such stock options for cash. We expect to use the proceeds received from the cash exercise of the Warrants and converted Legacy FaZe Options, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “
Use of Proceeds
”. As of the date of this prospectus, our Warrants are in the money. However, if at any time in the future our Warrants are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Warrants is at such time below the $11.50 exercise price (subject to adjustment as described herein) of the Warrants, we would not expect warrantholders to exercise their Warrants and, therefore, we will not receive cash proceeds from any such exercise. See the risk factor entitled “
At any time in the future, our Warrants may not be in the money, and they may expire worthless
” for more information.
This prospectus also covers any additional shares of Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants by reason of stock splits, stock dividends, and other events described therein.
Approximately 76% of the total shares of Common Stock outstanding as of September 15, 2022, are being registered for resale under this prospectus (assuming no exercise of any of our Warrants or Legacy FaZe Options), and would represent over 95% of our public float assuming the sale of all shares registered hereunder for resale at the effective date of this prospectus. Following the expiration of the applicable lock-up restrictions described herein, the sale of all of the securities registered for resale hereunder (and the shares of Common Stock issuable upon exercise of our Warrants and Legacy FaZe Options), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. As illustrated in the table below, despite such a decline in price, our Sponsor, the pre-Business Combination FaZe securityholders and the PIPE Investors may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which their respective shares were purchased. Additionally, the units sold in BRPM’s IPO were sold at prices below the current market trading price of our Common Stock, and accordingly, purchasers in this offering may not experience a similar rate of return on the securities purchased due to differences in the purchase prices and the historical trading prices of our securities. BRPM sold units in its IPO at a price of $10.00 per unit, with each unit consisting of one share of Class A Common Stock (reclassified as Common Stock after the Business Combination) and one-third of one warrant, exercisable for one share of Class A Common Stock at an exercise price of $11.50; the unit components automatically separated upon the closing of the Business Combination and were valued at $10.00 per share or exercisable for $11.50, respectively. Based on the closing price of our Common Stock on September 23, 2022 of $14.22 per share, if the holders of the units sold in the IPO were to sell the shares underlying the units, such holders would receive net proceeds of $4.22 per share, and if the holders were to exercise their warrants and sell them, they would receive net proceeds after the payment of the warrant exercise price of $2.72 per share. If our stock price remains above $10.00 or $11.50, respectively, these holders may earn a positive rate of return on their investment even if other holders of Common Stock experience a negative rate of return.

Selling Shareholder	Number of Offered Shares		Original Issuance Price per Offered Share	Representative Net Proceeds per Offered Share(1)
BRPM initial shareholders
Founder shares	4,312,500		$0.006	$14.21
Private Placement Shares issued as part of the Private Placement Units	520,000		$10.00	$4.22
Shares underlying Private Placement Warrants	173,333		$11.50	$2.72
PIPE Investors
B. Riley Principal Investments and Affiliates	7,542,500		$10.00	$4.22
Other PIPE Investors	2,457,500		$10.00	$4.22
Company Shareholders
Pre-Business Combination securityholders of FaZe	49,029,746	(2)	$10.00	$4.22

(1)	Based on the closing price of our shares on September 23, 2022 of $14.22.
(2)	Includes 8,517,067 shares issuable upon the exercise of options held by FaZe Option holders
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Common Stock and Warrants are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “FAZE” and “FAZEW,” respectively.
We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
On September 23, 2022, the closing price of our Common Stock on Nasdaq was $14.22 per share and the closing price of our Warrants on Nasdaq was $1.44 per Warrant.

Investing in our securities involves risks. See “
Risk Factors
” beginning on page 9 and in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2022.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Holders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the Common Stock or Warrants offered by them described in this prospectus. We will, however, receive approximately $68.0 million if all of the 5,923,333 Warrants outstanding are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Holders or by public holders after the resale of the Warrants hereunder, and we will receive approximately $3.2 million in proceeds from the exercise of converted Legacy FaZe Options to the extent the holder(s) thereof exercise such stock options for cash. We expect to use the proceeds received from the cash exercise of the Warrants and converted Legacy FaZe Options, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “
Use of Proceeds
”.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “
Where You Can Find More Information
.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled under “
Where You Can Find More Information
.”
Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer, prior to the Business Combination, to BRPM or Legacy FaZe, as the context suggests, and, following the Business Combination, to FaZe Holdings Inc., a Delaware corporation, also herein referred to as “FaZe” or “FaZe Clan.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus may contain some trademarks, service marks and trade names of the Company or of third parties. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and
®
symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SELECTED DEFINITIONS
Unless stated in this prospectus or the context otherwise requires, references to:

•
“A&R Registration Rights Agreement”
means the Amended and Restated Registration Rights Agreement, effective on the Closing Date of the Business Combination, by and among FaZe, BRPM, the Sponsor, certain officers and directors of FaZe and certain other stockholders of Legacy FaZe prior to the Business Combination.

•	“ BRPM ” means B. Riley Principal 150 Merger Corp., a Delaware corporation (which, after the Closing is known as FaZe Holdings Inc.).

•	“ BRPM Class A common stock ” means the shares of Class A common stock, par value $0.0001 per share, of BRPM.

•	“ BRPM Class B common stock ” means the shares of Class B common stock, par value $0.0001 per share, of BRPM.

•	“ BRPM units ” means the units of BRPM, each consisting of one share of BRPM Class A common stock and one-third of one BRPM warrant.

•
“
BRPM warrants
” means the warrants of BRPM, each exercisable for one share of BRPM Class A common stock, at an initial exercise price of $11.50 per share, subject to adjustment in accordance with its terms.

•	“ Business Combination ” means the transactions contemplated by the Merger Agreement, including the Merger.

•	“ Closing ” means the closing of the Business Combination.

•	“ Closing Date ” means July 19, 2022, the date on which the Closing occurred.

•	“ Code ” means the Internal Revenue Code of 1986, as amended.

•	“ DGCL ” means the General Corporation Law of the State of Delaware.

•	“ Exchange Act ” means the Securities Exchange Act of 1934, as amended.

•	“ Effective Time ” means the effective time of the Merger.

•
“
fan
” means an individual reached by FaZe content across any platform. The term “fan” embodies the related term “
subscriber
”, which refers to a fan who accesses FaZe content on a platform that refers to its users as subscribers (e.g., YouTube), and the related term “
follower
”, which means a fan who accesses FaZe content on a platform that refers to its users as followers (e.g., Instagram). The term “fan” does not necessarily represent one individual if such individual engages with FaZe on multiple social media platforms and with multiple content creators.

•	“ FASB ” means the Financial Accounting Standards Board.

•	“ FaZe ” means FaZe Holdings Inc., a Delaware corporation (which, prior to the Closing, was known as B. Riley Principal 150 Merger Corp.).

•	“ FaZe Board ” means our board of directors following the Business Combination.

•	“ FaZe Incentive Plan ” means the FaZe Holdings Inc. 2022 Omnibus Incentive Plan, approved and adopted by the BRPM Board on October 24, 2021, effective as of the Closing of the Business Combination.

•
“
FaZe PIPE Investor
” means AEV Esports, LLC (“
AEV
”), an affiliate of Cox Investment Holdings, Inc. (“
Cox
”) and, following a reorganization and assignment by Cox to AEV, an assignee of Cox’s rights and obligations under Cox’s Subscription Agreement, the Cox notes, the Cox Consent Letter and certain related documents (each such term as defined below). Prior to the assignment, Cox was a PIPE Investor and securityholder of Legacy FaZe.

•
“
Founder Shares
” means the aggregate of 4,312,500 shares of BRPM Class B common stock purchased by the Sponsor in exchange for a capital contribution of $25,000, or approximately $0.006 per share, which were converted into 4,312,500 shares of BRPM Class A common stock and BRPM Class A common stock was reclassified as Common Stock upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State upon Closing of the Business Combination. Pursuant to the Sponsor Support Agreement, 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date.

•	“ FaZe Stockholder ” means each holder of FaZe capital stock or securities exercisable for or convertible into FaZe capital stock prior to the Closing.

•	“ GAAP ” means United States generally accepted accounting principles.

•	“ IPO ” means BRPM’s initial public offering of the sale of 17,250,000 BRPM units at $10.00 per unit.

•	“ JOBS Act ” means the Jumpstart Our Business Startups Act of 2012.

•	“ Legacy FaZe Awards ” means the Legacy FaZe Options and Legacy FaZe Restricted Stock Awards.

•	“ Legacy FaZe capital stock ” means Legacy FaZe common stock and Legacy FaZe preferred stock.

•	“ Legacy FaZe common stock ” means the common stock, par value $0.0001 per share, of Legacy FaZe.

•	“ Legacy FaZe Incentive Plan ” means the FaZe Clan Inc. Amended and Restated 2011 Stock Incentive Plan, as amended from time to time.

•	“ Legacy FaZe Option ” means an option to purchase shares of Legacy FaZe common stock granted under the Legacy FaZe Incentive Plan.

•	“ Legacy FaZe preferred stock ” means the Series A preferred stock, par value $0.00001 per share, of Legacy FaZe.

•
“
Legacy FaZe Restricted Stock Award
” means an award of shares of Legacy FaZe common stock granted or acquired under the Legacy FaZe Incentive Plan that are subject to vesting and/or a right of repurchase (including, without limitation, any such shares acquired upon early exercise of a Legacy FaZe Option).

•	“ Merger ” means the merger of Merger Sub with and into Legacy FaZe.

•	“ Merger Agreement ” means that Agreement and Plan of Merger, dated as of October 24, 2021, as amended on December 29, 2021 and March 10, 2022, by and among BRPM, Merger Sub, and Legacy FaZe.

•	“ Merger Sub ” means BRPM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of BRPM prior to the consummation of the Business Combination.

•
“
Person
” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

•	“ PIPE Investment ” means the purchase of an aggregate of 10,000,000 shares of BRPM Class A common stock pursuant to the Subscription Agreements.

•	“ PIPE Investors ” means those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements.

•	“ Private Placement Units ” means the 520,000 units purchased by the Sponsor at the time of the IPO, each unit consisting of one share of BRPM Class A common stock and one-third of one BRPM warrant.

v

•
“
Private Placement Warrants
” means the BRPM warrants included in the Private Placement Units, each of which is exercisable for one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment, in accordance with its terms.

•
“
Public Warrants
” means the BRPM warrants included in the BRPM units issued in the IPO, each of which is exercisable for one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment, in accordance with its terms.

•	“ Sponsor ” means B. Riley Principal 150 Sponsor Co., LLC, a Delaware limited liability company.

•	“ Sponsor Related PIPE Investors ” means the affiliates of Sponsor participating in the PIPE Investment.

•	“ Subscription Agreements ” means the subscription agreements pursuant to which the PIPE Investment was consummated, each dated October 24, 2021, between BRPM and the PIPE Investors.

•
“
Subsidiary
” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

•	“ talent ” means a creator of content used by FaZe.

•
“
Total Reach
” means the aggregate number of fans that subscribe to or follow FaZe content across YouTube, Twitter, Instagram, TikTok, and Twitch, measured at the end of the reporting period and based on publicly available data. Our calculation of Total Reach may count the same individual multiple times if an individual follows or subscribes to FaZe content on multiple platforms; therefore, our Total Reach metric may inflate the number of individuals, as opposed to user accounts, reached by our content.

•	“ Transfer Agent ” means Continental Stock Transfer & Trust Company.

•	“ Trust Account ” means the Trust Account of BRPM that held the proceeds from the IPO and the sale of the Private Placement Units.

•	“ Trustee ” means Continental Stock Transfer & Trust Company.

•	“ Warrants ” means the Public Warrants and Private Placement Warrants.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	the incurrence of significant costs in connection with and following the Business Combination, including unexpected costs or expenses;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•
potential litigation or conflicts relating to the Business Combination, and litigation and regulatory proceedings relating to our business, including the ability to adequately protect our intellectual property rights;

•	our limited operating history and uncertain future prospects and rate of growth due to our limited operating history, including our ability to implement business plans and other expectations;

•	our ability to continue to monetize our platform;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•	our ability to maintain and grow the strength of our brand reputation;

•	our ability to manage our growth effectively;

•	our ability to retain existing and attract new Esports professionals, content creators and influencers;

•	our success in retaining or recruiting, or changes required in, our officers, directors and other key employees or independent contractors;

•
our ability to maintain and strengthen our community of brand partners, engaged consumers, content creators, influencers and Esports professionals, and the success of our strategic relationships with these and other third parties;

•	our ability to effectively compete within the online entertainment industry, as well as the broader entertainment industry;

•	our reliance on the internet and various third-party mass media platforms;

•	risks related to data security and privacy, including the risk of cyber-attacks or other security incidents;

•	risks resulting from our global operations;

•	our ability to maintain the listing of our Common Stock and Warrants on Nasdaq;

•	our securities’ potential liquidity and trading, including that the price of our securities may be volatile;

•	future issuances, sales or resales of our securities;

•	the grant and future exercise of registration rights;

•	our ability to secure future financing, if needed, and our ability to repay any future indebtedness when due;

•	the impact of the COVID-19 pandemic;

•	the impact of the regulatory environment in our industry and complexities with compliance related to such environment, including our ability to comply with complex regulatory requirements;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to respond to general economic conditions, including market interest rates;

•	changes to accounting principles and guidelines; and

•	other factors detailed under the section entitled “ Risk Factors. ”
We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “
Risk Factors
” beginning on page 9 of this prospectus. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, including with respect to COVID-19, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at
www.sec.gov,
and which you are advised to consult. For additional information, please see the section titled “
Where You Can Find More Information.
”

PROSPECTUS SUMMARY
This summary highlights certain information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that is important to you. You should carefully read this entire prospectus and the other information referred to in this prospectus, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.”
Company Overview
FaZe Holdings Inc. (NASDAQ: FAZE) is a digital-native lifestyle and media platform rooted in gaming and youth culture, reimagining traditional entertainment for the next generation. Founded in 2010 by a group of kids on the internet, FaZe was created for and by Gen Z and Millennials, and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. With a Total Reach of approximately 500 million followers across social platforms globally as of June 30, 2022, FaZe delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe’s roster of more than 85 influential personalities consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming.
Corporate Information
FaZe was founded in 2010 and is a Delaware corporation. Our principal executive office address is 720 N. Cahuenga Blvd., Los Angeles, California 90038. Our telephone number is (818) 688-6373. Our website is our website,
www.fazeclan.com
. The information contained in our website is not a part of this prospectus.
IPO
BRPM was a blank check company incorporated on June 19, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In connection with BRPM’s formation, the Sponsor was issued an aggregate of 4,312,500 shares of BRPM Class B common stock.
On February 23, 2021, BRPM completed its IPO of 17,250,000 BRPM units which included the issuance of 2,250,000 units as a result of the underwriter’s exercise of its over-allotment option, at an offering price of $10.00 per unit, generating gross proceeds of $172,500,000. Each BRPM unit consisted of one share of BRPM Class A common stock and one-third of one Public Warrant. Each Public Warrant entitled the holder thereof to purchase one share of BRPM Class A common stock at a price of $11.50 per share, subject to adjustment.
Simultaneously with the closing of its IPO, BRPM consummated the sale of 520,000 Private Placement Units at a price of $10.00 per unit, for an aggregate investment of $5,200,000, in a private placement to the Sponsor, which was an affiliate of certain BRPM officers and directors and an affiliate of B. Riley Securities, the underwriter of the IPO. The Private Placement Units were comprised of 520,000 shares of BRPM Class A common stock and 173,333 BRPM warrants.
Business Combination
On July 19, 2022, FaZe consummated its previously announced Business Combination pursuant to the Merger Agreement. As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy FaZe, with

Legacy FaZe surviving the Merger as a wholly owned subsidiary of BRPM. As a result of the Merger, and upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the securityholders of Legacy FaZe became securityholders of BRPM and BRPM was renamed “FaZe Holdings Inc.” Additionally, BRPM’s Class B common stock was converted into BRPM Class A common stock and BRPM Class A common stock was reclassified as Common Stock upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State upon completion of the Business Combination.
In connection with the closing of the Business Combination, holders of an aggregate of 15,883,395 shares of BRPM Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in BRPM’s Trust Account. Following redemptions and the payment of transaction expenses, and together with the proceeds of the PIPE Investment, BRPM delivered an aggregate of approximately $57.7 million to the Company on the Closing Date.
The PIPE Investment
Concurrently with the execution of the Merger Agreement, BRPM and the PIPE Investors entered into the Subscription Agreements providing for the purchase by the PIPE Investors immediately prior to the Closing of the Business Combination of an aggregate of 10,000,000 shares of BRPM Class A common stock at a price per share of $10.00, for gross proceeds to BRPM of $100,000,000. At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
After giving effect to the Business Combination and the consummation of the PIPE Investment, we have 72,506,839 shares of Common Stock issued and outstanding (which excludes the 18,064,646 options to purchase Common Stock) and 5,923,333 Warrants to purchase Common Stock issued and outstanding as of the date of this prospectus.
Transfer Restrictions
Each of the Founder Shares, the Private Placement Warrants and the Common Stock issuable upon exercise of the Private Placement Warrants that are owned by the Sponsor and all shares of Common Stock issued as consideration in the Business Combination are subject to certain restrictions on transfer until the termination of applicable lock-up periods. Further, the 5,312,098 shares of Common Stock issued to Legacy FaZe securityholders as earnout consideration and 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date. Shares of Common Stock issued in the PIPE Investment are not subject to a post-Closing lock-up period. See “
Certain Relationship and Related-Party Transactions—Transfer Restrictions
” for further discussion.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

1.
being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

2.
an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

3.	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

4.	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our IPO, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the last day of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last day of the second quarter of that fiscal year. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus forms a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Risk Factor Summary
You should consider carefully the risks and uncertainties described in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:
Risks Related to Our Business:

•	We have incurred and expect to continue to incur operating losses and may not establish and maintain profitability in the future.

•
Our business depends on the strength of our brand, and if we are not able to maintain and enhance our brand, we may be unable to sell our products or services, and our consumer engagement may decline, which could have a material adverse effect on our business, financial condition, and results of operations.

•	We are subject to risks associated with operating in a rapidly developing industry and a relatively new market.

•
We have experienced rapid growth since our inception and we expect that we will continue to grow. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.

•
Esports professionals, influencers and content creators historically have accounted for a substantial portion of our revenue. If these Esports professionals, influencers and content creators were to become less popular and we are unable to identify and acquire suitable replacements, our business and prospects could suffer.

•
Competition within the online entertainment industry as well as the broader entertainment industry is intense and our existing and potential consumers may be attracted to competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the internet. If our Esports professionals, influencers and content creators do not maintain or increase their popularity, our business, financial condition, results of operations and prospects would be materially adversely affected.

•
Misalignment with public and consumer tastes and preferences for entertainment and retail consumer products could negatively impact demand for our entertainment offerings and products, which could have an adverse effect on our business, financial condition, results of operations and prospects.

•
We primarily rely, and expect to continue to primarily rely, on third-party mass media platforms such as YouTube, TikTok, Twitter, Instagram, and Twitch to deliver our content offerings to fans and potential viewers and any failure, disruption of or interference with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospects.

•	Significant disruption during live events that we participate in, such as power and internet outages, may adversely affect our business.

•	If we are unable to compete effectively for advertisers and sponsors, our business, revenue and financial results could be negatively affected.

•
High levels of redemptions of BRPM Class A common stock in connection with the Business Combination depleted the cash in BRPM’s Trust Account, thereby diminishing the amount of working capital we received in the Business Combination.

Risks Related to Our People
:

•	Our success will depend on our ability to attract and retain our personnel, and any failure to attract and retain other highly qualified personnel in the future, could seriously harm our business.

•
Our workforce and operations have grown substantially since our inception and we expect that they will continue to do so. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.

•	An increase in the relative size of Esports and content creator salaries or talent acquisition costs could negatively impact our business.
Risks Related to Our Intellectual Property
:

•	The success of our business is highly dependent on the existence and maintenance of intellectual property rights in the entertainment products and services we create.

•	We may be unable to maintain or acquire licenses to incorporate intellectual property owned by others in our entertainment offerings.
Risks Related to Our Legal Proceedings and Regulatory Matters
:

•
We are involved, and in the future may become involved, in claims, suits, and other proceedings arising in the ordinary course of business. The outcomes of any such current or future legal proceedings could have a negative impact on our business.

•
Governmental agencies may restrict access to platforms, our website and social media channels, mobile applications or the internet generally, which could lead to the loss or slower growth of our consumer base.

•
Our business, content and products, as well as the services of third-parties upon which we rely, may in the future be subject to increasing regulation around the world. If we or they do not successfully respond and adapt to these potential regulations, our business could be negatively impacted.

Risks Related to Our Tax, Financial and Accounting Matters
:

•
We have identified a number of material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

•
Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial condition.

Risks Related to Our Securities
:

•
We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

•	Our stock price may be volatile and may decline regardless of our operating performance.

•	An active trading market for our securities may not be sustained.

•
The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Common Stock issuable upon exercise of our Warrants), or the perception that such sales may occur, could cause our stock price to decline.

•
If securities or industry analysts either do not publish research about the Company or publish inaccurate or unfavorable research about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the trading price or trading volume of our securities could decline.

•
We have incurred and will continue to incur increased costs related to becoming and operating as a public company, and our management will be required to devote substantial additional time to new compliance initiatives and corporate governance practices.

THE OFFERING
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “
Risk Factors
” on page 9 of this prospectus.

Issuer	FaZe Holdings Inc.

Issuance of Common Stock upon exercise of Warrants

The following information is as of September 15, 2022, and does not give effect to issuances of our Common Stock after such date, or the exercise of Warrants after such date.

Shares of our Common Stock to be issued upon the exercise of all Warrants	5,923,333 shares

Shares of our Common Stock outstanding prior to exercise of all Warrants	72,506,839 shares

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein

Use of Proceeds	We will receive up to an aggregate of approximately $68.0 million from the exercise of all Public Warrants and Private Placement Warrants assuming the exercise in full of all such Warrants for cash. We will receive up to an aggregate of $3.2 million from the exercise of all Legacy FaZe Options that convert into FaZe stock options in connection with the Business Combination. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, to the extent we elect the exercise of such Warrants and stock options for cash, we intend to use the net proceeds from such exercise for general corporate purposes. To the extent the Warrants and stock options are exercised on a “cashless” basis, we will receive no proceeds. Our Warrants are currently in the money. However, if at any time in the future our warrants are out-of-the money, which means that the trading price of the shares of our Common Stock underlying our Warrants is at such time below the $11.50 exercise price (subject to adjustment as described herein) of the Warrants, we would not expect warrantholders to exercise their Warrants and, therefore, we will not receive cash proceeds from any such exercise. See the risk factor entitled
“At any time in the future,
our Warrants may not
be in the money, and they may expire worthless”
for more information.

Resale of Common Stock and Private Placement Warrants

Shares of Common Stock that may be offered and
sold from time to time by the Selling Holders (including 173,333 shares underlying Private Placement Warrants and 8,517,067 shares underlying Legacy FaZe Options)
Up to 64,035,579 shares

Private Placement Warrants offered by the Selling Holders	173,333 Private Placement Warrants

Exercise Price of Private Placement Warrants	$11.50 per share, subject to adjustment as described herein

Redemption of Private Placement Warrants	The Private Placement Warrants are not redeemable by us. See “ Description of Securities—Private Placement Warrants ” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock and Private Placement Warrants to be offered by the Selling Holders. With respect to shares of Common Stock underlying the Private Placement Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Private Placement Warrants to the extent such Private Placement Warrants are exercised for cash. See
“Use of proceeds”
above for more information on the proceeds we expect to receive from the exercise of Warrants.

Transfer Restrictions; Vesting	Each of the Founder Shares, the Private Placement Warrants and the Common Stock issuable upon exercise of the Private Placement Warrants, certain of the Legacy FaZe Options that converted into FaZe stock options in connection with the Business Combination and any Common Stock issued as consideration in the Business Combination are subject to certain restrictions on transfer until the termination of applicable lock-up periods. Further, the 5,312,098 shares of Common Stock issued to Legacy FaZe securityholders as earnout consideration and 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date. Shares of Common Stock issued in the PIPE Investment are not subject to a post-Closing lock-up period. See
Certain Relationship and Related-Party Transactions—Transfer Restrictions
for further discussion.

Nasdaq Ticker Symbols	Common Stock: “FAZE”
Warrants: “FAZEW”

Risk Factors	See the section titled “
Risk Factors
” beginning on page 9 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock and Warrants.

RISK FACTORS
In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in this prospectus before investing in our securities. Certain factors may have a material adverse effect on our business, financial conditions and results of operations. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe to be immaterial also may materially adversely affect our business, financial condition, results of operations and cash flows in future periods or are not identified because they are generally common to businesses. If any of these risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose part or all of your investment.
Risks Related to Our Business
We have incurred and expect to continue to incur operating losses and may not establish and maintain profitability in the future.
We have incurred net losses since our inception, and we expect to continue to incur net losses in the near future. We incurred net losses of $18.8 million, $36.9 million and $28.8 million for the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020, respectively. As of June 30, 2022 and December 31, 2021, we had an accumulated deficit of $131.2 million and $112.4 million, respectively. We expect our costs and expenses to increase in future periods as we intend to continue to make significant investments to grow our business. These efforts may be more costly than we expect and may not result in increased revenue or the growth of our business. In addition to the expected costs to grow our business, we also expect to incur significant legal, accounting, and other expenses as a newly public company. If we fail to increase our revenue to sufficiently offset the increases in our operating expenses, we will not be able to achieve or maintain profitability in the future. These conditions have raised substantial doubt about our ability to continue as a going concern, which is dependent upon our ability to generate significant revenue and our ability to raise additional funds by way of our debt and equity financing efforts.
While we have experienced significant revenue and other growth in recent periods, the industry in which we operate is highly competitive and rapidly changing, and relies heavily on continually introducing compelling content and products. As such, if we fail to deliver such content and products, do not execute our strategy successfully or if our content offerings or products are delayed in any way, our revenue may decline, and our operating results will suffer.
Our business depends on the strength of our brand, and if we are not able to maintain and enhance our brand, we may be unable to sell our products or services, and our consumer engagement may decline, which could have a material adverse effect on our business, financial condition, and results of operations.
We believe that our brand, identity and reputation contribute significantly to our success. Maintaining and enhancing the FaZe brand and reputation is critical to retaining and growing our consumer, sponsor and advertiser bases. Maintaining and enhancing our brand and reputation depends largely on our continued ability to provide high-quality, culturally-relevant and entertaining content, as well as competitive Esports competition results, which may require substantial investment by us and may not be successful. Further, advertisements and sponsorships, and actions of our advertisers or sponsors may affect our brand and reputation if our consumers respond negatively to them. Additionally, our brand, identity and reputation may be adversely affected by perceptions of our industry in general, including perceptions resulting from factors unrelated to our actions or our content.
To be successful in the future, we believe we must preserve, grow and leverage the value of our brand across all of our revenue streams. We have in the past experienced, and we expect that in the future we will continue to receive, a high degree of media coverage. Unfavorable publicity regarding any of our Esports teams, Esports athletes, content creators, influencers or brand partners regarding their actions or professional performance, or any unfavorable publicity regarding our ability to attract and retain certain Esports players and coaching staff, could negatively affect our brand and reputation. Failure to respond effectively to negative publicity could also further erode our brand reputation.
In addition, events in our industry, even if unrelated to us, may negatively affect our brand and reputation. As a result, the size and engagement of our fan base and the demand for our products may decline. Damage to our brand or reputation or loss of our fans’ commitment for any of these reasons could impair our ability to expand our fan base, sponsors and commercial affiliates or our ability to sell significant quantities of our products, which could result in decreased revenue across our revenue streams and have a material adverse effect on our business, results of operations and financial condition, as well as require additional resources to rebuild our brand and reputation.
In addition, maintaining and enhancing our brand and reputation may require us to make substantial investments, some or all of which may be unsuccessful. Failure to successfully maintain and enhance the FaZe brand and reputation or excessive or unsuccessful expenses in connection with this effort could have a material adverse effect on our business, results of operations and financial condition.
We are subject to risks associated with operating in a rapidly developing industry and a relatively new market.
Many elements of our business are unique, evolving and relatively unproven. Our business and prospects depend on the continuing development of livestreaming of competitive Esports, gaming and lifestyle content. The market for competitive Esports, gaming and lifestyle content is relatively new and rapidly developing and is subject to significant challenges. Our business relies upon our ability to cultivate and grow an active community, and our ability to successfully monetize such community through advertising and sponsorship opportunities and retail sales. In addition, our continued growth depends, in part, on our ability to respond to the constant changes in our industry, including rapid technological evolution, continued shifts in gamer trends and demands, the introduction of new competitors into the market, and the constant emergence of new industry standards and practices. Developing and integrating new content, products and services could be expensive and time-consuming, and these efforts may not yield the benefits we expect to achieve at all. Further, if the Esports gaming advertising and sponsorship market does not continue to grow, or if we are unable to capture and retain a sufficient share of that market, our results may be materially and adversely affected. We cannot assure you that we will succeed in any of these aspects or that our industry will continue to grow as rapidly as it has in the past.
We have experienced rapid growth since our inception and we expect that we will continue to grow. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.
Since our inception, we have experienced rapid growth in the U.S. and internationally. This growth has included growth in our fanbase, consumer product sales, content pipeline, Esports/gaming performance, and in the number of our talent and of our brand sponsorships, among other things. In addition, we expect future growth in our fanbase, consumer product sales, content pipeline, Esports/gaming performance, the number of brand sponsorships, and in the number of our talent, as well as in international expansion, mergers and acquisitions, and emerging monetization areas. This expansion increases the complexity of our business and has placed, and will continue to place, strain on our management, personnel, operations, systems, financial resources and internal financial control and reporting functions. The industries in which we operate are rapidly evolving and may not develop as we expect. Even if our revenue continues to increase, our net revenue growth rates may vary in the future as a result of macroeconomic factors, increased competition, the maturation of our business, and other factors. Overall growth of our net revenue will depend on a number of factors, including our ability to:

•	Maintain and enhance our reputation and the value of our brand;

•
Continue to produce content and offer retail products that our target audience finds appealing so that we are able to attract new consumers and maintain our existing consumer relationships and engagement;

•	Accurately forecast our revenue and plan our operating expenses;

•	Successfully compete in the industries in which we participate, and respond to developments in these industries;

•	Comply with existing and new laws and regulations applicable to our business;

•	Successfully expand into new business verticals and new markets, including international markets;

•	Hire, integrate, train, and retain talented personnel;

•	Effectively manage the growth of our business, personnel, and operations;

•	Effectively manage our costs related to our business and operations; and

•	Attract and retain creative talent.
Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. We may not be able to manage our growth effectively, which could damage our reputation and negatively affect our operating results.
We received less proceeds from the Business Combination than we initially expected. This could prevent us from executing on our business plan and may result in our results of operation and financial condition being worse than we previously projected.
We rely on the availability of capital to grow our business. The projections that we prepared in September 2021 in connection with the Business Combination assumed that we would receive at least $218 million in capital from the Business Combination. At Closing, we received only approximately $100.2 million due to higher than expected redemptions by BRPM public stockholders and higher than expected expenses in connection with the Business Combination. Accordingly, we have less cash available to pursue our anticipated growth strategies and new initiatives than we projected. This may cause significant delays in, or limit the scope of, our planned acquisition strategy and our planned international expansion.
Our actual results for 2021 differed materially from our projections and we currently expect our actual 2022 results to differ materially from the projections for several reasons, including, among other things: (i) the actual level of redemptions by BRPM public stockholders being higher than anticipated redemption levels; (ii) we expect costs of revenue to be higher than projected as a result of increased budgets for planned original content to enhance the quality of production and participating talent; (iii) we expect general and administrative expenses for 2022 to be higher than projected by at least 30% as a result of higher than expected costs associated with investing in growth initiatives, our accelerated decision following the execution of the Merger Agreement to hire more executives—including a Chief Operating Officer and the search for a Chief Commercial Officer—to position FaZe with a strong corporate governance structure, and other employees as we scale, the accelerated pace of hiring executives and other employees, and higher costs related to being a public company, including those related to directors’ and officers’ liability insurance; (iv) we expect revenues for 2022 to be lower than projected by 20%, but revenues may be higher or lower, as a result of changes to original programming planned for 2022, slower than anticipated retail growth in consumer products and delays in our planned international expansion as a result of less than anticipated proceeds available from the Trust Account; and (v) as a result of anticipated higher costs and lower revenues, we expect Adjusted EBITDA to be lower than projected. See “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” for more information.
Additionally, we currently expect our actual 2023 results to differ materially from our projections for several reasons, including, among other things: (i) the continued and cumulative effects of the factors described in the immediately preceding paragraph, including less than anticipated transaction proceeds and increased costs of revenue; (ii) higher than projected general and administrative expenses as a result of the full year impact of employee and executive hires and public company expenses, including directors’ and officers’ liability insurance; (iii) lower than projected revenues as a result of a reduced production slate and budget size for content and challenges with expanding our consumer products business given existing licensing arrangements in place that restrict us from effectively capitalizing opportunities, such as scaling internationally; and (iv) as a result, lower than projected Adjusted EBITDA.
Given the dynamic nature of the markets we operate in, and the current status of our business, although we lack the visibility to reasonably quantify, the results for the future periods beyond 2023 may also materially differ from our projections.
In addition, we are also monitoring and evaluating emerging growth opportunities and believe some opportunities such as digital goods are growing more rapidly than expected, which may accelerate the timeline of our investment in these growth opportunities as early as 2022 and/or 2023. Investment in emerging opportunities comes with significant execution risk and may include direct costs relating to launching a new product or service, hiring employees, signing talent and/or increases in marketing events and expense.
Because we experienced high redemptions by BRPM public stockholders in connection with the Business Combination, we have less Trust Account proceeds available to pursue our anticipated growth strategies and new initiatives, including our acquisition strategy, which could have a material impact on our projected estimates and assumptions and actual results of operations and financial condition. The estimates and assumptions used in building our projections required the exercise of judgment and were and continue to be subject to various economic, business, competitive, regulatory, legislative, political and other factors. There can be no assurance that the projected results will be realized even after accounting for the differences discussed herein, or that actual results will not be significantly higher or lower than estimated. Our failure to achieve our projected results could harm the trading price of our securities and our financial position, and adversely affect our future profitability and cash flows. For more information on expectations regarding expenses relative to projections, see “
Key Components of Sales and Expenses
” in the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
.”
Esports professionals, influencers and content creators historically have accounted for a substantial portion of our revenue. If these Esports professionals, influencers and content creators were to become less popular and we are unable to identify and acquire suitable replacements, our business and prospects could suffer.
Historically, our Esports professionals, influencers and content creators have accounted for a substantial portion of our revenue. For the six months ended June 30, 2022, one content creator accounted for approximately 17% of our revenue. For the year ended December 31, 2021, the same content creator accounted for approximately 22% of our revenue, of which approximately 8% represented a one-time payment to FaZe for the sale of a five-year exclusive license to certain historical content posted to YouTube by this content creator prior to March 2021. See “
Business- Monetization—Talent Network,” “Business—Monetization—Content
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Revenue
.” We expect that our popular Esports professionals, influencers and content creators will continue to produce a disproportionately high percentage of our revenues and profits. As we have grown our talent roster, we have worked to develop a broad talent base capable of sustaining and growing the FaZe brand. However, our revenue from this content creator or any of our other talent may fluctuate in the future because of similar one-time sales to third parties of content created by any particular FaZe talent, or because of other one-time or limited events, which we anticipate would take place in the future. The failure of such a content creator to achieve results as anticipated could negatively impact our business. Other than the historical revenue attributable to this one content creator being material to our business for the year ended December 31, 2021 and the six months ended June 30, 2022, we are not dependent on any one Esports professional, influencer, and/or content creator. However, if the popularity of an Esports professional, influencer or content creator declines, as has happened in the past with other popular Esports professionals, influencers and content creators, we may have difficulty identifying and acquiring suitable replacements. If we are unable to identify and acquire suitable replacements for any of our Esports professionals, influencers or content creators in a timely manner and on terms agreeable to us, our brand could lose popularity, which would negatively impact our business.

Competition within the online entertainment industry as well as the broader entertainment industry is intense and our existing and potential consumers may be attracted to competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the internet. If our Esports professionals, influencers and content creators do not maintain or increase their popularity, our business, financial condition, results of operations and prospects would be materially adversely affected.
The specific industries in which we operate, including online gaming and lifestyle content, professional Esports, and retail merchandise, are characterized by dynamic consumer demand and technological advances, and there is intense competition among online gaming and traditional entertainment providers. A number of established companies producing content similar to ours compete with us and our platform, and other companies may introduce competitive services in the future. These competitors may spend more money and time on developing their respective platforms, undertake more extensive marketing campaigns, adopt more aggressive business strategies, or otherwise develop more appealing content offerings than ours, which could negatively impact our business. Furthermore, new competitors may enter our industry and compete directly with us. If we are not able to maintain or improve our market share, or if the offerings on our platform do not continue to be popular, our business could suffer.
We operate in the digital entertainment and gaming industries within the broader entertainment industry, and our consumers face a vast array of easily accessible entertainment choices. Other forms of entertainment, such as television, movies and sporting events, as well as other forms of digital entertainment, are more well established and may be perceived by the users to offer greater variety, affordability, interactivity, and enjoyment. We compete with these other forms of entertainment for the discretionary time and income of these consumers, and competition within the industries we operate and the broader entertainment industry is intense. If we are unable to sustain sufficient interest in our platform in comparison to other forms of entertainment, including new forms of entertainment, we could experience reduced demand for our content, live events and overall popularity, which could have an adverse effect on our business financial condition and results of operations.
Misalignment with public and consumer tastes and preferences for entertainment and retail consumer products could negatively impact demand for our entertainment offerings and products, which could have an adverse effect on our business, financial condition, results of operations and prospects.
We create entertainment content and consumer products, the success of which depends substantially on consumer interests and preferences that frequently change in unpredictable ways. The success of our business depends on our ability to consistently create digital content and consumer products, and to have popular talent, that meet the changing preferences of the broad consumer market and respond to competition from an expanding array of entertainment choices facilitated by technological developments in the availability and delivery of digital content. Misalignment of our content, products, and talent if we are not successful in responding to rapidly changing public and consumer tastes and preferences, could impact demand for our offerings and our business, financial condition, results of operations and prospects could be materially affected.
We primarily rely, and expect to continue to primarily rely, on third-party mass media platforms such as YouTube, TikTok, Twitter, Instagram, and Twitch to deliver our content offerings to fans and potential viewers and any failure, disruption of or interference with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospects.
The success of our business is driven in part by the commercial success and adequate supply of third-party mass media channels through which we may distribute our content, including YouTube, TikTok, Twitter, Instagram, and Twitch. Our success also depends on our ability to accurately predict which channels and platforms will be successful with the FaZe and larger gaming communities, our ability to develop commercially successful content and distribute it on these platforms. Additionally, we may enter into certain exclusive licensing arrangements that affect our ability to deliver or market our content on certain channels and platforms. A channel or platform may not succeed as expected or new channels or platforms may take market share and consumers away from platforms for which we have devoted significant resources. If demand for the channels or platforms for which we are developing and producing our content is lower than our expectations, we may be unable to fully recover the investments we have made, and our financial performance may be negatively impacted. Alternatively, a channel or platform for which we have not devoted significant resources could be more successful than we initially anticipated, causing us to not be able to take advantage of meaningful revenue opportunities.
Significant disruption during live events that we participate in, such as power and internet outages, may adversely affect our business.
We, as well as the teams in the Esports leagues we compete in, host and participate in numerous live events each year, some of which are attended by a large number of people. If an event we host or in which we participate experience an internet or power outage, the event may be delayed or canceled, and our reputation may be harmed. Additionally, there are many risks that are inherent in large gatherings of people, including the risk of an actual or threatened terrorist act, fire, explosion, protests, riots, and other safety or security issues, any one of which could result in injury or death to attendees and/or damage to the facilities at which such an event is hosted. While we maintain insurance policies, they may be insufficient to reimburse us for all losses or all types of claims that may be caused by such an event. Moreover, if there were a public perception that the safety or security measures are inadequate at the events we host or events hosted by our teams in the Esports leagues we compete in, whether or not the case, it could result in reputational damage and a decline in future attendance at events hosted by us or the leagues in which our Esports teams compete.
We focus our business on our Esports professionals, influencers and content creators and consumers, and acting in their interests in the long-term may conflict with the short-term expectations of investors.
A significant part of our business strategy and culture is to focus on long-term growth and the development and experience of our Esports professionals, content creators and influencers over short-term financial results. We expect our expenses to continue to increase in the future as we broaden our Esports athlete, content creator and influencer community, and increase the amount and types of content offerings available on the FaZe platform. We expect to continue making significant investments to grow our platform and develop new capabilities for the benefit of our Esports professionals, content creators, influencers and consumers. Such expenditures may not result in improved business results or profitability over the long-term. If we are ultimately unable to achieve or improve profitability at the level or during the time from anticipated by securities or industry analysts, investors and our stockholders, the trading price of our stock may decline.
Negative events or negative media coverage relating to, or a declining popularity of, industries in which we operate and gaming in particular, or other negative coverage of our brand, or third parties with whom we are affiliated with, may adversely impact our ability to retain existing consumers of our entertainment offerings or attract new consumers, which could have an adverse impact on our business, financial condition, results of operations and prospects.
Public opinion can significantly influence our business. Unfavorable publicity regarding the industries in which we operate, us or our brand, and any third-party persons with whom we are associated with, the popularity of our industry, the security of our platform and the platforms of our competitors and the content of our offerings, litigation, or regarding the actions of third parties with whom we have relationships, could seriously harm our reputation. Negative commentary regarding us, our products or influencers and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our reputation or business. Influencers with whom we maintain relationships could engage in behavior or use their platforms to communicate directly with our consumers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect this activity may not be effective in all cases. Our target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate, without affording us an opportunity for redress or correction. Negative public perception of us could adversely affect the size, demographics and engagement of our consumers and result in decreased revenue, slower growth rates or other unforeseeable consequences, which could seriously harm our business.
Some content creators or other persons associated with us may make unauthorized, fraudulent, or illegal use of games on third-party platforms, including through unauthorized third-party websites or “cheating” programs, which may negatively impact our brand and adversely affect our business.
Unrelated third parties have developed, and may continue to develop, “cheating” programs that enable players to exploit vulnerabilities in games, play them in an automated way, collude to alter the outcome or otherwise obtain unfair advantages. These programs and practices undermine the integrity of our platform and brand, as they harm the experiences of players who play fairly. If we are unable to prevent our content creators or other associated persons from using “cheating” programs, our reputation may be damaged. If our brand is associated with “cheating,” it could result in lost revenue from sponsorships and advertising, cause us to lose personnel, and distract our management team from daily operations, which could adversely affect our business, financial condition, operating results, reputation and future prospects.
Our use of social media, particularly for marketing and ecommerce, may increase our burden to monitor compliance of such materials with applicable terms of use, laws and regulations.
Use of social media and influencers may materially and adversely affect our reputation or brand and may subject us to fines or other penalties. As laws and regulations in the use of these platforms and devices, failure to abide by applicable laws and regulations in the use of these platforms and devices, failure to abide by applicable terms of use of these platforms, or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties. In addition, an increase in the use of social media for marketing may cause an increase in our burden to monitor compliance of such materials, and increase the risk that such materials contain problematic or marketing claims in violation of applicable regulations.
We use third-party social media platforms as, among other things, a way to engage with our fans and to enhance our brand marketing efforts. For example, we maintain Instagram, Facebook, Twitter, YouTube and Twitch accounts. We also maintain relationships with many influencers and engage in sponsorship initiatives. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms, as well as remain in compliance with the various, and often changing, terms of use of such platforms. If we are unable to cost-effectively use social media platforms to engage with our audience and enhance our brand marketing efforts, or if the platforms we use do not evolve quickly enough for us to fully optimize such platforms, or if we are unable to remain compliant with applicable terms of use of such platforms, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our network of social media influencers, our sponsors or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fees, or other penalties and have a material adverse effect on our business, financial condition and operating results.
In addition, an increase in the use of social media for product and content promotion and marketing may cause an increase in the burden on us to monitor compliance of such materials, and increase the risk that such materials could contain problematic or marketing claims in violation of applicable regulations. For example, in some cases, the FTC has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship or material connection between an influencer and an advertiser. We do not prescribe what our FaZe content creators and influencers post, and if we were held responsible for the content of their posts or their actions, we could be forced to alter our practices, which could have an adverse impact on our business.

We rely on certain assumptions and estimates in calculating our key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.
We track certain key operating metrics, including Total Reach and Average Revenue Per YouTube Subscriber, using internal data analytics tools, which have certain limitations. In addition, we rely on data received from third parties, including third-party platforms on which we maintain an active presence, to track certain performance indicators. Data from both such sources may include information relating to fraudulent accounts and interactions with our website or the social media accounts we and our content creators and influencers maintain (including as a result of the use of bots, or other automated or manual mechanisms to generate false impressions that are delivered through their accounts). We have only a limited ability to verify data from our sites or third parties, and perpetrators of fraudulent impressions may change their tactics and may become more sophisticated, which would make it still more difficult to detect such activity.
Our methodologies for tracking metrics may also change over time, which could result in changes to the metrics we report. If we undercount or overcount performance due to the internal data analytics tools we use or issues with the data received from third parties, or if our internal data analytics tools contain algorithmic or other technical errors, the data we report may not be accurate or comparable with prior periods. In addition, limitations, changes or errors with respect to how we measure data may affect our understanding of certain details of our business, which could affect our longer-term strategies. If our performance metrics are not accurate representations of the reach or monetization of our network, if we discover inaccuracies in our metrics or the data on which such metrics are based, or if we can no longer calculate any of our key performance metrics with a sufficient degree of accuracy and cannot find an adequate replacement for the metric, our business, financial condition and operating results could be adversely affected. If our measures of these key operating metrics are inaccurate, our partnerships, including with our Significant Sponsors with whom we have sponsorship or other partnerships, may not value our platform and relationship the same and as a result our business, revenue and financial results would be harmed. For additional discussions on Total Reach, Average Revenue Per YouTube Subscriber and Total Number of Significant Sponsors
see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Faze—Key Performance Indicators.”
Our industry is subject to rapid technological change, and if we do not adapt to, and appropriately allocate our resources among, emerging technologies and business models, our business may be negatively impacted.
Technology changes rapidly in the entertainment industry. We must continually anticipate and adapt to emerging technologies and business models to stay competitive. Forecasting the financial impact these changing technologies and business models may have is inherently uncertain and volatile. Supporting a new technology or business model may require affiliating with a new business or technology vendor, and such affiliation may be on terms that are less favorable to us than those for traditional technologies or business models. If we invest in the development of content offerings that incorporate a new technology or business model that does not achieve significant popularity, whether because of competition or otherwise, we may not recover the often substantial costs of developing and marketing those content offerings, or recover the opportunity cost of diverting company resources away from other content and product offerings. In the near and longer term, we expect to take advantage of broader trends such as the growth of the metaverse in the digital economy and the associated increase in importance of technologies such as blockchains, virtual reality and augmented reality. We may not be successful in allocating our resources to these new areas and may not recover the costs and opportunity costs of investing in these opportunities instead of others. Further, our competitors may adapt to these or other emerging technologies or business models more quickly or effectively than we do.
If, on the other hand, we elect not to pursue the development of content offerings or other opportunities incorporating a new technology, or otherwise elect not to pursue new business models that achieve significant success and popularity, it may have adverse consequences to our business. It may take significant time and expenditures to shift financial and personnel resources to that technology or business model, and it may be more difficult to compete against existing companies that incorporate that technology or business model effectively.

We depend in part on internet search engines to direct traffic and refer new consumers to us. If search engines’ methodologies and policies are modified or enforced in ways we do not anticipate, or if our search results page rankings decline for others reasons, traffic to our website, YouTube, TikTok, Twitter, Instagram and Twitch accounts, as well as overall retention of reengagement could decline, which could have an adverse impact on our business and results of operations.
We depend in part on internet search engines such as Google, Bing and Yahoo! to direct a significant amount of traffic to our platform. Our ability to maintain and increase the number of visitors directed to our platform from search engines is not within our control. Search engines such as Google have, and may continue to modify their search algorithms (including what content they index) and policies or enforce these policies in ways that are detrimental to us, that we are not able to predict or without prior notice. If these algorithms or policies are changed, or if policies are enforced in detrimental ways to us, we may experience declines in traffic and fan growth as a result. In addition, some or all of these changes in policies or their enforcement may not apply in the same manner to some or all of our competitors, and as a result our competitors may experience more favorable search results than we do. Any significant reduction in the traffic directed to our platform from search engines could harm our business and results of operations.
If we are unable to compete effectively for advertisers and sponsors, our business, revenue and financial results could be negatively affected.
We face significant competition for advertising and sponsorship revenue across a variety of formats. To compete effectively, we must enable our advertisers and sponsors to easily have access to the FaZe platform. In order to grow our revenue and improve our operating results, we must increase our share of advertising and sponsorship spend relative to our competitors, as well as more robust tools to measure the effectiveness of advertising and sponsorship campaigns.
Some of our larger competitors leverage their advertiser and sponsor relationships based on their products and services to gain additional share of advertising and sponsorship spend. They also sometimes have large distributed sales forces and an increasing amount of control over mobile distribution channels. These competitors could have access to large volumes of data and other important information, which may enable them to better understand their consumer base and develop and deliver more targeted advertising and more relevant and appealing sponsors. They may not need to rely on third-party data, including data provided by advertisers or sponsors, in order to effectively target their campaigns, which could make their platform more attractive to advertisers and sponsors than ours if third-party data ceases to be available to us, whether because of regulatory changes, privacy concerns or other reasons. If we are unable to provide our advertisers and sponsors with the ability to effectively target our audience, or if our advertisers and sponsors do not believe that our value proposition is as compelling as those of our competitors, we may not be able to attract new advertisers and sponsors or retain existing ones, and our business, revenue and financial results could be harmed.
We must effectively operate with mobile operating systems, web browsers, social media applications, networks, regulations and standards, which we do not control. Changes in our content offerings on or other changes to such mobile operating systems, web browsers, social media applications, networks, applicable laws, regulations and standards may negatively impact our business.
We make our services available across a variety of mobile operating systems and devices. We are dependent on the interoperability of our services with popular mobile devices, web browsers and mobile operating systems that we do not control, such as Chrome, Safari, Android and iOS. Any changes in such mobile operating systems or devices that degrade the availability of our content or give preferential treatment to competitors could adversely affect viewership of our content. In order to deliver high quality content, it is important that our offerings are available across a range of mobile operating systems, networks, mobile devices and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing content that operate effectively with these operating systems, networks, devices and standards. In the event that it is difficult for our consumers to access our content, particularly on their mobile devices, our brand reputation and business could be harmed.
We rely on software, technologies and related services from other parties to operate certain functions of our day-to-day business, and problems in their use or access could increase our costs and harm our business, revenue and financial results.
We rely on software, technologies and related services from third parties to operate critical internal and day-to-day functions of our business. Third-party technologies or service that we utilize may become unavailable due to a variety of reasons, including outages, interruptions or failure to perform under a relevant agreement. Unexpected delays in their availability or function can, in turn, affect our operations. Further, third-party software or service providers may cease to provide such software or services on commercially reasonable terms or may fail to properly maintain or update their software. In such instances, we may be required to seek licenses to similar software or services from other parties on less favorable economic terms. These occurrences, delays and limitations, if they occur, could harm our business, financial condition and results of operations.
The importance of retail sales to our business exposes us to the risks of that business model, including negative economic conditions affecting the purchases of discretionary items, supply chain and other distribution issues or disruptions, fluctuations in sales and the volatility of consumer preferences.
Our retail business is subject to global economic conditions and their impact on consumer discretionary spending. Some of the factors that may negative influence consumer spending include high levels of unemployment, higher consumer debt levels, reductions in net worth, declines in asset values and related market uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future political and economic environment. Consumer purchases of discretionary items, including the merchandise that we offer, generally decline during periods of economic uncertainty or downturn, when disposable income is reduced or when there is a reduction in consumer confidence. Adverse economic changes could reduce consumer confidence, and thereby could negatively affect our retail business. These economic difficulties and other macroeconomic challenges change rapidly and are difficult to predict, and if we are unable to adequately address them, our business may be harmed.
Our business may be harmed if our Esports professionals, influencers and content creators, or other third parties with whom we are affiliated with and rely upon, misappropriate sensitive information of ours or our intellectual property, or fail to provide adequate services.
In many cases, our Esports professionals, content creators, influencers, partners and other third party affiliates are given access to sensitive information or our intellectual property in order to provide services and support to the FaZe brand. These Esports professionals, content creators, influencers, content creators and other third party affiliates may misappropriate or misuse our information or intellectual property and engage in unauthorized use of it. Further, the failure of these individuals to provide adequate services and content could result in a disruption to our business operations or an adverse effect on our reputation and may negatively impact our business. At the same time, if the media, consumers, employees or any third parties raise any concerns about our actions in association with the actions of another party, this could also damage our reputation and our business.
If we are unable to maintain, train and build effective domestic and international sales and marketing infrastructure, we will not be able to continue to commercialize and grow our brand successfully.
As we grow, we may not be able to secure sales personnel or organization that are adequate in number or expertise to successfully market and sell our brand products on a global scale. If we are unable to expand our sales and marketing capability, train our sales force effectively or provide any other capabilities as necessary to commercialize our brand internationally, we may need to contract with third parties to market and sell our brand. If we are unable to establish and maintain compliant and adequate sales and marketing capabilities, we may not be able to increase our revenue, and may generate increased expenses without the benefit of increased revenue.

If we are unable to renew or replace key commercial agreements on similar or better terms, or attract new sponsors, our business, revenue and financial results could be negatively affected.
Our commercial revenue for the six months ended June 30, 2022 represented 60.4% of our total revenue, and for the years ended 2021 and 2020, our commercial revenue represented 45% and 43% of our total revenue, respectively. Our commercial revenue is generated from agreements with our sponsors, and these agreements have finite terms. When these contracts expire, we may not be able to renew or replace them with contracts on similar or better terms or at all. One of our first sponsorship agreements, which expired by its terms in February 2022 and was not renewed by FaZe, was with a global sponsor, G Fuel LLC (“G Fuel”), that represented industries including beverages, supplements and energy drinks (the “G Fuel Sponsorship Agreement”). For the year ended December 31, 2021, the G Fuel Sponsorship Agreement represented 12% of our revenue. This agreement was terminated by its terms effective April 2022. Although we have entered into a new sponsorship agreement with another company in the energy drink space, as well as other sponsorships as described in the section titled “
Business—Monetization—Brand Sponsorships
,” a delay or failure to renew or replace sponsorship agreements or other commercial agreements on similar or better terms could result in a reduction in our commercial revenue. Such a reduction could have a negative effect on our overall revenue and our ability to continue to compete in our industry if we do not engage in other sponsorship arrangements. For future periods, no single sponsorship agreement is expected to represent ten percent or more of our total revenue. As part of our business plan, we intend to grow our commercial portfolio by continuing to add new sponsors. We may not be able to successfully execute this plan and our efforts to otherwise promote our brand to attract new sponsors may fail to do so, which could negatively affect our ability to achieve our goals, which could have a material adverse effect on our business, results of operations and financial condition. For further discussion of our sponsorship agreements, see the section titled “
Business—Monetization—Brand Sponsorships
.”
Additionally, the risk of being unable to renew or replace key contracts on similar or more favorable terms, or to partner with additional sponsors, may increase as the impacts of COVID-19 continue to be felt across the global economy. If we are unable to renew or replace certain key contracts on similar or more favorable terms as they expire or otherwise terminate, our business, results of operations and financial condition could suffer.
Negotiation and pricing of key media contracts are outside our control and those contracts may change in the future.
Our Esports teams participate in events hosted by the relevant leagues in which our teams participate. We are not a party to the broadcast and other relevant media contracts to which these leagues enter, and we do not have control over their terms or conditions. We rely on the streaming and broadcast of events in which our Esports teams participate to promote our brand and help retain existing and attract new fans and consumers, and if the media contracts related to the availability of some or all of the events in which our Esports teams participate are terminated or otherwise changed, our business may suffer.
The effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, including delays in live events returning, has impacted and may in the future continue to impact our business, results of operations, and financial condition.
As a result of the COVID-19 pandemic and related public health measures, federal, state, local and foreign governmental authorities have imposed, and continue to impose, protocols and restrictions intended to contain the spread of the virus, including limitations on the size of gatherings, mandated closure of work facilities, schools and businesses, quarantines, lockdowns and travel restrictions. In addition, we have established, and will continue to maintain protocols to promote the health and safety of our workforce and business associates. Substantially all of our office locations, including our headquarters in Los Angeles, California, are now open for employees, but we continue to limit onsite access as required by applicable state and local regulations and best practices in the industry.
We have continued to operate our business effectively throughout the COVID-19 pandemic. Our primary focus has been the safety and well-being of our employees and their families, as well as the continuation of our operations. Our technology infrastructure has proven to be robust and capable of supporting our business as our business functions have been conducted primarily on a remote basis. We have leveraged technology to help ensure that our teams stay connected and productive and there continues to be frequent communication across all levels of our business. When not in person, we have continued to actively communicate with our workforce and business associates through videoconference, teleconference and email. Our board has continued to convene as needed. The COVID-19 pandemic caused us to modify our business practices by reducing costs related to employee travel and physical participation in activities, meetings, events, and conferences; however, these costs may increase in the future as pandemic restrictions are lifted. Specifically, we ordered all employees to work from home in March 2020. Since the beginning of July 2021, we have allowed employees to come back to the office as allowed by state and local regulations, and we have commenced limited travel.
The extent of any continued impact of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, including the impact on our employees, consumers, brand partners, Esports professionals, content creators and influencers. For example, on May 11, 2022, we paused production on our newest competition series, FaZe 1, due to an outbreak of COVID-19, in accordance with FaZe’s and the Centers for Disease Control and Prevention’s (“CDC”) health and safety guidelines. Although production resumed on May 22, 2022 and the winner was announced on May 26, 2022, there may be similar impacts on our business in the future. If we are not able to flexibly respond and manage the ongoing impact of these and other currently known impacts related to the COVID-19 pandemic, our business could be harmed.
We may be unable to effectively manage the continued growth and the scope and complexity of our business, including our expansion into adjacent industries or business opportunities with well-established competitors.
We have experienced significant growth in the scope and complexity of our business, including through development of our Esports and consumer products businesses. Our future depends, in part, on our ability to manage this expanded business and our aspirations for continued expansion and growth. We have dedicated resources both to new business models that are largely untested and to adjacent business opportunities in which very large competitors have an established presence, as is the case with our sponsorship and consumer products businesses. We do not know to what extent our future expansions will be successful. Further, even if successful, our aspirations for growth in our core businesses and adjacent businesses could create significant challenges for our management, operational and financial resources. If not managed effectively, this growth could result in the over-extension of our operating infrastructure, and our management systems, information technology systems, and internal controls and procedures may not be adequate to support this growth. Failure by these new business or failure to adequately manage our growth in any of these ways may cause damage to our brand or otherwise negatively impact our core business. Further, the success of these businesses is largely contingent on the success of our underlying brand and as such, a decline in the popularity of our brand may impact the success of these businesses.
We are a global company and are subject to the risks and uncertainties of conducting business outside the U.S. While international expansion is one of our growth objectives, we may not be able to materialize on available acquisition opportunities, or guarantee that we will successfully integrate those acquisitions into our existing business.
We conduct business throughout the world, and we derive a substantial amount of our retail revenue from the U.S., and some of our retail revenue from outside the U.S. We expect that international sales will continue to account for a portion of our retail revenue and that sales in emerging markets globally will continue to be a part of our international sales strategy. As such, we are, and may be increasingly, subject to risks inherent in foreign trade generally, as well as risks inherent in doing business in non-U.S. markets, including increased tariffs and duties, compliance with economic sanctions, fluctuations in currency exchange rates, shipping delays, increases in transportation and shipping costs, international political, regulatory and economic developments, unexpected changes to laws, regulatory requirements, and enforcement on us and our platform providers and differing local business practices, all of which may impact us or make it more difficult for us to conduct business in foreign markets.

A deterioration in relations between either us or the U.S. and any country in which we have significant sales, or the implementation of government regulations in the U.S. or such a country, could result in the adoption or expansion of trade restrictions, including economic sanctions or absolute prohibitions, that could have a negative impact on our business. In addition, cultural differences may affect consumer preferences and limit the international popularity of FaZe in certain areas or require us to modify the products and content we offer or the method by which we deliver our content to our consumers in order to be successful in those areas. If we do not correctly assess consumer preferences in the countries in which we sell our products and offer our entertainment content, the success of our international operations will be negatively impacted.
We are also subject to risks that our operations outside the U.S. could be conducted by our employees, contractors, third-party affiliates, representatives, or agents in ways that violate the Foreign Corrupt Practices Act, the U.K. Anti-Bribery Act or other similar anti-bribery or financial crime laws. While we have policies, procedures, and training for our employees, intended to secure compliance with these laws, our employees, contractors, third-party affiliates, representatives or agents may take actions that violate our policies. Moreover, it may be more difficult to oversee the conduct of any such persons who are not our employees, potentially exposing us to greater risk from their actions.
Fluctuations in exchange rates may negatively affect our results of operations.
While we currently price our products in U.S. dollars, even in international markets, we may become more exposed to the effects of fluctuations in currency exchange rates as we continue to expand our international reach. We generally collect revenue from our international markets in U.S. currency. As of and for the six months ended June 30, 2022 and the year ended December 31, 2021, we had consumers in over 100 countries and approximately 17.4% and 9.5% of our merchandise revenue was derived from outside the U.S., respectively. Rapid appreciation of the U.S. dollar against foreign currencies can harm our reported results and cause the revenues derived from outside the U.S. and Canada to decrease. In addition, even if we do adjust the cost of our products in foreign markets to track appreciation in the U.S. dollar, such appreciation could increase the costs of purchasing our products outside of the U.S., adversely affecting our business, results of operations and financial condition.
As we continue to expand, we may also incur expenses for employee compensation and other operating expenses at non-U.S. locations in the local currency should we establish a local presence in international regions. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of our expenses being higher which may not be offset by additional revenue earned in the local currency. This could have a negative impact on our reported results of operations. To date, we have not engaged in any hedging strategies and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement in the future to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations. Moreover, the use of hedging instruments may introduce additional risks if we are unable to structure effective hedges with such instruments.
A cybersecurity-related attack, significant data breach, or disruption of the information technology systems or networks on which we rely could negatively impact our business.
In the course of our day-to-day business, we and third parties on our behalf create, store, and/or use commercially sensitive information, including internal communications and confidential information with respect to our sponsors, talent, consumers, and employees. A malicious cybersecurity-related attack, intrusion or disruption by hackers (including through spyware, ransomware, viruses, phishing, denial of service, and similar attacks) or other breach of the systems on which such information and other sensitive data is stored could lead to piracy of our content, fraudulent activity, disclosure, or misappropriation of, or access to, our sponsors’, talents’, consumers’, or employees’ information, or our own data. We have implemented cybersecurity programs and the tools, technologies, processes, and procedures intended to secure our data and systems, and prevent and detect unauthorized access to, or loss of, our data, or the data of our sponsors, talent, consumers, or employees.

However, because these cyberattacks may remain undetected for prolonged periods of time and the techniques used by criminal hackers and other malicious third parties to breach systems change frequently, we may be unable to anticipate these techniques or otherwise be successful in preventing or responding to cyberattacks. If we are subject to a cybersecurity breach, or a security-related incident, we may have a disruption in the availability of our products and content offerings, we may have a loss in sales or be forced to pay damages or incur other costs, including from the implementation of additional cyber and physical security measures, or suffer reputational damage that could have a negative impact on our operations and financial results.
Additionally, although we maintain insurance policies, they may be insufficient to reimburse us for all losses or all types of claims that may be caused by cyberbreaches or other system or network disruptions, and it is uncertain whether we will be able to maintain our current level of coverage in the future. Moreover, if there were a public perception that our data protection measures are inadequate, whether or not the case, it could result in reputational damage and potential harm to our business relationships or the public perception of us and our business. In addition, such cybersecurity breaches may subject us to legal claims or proceedings, like individual claims and regulatory investigations and actions, including fines, especially if there is loss, disclosure, or misappropriation of, or access to, our consumers’ personal information or other sensitive information, or there is otherwise an intrusion into our consumers’ privacy.
Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in the future could reduce our ability to compete successfully and adversely affect our results of operations.
We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms or at all. If we raise additional equity financing, you may experience significant dilution of your ownership interests. If we raise additional debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things:

•	invest in our business and continue to grow our brand and expand our fan base;

•
hire and retain employees, including Esports professionals, influences, and content creators as well as other employees and staff, including engineers, operations personnel, financial and accounting staff, and sales and marketing staff;

•	respond to competitive pressures or unanticipated working capital requirements; or

•	pursue opportunities for acquisitions of, investments in, or strategic alliances and joint ventures with complementary businesses.
We may invest in or acquire other businesses, and our business may suffer if we are unable to successfully integrate an acquired business into our company or otherwise manage the growth associated with multiple acquisitions.
From time to time, we may acquire, make investments in, or enter into strategic alliances and joint ventures with, complementary businesses. These transactions may involve significant risks and uncertainties, including:
In the case of an acquisition:

•	The potential for the acquired business to underperform relative to our expectations and the acquisition price;

•	The potential for the acquired business to cause our financial results to differ from expectations in any given period, or over the longer-term;

•	Unexpected tax consequences from the acquisition, or the tax treatment of the acquired business’s operations going forward, giving rise to incremental tax liabilities that are difficult to predict;

•	Difficulty in integrating the acquired business, its operations, and its employees in an efficient and effective manner;

•	Any unknown liabilities or internal control deficiencies assumed as part of the acquisition; and

•	The potential loss of key employees of the acquired businesses.
In the case of an investment, alliance, joint venture, or other partnership:

•	Our ability to cooperate with our co-venturer;

•	Our co-venturer having economic, business, or legal interests or goals that are inconsistent with ours; and

•	The potential that our co-venturer may be unable to meet is economic or other obligations, which may require us to fulfill those obligations alone or find a suitable replacement.
Any such transaction may involve the risk that our senior management’s attention will be excessively diverted from our other operations, the risk that our industry does not evolve as anticipate, and that any intellectual property or personnel skills acquired do not prove to be those needed for our future success, and the risk that our strategic objectives, cost savings or other anticipate benefits are otherwise not achieved.
Risks Related to Our People
Our success will depend on our ability to attract and retain our personnel, and any failure to attract and retain other highly qualified personnel in the future, could seriously harm our business.
We currently depend on the continued services and performance of our key personnel, including Lee Trink. The employment of Mr. Trink and of our other key personnel is at will, which means they may resign or be terminated for any reason at any time. Our success will depend on our ability to retain our current senior management and to attract and retain qualified personnel in the future. The inability to retain key personnel or to adequately and timely fill the vacancies in key personnel positions that arise in the future could have a material adverse impact on our business and results of operations.
In addition, it is important to our business to attract and retain highly talented personnel, particularly Esports personnel and content creators. As we grow our business, we may have difficulties in attracting and retaining skilled personnel or may incur significant costs to do so. Our success depends significantly on our ability to identify, attract, hire, retain, motivate and utilize the abilities of qualified personnel, particularly personnel with the specialized skills needed to create the high-quality, well-received content upon which our business is substantially dependent. Our industry is generally characterized by a high level of employee mobility, competitive compensation programs, and aggressive recruiting among competitors for employees with technical, marketing, sales, engineering, product development, creative, and/or management skills. The incentives provided by our securities, or by other compensation and benefits arrangements, may not be effective to attract and retain employees. We may also be required to enhance wages, benefits and non-equity incentives. If we are unable to meet employees and potential employees’ expectations, we may experience difficulties attracting and retaining personnel. Further, given that a significant majority of our workforce is remote due to the COVID-19 pandemic and the uncertainty of the timing and manner of our workforce returning to the office, our continued efforts related to employee onboarding, training and development and retention may not be successful. If we do not succeed in attracting and retaining highly qualified personnel or the financial resources required to do so increase, we may not be able to meet our business objectives, and our business, revenue and financial results could be harmed.

Our workforce and operations have grown substantially since our inception and we expect that they will continue to do so. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.
As our operations have expanded, we have grown from 47 employees and 97 independent contractors as of December 31, 2019 to 105 employees and 172 independent contractors in the U.S. and abroad as of December 31, 2021, and 115 employees and 179 independent contractors in the U.S. and abroad as of June 30, 2022. We expect our total number of employees to increase as we continue to expand. Properly managing our growth will require us to hire, train and manage qualified employees and staff, including engineers, operations personnel, financial and accounting staff, and sales and marketing staff. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing and integrating these new employees and staff, or if we are not successful in retaining our existing employees and staff, our business may be harmed. Properly managing our growth will require us to establish consistent policies across regions, functions and segments of our business, and a failure to do so could harm our business.
An increase in the relative size of Esports and content creator salaries or talent acquisition costs could negatively impact our business.
Our success depends in part on our ability to attract and retain the highest quality of Esports professionals and content creators. As a result, we are obliged to pay salaries generally comparable to our main competitors in our industry. Any increase in salaries may adversely affect our business, results of operations and financial condition. Other factors that affect salaries, such as changes in personal tax rates, changes to the treatment of income or other changes to taxation in the U.S. or other relative jurisdiction and the relative strength of the U.S. dollar may make it more difficult to attract top Esports professionals and content creators or require us to pay higher salaries to compensate for higher taxes or less favorable exchange rates. In addition, if our revenue falls and salaries remain stable or increase, our results of operations could be adversely affected. An increase in talent acquisition fees would require us to pay more than expected for the acquisition of talent in the future.
Risks Related to Our Intellectual Property
The success of our business is highly dependent on the existence and maintenance of intellectual property rights in the entertainment products and services we create.
The value of our intellectual property is dependent on the scope and duration of our rights as defined by applicable intellectual property laws in the United States and abroad and the manner in which those laws are construed and enforced. If those laws are drafted or interpreted in ways that limit the extent or duration of our rights, or if existing laws are changed, our ability to generate revenue from our intellectual property may decrease, or the cost of obtaining and maintaining rights may increase.
The unauthorized use of our content and intellectual property, including through the unauthorized sale of our merchandise, may result in an increase in the resources we devote to policing and enforcing our rights, which could reduce our revenues. Inadequate laws or weak enforcement mechanisms to protect against unauthorized use of intellectual property in one jurisdiction can adversely affect our operations globally, despite our efforts to protect our intellectual property rights. The growing trend of unauthorized use of intellectual property in the entertainment industry requires us to devote substantial resources to protecting our rights against unlicensed use and may result in increased losses of revenue as a result of such unauthorized use.
Intellectual property rights we develop and license from others are subject to challenge by third parties. Successful challenges to our rights in intellectual property may result in increased costs to obtain rights to use such intellectual property or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. We are not aware of any current challenges to our intellectual property rights that would reasonably be expected to have a material effect on our business or operations.

We may be unable to maintain or acquire licenses to incorporate intellectual property owned by others in our entertainment offerings.
Many of our content offerings incorporate intellectual property owned by others. For example, we do not own the intellectual property associated with the content created by our talent network. Relatedly, content that we distribute across various platforms incorporates imagery of our talent (i.e., personal rights of publicity) and other third parties.
Additionally, our content offerings incorporate video game intellectual property owned by third parties. While the current media landscape permits such intellectual property to be incorporated on platforms like YouTube and Twitch, exhibition of such content on other platforms, such as traditional media television or subscription video on demand platforms, may require additional licensing that may be difficult or costly to obtain. Further, certain platforms permit integrating music into our content, but if such platforms’ policies relating to music rights changes, that could impact our content on such platforms. Similarly, if the platforms on which content is distributed, redistributed and/or embedded change their policies relating to how content exhibited or published on the platform can be used, it could impact our ability to develop, distribute and exhibit engaging content and negatively impact our operations. If we are unable to maintain these licenses and rights or obtain additional licenses or rights with significant commercial value, our ability to develop successful and engaging content may be adversely affected and our operations may be negatively impacted.
Further, many of our collaborations on merchandise and other offerings incorporate intellectual property owned by others. Competition for these licenses has increased, and may continue to increase, the amounts that we must pay to licensors and developers, through, for example, higher minimum guarantees or royalty rates on our merchandise collaborations, which could significantly increase our costs and reduce our profitability.
If we fail to maintain, protect or enforce our intellectual property rights, the value of our brand and other intangible assets may be diminished, and our business, results of operations, financial condition and prospects could be negatively impacted.
The success of our business is dependent in part on protecting our intellectual property rights and proprietary information and data. We rely on a combination of copyright protection, patents, trademarks, service marks, trade secret protection and contractual restrictions to establish and protect our intellectual property rights. However, there are steps that we have not yet taken to protect our intellectual property on a global basis, including continuing to expand the scope of goods and services that are protected under our currently registered trademarks as our offerings expand. Additionally, while we have registered trademarks in principal countries throughout the world, there are additional countries for which trademark protection could be expanded. Relatedly, there are secondary marks and logos for which trademark protection could be protected as well. Although our content is such that it does not in all cases lend itself to warranting copyright registrations, copyright registrations could be sought for content that is likely to be infringed. Additionally, the steps that we have taken to protect our intellectual property may not be sufficient or effective to prevent third parties from infringing, misappropriating, or otherwise violating our intellectual property or to prevent unauthorized disclosure or use of our trade secrets or other confidential information, and we regularly become aware of infringements of our intellectual property rights. While we do engage brand protection and trademark vigilance watch services, intellectual property infringement continues to arise. For example, we become aware of infringing merchandise and apparel sold across various online international marketplace platforms. While we do submit take down requests, new infringing materials continue to be listed on such platforms. Similarly, we often become aware of infringing trademark filings that we monitor. We may not detect unauthorized use, disclosure, infringement, misappropriation or other violation of our confidential information or intellectual property rights, and if detected, we may be required to engage in expensive and time-consuming litigation to enforce or maintain our rights.
While we take precautions designed to protect our intellectual property, our competitors or other unauthorized third parties may still copy and use our proprietary brand, content and information. Effective protection of intellectual property rights is expensive and difficult to maintain, both in terms of application and registration costs, as well as with respect to defending and enforcing these rights. We may fail to maintain or be unable to obtain adequate protections for certain of our intellectual property rights in certain foreign jurisdictions either because effective intellectual property protection may not be available in each jurisdiction in which our offerings are available or because our intellectual property rights may not receive the same degree of protection in foreign jurisdictions as they would in the United States given the differences in intellectual property laws.
We have filed, and may continue to file, trademark applications to protect certain of our intellectual property. This process can be expensive and time-consuming, and we cannot guarantee whether any of our applications will result in the issuance or registration of a trademark. In addition, we may not enjoy a competitive advantage from the rights granted in our intellectual property. Our existing intellectual property, and any intellectual property rights granted to us or that we otherwise acquire or develop in the future, may be contested, circumvented, invalidated, or declared unenforceable through administrative processes or litigation, and we may be unable to prevent third parties from infringing, misappropriating or otherwise violating our intellectual property rights. Therefore, the effect of our efforts to protect our intellectual property cannot be accurately predicted, and unexpected factors may decrease the effectiveness of our efforts. In addition we are often generating content but have not filed copyright registrations in connection with such content, for various reasons. For example, some content is not proprietary to us, or other content may not be long lasting, and, therefore, we do not file for copyright registration given the costs and effort associated with filing copyrights and the volume of content involved in the business. Further, given the costs, effort and risks of obtaining patent protection, including the requirement to publicly disclose the invention, we may not choose to seek patent protection for certain innovations. Failure to adequately obtain patent protection, or other intellectual property protection, could adversely impact our business, operations, financial condition and prospects.
We hold various domain names relating to our brand, including Faze.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for consumers to find our website, YouTube and Twitch channels, and our social media pages. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights without significant cost if at all.
We may be required to expend significant resources to monitor and protect our intellectual property rights, and some violations may be difficult or impossible to detect. Litigation to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to our management, and could result in the impairment or loss of portions of our intellectual property rights. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use could impair or delay the day-to-day operations of our business or otherwise harm our business, operations, reputation and, financial condition. In addition, we may be required to license additional technology from third parties to develop and market new offerings, which may not be on commercially reasonable terms or at all and could adversely affect our ability to compete.
Although we take measures to protect our intellectual property, if we are unable to prevent the unauthorized use or exploitation of our intellectual property, the value of our brand, content, and other intangible assets may be diminished, competitors may be able to compete with us more effectively, our reputation and the perception of our business may be harmed, and our ability to attract new employees, talent, and sponsors may be adversely affected. Any inability or failure to protect our intellectual property could adversely impact our business, operations, financial condition, reputation and prospects.
Our commercial success is also dependent in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property rights of others. We may face allegations that we have infringed, misappropriated or otherwise violated the intellectual property rights of third parties, including our competitors. We may also be subject to claims that our employees, consultants or other advisors have wrongfully used or disclosed alleged trade secrets of their former employers or claims asserting ownership of what we regard as our intellectual property. Intellectual property litigation may be protracted and expensive, and the results are unpredictable. As the result of any court judgment or settlement, we may be obligated to modify our products and content offerings in a particular geographic region or worldwide, pay significant royalties, settlement costs or damages, or modify our platform and features. Should we obtain a license to enable our continued use of any intellectual property as a result of any such litigation or settlement agreement, it could be non-exclusive, potentially allowing our competitors and other third parties access to the same technologies or other intellectual property licensed to us. The time and resources necessary to resolve intellectual property disputes could harm our business, operations, financial condition and reputation.
Risks Related to Our Legal Proceedings and Regulatory Matters
We are involved, and in the future may become involved, in claims, suits, and other proceedings arising in the ordinary course of business. The outcomes of any such current or future legal proceedings could have a negative impact on our business.
We are involved, and in the future may become involved, in claims, suits and other proceedings arising in the ordinary course of our business, including, but not limited to, actions with respect to intellectual property, consumer protection, data privacy and protection, labor and employment, commercial and acquisition-related claims, taxation and law enforcement matters. Such claims, suits, government investigations, and other proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of their outcomes, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management and other personnel, and other factors. It is possible that a resolution of one or more such proceedings could result in liability, penalties, or sanctions, as well as judgments, consent decrees, or other orders preventing us from offering certain aspects of our business, or requiring a change in our business practices, products or technologies, which could in the future materially and adversely affect our business, financial condition, results of operations, reputation and future prospects.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, as well as the frequency of lawsuits against SPAC sponsors, has been increasing recently, especially in the context of SPAC business combinations. Volatility in the share price of our Common Stock or other reasons may in the future cause us to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the FaZe Board’s attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with fans and customers, and make it more difficult for us to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our share price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.
Governmental agencies may restrict access to platforms, our website and social media channels, mobile applications or the internet generally, which could lead to the loss or slower growth of our consumer base.
Governmental agencies in any of the countries in which we, our consumers, developers, or creators are located could block access to or require a license for our platform, our website, application stores or the internet generally for a number of reasons, including security, privacy, data protection, confidentiality, or regulatory concerns which may include, among other things, governmental restrictions on certain content in a particular country and a requirement that user information be stored on servers in a country within which we operate. Governmental agencies could issue fines or penalties if there are instances where we are found not have been in compliance with regulations in any applicable areas, or impose other restrictions that may affect the accessibility or usability of our platform, content, goods or services in that jurisdiction for a period of time or indefinitely. In addition, some jurisdictions have enacted laws that allow websites to be blocked for hosting certain types of content or may require websites to remove certain restricted content. Consumers generally need to access the internet, including in geographically diverse areas, as well as to social media networks and online streaming websites, to engage with our content. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. If that happens we may become subject to additional regulation and oversight, including capital requirements or other licensing requirements, which could significantly increase our operating costs and adversely impact our results of operations. Moreover, if governmental or other entities block, limit or otherwise restrict access to or engagement with our platform or the internet generally, the growth of our industry may be impeded, our business could be negatively impacted, we could be subject to additional fines and penalties, our brand and reputation could be negatively impacted, and our results of operations may be adversely affected.
Our business, content and products, as well as the services of third-parties upon which we rely, may in the future be subject to increasing regulation around the world. If we or they do not successfully respond and adapt to these potential regulations, our business could be negatively impacted.
Our industry continues to evolve, and new and innovative business opportunities are often subject to new laws and regulations. Although our business is not heavily regulated now, we may in the future be subject to new and developing laws or regulations or evolving interpretations and application of existing laws and regulations with respect to talent management, intellectual property, consumer protection, protection of minors, screen time, accessibility, data privacy and protection, labor and employment, business models, payments, distribution, competition and taxation, among others.
In addition, the growth and development of electronic commerce and digital assets, and associated calls for increased regulation thereof, may result in the application of existing laws or regulations to us or the promulgation of new laws and regulations that may apply to us. Any changes to existing laws or promulgation of new laws that restrict our content, marketing, business model or sales of our products in countries in which we currently, or may in the future, do business could increase our costs and expenses of complying with such laws and regulations and may harm the sale of our products, our brand and reputation, as well as our results of operations, any of which may negatively impact our business.
If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, and results of operations.
We are particularly sensitive to changes in worker classification laws, specifically, those that may require us to reclassify certain of our service providers from independent contractors to employees, and other changes to state and local laws and regulations relating to the definition and/or classification of independent contractors. Laws and regulations that govern the status and classification of independent contractors are subject to changes and divergent interpretations by various authorities, which can create uncertainty and unpredictability for us. For example, California passed a worker classification statute (“AB 5”), which effectively narrowed the definition of an independent contractor by requiring hiring entities to use a stricter test to determine a given worker’s classification. In addition, AB 5 places the burden of proof for classifying workers as independent contractors on hiring entities and provides enforcement powers to the state and certain cities. Legislative proposals concerning worker classification are being considered by various other states, including New York and New Jersey. Since we currently treat certain of our service providers as independent contractors, we do not withhold federal, state and local income or other employment related taxes, make federal or state unemployment tax or Federal Insurance Contributions Act payments or provide workers’ compensation insurance with respect to such individuals. If we are required as the result of new laws to reclassify these individuals as employees, we could be exposed to various liabilities and additional costs, including exposure (for prior and future periods) under federal, state and local tax laws, wage and hour laws and requirements (such as those pertaining to failure to pay minimum wage and overtime, or to provide required breaks and wage statements), expense reimbursement, workers’ compensation, unemployment and other employee benefits, labor, and employment laws, as well as potential liability for penalties and interest, statutory and punitive damages (including related to the California Private Attorneys General Act), and government fines, any or all of which could adversely affect our business, financial condition and results of operations.

Additionally, any requirement to reclassify independent contractors as employees may require us to significantly alter our existing business model or operations, including suspending or ceasing operations in impacted jurisdictions, increase our costs and impact our ability to add new talent and grow our business. For instance, existing talent may decide not to partner with us and new talent may not join given the loss of flexibility under an employment model. Any of the foregoing could have an adverse impact on our business, financial condition, and results of operations and our ability to achieve or maintain profitability.
Our insurance may not provide adequate levels of coverage against claims.
We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. We do not maintain “Key man” insurance policies on any of our officers or employees. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations and financial condition.
We collect and process information about our customers and are subject to various privacy and consumer protection laws.
We collect certain information from individuals that register with our website, use our services or purchase products offered through our website, sign up for our mailing list or otherwise provide us with contact information.
A wide variety of state, national, and international laws as well as regulations and industry standards apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal information and other information. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the internet, may be applicable to our business, such as the Telephone Consumer Protection Act (as implemented by the Telemarketing Sales Rule), the Controlling the Assault of Non-Solicited Pornography and Marketing Act, and similar state and foreign consumer protection laws. Evolving and changing data protection and privacy-related laws and regulations may inhibit our ability to collect information from our customers or website visitors and market our products or services, or otherwise communicate directly, with our consumers. Any failure to comply with applicable laws, directives, and regulations may result in private claims or enforcement actions against us, including liabilities, fines and damage to our reputation, any of which may have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows. Any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of our consumers’ data, or regarding the manner in which the express or implied consent of consumers for the use and disclosure of such data is obtained—or in how these applicable laws, regulations or industry practices are interpreted and enforced by state, federal and international privacy regulators—could require us to modify our services and features, possibly in a material and costly manner, may subject us to legal claims, regulatory enforcement actions and fines, and may limit our ability to develop new services and features that make use of the data that our consumers voluntarily share with us.
We rely on a variety of marketing techniques and practices, including email and social media marketing, online targeted advertising and cookie-based processing to sell our products and services and to attract new consumers, and we, and our vendors, are subject to various data protection laws and obligations that govern marketing and advertising practices. In recent years, United States, European and United Kingdom lawmakers and regulators have expressed concern over electronic marketing and related tracking technology. We may be subject to, and required to comply with, a separate and additional legal regime with respect to eprivacy, which may result in substantial costs and may necessitate changes to our business practices, which in turn may otherwise adversely affect our business, reputation, legal exposures, financial condition, results of operations and prospects.
Additionally, some providers of consumer devices, web browsers and mobile app stores have implemented, or announced plans to implement, means to make it easier for internet users to prevent the placement of cookies or to block other tracking technologies, require additional consents, or limit the ability to track user activity, which could if widely adopted result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. Laws and regulations regarding the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new consumers on cost-effective terms, which, in turn, could have an adverse effect on our business, financial condition, results of operations and prospects.
Compliance with additional laws and regulations could be expensive, and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Failure to comply with applicable laws and regulations could result in regulatory enforcement actions against us. For example, our misuse of or failure to secure personal information could result in violation of data privacy laws and regulations, proceedings against us by governmental entities or others, and/or result in significant liability and damage to our reputation and credibility. These possibilities, if borne out, could have a negative impact on revenues and profits. If a third party alleges that we have violated applicable data privacy laws, we could face governmental investigations or enforcement actions, fines, litigation, claims (including data subject-led class actions) or public statements against us by consumer advocacy groups or others and damages as well as reputational harm among consumers, investors, and strategic partners. While we take measures to protect the security of information that we collect, use and disclose in the operation of our business, if there is a data breach, there is potential for enforcement actions and fines as well as claims for damages by consumers whose personal information has been disclosed without authorization. For example, the California Consumer Privacy Act, which went into effect on January 1, 2020, provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal data that may increase the likelihood of, and risks associated with, data breach litigation. Should we experience a data breach or other unauthorized access to or disclosure of personally identifiable information, our business, operations, financial condition and prospects may be adversely impacted.
Although we make reasonable efforts to comply with all applicable data protection laws and regulations, our interpretations and efforts may have been or may prove to be insufficient or incorrect. We also generally seek to comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with applicable privacy and data security laws and regulations, our privacy policies, or our privacy-related obligations to users or other third parties, or any compromise of security that results in the unauthorized access to or transfer of personal information or other customer data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others and could cause our consumers to lose trust in us, which would have an adverse effect on our reputation and business. We may also incur significant expenses to comply with privacy, consumer protection and security standards and controls imposed by laws, regulations, industry standards or contractual obligations.
Labor disputes may disrupt our operations and adversely affect our business, financial condition and results of operations.
As an employer, we are presently, and may in the future be, subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues. Any actions in the future brought against us and successful in whole or in part, may affect our ability to compete or could materially adversely affect our business, financial condition and results of operations.

Our products and brands are subject to intellectual property infringement, including in jurisdictions that do not adequately protect our brands and intellectual property rights.
We regard our brand, products and other intellectual property as proprietary and take measures to protect our assets from infringement. We are aware that some unauthorized use of our brand and products occurs, and if a significantly greater amount were to occur, it could negatively impact our business. Further, our offerings are available worldwide and the laws of some countries either do not protect our products, brands and intellectual property to the same extent as the laws of the U.S. or are poorly enforced. Legal protection of our rights may be ineffective in countries with weaker intellectual property enforcement mechanisms. In addition, certain third parties have registered our intellectual property rights without authorization in foreign countries. Successfully registering such intellectual property rights could limit or restrict our ability to offer products and services based on such rights in those countries. Although we take steps to enforce and police our rights, our practices and methodologies may not be effective against all eventualities.
Risks Related to Our Tax, Financial and Accounting Matters
We have identified a number of material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our controls over financial reporting. Our assessment must include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, and when we cease to be an emerging growth company, we will need to provide a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. In connection with the audit of our financial statements as of December 31, 2020 and 2019, we identified a material weakness in our internal control due to inadequate design of information technology general and application controls resulting from inappropriate access given to certain individuals including the CFO and Controller. In addition, we also identified a material weakness in our internal control due to lack of adequate segregation of duties within a significant amount of processes, as well as a material weakness in our internal control due to lack of adequate timely review of accounts and reconciliations resulting in material audit adjustments and significant post-closing adjustments.
As explained further in the notes to our audited consolidated financial statements included elsewhere in this prospectus, during the preparation of the audited consolidated financial statements for the year ended December 31, 2021, we identified a misapplication of the accounting guidance related to accounting for customer returns and discounts. For the year ended December 31, 2020, we recorded $0.8 million in customer discounts, and $0.2 million in customer returns. We had accounted for these as cost of revenues, as opposed to as a reduction to revenue. See “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and the related notes to the Audited Financial Statements for additional information.
Our management is in the process of developing a remediation plan and is taking steps to remediate the material weaknesses, and will continue to monitor the effectiveness of our remediation plan once in place and make the necessary changes it determines to be appropriate. Although we intend to complete this remediation process as quickly as practicable, we cannot at this time estimate with certainty how long it will take, and our initiatives may not prove to be successful in remediating each of the material weaknesses. The remediation process may require significant additional time and expense and may divert management from the operation of our business. Moreover, because of the inherent limitations of any control system, material misstatements due to error or fraud may not be prevented or detected and corrected on a timely basis, or at all. If we are unable to remediate such material weaknesses, or if we identify or otherwise experience additional material weaknesses in ongoing or future audits, we may not be able to accurately record, process, and report our financial condition or results of operations, prevent fraud, or prepare financial statements within the time periods specified by the forms of the SEC, which, in turn, may adversely affect our reputation and business and the market price of our Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities, and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.
Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial condition.
Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, allowance for doubtful accounts, content asset amortization policy, valuation of our Common Stock, stock-based compensation expense and income taxes, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change or increase volatility of our reported or expected financial performance or financial condition. Refer to Note 2, “Significant Accounting Policies” to the Audited Financial Statements included elsewhere in this prospectus for a description of recent accounting pronouncements.
Risks Related to Our Securities
We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Class A common stock in BRPM’s initial public offering. We cannot predict whether investors will find our securities less attractive because it will rely on these exemptions. If some investors find our securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect that we will remain a smaller reporting company until the last day of any fiscal year for so long as either (a) the market value of our Common Stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30 th
, or (b) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30 th
. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Our stock price may be volatile and may decline regardless of our operating performance.
The market price of our Common Stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•
failure of securities analysts to maintain coverage of the Company, changes in financial estimates or ratings by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

•	announcements by the Company or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other retail or technology companies generally, or those in the cannabis industry in particular;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of our Common Stock;

•	the inclusion, exclusion or removal of our Common Stock from any indices;

•	changes in the FaZe Board or management;

•	transactions in our Common Stock by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock;

•	general economic conditions in the United States;

•	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic (including additional variants such as the Delta variant);

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “ Risk Factors ” section.
The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm its business, financial condition, and results of operations.
An active trading market for our Common Stock may not be sustained
.
We have listed our Common Stock and Warrants on Nasdaq under the symbols “FAZE” and “FAZEW,” respectively. We cannot assure you that an active trading market for its Common Stock will be sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Common Stock when desired or the prices that you may obtain for your shares.
The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Common Stock issuable upon exercise of our Warrants), or the perception that such sales may occur, could cause our stock price to decline
The shares of Common Stock offered for resale by the Selling Holders in this prospectus represents approximately 76% percent of our Common Stock outstanding as of September 15, 2022 (assuming no exercise of any of our Warrants or options). The sale of all of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our Common Stock and Warrants.
Each of the Founder Shares and the Common Stock issuable upon exercise of the Private Placement Warrants that are owned by the Sponsor and all shares of Common Stock issued as consideration in the Business Combination, collectively representing approximately 97% of the shares of Common Stock registered hereunder, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. Further, the 5,312,098 shares of Common Stock issued to Legacy FaZe securityholders as earnout consideration and 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date. However, once such resale restrictions end and such shares are vested, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. The shares of Common Stock held by the PIPE Investors are not subject to lock-up restrictions. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time.
Furthermore, as previously disclosed, the Sponsor paid the nominal price of $0.006 per share for the Founder Shares. The Founder Shares represent approximately 7% of the total outstanding shares of our Common Stock (or less if the shares are forfeited). Given the differential in the purchase price that the Sponsor paid for the Founder Shares as compared to the price of the Common Stock as of September 23, 2022, which was $14.22 per share, and the $10.00 per unit price paid in BRPM’s IPO, the holders of the Founder Shares may earn a positive rate of return on their investment even if other holders of Common Stock experience a negative rate of return. The pre-Business Combination holders of FaZe hold shares of Common Stock valued at $10.00 per share in connection with the business combination, and holders of shares that were originally the underlying components of the units issued in connection with BRPM’s IPO at $10.00 per unit with each unit consisting of one share of Class A Common Stock (reclassified as Common Stock after the Business Combination) and one-third of one warrant, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50;

the unit components automatically separated upon the closing of the Business Combination and valued at $10.00 per share or exercisable for $11.50, respectively. The Sponsor, the pre-Business Combination FaZe securityholders and the PIPE Investors may earn a positive rate of return on their investment even if other holders of Common Stock experience a negative rate of return. As a result, the holders of the Founder Shares, shares issued in connection with units purchased in BRPM’s IPO, pre-Business Combination holders and PIPE Investors may be incentivized to sell such securities when others are not.
If our existing stockholders sell or indicate an intention to sell substantial amounts
of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, shares underlying any outstanding options will become eligible for sale if exercised, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. All the shares of Common Stock subject to stock options outstanding and reserved for issuance under our equity incentive plans are expected to be registered on Form S-8 under the Securities Act, when such form becomes available, and such shares are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.
If securities or industry analysts either do not publish research about the Company or publish inaccurate or unfavorable research about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, the trading price or trading volume of our Common Stock could decline.
The trading market for our Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about our business, the trading price of our Common Stock would likely decline. In addition, we currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results the Company actually achieves. Our stock price may decline if our actual results do not match the projections of these securities research analysts. While we expect research analyst coverage, if no analysts commence coverage of the Company, the trading price and volume for our Common Stock could be adversely affected. If any analyst who may cover us were to cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Common Stock to decline.
Delaware law and provisions in our Charter and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of its Common Stock.
Our Charter and Bylaws contain provisions that could depress the trading price of our Common Stock by acting to discourage, delay, or prevent a change of control of the Company or changes in our management that our stockholders may deem advantageous. These provisions include the following:

•	a classified board of directors so that not all members of the FaZe Board are elected at one time;

•	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•	director removal solely for cause;

•	“blank check” preferred stock that the FaZe Board could use to implement a stockholder rights plan;

•	the right of the FaZe Board to issue our authorized but unissued Common Stock and preferred stock without stockholder approval;

•	no ability of our stockholders to call special meetings of stockholders;

•	no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	limitations on the liability of, and the provision of indemnification to, our director and officers;

•	the right of the board of directors to make, alter, or repeal the Bylaws; and

•	advance notice requirements for nominations for election to the FaZe Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.
Any provision of the Charter or Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.
The Bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.
The Bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against the Company arising pursuant to the DGCL, the Charter or Bylaws or any action asserting a claim against the Company that is governed by the internal affairs doctrine. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees and may discourage these types of lawsuits. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Bylaws provide further that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in the Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business.
We do not intend to pay dividends for the foreseeable future.
We currently intend to retain any future earnings to finance the operation and expansion of its business and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which the Company or any of its subsidiaries enters may restrict its ability to pay dividends, and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.
We may issue additional shares of our Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.
We have options outstanding to purchase up to an aggregate of 18,064,646 shares of our Common Stock, an aggregate of 2,374,201 restricted stock awards outstanding, and Warrants outstanding to purchase 5,923,333 shares of our Common Stock. We will also have the ability to initially issue an aggregate of 12,358,689 shares of our Common Stock under the 2022 Plan and 1,791,416 shares of our Common Stock under the ESPP.

We may issue additional shares of our Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

•	our existing stockholders’ proportionate ownership interest in the Company will decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and

•	the market price of our shares of Common Stock may decline.
We may redeem the Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. Trading prices of our Common Stock have not historically exceeded the $18.00 per share redemption threshold. If and when the Warrants become redeemable, we may not exercise our redemption right unless there is a current registration statement in effect with respect to the shares of Common Stock underlying the Warrants. While we are registering the Common Stock issuable upon the exercise of the Warrants in this prospectus, there can be no assurance that the registration statement of which this prospectus forms a part will remain effective at the time that we intend to exercise our redemption rights.
In the event we have determined to redeem the Warrants, holders would be notified of such redemption as described in the Warrant Agreement. Specifically, we would be required to fix a date for the redemption (the “Redemption Date”). Notice of redemption would be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the registered holders of the Warrants to be redeemed at their last addresses as they appear on the registration books. In addition, beneficial owners of the redeemable Warrants will be notified of such redemption via the Company’s posting of the redemption notice to DTC. Redemption of the Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.
Warrants to purchase our Common Stock will become exercisable on August 18, 2022, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As of the Closing of the Business Combination, there were 5,923,333 Warrants outstanding. Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $11.50 per-share (subject to adjustment as described herein), beginning on August 18, 2022, and will expire at 5:00 p.m., New York time on July 19, 2027, or earlier upon redemption of the Warrants. To the extent Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our Common Stock.

At any time in the future, our Warrants may not be in the money, and they may expire worthless.
The exercise price for the Public Warrants is $11.50 per share of Common Stock. Although trading prices of the Common Stock during the past month have exceeded the $11.50 threshold and the Warrants are in the money as of the date of this prospectus, there is no guarantee that the Warrants will be in the money prior to their expiration, and as such, the Warrants may expire worthless.
If you exercise your Public Warrants on a “cashless basis,” you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.
There are circumstances in which the exercise of the Public Warrants may be required or permitted to be made on a cashless basis. First, if the registration statement of which this prospectus forms a part, or another registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, is not effective by the 60 th
 business day after the Closing, warrantholders may, until such time as there is an effective registration statement, exercise Warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption from registration. Second, if the Common Stock is at any time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Third, if we call the Public Warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis.
In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (as defined in the next sentence) of the Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” is the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.
The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our Company.
The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Any person or entity purchasing or otherwise acquiring any interest in Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrantholder in any such enforcement action by service upon such warrantholder’s counsel in the foreign action as agent for such warrantholder.
This choice-of-forum provision may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We will incur increased costs and obligations as a result of being a public company and the requirements of being a public company may strain our resources and divert management’s attention.
As a privately held company, Legacy FaZe was not required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that the FaZe Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.
Furthermore, the need to establish the corporate infrastructure demanded of a public company may strain our resources and divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

USE OF PROCEEDS
All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We could receive up to an aggregate of approximately $68.0 million from the exercise of all Warrants assuming the exercise in full of all such Warrants for cash. We will receive up to an aggregate of approximately $2.9 million from the exercise of all Legacy FaZe Options that convert into FaZe stock options in connection with the Business Combination. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, to the extent we elect the exercise of such Warrants for cash, we intend to use the net proceeds from such exercise for general corporate purposes. As of the date of this prospectus, our Warrants are in the money. However, if at any time in the future our Warrants are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Warrants is at such time below the $11.50 exercise price (subject to adjustment as described herein) of the Warrants, we would not expect warrantholders to exercise their Warrants and, therefore, we will not receive cash proceeds from any such exercise. See the risk factor entitled “
At any time in the future,
our Warrants may not be in the money, and they may expire worthless
” for more information
The Selling Holders will pay any underwriting commissions and discounts, and expenses incurred by the Selling Holders for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm, and fees and expenses of one legal counsel.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Ticker Symbol
Our publicly traded Common Stock and Warrants are currently listed on Nasdaq under the symbols “FAZE” and “FAZEW,” respectively. Prior to the consummation of the Business Combination on July 19, 2022, the BRPM units, BRPM Class A common stock and BRPM warrants were historically quoted on Nasdaq Capital Market under the symbols “BRPMU”, “BRPM” and “BRPMW”, respectively.
Holders of our securities should obtain current market quotations for their securities. The market price of our securities could vary at any time.
Holders
As of August 29, 2022, there were 223 holders of record of our Common Stock and 2 holders of record of our Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock and Warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
The Company has not paid any cash dividends on the Common Stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings (if any), capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, “Legacy FaZe” refers to FaZe prior to the Closing Date, the “Company” refers to FaZe Holdings Inc. (“FaZe”) (f/k/a B. Riley 150 Merger Corp.) after the Closing, and B. Riley 150 Merger Corp. (“BRPM”) prior to the Closing Date.
Introduction
The following unaudited pro forma condensed combined financial information present the combination of the financial information of Legacy FaZe and BRPM adjusted to give effect to the Business Combination and the related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheet of Legacy FaZe and the historical balance sheet of BRPM on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 combine the historical statements of operations of Legacy FaZe and BRPM for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the first period presented. The related transactions effected within the pro forma financial information are as follows:

1.	the merger of Merger Sub, a direct wholly owned subsidiary of BRPM, with and into Legacy FaZe, with Legacy FaZe surviving the merger as a wholly owned subsidiary of BRPM;

2.	the conversion of all outstanding BRPM Class B common stock into shares of Common Stock on a one-to-one basis;

3.
the impacts of the Sponsor Support Agreement, wherein the Sponsors agree that 50% of the founder shares vest immediately and 50% of the founder shares are subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the five-year period beginning 90 days after the Closing Date and ending on the fifth anniversary of the Closing Date;

4.
the acceleration of vesting of 525,782 Legacy FaZe options to Legacy FaZe executives, the acceleration of vesting of 1,450,914 Legacy FaZe options, representing 75% of the unvested Legacy FaZe options outstanding under Legacy FaZe’s existing incentive plans that remain unvested as of the Effective Time, the conversion of all vested and unvested Legacy FaZe options and unvested Legacy FaZe restricted stock awards into vested and unvested options and restricted stock awards for Common Stock at the Closing, pursuant to Section 4.6 of the Merger Agreement as amended by the second Merger Agreement amendment, and the acceleration of vesting of 966,326 restricted stock awards at the Closing and at 90 days after the Closing, pursuant to existing contractual terms and amendments to certain restricted stock awards entered into prior to the Closing (the “RSA Amendments”);

5.
the exercise of 1,047,623 outstanding Legacy FaZe warrants (including 292,790 preferred stock warrants and 754,833 common stock warrants) into FaZe common stock and Legacy FaZe preferred stock, conversion of 3,237,800 outstanding Legacy FaZe preferred stock into shares of FaZe common stock on a one-to-one basis, the conversion of $72.9 million FaZe Notes into FaZe Common Stock and $6.9 million accrued but unpaid interest into FaZe common stock, and the cash payment of $2.6 million of accrued interest, all prior to Closing;

6.	the settlement of $1.1 million outstanding Paycheck Protection Program loan (“ the PPP Loan ”) and the accrued but unpaid interest;

7.	the surrender and exchange of all 22,902,063 issued and outstanding shares of FaZe common stock (including shares of FaZe common stock issued pursuant to the exercise of common stock and preferred stock purchase warrants and the conversion of the FaZe Notes and Legacy FaZe’s preferred stock, the “Company Conversion”) into 50,995,637 shares of Common Stock calculated using the Equity Value Exchange Ratio;

8.	the redemption of 15,883,395 shares of BRPM public shares subsequent to BRPM stockholders exercising their right to redeem public shares for their pro rata share of the trust account;

9.
the issuance of a number of Common Stock equal to 6% of the sum of i) the total number of Common Stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of Common Stock equal to the product of the total number of Net Vested Company Option Shares and the Equity Value Exchange Ratio, subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date;

10.
the sale and issuance of 10,000,000 shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $100.0 million pursuant to the Subscription Agreements entered in connection with the PIPE Investment, including purchases made by the FaZe PIPE Investor, Sponsor Related PIPE Investors, and third-party investors, and inclusive of shares issued to the Sponsor pursuant to the backstop commitment under the Sponsor Support Agreement, representing that portion of the PIPE Investment not purchased by third-party investors; and

11.
the settlement of the term loan with B. Riley Commercial Capital, LLC, payable at the close of the transaction. In March 2022, FaZe entered into an agreement for a term loan with the B. Riley Commercial Capital, LLC allowing Legacy FaZe to borrow an aggregate principal amount of up to $20.0 million, maturing on the Closing Date with an interest rate of 7.0% per annum. As of June 30, 2022, Legacy FaZe had borrowed $20.0 million. In connection with the term loan, Legacy FaZe waived the minimum proceeds condition. The term loan was repaid in full in cash on the Closing Date.

The historical financial information of Legacy FaZe was derived from the unaudited and audited consolidated financial statements of Legacy FaZe as of and for the six months ended June 30, 2022, and for the year ended December 31, 2021, which are included elsewhere in this prospectus. The historical financial information of BRPM was derived from the unaudited and audited financial statements of BRPM as of and for the six months ended June 30, 2022, and for the year ended December 31, 2021, which are included elsewhere in this prospectus. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, BRPM’s and Legacy FaZe’s unaudited and audited financial statements and related notes, the sections titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaZe
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of BRPM
” and other financial information included elsewhere in this prospectus.
The Business Combination was accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, BRPM was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of BRPM, accompanied by a recapitalization. The net assets of BRPM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy FaZe.
Legacy FaZe was determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	Legacy FaZe’s stockholders have the largest voting interest in the combined company;

•	Legacy FaZe has the ability to control decisions regarding the election and removal of directors and officers of the FaZe board of directors;

•	Legacy FaZe’s senior management team is the senior management team of the combined company;

•	Legacy FaZe’s prior operations comprise the majority of the ongoing operations of the combined company; and

•	The combined company will retain the Legacy FaZe name and its headquarters.
The following summarizes the Common Stock outstanding:

	Pre-Business Combination (BRPM)		Post-Business Combination (New FaZe) (5)
	Number of Shares	Percentage of Ownership Shares	Number of Shares	Percentage of Ownership Shares
FaZe Stockholders (1)	—	0.0%	73,859,722	77.3%
BRPM Public Stockholders (5)	17,250,000	78.1%	1,366,605	1.4%
BRPM Public Warrantholders (2)	—	0.0%	5,750,000	6.0%
Sponsor and Related Parties (3)	4,832,500	21.9%	12,375,000	13.0%
BRPM Private Warrantholders (2)	—	0.0%	173,333	0.2%
PIPE Investors (4)	—	0.0%	1,957,500	2.1%

Total Shares	22,082,500	100.0%	95,482,160	100.0%

(1)
Includes 500,000 shares subscribed by the FaZe PIPE Investor in the PIPE Investment. Includes 5,312,098 earn-out shares, which are subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date. Includes 29,087,077 shares of Common Stock issued to the FaZe Stockholders pursuant to the Company Conversion, 17,051,987 shares of Common Stock issuable to FaZe Stockholders upon the cash exercise of stock options that were vested as of the Closing or are exercisable within 60 days of the Closing and 2,374,201 shares of Common Stock issuable in respect of restricted stock awards.

(2)
Represents shares issuable upon the exercise of BRPM warrants. BRPM warrants are exercisable beginning on the later of 30 days following the Closing and February 23, 2022, for one share of BRPM Class A common stock and, following the consummation of the Business Combination, will entitle the holder thereof to purchase one share of Common Stock in accordance with the terms of the warrants. Assumes that all outstanding BRPM warrants are immediately exercised for cash after completion of the Business Combination.

(3)
Includes 2,200,000 shares subscribed by the Sponsor Related PIPE Investors in the PIPE Investment, 5,342,500 shares related to the Sponsor backstop commitment, and 2,156,250 founder shares subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date.

(4)
Excludes 500,000 shares subscribed by the FaZe PIPE Investor, 2,200,000 shares subscribed by the Sponsor Related PIPE Investors, and 5,342,500 shared subscribed by the Sponsor backstop commitment, respectively, in the PIPE Investment. Such shares are presented in the FaZe Stockholders and Sponsor and Related Parties lines, respectively.

(5)	Includes the 15,883,395 public shares, or 92% of public shares, redeemed for an aggregate payment of approximately $158.9 million from the trust account.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New FaZe following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
(in thousands)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$42	$5,894	$—	$172,761	(A)	$64,293
				(23,412)	(B)
				(7,249)	(C)
				(784)	(D)
				100,000	(E)
				(2,582)	(F)
				(1,147)	(N)
				(158,911)	(Q)
				101	(R)
				(20,420)	(S)
Accounts receivable, net	—	10,135	—	—		10,135
Contract assets	—	2,804	—	—		2,804
Prepaid expenses	341	—	(341)	—		—
Content asset, net	—	—	—	—		—
Prepaid expenses and other assets	—	11,374	341	(10,291)	(B)	1,424

Total Current Assets	383	30,207	—	48,066		78,656

Restricted cash	—	600	—	—		600
Property, equipment and leasehold improvements, net	—	3,986	—	—		3,986
Intangible assets, net	—	851	—	—		851
Other long-term assets	—	715	—	—		715
Investments held in trust account	172,761	—	—	(172,761)	(A)	—

Total Assets	173,144	36,359	—	(124,695)		84,808

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$3,847	$28,199	$—	$(7,858)	(B)	11,325
				(3,747)	(C)
				(9,094)	(F)
				(22)	(N)
Short-term debt	—	24,165	—	(2,700)	(F)	—
				(1,123)	(N)
				(20,342)	(S)
Contract liabilities	—	2,770	—	—		2,770
Due to related party	784	—	—	(784)	(D)	—

Total Current Liabilities	4,631	55,134	—	(45,670)		14,095

Long term debt, net of discounts	—	70,233	—	(70,233)	(F)	—
Other long term liabilities	—	27	—	—		27
Warrant liability	2,192	—	—	(2,127)	(G)	65

Total Liabilities	6,823	125,394	—	(118,030)		14,187

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022—(Continued)
(in thousands)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption	172,500	—	—	(172,500)	(H)	—

MEZZANINE EQUITY
Series A preferred stock	—	33,705	—	(33,705)	(J)	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock	—	—	—	1	(E)	7
				1	(H)
				1	(I)
				1	(M)
				5	(O)
				—	(O)
				(2)	(Q)
Class B common stock	1	—	—	(1)	(I)	—
Preferred stock	—	—	—	—		—
Additional paid-in capital	—	8,532	—	(25,845)	(B)	320,424
				99,999	(E)
				195,117	(F)
				2,127	(G)
				172,499	(H)
				33,705	(J)
				2,786	(K)
				(9,682)	(L)
				(1)	(M)
				(5)	(O)
				(158,909)	(Q)
				101	(R)
Accumulated deficit	(6,180)	(131,272)	—	(3,502)	(C)	(249,810)
				(115,672)	(F)
				(2,786)	(K)
				9,682	(L)
				(2)	(N)
				(78)	(S)

Total Stockholders’ Equity (Deficit)	(6,179)	(122,740)	—	199,540		70,621

Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$173,144	$36,359	$—	$(124,695)		$84,808

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(in thousands, except share and per share data)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$—	$34,609	$—	$—		$34,609
Cost of revenues	—	24,177	—	—		24,177

Gross profit	—	10,432	—	—		10,432

Operating expenses
Operating costs	2,091	—	(2,091)	—		—
General and administrative	—	22,097	2,091	(23)	(AA)	24,165
Impairment of content assets	—	1,073	—	—		1,073
Sales and marketing	—	2,078	—	—		2,078

Loss from operations	(2,091)	(14,816)	—	23		(16,884)

Other (income) expense, net
Change in fair value of warrant liability	(6,407)	—	—	6,211	(DD)	(196)
Interest expense, net	—	4,032	—	(3,685)	(BB)	—
				(5)	(EE)
				(342)	(JJ)
Interest income	(245)	—	—	245	(FF)	—
Other	—	16	—	—		16

Total other (income) expense, net	(6,652)	4,048	—	2,424		(180)

(Benefit) provision for income taxes	—	—	—	—		—

Net income (loss)	$4,561	$(18,864)	$—	$(2,401)		$(16,704)

Weighted-average number of common shares outstanding - basic and diluted						63,588,177
Net loss per common share - basic and diluted						$(0.26)

Historical
Basic and diluted weighted average shares outstanding, Class A common shares	17,770,000
Basic and diluted net income (loss) per share, Class A common shares	$0.21
Basic and diluted weighted average shares outstanding, Class B common shares	4,312,500
Basic net income (loss) per share, Class B common shares	$0.21
Weighted-average number of common shares outstanding - basic and diluted		9,311,842
Net loss per common share - basic and diluted		$(2.03)
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$—	$52,852	$—	$—		$52,852
Cost of revenues	—	41,553	—	—		41,553

Gross profit	—	11,299	—	—		11,299

Operating expenses
Operating costs	3,446	—	(3,446)	—		—
General and administrative	—	39,401	3,446	3,502	(GG)	49,094
				(41)	(AA)
				2,786	(HH)
Sales and marketing	—	3,352	—	—		3,352

Loss from operations	(3,446)	(31,454)	—	(6,247)		(41,147)

Other (income) expense, net
Warrant issue costs	115	—	—	(115)	(CC)	—
Change in fair value of warrants	3,322	—	—	(3,220)	(DD)	102
Loss on extinguishment of debt	—	—	—	115,292	(II)	115,292
Interest expense, net	—	5,467	—	(5,457)	(BB)	—
				(10)	(EE)
Interest income	(16)	—	—	16	(FF)	—
Other	—	(55)	—	—		(55)

Total other (income) expense, net	3,421	5,412	—	106,506		115,339

(Benefit) provision for income taxes	—	—	—	—		—

Net loss	$(6,867)	$(36,866)	$—	$(112,753)		$(156,486)

Weighted-average number of common shares outstanding - basic and diluted						63,360,369
Net loss per common share - basic and diluted						$(2.47)

Historical
Class A Common Stock - basic and diluted	$(0.35)
Class B Common Stock - basic and diluted	$(0.35)
Weighted-average number of common shares outstanding - basic and diluted		8,619,131
Net loss per common share - basic and diluted		$(4.28)
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, BRPM was treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of BRPM, accompanied by a recapitalization. The net assets of BRPM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy FaZe.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 assumes that the Business Combination occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Legacy FaZe as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy FaZe’s unaudited condensed consolidated balance sheet as of June 30, 2022 and the related notes, included elsewhere in this prospectus; and

•	BRPM’s unaudited condensed balance sheet as of June 30, 2022 and the related notes, included elsewhere in this prospectus.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy FaZe’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2022 and the related notes, included elsewhere in this prospectus; and

•	BRPM’s unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes, included elsewhere in this prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy FaZe’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes, included elsewhere in this prospectus; and

•	BRPM’s audited statement of operations for the year ended December 31, 2021 and the related notes, included elsewhere in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New FaZe. They should be read in conjunction with the historical financial statements and notes thereto of Legacy FaZe and BRPM.

2.	Accounting Policies
Management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the post-combination company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Based on its analysis, however, management identified differences in the presentation of financial information between Legacy FaZe and BRPM. Therefore, reclassification adjustments are made to conform the presentation of BRPM financial information to that of Legacy Faze, as shown in the unaudited pro forma condensed combined financial information under the “Reclassification Adjustments” column.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New FaZe shares outstanding, assuming the Business Combination occurred on January 1, 2021.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)	Reflects the reclassification of cash held in the trust account that becomes available to fund expenses in connection with the Business Combination or future cash needs of New FaZe.

(B)
Reflects the settlement of the total equity issuance costs incurred by the combined company of approximately $25.8 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $23.4 million as $2.4 million has been paid as of the pro forma balance sheet date. On May 20, 2022, FaZe received a letter from Citigroup resigning from its role as lead financial advisor to Legacy FaZe, waiving any of its entitlement to the payment of any fees and reimbursement of expenses and disclaiming any responsibility for the Proxy Statement/Prospectus, dated as of June 21, 2022. Citigroup’s fee was agreed between Legacy FaZe and Citigroup in an engagement letter signed by the parties on July 12, 2021, and the payment was conditioned upon closing of the Business Combination. The total equity issuance costs reflected in this adjustment excludes the fees no longer payable to Citigroup following the closing of the Business Combination.

(C)
Reflects the settlement of the total transaction costs incurred by BRPM of approximately $7.6 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $7.2 million as $0.4 million has been paid as of the pro forma balance sheet date. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in (GG) below.

(D)	Reflects the repayment of advances from the Sponsor and the payment of accrued administrative fees.

(E)
Reflects the proceeds from the issuance and sale of 10,000,000 shares of Common Stock at $10.00 per share as part of the PIPE Investment pursuant to the terms of the Subscription Agreements and the backstop commitment under the Sponsor Support Agreement.

(F)
Reflects the conversion of $72.9 million of FaZe Notes, and $6.9 million of related accrued unpaid interest to FaZe common stock, reflected in additional paid-in capital, and the cash payment of $2.6 million of accrued interest. Interest is calculated as of the Closing Date. The conversion price is calculated with the numerator of $250 million (for most of the FaZe Notes) or $200 million (for certain of the FaZe Notes) and the denominator of the total number of shares of FaZe common stock issued and outstanding as of the date of conversion, calculated on an as-exercised, as-converted, fully diluted basis, but excluding shares of common stock of Legacy FaZe issued or issuable upon conversion of the FaZe Notes, which is calculated as $11.72 and $9.38, depending on the debt. The impact to additional paid-in-capital is summarized below (in millions):

Fair value of consideration exchanged for extinguished debt (i)	177.6
Plus: equity issued for debt converted in accordance with the original debt agreement (ii)	17.5
Total Additional Paid in Capital	195.1

i)	Calculated based on the conversion of extinguished debt and accrued interest into approximately 7.3 million shares of FaZe common stock at an estimated per share fair value of $24.43.
ii)
Calculated based on the conversion of debt and accrued interest accounted for under the terms of the original debt agreement into approximately 1.5 million shares of FaZe common stock based on the carrying amount of the debt and accrued interest of $17.5 million.

The impact to accumulated deficit is calculated as below (in millions):

Loss on extinguishment (i)	115.3
Plus: Additional accrued interest and amortization of debt issuance costs (ii)	0.4
Total Accumulated Deficit	115.7

i)	Calculated as the fair value of consideration exchanged for extinguished debt of $177.6 million, less the carrying amount of principal of $56.8 million and accrued interest of $5.5 million.
ii)	Accrued interest from the pro forma balance sheet date to the Closing Date.

Legacy FaZe adopted ASU 2020-06, which simplifies accounting for convertible instruments by removing the beneficial conversion feature model, as of January 1, 2022, for the year ended December 31, 2022. New FaZe will be applying the standard in the accounting for the merger, and would not be recording the beneficial conversion feature charge to earnings upon consummation of the business combination. Legacy FaZe has presented the same in the pro forma balance sheet as of June 30, 2022 and statement of operations for the year ended December 31, 2021.

(G)
Reflects the change of classification of the public warrants from liability to equity following the Business Combination. Following the Business Combination, shares underlying the public warrants are no longer redeemable and New FaZe has a single class of voting stock, which does not preclude the public warrants from being considered indexed to New FaZe’s equity and allows the public warrants to meet the criteria for equity classification.

(H)	Reflects the reclassification of 17,250,000 shares of BRPM Class A common stock subject to possible redemption to permanent equity.

(I)	Reflects the conversion of all outstanding founder shares to Common Stock upon closing of the Business Combination on a one-to-one basis.

(J)	Reflects the conversion of all outstanding Legacy FaZe preferred stock to FaZe common stock upon closing of the Business Combination on a one-to-one basis.

(K)
Reflects the impact of the acceleration of vesting of Legacy FaZe options and the conversion of Legacy FaZe restricted stock awards into restricted stock awards of the Company and subsequent acceleration of vesting, including the vesting of Legacy FaZe options to Legacy FaZe executives based on current contractual rights, the 75% acceleration of vesting of the Legacy FaZe options outstanding under Legacy FaZe’s existing incentive plans that remain unvested as of the Effective Time, and the acceleration of vesting of restricted stock awards based on current contractual rights, as amended by the RSA Amendments, recorded in additional paid-in capital. Legacy FaZe options were granted with vesting periods from one to four years, as well as options to Legacy FaZe executives fully vested upon a change in control event. The value of the Legacy FaZe options was estimated using a Black-Scholes-Merton option-pricing model with the following assumptions:

Stock price	$0.72
Expected term	2.0 - 6.0 Years
Volatility	30.0% - 34.0%
Risk-free interest rate	0.21% - 0.84%
Dividend yield	0.0%
The value of the Legacy FaZe restricted stock awards was estimated using the stock price of the FaZe common stock at the grant dates. Legacy FaZe restricted stock awards were granted with vesting periods of two years, as well as certain awards fully vested on the grant date. See Note (HH) for further details.

(L)	Reflects the reclassification of the BRPM’s historical accumulated deficit into additional paid-in capital.

(M)
Reflects the issuance of Common Stock equal to 6.0% of the sum of i) the total number of shares of Common Stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of Common Stock equal to the product of the total number of Net Vested Company Option Shares and the Equity Value Exchange Ratio, subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date.

(N)	Reflect the repayment of $1.1 million of FaZe PPP loan, with $24.0 thousand accrued but unpaid interest.

(O)
Represents the recapitalization of 22,902,063 shares of FaZe common stock (including shares of FaZe common stock issued as a result of the company conversion) exchanged by existing Legacy FaZe shareholders and the recognition of 50,995,637 shares of Common Stock based on an Equity Value Exchange Ratio of 2.23.

(P)	[reserved]

(Q)
Reflects the redemption of 15,883,395 public shares for aggregate redemption payments of $158.9 million allocated to BRPM Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share.

(R)
Reflects the cash exercise of 292,790 Legacy Faze preferred stock warrants with an exercise price of $0.34 and 136,202 Legacy Faze common stock warrants with an exercise price of $0.01 for total cash proceeds of $0.1 million. Includes the impact of the net exercise of 618,631 Legacy Faze common stock warrants.

(S)	Reflects the payment of $20.4 million of principal and paid-in-kind interest related to the term loan with B. Riley Commercial Capital, LLC, as part of the closing of the Business Combination.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 are as follows:

(AA)	Reflects the removal of the administrative fees in BRPM’s historical statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021.

(BB)
Represents the elimination of $3.7 million and $5.5 million of interest expense and amortized debt issuance costs related to the conversion of $72.9 million of FaZe Notes in adjustment (F) for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively. The interest rates of the FaZe Notes range from 4.0% to 10.0% per annum.

(CC)	Reflects the removal of liability classified BRPM public warrants issuance costs related to the reclassification in adjustment (G).

(DD)	Reflects the removal of liability classified BRPM public warrants mark-to-market adjustment related to the reclassification in adjustment (G).

(EE)
Reflects the elimination of interest expense related to the settlement of $1.1 million of Legacy FaZe’s PPP loan in adjustment (N) for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively. The interest rate of the PPP loan was 1.0% per annum.

(FF)	Represents the elimination of BRPM’s interest income related to the cash held in the trust account.

(GG)
Reflects the total transaction costs for BRPM that have not yet been recognized, in the statement of operations for the year ended December 31, 2021, as discussed in adjustment (C). Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2021, the date the Business Combination and related transactions occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(HH)
Reflects the recognition of expense related to the acceleration of vesting of stock options upon closing of the Business Combination and the acceleration of restricted stock awards at Closing and at 90 days after the Closing. This is a non-recurring item.

(II)
Reflects the loss on extinguishment of debt of $115.3 million as discussed in adjustment (F). The loss on extinguishment is calculated as the difference between the fair value of the consideration paid to extinguish the debt, which is estimated to be $177.6 million, calculated as the conversion into approximately 7.3 million shares of FaZe common stock at an estimated fair value per share of $24.43, and the net carrying value of the debt of $56.8 million and accrued interest of $5.5 million accounted for as debt extinguishment as of the Closing.
Legacy FaZe adopted ASU 2020-06, which simplifies accounting for convertible instruments by removing the beneficial conversion feature model, as of January 1, 2022, for the year ended December 31, 2022. New FaZe will be applying the standard in the accounting for the merger, and would not be recording the beneficial conversion feature charge to earnings upon consummation of the business combination. Legacy FaZe has presented the same in the pro forma balance sheet as of June 30, 2022 and statement of operations for the year ended December 31, 2021.

(JJ)
Reflects the elimination of interest expense related to the settlement of $20.4 million of Legacy FaZe’s term loan in adjustment (S) for the six months ended June 30, 2022. The interest is paid-in-kind, and accrues at a rate of 7.0% per annum, compounded quarterly.

4. Net Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021, and including the impact on weighted average shares outstanding of the acceleration of vesting of restricted stock awards 90 days after the Closing. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.
The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by BRPM’s public stockholders of shares of BRPM Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account for the six months ended June 30, 2022 and for the year ended December 31, 2021:

	Six months ended June 30, 2022	Year ended December 31, 2021
Pro forma net loss	$(16,704)	$(156,486)
Weighted average Class A stock outstanding—basic and diluted (1) (2) (4) (5)	63,588,177	63,360,369
Net loss per Class A stock—basic and diluted	$(0.26)	$(2.47)

(1)
Excludes 2,156,250 shares of Common Stock held by the Sponsor and 5,312,098 earn-out shares subject to vesting and forfeiture conditions upon reaching certain VWAP per share prices. In the event that the thresholds are not met in the period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date, the shares will be forfeited, and the dividends related to such shares will be returned. While the shares are considered issued and outstanding as of the date of the Business Combination, the shares are contingently returnable and are not participating securities. Therefore, these shares are excluded from the weighted average shares of Common Stock outstanding.

(2)
Excludes potential common shares resulting from vested and unvested stock options and restricted stock awards and the public warrants and private placement warrants. The Public and Private Placement Warrants were assumed to have been exchanged for Common Stock for diluted earnings per share using the treasury stock method. However, as they are deemed anti-dilutive, they are excluded from the calculation of diluted earnings per share.

(3)	[reserved]
(4)	Excludes 15,883,395 public shares redeemed for an aggregate payment of approximately $158.9 million from the trust account.
(5)
Calculated as the sum of (i) 49,317,514 shares to existing FaZe shareholders at the Closing per the Merger including the effect on weighted average shares outstanding of Common Stock issuable for the restricted stock awards accelerating 90 days after the Closing, exclusive of earn-out shares and restricted stock awards, (ii) 500,000 shares to the FaZe PIPE Investor (iii) 1,366,605 shares owned by BRPM Public Shareholders after redemptions, (iv) 2,676,250 shares owned by BRPM sponsors per the Sponsor Support Agreement exclusive of earn-out shares, (v) 5,342,500 shares issued to the BRPM sponsors per the backstop commitment under the Sponsor Support Agreement, (vi) 2,200,000 shares to the Sponsor Related PIPE Investor per the PIPE agreements, and (vii) 1,957,500 shares to the PIPE investors per the PIPE agreements exclusive of the shares issued to FaZe PIPE Investor and Sponsor Related PIPE Investor. The calculation is identical for the year ended December 31, 2021 and for the six months ended June 30, 2022 other than for 227,808 shares, which represents the weighting of 923,886 shares of Common Stock issuable for the restricted stock awards accelerating 90 days after the Closing.

BUSINESS COMBINATION
Summary of the Business Combination
On July 19, 2022, FaZe Holdings Inc. (formerly known as B. Riley Principal 150 Merger Corp.) consummated its previously announced Business Combination pursuant to the Merger Agreement. As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy FaZe, with Legacy FaZe surviving the Merger as a wholly owned subsidiary of BRPM. As a result of the Merger, and upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the securityholders of Legacy FaZe became securityholders of BRPM and BRPM was renamed “FaZe Holdings Inc.” Additionally, BRPM’s Class B common stock was converted into BRPM’s Class A common stock and BRPM’s Class A common stock was reclassified as Common Stock upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State upon completion of the Business Combination.
On July 15, 2022, the Company’s stockholders, at a special meeting of the Company, approved and adopted the Merger Agreement, and approved the Business Combination proposal and the other related proposals presented in the proxy statement/prospectus filed declared effective by the SEC on June 21, 2022. In connection with the closing of the Business Combination, holders of an aggregate of 15,883,395 shares of BRPM Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in BRPM’s Trust Account. Following redemptions and the payment of transaction expenses, and together with the proceeds of the PIPE Investment, BRPM delivered an aggregate of approximately $57.7 million to the Company on the Closing Date.
Immediately prior to the Effective Time, each common stock purchase warrant of Legacy FaZe was exercised in full in accordance with its terms and each preferred stock purchase warrant of Legacy FaZe was exercised in full in accordance with its terms. The outstanding principal and accrued interest upon the Legacy FaZe Notes was converted prior to the Effective Time into shares of Legacy FaZe common stock. Each share of Legacy FaZe’s preferred stock that was issued and outstanding as of such time (including the preferred stock issued upon the exercise of preferred stock purchase warrants) automatically converted into Legacy FaZe common stock, and the outstanding accrued interest (beginning on February 1, 2022 and ending on the Closing Date) with respect to the convertible promissory notes issued pursuant to that certain Secured Convertible Note Purchase Agreement, dated as of December 15, 2020, as amended, by and among Legacy FaZe, CPH Phase II SPV LP and CPH Phase III SPV LP, was paid in full in connection with the Closing.
At the Effective Time, each share of Legacy FaZe common stock that was issued and outstanding as of immediately prior to the Effective Time (including the Legacy FaZe common stock issued upon the exercise of common stock purchase warrants, preferred stock purchase warrants and the conversion of the Legacy FaZe Notes and Legacy FaZe’s preferred stock) was cancelled and converted into the right to receive a portion of the Aggregate Equity Value Consideration equal to the Equity Value Exchange Ratio and a portion of the Aggregate Earnout Consideration equal to the Earnout Exchange Ratio (the “Per Share Merger Consideration”). The “Equity Value Exchange Ratio” is the quotient obtained by dividing 65,000,000 by the fully diluted number of shares of Legacy FaZe common stock outstanding immediately prior to the Effective Time (excluding certain shares, as determined in accordance with the Merger Agreement). The “Earnout Exchange Ratio” is the quotient obtained by dividing the Aggregate Earnout Consideration by the fully diluted number of shares of Legacy FaZe common stock outstanding immediately prior to the Effective Time (as determined in accordance with the Merger Agreement).
At the Effective Time, each restricted stock award outstanding under Legacy FaZe’s existing incentive plans that was outstanding immediately prior to the Effective Time, was converted into a number of shares of Common Stock having the same terms and conditions as were applicable to such restricted stock award immediately prior to the Effective Time (each, a “FaZe Restricted Stock Award”), except that each FaZe Restricted Stock Award relates to a number of shares of Common Stock equal to the Per Share Merger Consideration. Prior to the completion of the Business Combination, Legacy FaZe and certain holders of outstanding Legacy FaZe restricted stock awards agreed to amend the vesting schedule of certain restricted stock awards to provide that the vesting of 75% of the restricted stock awards held by such holders would accelerate 90 days after the Closing rather than on the Closing Date.
At the Effective Time, each stock option outstanding under Legacy FaZe’s existing incentive plans that was outstanding and unexercised immediately prior to the Effective Time was converted into an option relating to Common Stock on the same terms and conditions as were applicable to such stock option immediately prior to the Effective Time (each, a “FaZe Stock Option”), except that (i) such FaZe Stock Options relate to such number of shares of Common Stock (rounded down to the nearest whole share) as is equal to (x) the number of shares of Legacy FaZe common stock subject to such stock option immediately prior to the Effective Time multiplied by (y) the Equity Value Exchange Ratio, and (ii) the exercise price per share of such FaZe Stock Option is equal to the quotient of (x) the exercise price per share of such stock option in effect immediately prior to the Effective Time divided by (y) the Equity Value Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent). Immediately prior to the Effective Time, 75% of each discrete individual grant of the options outstanding under Legacy FaZe’s existing incentive plans that remain unvested as of the Effective Time, automatically and without any required action on the part of the holder thereof, became vested as of the Effective Time. Holders of Legacy FaZe Options that were vested as of the Effective Time (after giving effect to the Effective Time) are entitled to receive a number of earn-out shares equal to the number of Net Vested Company Option Shares (as defined in the Merger Agreement) underlying such vested options multiplied by the Earn-Out Exchange Ratio.
Concurrently with the execution of the Merger Agreement, BRPM and the PIPE Investors entered into the Subscription Agreements, providing for the purchase by the PIPE Investors immediately prior to the Closing of the Business Combination of an aggregate of 10,000,000 shares of Common Stock at a price per share of $10.00, for gross proceeds to FaZe of $100,000,000. At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
After giving effect to the Business Combination and the consummation of the PIPE Investment, we have 72,506,839 shares of Common Stock issued and outstanding (which excludes the 18,064,646 options to purchase Common Stock) and 5,923,333 Warrants to purchase Common Stock issued and outstanding as of the date of this prospectus.

BUSINESS
Unless otherwise noted or the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to FaZe Holdings Inc. and its consolidated subsidiaries following the Business Combination, other than certain historical information which refers to the business of FaZe and its subsidiaries prior to the consummation of the Business Combination.
Our Company
FaZe is a digitally native lifestyle and media brand founded and rooted in gaming and youth culture. Since our grassroots beginning, FaZe has expanded to become a voice for Gen Z and Millennials, which are key demographics that we believe will continue to drive global consumption of our content for years to come. FaZe has established a global platform with a reach similar to that of a major media conglomerate and the ability to monetize its audience across a variety of products and services.
Our History
FaZe Clan was founded in 2010 by a group of five friends who met online playing
Call of Duty
and bonded over recording their gameplay and commentary while playing video games. Over the last 10 years, we have evolved our business from a group of friends earning YouTube AdSense dollars to an established institution with several revenue streams including brand sponsorships, content, consumer products, and international markets. FaZe has become one of the defining youth culture brands for Gen Z and Millennials and is a at the forefront of the global creator economy—an industry centered around innovative digital content development fueled by social media influencers, creators, and businesses—with a talent roster of over 100 core personalities consisting of content creators, Esports professionals and celebrity/athlete/musician collaborators.

2010	• FaZe founded as a group of trickshotters

2011	• First Esports team ( Call of Duty )

2012	• FaZe YouTube hits 1 million subscribers (one of the first Esports teams to reach that milestone)
• Signed sponsorship deal with G Fuel

2014	• First YouTube gaming creator house

2016	• 100 million+ Total Reach across Twitter, Instagram, TikTok, YouTube and Twitch

2017	• First international Esports championship (CSGO)

2018	• Lee Trink becomes FaZe CEO
• Signed first female recruit Ewok

2019	• Announced creative collaboration with Manchester City
• Signed sponsorship deal with Nissan
• Enter Call of Duty League with Cox via Atlanta FaZe
• 200 million+ Total Reach across Twitter, Instagram, TikTok, YouTube and Twitch
• Sold out Champion collaboration at ComplexCon/Shut down NY block pop up around FNCS
• Offset joins FaZe as a collaborator
• Nickmercs joins FaZe as a content creator

2020	• Juice WRLD collaboration sells $1.7 million+ in 24 hours
• Swagg joins FaZe as a content creator
• First FaZe 5 contest, with over 200K applicants
• Twitter publishes article naming FaZe Clan most talked about Esports team on Twitter

2021	• Signed and developed Nuke Squad
• Crashed NTWRK app with our Murakami collaboration, selling $1.2 million+ in less than 4 hours
• Featured on the cover of Sports Illustrated
• 350 million+ Total Reach across Twitter, Instagram, TikTok, YouTube and Twitch, 10 million+ followers on FaZe Instagram
• Signed sponsorship deals with McDonald’s and General Mills
• Collaboration with DC Comics/Batman

2022	• Approximately 500 million Total Reach across Twitter, Instagram, TikTok, YouTube and Twitch,10 million+ followers on FaZe Instagram
• Announced joint marketing initiative with the National Football League
• Snoop Dogg (FaZe Snoop) joins FaZe as a member and collaborator
• FaZe Deestroying joins FaZe as a content creator
• FaZe Ronaldo joins FaZe as a content creator
• Signed sponsorship deals with Ghost Energy and Door Dash
• Signed apparel collaboration with Disney for “Mickey On The Grid” and merchandise collaboration with Naruto Shippuden
• FaZe wins PGL Major Antwerp 2022
• Virtual Dining Experience FaZe Subs Exclusively Available on Doordash
Platform
FaZe is a digital-native lifestyle platform building a global creator economy—an industry centered around innovative digital content development fueled by social media influencers, creators and businesses who monetize their content online. We produce premium content, design merchandise and consumer products and create advertising and sponsorship programs for leading national brands. Our premium brand, world class talent network and our engaged and growing audience drive our platform and interact with each other to create value and attract new talent and fans.
Brand
The FaZe brand began as a gaming-specific brand, but as the business and industry have evolved, we have transformed into what we believe to be one of the most well-known youth culture and lifestyle brands. We believe that the FaZe brand is among the most recognized and engaged brands across both Esports and traditional sports, with more cross-platform actions on social media than the next eight Esports organizations combined and the third most cross-platform actions across all individual U.S. sports teams according to Shareablee. The strength of our brand is instrumental in driving audience growth, attracting new talent, brand sponsors and collaborators to the FaZe platform and supporting business expansion into new markets.

We have differentiated our brand through our long tenure in the industry, the authenticity of our brand and community, and our reach beyond gaming. We were an early mover in online video game and youth culture, which we believe gives us a longer track record in the industry than many of our peers and a leading role in shaping the industry as it exists today. Our pioneering role in the video game content industry has allowed us to expand our focus to broader youth culture as the games industry grew and became a core part of youth and online culture. Our long history of success in the industry and investment in building a long term sustainable platform has established our credibility to interact with our audience with authenticity.
Talent Network
FaZe Clan has established a diverse and culturally relevant talent roster of over 100 core personalities across content creation, Esports and celebrity affiliates. Our founding members, Thomas Oliveira (“FaZe Temperrr”), Richard Bengtson II (“FaZe Banks”), Nordan Shat (“FaZe Rain”), Sabastian Diamond (“FaZe Cbass”) and Yousef Abdelfattah (“FaZe Apex”) are recognized as pioneers and trend setters in the industry and remain active members of FaZe. As we have grown our talent roster, we have made sure to not rely on any single individual to carry the brand, but rather have worked to develop a broad talent base, where each person is able to establish and grow their own personal brand and following within the overall FaZe platform. We work with our talent to create new content and connect with new audiences, leading to growth in our overall reach. Each member of our roster serves as an important piece in the puzzle of FaZe’s big picture content platform and most of our fans engage with multiple members of our talent roster.
Our content creators are individuals that create gaming and lifestyle-related content for people to watch on platforms such as YouTube, Twitch, Facebook, Instagram and Twitter. The content we create is generally unscripted and includes game and non-game based content, livestreams and vlogs. Our content creators maintain a high level of engagement with their audiences through the comments and chat function of the video platforms and by maintaining an active social media presence. Many of our content creators livestream content over 300+ days a year. With their continual creation of content and daily interactions with fans, our content creators are one of the strongest touchpoints between the FaZe brand and our audience.
Our talent agreements generally follow a standard form that provides: (i) for an initial term of two years, subject to month-to-month automatic renewal thereafter; (ii) that FaZe shall be the sole and exclusive manager of the talent, providing facilities and certain mutually agreed upon resources such as sales personnel, opportunities to create and share content on FaZe channels and platforms and advice on promotional and business relations and practices; and (iii) that the talent shall post to social media, participate in FaZe social media interactions, engage in productions with FaZe, generally support FaZe and its projects and split revenue generated by such activities with FaZe. For the six months ended June 30, 2022, one content creator accounted for approximately 17% of our total revenue. For the year ended December 31, 2021, the same content creator accounted for approximately 22% of our total revenue, of which approximately 8% represented a one-time payment to FaZe for the sale to a third party of a five-year exclusive license with respect to certain historical content posted to YouTube by the content creator prior to March 2021. This content creator or other FaZe talent may generate significant revenue in the future as a result of similar one-time sales of licenses to third parties with respect to certain content or as a result of participation in other one-time or limited events.
We have over 70 Esports/gaming professionals who are members of one of our ten professional Esports teams that compete regionally and globally for Esports championships and prize pools. Our Esports and gaming professionals compete globally in
Counter Strike Global Offensive, Call of Duty, Fortnite, PUBG, PUBG Mobile, Halo, FIFA Online 4, Rainbow Six Siege, Valorant,
and
Rocket League
. Generally, our Esports professionals focuses on professional competitions rather than content creation. However, a few of our Esports professionals are also content creators, such as Mongraal, who has over 15 million fans across Twitter, Instagram, TikTok, YouTube and Twitch Our integrated platform allows us to offer our Esports professionals the opportunity to become content creators once their professional playing career is over, which we believe not many of our competitors have the infrastructure to facilitate. Our ability to transition Esports professionals to content creation helps FaZe retain talent and the audience we have built up, provides continuity on the platform and also elongates the lifespan of a professional gamer, offering new ways to bring in revenue for themselves as well as the Company.
As FaZe has grown as an organization and attained broader mainstream appeal in recent years, celebrities, athletes, and musicians who are also passionate gamers expressed interest in joining the FaZe community and partnering with us. We saw an opportunity to expand our talent roster to include these people that loved gaming and wanted to be a part of FaZe Clan. To date, we have partnered with celebrity collaborators including musical artists Lil Yachty and Offset (from Migos), NFL star Kyler Murray and basketball prospect LeBron James Jr. These celebrities play games and interact with content creators and take part in creating lifestyle and games content videos. We believe that FaZe’s affiliation with these celebrities is mutually beneficial, as the celebrities receive exposure to a broad, young audience and a platform for monetizing their interest in games and youth culture. Meanwhile, we are able to further elevate the FaZe brand and expand our audience by accessing the celebrities’ fanbases. These relationships have further legitimized our position as a brand which consumers look to for lifestyle advice and new trends, as well as a place where our audience can interact with some of the world’s best athletes. All the celebrity talent with whom we have collaborated originated as fans of the brand before they collaborated with FaZe. As celebrity talent helps grow our brand awareness, we believe these collaborations will support a natural talent acquisition pipeline and improve our overall relationship retention.
Audience
We have established a large and engaged global audience, with a Total Reach of approximately 500 million fans globally as of June 30, 2022. Many of our fans have been following the brand since its inception over ten years ago, and they look to FaZe as a curator of culture. Our target audience are members of the Millennial and Gen Z generations globally, and according to our analysis of YouTube data, 80% of our audience is between the ages of 13-34 years old. The younger generations that make up our core audience will continue to grow in terms of spending power and importance to the global economy; based on a Bank of America Report, by 2030, Gen Z consumers are estimated to account for $33 trillion of global income. Our core audience came of age in a highly-connected, digital world and have consumption preferences we believe that make them difficult to reach for established, large-scale brands and traditional media platforms. A Ypulse survey indicates that 49% of Gen Z receive their news from social media outlets and a Bank of America report found 40% prefer hanging out with friends virtually, 61% prefer to watch Esports over traditional sports, and on average individuals watch 68 videos per day.
We have cultivated a strong and engaged fanbase among these generations by engaging with our audience across the most popular digital platforms. As of June 30, 2022, we have a Total Reach of approximately 500 million fans across Twitter, Instagram, TikTok, YouTube and Twitch and 134.2 million Aggregate YouTube Subscribers, representing year-over-year growth of 2%. For additional information on the terms Total Reach and Aggregate YouTube Subscribers, as well as our other key performance indicators, see the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaZe—Key Performance Indicators.
” Our typical audience member engages with FaZe across three different platforms. We track impressions across social media platforms, which represents the number of times a piece of content is displayed on social media, no matter if it is clicked or not and engagements, as described in section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaZe
”. We also track certain metrics across our YouTube and Twitch platforms, including views and subscriptions. In 2020, we reached 1 billion+ YouTube cumulative lifetime views and over 500 million Instagram cumulative lifetime views solely on the main FaZe Instagram account. For the six months ended June 30, 2022 and the year ended December 31, 2021, we saw growth of approximately 1.4% and 6% in our cumulative YouTube views, respectively, and growth of approximately 73% and 114% in our cumulative Instagram views, respectively.
We believe the FaZe platform can be a facilitator for other brands that want to reach our core consumers and, more broadly, serve as a conduit between the digital and real world.

Monetization
Brand Sponsorships
The FaZe platform provides brands and advertisers with the ability to reach and engage with our young and engaged audience base. We work with brands to provide targeted solutions that meet their needs by leveraging our breadth of sponsorship inventory that includes sponsorship of FaZe Esports teams, branded content featuring popular FaZe content creators, livestreaming within a gaming destination where millions tune in to watch their favorite streamers, social activation across our footprint of approximately 500 million Total Reach on Twitter, Instagram, TikTok, YouTube, and Twitch, and media amplification to provide increased reach to brands own content. We believe that, as the reach of the FaZe brand expands, our value proposition to advertisers will also continue to improve. We continue to explore new solutions for brands and advertisers to capitalize on significant demand to access both being associated with the FaZe platform and our audience.
The primary brand sponsorship products that we offer to advertisers are brand deals and talent deals. Brand deals comprise the largest portion of our Brand Sponsorship business and typically present strong unit economics for us. Brand deals are made through the FaZe sales team and provide the brand with category exclusivity across the FaZe platform, including the full roster of FaZe talent. Brand deals account for the largest individual deals we enter into and are generally with larger, blue chip sponsors and are at least one year in duration. Talent deals are typically smaller in size than brand deals and are made directly with individual FaZe talent to promote a brand or product within content created by the selected talent. For example, FaZe Rug had a smaller scale G Fuel deal in addition to FaZe’s broader brand deal. Talent deals are often from niche sponsors and on a month-to-month basis.
One of our first sponsorship arrangements, which expired by its terms in February 2022, was a Merchandising License Agreement with G Fuel LLC and two G Fuel Marketing Campaign letter agreements with a marketing company, each for the benefit of G Fuel (collectively, the “G Fuel Sponsorship Agreemen
t
”). For the year ended December 31, 2021, the G Fuel Sponsorship Agreement represented 12% of our total revenue. Each G Fuel Sponsorship Agreement had a term of one year commencing February 7, 2021. Under the G Fuel Sponsorship Agreement, (i) G Fuel had a worldwide right and license to use the marks, logos, likenesses, content and other intellectual property and merchandising of FaZe and certain of its members and Esports professionals (the “FaZe IP”) in exchange for a royalty paid to FaZe per G Fuel hydration ready-to-drink can or other mutually agreed product sold via use of FaZe IP, and (ii) FaZe and certain of its members and Esports professionals promoted G Fuel, to the exclusion of any other energy drinks, dietary supplements, shaker cups or related hydration or non-hydration products, by posting about G Fuel, wearing its apparel and featuring it in livestreams and other events, in exchange for annual fees paid to FaZe. Although we chose not to renew the G Fuel Sponsorship Agreement, in 2022, we entered into a new sponsorship agreement with a different company in the energy drink space.
As we have grown our audience and recognition of the FaZe platform, we have broadened our sponsorship portfolio from primarily sponsors endemic to gaming to mass-market sponsors across the food and beverage, auto, and technology industries, including, most recently, well-known sponsors DraftKings, McDonalds, Ghost Energy and DoorDash. In July 2022, we launched a virtual dining experience, FaZe Subs, exclusively available on DoorDash, featuring FaZe Clan inspired sandwiches, sauces, sides and desserts available to order on DoorDash. We have also recently expanded our sponsorship portfolio to include sponsors in new industries, including MoonPay, a global crypto payments infrastructure provider. We have consistently expanded our sponsor base with limited turnover, growing to nine Significant Sponsors as defined in the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaZe.
” Increased segmentation and specialization within markets has expanded our available advertising and sponsorship inventory by increasing the number of different categories, providing additional opportunities for brands to associate with the FaZe brand, while also enabling us to increase the density of the FaZe sponsorship footprint. Going forward, we do not expect any individual sponsorship agreement to generate 10% or more of our total revenue.

Content
Today, FaZe’s content is most prevalent across social media platforms such as YouTube, Twitch, Instagram, TikTok, Twitter and Facebook, where we produce mostly short-form digital content. We release our content at the brand level through our owned pages and channels and oversee the content our talent releases on their own accounts to form a broad and diverse content network. Our content network primarily generates revenue through digital advertising, but also indirectly benefits our other businesses by growing our brand awareness and our audience. We utilize search engines such as Google, Bing and Yahoo! to direct a significant amount of traffic to the social media platforms we use.
We are transforming our content production business by leveraging our talent and audience to expand our ownership of intellectual property, reach new platforms and create content across genres. In 2021, we expanded our content capabilities to include music, podcasts, documentaries, films and series and plan to continue expanding across formats and genres. With our expansion into new formats and creation of new distributor relationships, FaZe has the opportunity to improve unit economics and monetization. As we prepare for the next phase of our content growth, we are highly focused on owning and operating our intellectual property, creating a diversified content library and diversifying into different content verticals across a wide array of platforms.
FaZe is positioned to activate its brand across scripted, unscripted and live programming. The FaZe team has expertise across a broad selection of unscripted categories including competition shows, comedy, lifestyle programming and docuseries. In addition to the in-house talent that already existed on the platform, we have hired key creatives and are actively engaging with elite writing and producing talent throughout the entertainment industry to develop engaging scripted programming that expands beyond the scope of unscripted narratives.
The FaZe roster of established talent and our large audience provides us with a natural advantage in creating companion content to enhance the value of our other business lines such as livestreaming of Esports competition and in person fan events that increase engagement with fans and sponsors. Our ongoing engagement with the FaZe audience also allows us to test appetite for new content concepts at negligible cost. Successful concepts are iterated and improved, drawing larger audiences to further activate our fanbase and develop repeatable strategies.
In January 2022, we announced a new series, “FaZe 1: Powered by Moonpay,” which will have 20 finalists livestreamed on Twitch 24 hours a day for 15 days in a reality show-based setting as they compete for a spot on the FaZe roster and a cross-promotional signing bonus. On May 11, 2022, we paused production on FaZe 1 due to an outbreak of COVID-19, in accordance with FaZe’s and the CDC’s health and safety guidelines. Production resumed on May 22, 2022 and the winner was announced on May 26, 2022.
We currently generate a portion of our revenue from our produced content primarily in the form of advertising on other platforms such as Twitch and YouTube. We also receive a share of the digital advertising money generated by our owned channels and our content creators’ channels on third-party platforms. In addition, we have generated revenue by licensing FaZe content to third parties. For example, on April 1, 2021, FaZe entered into a Content License Agreement (the “Content License Agreement”) with Tailfin Fund I, LLC (the “Licensee”), pursuant to which FaZe received a one-time fee of $4,500,000 for granting to Licensee an exclusive, non-transferrable right and license for a term of five years to collect all advertising revenues generated from views of content posted to the YouTube channel of one content creator from its inception through February 28, 2021. Additionally, for the duration of the term and three months thereafter, FaZe granted to Licensee a right of first refusal and Licensee granted to FaZe a matching right with respect to offers to monetize, license, sell or assign any FaZe content not covered by the Content License Agreement initially. We currently expect these revenue opportunities to continue in the future. As our content business continues to evolve, we believe our monetization will expand to new avenues as well. With increasing longer-form content and access to distribution media, we believe we will have an opportunity to generate revenue from our intellectual property and created shows, live events, podcasts, and docuseries.

Consumer Products
We are able to leverage our brand, talent and audience to drive consumer product sales across a variety of categories and distribution channels. We design and sell merchandise, apparel and consumer products, and have strong direct-to-consumer relationships through our website,
www.fazeclan.com
, where we predominantly make our sales and fans can easily select and purchase their favorite products.
We currently sell consumer products across FaZe-branded, player lines, and collaboration categories. FaZe-branded products are goods or apparel displaying the FaZe logo. FaZe-branded products are developed in response to our Esports success, content offerings, and expansion of the FaZe brand in order to meet demand from our expanding audience. These products are similar to offerings from other professional sports teams and are available through our digital storefront on our website to give fans consistent access to FaZe products. Player lines feature specific brands of certain FaZe talent members. Player lines have expanded as we develop and sign additional talent and carry talent-specific branding, such as “Nuke Squad,” a group of our content creators who frequently collaborate together.
Collaborations are created through partnerships with lifestyle and culture brands. We have a strong history of collaborations that have expanded the reach and staying power of the FaZe brand. Our collaborations are typically partnerships or co-branding releases with other well-known brands that drop or release for a limited amount of time and with scarce quantity to create high levels of excitement and exclusivity. Our collaboration strategy has proven effective, as it has exposed us to new audiences and reinforced our status as a premier lifestyle brand, with drops often selling out in a matter of minutes or hours. Our collaborations and drops are selected with extreme care to ensure the strength of the FaZe brand and provide products that excite our audience.
FaZe’s first collaboration was with Champion in 2018, which provided cross-audience exposure to both brands. In 2019, we expanded our collaboration ambitions across additional premium culture brands and teamed up with Clot, Kappa, and Lyrical Lemonade on consumer product drops. In 2020, we expanded our reach across top culture brands with collaborations with rapper Juice WRLD, Be@rbrick and Anti Social Social Club and across mainstream sports with Manchester City and the NFL. Our collaborations in 2020 produced several highlights including our Be@rbrick product selling out in less than a minute, Sports Illustrated generating 131 million media impressions to date and Juice WRLD selling $1.7 million+ of merchandise in 24 hours as our most successful collaboration to date. This momentum has carried forward into 2021, evidenced by our recent collaboration with Takashi Murakami, which sold $1.2 million+ of merchandise in less than 4 hours and crashed our licensing and manufacturing vendor NTWRK’s app. In September 2021, our collaboration with DC Comics for a FaZe Batman issue was announced, further enhancing the cross-platform and genre appeal of FaZe’s talent and content. In May 2022, we announced our newest collaborations to date, including a line of apparel featuring a reimagined, digitized version of Mickey Mouse, “Mickey On The Grid,” designed in partnership with Disney, and a merchandise collaboration with Naruto Shippuden, a well-known anime series. Our carefully crafted consumer products strategy has allowed us to engage with our fans and grow the FaZe brand through limited drops that maintain excitement for our goods. We are currently at an inflection point where our increased investment in the business allows us to explore opportunities to expand across additional verticals and distribution channels to improve monetization on the FaZe brand. One area that we are considering, which has the potential to considerably increase the reach of our consumer products business, is entering into retail, where we could distribute a selection of products through traditional physical retail outlets. In addition, we have the opportunity to expand the types of consumer products we sell, branching into areas such as computer peripherals, which offer natural crossover with our audience’s demand and strong unit economics.
It is imperative that as we expand our market share and take steps to maintain our premium brand position. To accomplish this, we are exploring bifurcated product lines across scaled production and premium items. Mass-produced items would be widely available and improve our brand awareness, while premium items would have limited stock and maintain our status as an exclusive brand. This will allow us to maintain exclusive and limited distribution of key items and continue to bolster the FaZe brand through select collaborations.

Esports and Gaming
FaZe has competed professionally in Esports for over nine years, and we continue to develop and recruit premiere talent to drive strong tournament results and our overall engagement. Our elite Esports teams compete at the highest level across ten popular video game titles and have won 32 championships since 2011.
In addition to the revenue it generates, our Esports and Gaming business serves as an important tool to continue to build and reinforce the FaZe brand, particularly in international markets where Esports are widely followed. The success of our ten teams across
Call of Duty, CSGO, Valorant, Rocket League, PUBG Mobile, PUBG, Halo, FIFA Online 4, Fortnite,
and
Rainbow Six Siege
draws new fans into the FaZe ecosystem and serves as a means of cost-effective marketing for the FaZe brand. Single events in the space can create broad ripple effects, such as the recent 2021 Call of Duty League Championship, which generated 66 million impressions and 1.4 million engagements for FaZe across all of our social media networks and channels.
Our Esports and Gaming business generates revenue across several verticals including prize money, digital items, league participation and transfers. Due to strong team success, tournament winnings currently makes up the largest portion of Esports/Gaming revenue. Going forward, digital items (including in-game sales of digital skins, wardrobe and other FaZe-branded items) are expected to become an increasingly important revenue stream as more games offer these opportunities to us. League participation revenue is generated as revenue share from closed leagues that FaZe participates in, such as the Call of Duty League. Transfers represent one-off revenue payments when transferring a player to a peer organization and are dependent on player performance and roster construction.
We constantly evaluate opportunities to expand our Esports and Gaming platform through producing content by playing new games and sharing content in new geographies. When selecting new games, we consider game popularity, ability to compete with similar titles of the same genre, league structure, game publisher, profitability and revenue potential, among other things. We prefer mainstream games with global audiences to maximize the exposure our brand gains from fielding a team. Games with strong international audiences provide us with a chance to tap into new markets and expand our global presence. We prioritize winning first and foremost in order to maintain our status as a premiere Esports organization, and we will only enter a league if we believe we are able to put together and maintain a consistently competitive roster. We have generally preferred open leagues instead of closed leagues in order to minimize upfront capital required and risk, but we evaluate closed leagues with particularly attractive characteristics across other aspects, such as competition in extremely popular games. The credibility of game publishers is also important, as we need to trust them to maintain and grow the game and Esports ecosystem. When evaluating the profitability and revenue potential of a game, we focus on the availability of branded digital items, potential for expansion of under-monetized media rights, and competitive prize money opportunity primarily with consideration for additional upsides such as franchise value appreciation.
Growth Verticals
International
We believe international markets present a large and untapped opportunity for us to expand and replicate our current strategy abroad. FaZe has a global audience, with approximately 41.9% of our audience viewing from outside North America as of the six months ended June 30, 2022, but 9% of our revenue was derived from outside North America for the same period. We are working to build the infrastructure necessary to monetize our brand and grow brand awareness outside of North America, and we have begun our international expansion plan in select pilot markets with plans for a significant rollout in 2022. Our pilot markets are Europe, Brazil and Thailand, where we currently have a nascent international talent presence. In Europe, we have professional teams in
FIFA, PUBG, CSGO, and Fortnite
, in Brazil we have a professional
Rainbow Six Siege
team and in Thailand we have a professional
PUBG Mobile
team. Our European presence is largely centered around our professional teams with select hybrid content creators producing more general content, while our presence and content in Brazil and Thailand are exclusively focused on our professional teams.

We plan to expand global presence of the FaZe brand in specific international markets (physical and virtual), following the same strategy we have successfully executed in North America, which is to develop and sign international and regional talent and expand our content platforms to produce targeted content for each geographic area. We will also seek out top local partners only when we believe we will be able to maintain the authenticity and power of our brand. We are also exploring opportunities across Asia, the Middle East, and Latin America and our goal is to have a global presence on par with our global audience by the end of 2022.
Emerging Monetization Areas
Our differentiated platform that is positioned at the forefront of modern content creation, coupled with our direct insight into the trends that matter to our audience and fanbase, allows us to constantly evaluate current and future trends, stay on top of the latest developments in the digital space and position ourselves to capitalize on these trends. Keeping up with digital evolution has brought us to where we are today and has allowed us to expand from a grassroots content producer into a platform with multiple verticals that are able to take advantage of our strong relationship with our audience. We believe we can continue to position the FaZe brand to benefit from the evolving digital and youth trends given our experienced management team and the wealth of information our platform provides us.
FaZe’s experience growing as a company in a digital world and the trust we have earned from our fans and talent enable us to try new ventures quickly and cost effectively. We benefit from ongoing feedback and engagement from our audience and talent that allows us to iterate and optimize new products and services. We have a track record of being flexible and quickly adapting to capitalize on new monetization opportunities through the expansion of existing businesses or entry into entirely new businesses. For example, we have adapted to changes in content consumption trends by greatly expanding our content monetization strategies to include new mediums such as music, podcasts, documentaries, films and series.
We have identified potential opportunities in subscription offerings, real money gambling, live events, fan clubs, virtual dining concepts, game publisher collaborations and the general growth and adoption of the metaverse, an interconnected digital reality. We believe new monetization of existing intellectual property and audience relationships in areas such as digital goods, live events, fan clubs and virtual dining concepts are accessible in the near term due to the credibility we have built with our fans. In the near and longer term, we expect to take advantage of broader trends such as the growth of the metaverse in the digital economy and the associated increase in importance of technologies such as blockchains, virtual reality and augmented reality. As FaZe expands, opportunities in new verticals such as digital goods, subscription content offerings, real money gambling and game publisher collaborations are natural extensions of our current platform that we may in the future explore. We believe that these emerging opportunities and additional digital trends that have not yet revealed themselves may offer significant growth opportunities for us.
Mergers and Acquisitions
We believe our platform, strong brand, established audience and deep talent roster position us well to pursue growth through acquisitions, by aiding in identifying potential targets and creating value post-acquisition. Our team maintains consistent dialogue with potential targets in order to establish a strong pipeline of future opportunities. Our position in popular youth culture and our ongoing engagement with our audience provides us with unique insights and capabilities to identify emerging trends and market opportunities that we intend to leverage when identifying potential targets. We are open to pursuing a variety of different transaction structures including control acquisitions, joint ventures and minority investments. Our management team and board members have significant experience in mergers and acquisitions which we believe will allow us to execute transactions in an efficient and value accreting manner.
Our mergers and acquisitions strategy will focus on targets that can benefit from exposure to our audience and association with the strength of the FaZe brand and talent roster. We believe that once we acquire a target, we can utilize our talent, platform and brand to pursue effective cross-promotion and monetization opportunities that drive growth and create value. As our revenues are growing through adding new monetization opportunities, we believe we are well-positioned to integrate potential targets into our platform.
Areas we currently view as priorities for our M&A strategy include consumer products, international, and content. In consumer products, we are interested in up and coming brands and companies that we are able to identify through our talent network or brands and companies in product categories that we do not currently participate in, that we believe would expand our addressable market and benefit from an affiliation with us. In International we are interested in Esports and content targets that will accelerate our entry into and growth in new markets. In Content we are interested in intellectual property, new talent and production capabilities that are aligned with our strategy of growing the depth and breadth of content we produce and increasing our portfolio of owned intellectual property.
Industry
Content
Content and intellectual property has continued to become more important across the media landscape. Growth in the number of distribution platforms with the advent of streaming has increased demand for, and spend on, video content. Aggregate content spend for top 10 media/streaming platforms is expected to grow from $46 billion in 2010 per company public filings to $129 billion in 2024 per a Wells Fargo report. Meanwhile, content consumption is expected to shift away from traditional medium to digital verticals such as streaming, social media and games, with the proportion of viewership on digital media platforms growing from 49% of total to 64% from 2017 to 2023 per eMarketer. Viewership on traditional distribution channels such as television is becoming increasingly concentrated in older viewers with Nielsen reporting only 40% of television’s viewers under age 35, as compared to 80% for FaZe. We believe FaZe is well-positioned to take advantage of these trends as a digitally native content creator with a diverse array of productions that are targeted towards a young audience.
Esports and Gaming
Gaming represents a dominant form of entertainment globally and in particular for younger generations. According to Deloitte, for Gen Z, video games are the preferred source of entertainment, with 26% selecting video games as their favorite activity 12% more than the second favorite source, music, at 14%. Games have also become a focal point of the new digital lifestyle with events in games and content based on games drawing strong engagement. According to Reuters, Travis Scott’s Fortnite concert drew 28 million live in-game participants and had 167 million YouTube views as of October 2021, and virtual K-pop Girl Group K/DA had over 450 million views on their most popular YouTube video as of October, 2021. FaZe is well-positioned as the video games space continues to draw the interest of the world and content rooted in it supports events with mass appeal.
The global video game market is massive and growing rapidly, and IDC data size it at $291 billion in 2020 with expected growth to $421 billion in 2024, representing a CAGR of 10%. According to IDC data, 82% of the video game market is outside of the United States.
The Esports market is less mature than the video game market as a whole, but draws significant engagement and is poised for growth. According to Newzoo, the Esports audience reached 532 million viewers year to date in 2022, a 10% increase over 2019 figures. According to Newzoo, by 2025, the industry is expected to reach 641 million audience, representing an 8% CAGR since 2020. FaZe is prepared to grow with the video games and Esports markets both domestically and abroad.
Intellectual Property
The recognition of the FaZe brand is an important component to our success. We have obtained a set of intellectual property registrations and applications, including for the FaZe brand, throughout the world.

We police our trademark portfolio globally, including by monitoring trademark registries around the world and investigating digital, online and common law uses in order to learn as soon as possible whether the relevant parties engage in or plan to engage in conduct that would violate our valuable trademark rights. We monitor registries through the use of robust international subscription watch services, supplemented by periodic manual review. We typically discover or are informed of infringing uses of our trademarks through our internal policing system or by our employees.
We investigate and evaluate each instance of infringement to determine the appropriate course of action, including cease and desist letters, administrative proceedings, cybersquatting actions or infringement actions, if any. Wherever possible, we seek to resolve these matters amicably and without litigation.
In an effort to ensure that registries in countries where we operate or intend to operate remain clear of infringing trademark registrations, we frequently file opposition actions, cancellation actions and other administrative proceedings around the world.
Employees and Human Capital Resources
As of June 30, 2022, we had 115 total employees, of which 110 were employed by us on a full-time basis, as well as 179 independent contractors. As of the year ended December 31, 2021, we had 105 total employees, of which 100 were employed by us on a full-time basis, as well as 172 independent contractors.
Our employees are not represented by any labor organization and are not party to any collective bargaining arrangement. We have not experienced any work stoppages, and we consider our relationship with our employees to be mutually respectful.
We are committed to rewarding and supporting our employees to enable us to attract and retain top talent globally. Our total compensation package includes competitive base pay, bonus programs, long term incentive programs, benefits programs, retirement savings options and matching contributions, paid time off and parental and medical leave.
Property
Our principal business operations are located in Los Angeles, California. We lease space in Los Angeles and we intend to acquire additional space as we add employees and expand geographically.
Legal Proceedings
We are engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of our business and have certain unresolved claims pending, the outcomes of which are not determinable at this time. We have insurance policies covering certain potential losses where such coverage is available and cost effective. In our opinion, any liability that might be incurred by us upon the resolution of any claims or lawsuits will not, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.
Security, Privacy, Data Protection and Regulatory Matters
The digital content and entertainment industry and the markets in which we operate are new and developing and, as such, are not heavily regulated at this time. There are inherent risks and uncertainties associated with operating in new and developing industries and markets, especially as the laws and regulations regarding these industries and markets are also developing and changing. Although we are not currently subject to significant government regulation, the scope and interpretation of the laws that are or may be applicable to us in the future are uncertain and may be conflicting in different jurisdictions in which we operate; as a result, we may come under increased regulatory scrutiny which may restrict the digital content and entertainment industry and associated markets, including with respect to talent management, rights of publicity, intellectual property, consumer protection electronic commerce, advertising, targeted, electronic or telephonic marketing, competition, data protection and privacy, data localization, anti-corruption and bribery, content regulation, taxation, labor and employment, securities regulation, financial reporting and accounting and economic or other trade prohibitions or sanctions or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted and applied in a manner that is inconsistent from jurisdiction to jurisdiction and inconsistent with our current policies and practices and in ways that could harm our business. In addition, the application and interpretation of these laws and regulations may be uncertain, particularly in the new and rapidly evolving industries in which we operate, and new laws or adverse findings of law regarding the characterization of the type of business FaZe operates could alter our legal and regulatory burden.
Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours that conduct business through the internet and mobile devices. The costs of complying with such laws and regulations may be high and are likely to increase in the future, particularly as the degree of regulation increases, our business grows and our geographic scope expands. Further, the impact of these laws and regulations may disproportionately affect our business in comparison to our peers in the technology sector that have greater resources. Any failure on our part to comply with these laws and regulations may subject us to significant liabilities or penalties, or otherwise adversely affect our business, financial condition or operating results.
Although we are not heavily regulated at this time, we rely on a variety of statutory and common-law frameworks and defenses relevant to the content we produce and make available on various third-party platforms, including the Digital Millennium Copyright Act, or DMCA, the Communications Decency Act, or CDA, and the fair-use doctrine in the U.S., and the Electronic Commerce Directive in the E.U. However, each of these laws is subject to uncertain or evolving judicial interpretation and regulatory and legislative amendments. If the rules, doctrines or currently available defenses change, if international jurisdictions refuse to apply protections similar to those that are currently available in the U.S. or the E.U., or if a court were to change the application of those rules to us and the third party services upon which we rely, we and such third parties could be required to expend significant resources to try to comply with the new rules or incur liability, and our business, revenue and financial results could be harmed.
Non-compliance with any applicable laws and regulations could result in penalties or significant legal liability. We take reasonable efforts to comply with all applicable laws and regulations, and will continue to do so as our regulatory burden changes, but there can be no assurance that we will not be subject to regulatory action, including fines, in the event of an incident. We or our third-party service providers could be adversely affected if legislation or regulations are expanded to require changes in our or our third-party service providers’ business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our or our third-party service providers’ business, results of operations, or financial condition. In addition, government authorities outside the U.S. may also seek to restrict or block access to our content, platform or website, or to application stores or the internet generally, or require a license therefor, and to the hosting, production or streaming of certain content or impose other restrictions that may affect the accessibility or usability of our content in that jurisdiction for a period of time or indefinitely. For additional information, see the section titled “
Risk Factors—Risks Related to Our Legal Proceedings and Regulatory Matters
.”
Our privacy policy describes our practices concerning the use, transmission and disclosure of consumer information and is posted on our website. For additional information, please see the section titled “
Risk Factors—Risks Related to Our Legal Proceedings and Regulatory Matters
.”

Competition
Our business is rapidly evolving and we compete against a vast variety of fragmented firms across multiple industries, including well-established lifestyle brands, long-standing players in the media industry, traditional sports leagues, and new entrants challenging our position in the Esports and gaming industry. We face significant competition from both online and offline competitors primarily on brand awareness, content quality and breadth, and the speed at which we can continue to keep pace with the evolving preferences of our target consumers. While we believe that we compete favorably across these factors taken as a whole, new competitors will likely continue to emerge, and these competitors may have greater financial resources or brand awareness than we do.
COVID Impact
The COVID-19 pandemic stopped live events and provided headwinds in many industries; however, some businesses, such as Esports and digital content, benefitted from stay-at-home orders. Prior to the pandemic, online culture had been steadily gaining popularity as Gen Z and Millennial audiences continued to grow. At the start of the pandemic, with people around the world being ordered to remain in their homes in most places, many turned to playing video games and watching YouTube and Twitch streamers. As a result, the already-growing online gaming and digital content industries saw a major uptick in video game usage, streaming viewership, content viewership, console sales, and more users on many gaming platforms. This helped further accelerate the pre-pandemic growth in popularity of our content creators and the FaZe content channels, and made the content we offer a bigger part of mainstream digital entertainment. On average, our content creators have seen an increase in viewership since the start of the pandemic and while still strong, viewership on FaZe’s YouTube channel and certain of FaZe’s talent YouTube channels is down from the highest levels experienced during pandemic stay-at-home measures. In addition to the boost we saw from changed consumer behavior under stay-at-home orders, being digitally-native allowed us to continue producing new content, interacting with our fans, and building our audience, as well as continuing to expand our brand relationships, despite the pandemic. For example, we secured important sponsorship deals at our brand level with DraftKings, McDonalds, and General Mills during the pandemic. The pandemic has presented, and continues to present, a period of accelerated interest in and growth of FaZe, and we expect that this interest and growth will continue as interest in Esports and digital content grows and more people learn about FaZe and become fans. Additionally, we expect that as the popularity of the FaZe brand continues to grow, we will continue to attract additional sponsorship deals at our brand level and further expand our fanbase.
On the other hand, Esports as a whole was negatively impacted by the COVID-19 pandemic, stemming mainly from a lack of in-person competitions. With fewer in-person competitions, there was less draw from audiences and reduced exposure for brands. With limited traditional sporting events allowed to be held during the spring and summer of 2020, consumers were still able to watch Esports events virtually. These events were largely still held, sometimes with adjustments such as professionals playing from their own houses or playing without fans present. Overall, according to NewZoo Esports viewers grew 10% in 2020 despite the pandemic and key events such as FaZe’s 30 th
championship at the Call of Duty League Finals were still able to draw large scale engagement. Certain of our live events and other events in which we participate have begun to resume at limited capacity, and we anticipate holding and participating in more live events in 2022. As live events continue to resume, we expect to see growth in viewership and attendance as compared to before the pandemic. However, on May 11, 2022, we paused production on our newest competition series, FaZe 1, in accordance with FaZe’s and the CDC’s health and safety guidelines due to an outbreak of COVID-19. Production resumed on May 22, 2022 and the winner was announced on May 26, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context requires otherwise, references to “FaZe,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of FaZe Holdings Inc. and our consolidated subsidiaries following the Business Combination. In connection with the Business Combination, FaZe was determined to be the accounting acquirer. The following discussion and analysis should be read in conjunction with our audited annual and unaudited interim condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Our Business
We are a digitally native lifestyle and media brand founded and rooted in gaming and youth culture.
We are at the forefront of the global creator economy, which is an industry centered around innovative digital content development fueled by social media influencers, creators and businesses who monetize their content online. With a leading digital content platform created for and by Gen Z and Millennials, we have established a highly engaged and growing global fanbase, with social media reach (see our key performance indicator, “Total Reach”) of approximately 500 million as of June 30, 2022, including those of individual members of FaZe.
We reimagine traditional entertainment for the next generation, leading youth culture with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products.
We produce premium content, merchandise, and consumer products and create advertising and sponsorship programs for leading national brands. With approximately 80% of our audience between the ages of 13-34 as of June 30, 2022, we have unlocked key relationships with a coveted demographic that has long proven difficult to reach for traditional media companies and advertisers. We have multiple revenue streams including brand sponsorships, content, consumer products, and Esports, each of which are explained further in the section titled “
Business
.”
As the recognition of our brand is an important component to our success, we have obtained and protected a strategic set of intellectual property registrations and applications, including for our brand, throughout the world.
Our principal business operations are located in the United States, and we also have a location in Canada. We intend to acquire additional space as we add employees and expand geographically, including globally, by organic growth as well as acquisitive growth.
On July 19, 2022, we completed the Business Combination. Following redemptions and the payment of transaction expenses, and together with the proceeds of the PIPE Investment, BRPM delivered an aggregate of approximately $57.7 million to FaZe on the Closing Date.
The following table summarizes our financial results for the six months ended June 30, 2022 and 2021. Period over period revenues and gross profit increased due to the growth of our business across our various revenue streams, in particular brand sponsorships, content and Esports fueled by the increasing prominence of our brand. At the same time, total expenses increased by a greater magnitude than revenues the first half of 2022, and therefore net loss increased. See the “-
Results of Operations
” subsection for further details.

	Six months ended June 30,
(in thousands)	2022	2021
Total Revenues	$34,609	$25,263
Gross Profit	10,432	4,388
Net Loss	(18,864)	(13,336)
Adjusted EBITDA (1)	(10,437)	(10,783)

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “
Non-GAAP Information
” below for our definition of, and additional information about, adjusted EBITDA and for a reconciliation to net loss, the most directly comparable U.S. GAAP financial measure.

The following table summarizes our financial results for the years ended December 31, 2021 and 2020. Year over year revenues and gross profit increased due to the growth of our business across our various revenue streams, fueled by the increasing prominence of our brand. At the same time, total expenses increased by a greater magnitude than revenues in 2021, and therefore net loss increased. See the “
Results of Operations
” subsection for further details. We expect the trend of increased expenses to continue in 2022, as described above.

	Years ended December 31,
(in thousands)	2021	2020 (As Revised) (2)
Total Revenues	$52,852	$37,166
Gross Profit	11,299	9,094
Net Loss	(36,866)	(28,777)
Adjusted EBITDA (1)	(28,741)	(23,412)

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “
Non-GAAP Information
” below for our definition of, and additional information about, adjusted EBITDA and for a reconciliation to net loss, the most directly comparable U.S. GAAP financial measure.

(2)
During the preparation of the audited consolidated financial statements for the year ended December 31, 2021, we identified a misapplication of the accounting guidance related to accounting for customer returns and discounts. See “Significant Events and Transactions — Revision to Previously Issued Financial Statements.”

Key Performance Indicators
In addition to GAAP and non-GAAP financial measures, we regularly review several metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. The numbers for our key metrics are calculated using internal company data based on the activity of fan accounts and the metrics described below. While these numbers are based on what we believe to be reasonable estimates of our fanbase for the applicable period of measurement, there are inherent challenges in measuring usage of our platform across large online and mobile populations around the world. The methodologies used to measure these metrics require significant judgment. Increases or decreases in our key performance indicators may not correspond with increases or decreases in our revenue. Additionally, refer to the section entitled “
Risk Factors
” for general notes regarding risks associated with assumptions and estimates used in calculating our key metrics.
Total Reach
Our Total Reach represents the aggregate number of user accounts, or “fans,” that subscribe to or follow FaZe content across YouTube, Twitter, Instagram, TikTok and Twitch, measured at the end of the reporting period and based on publicly available data. Our calculation of Total Reach may count the same individual multiple times if an individual follows or subscribes to FaZe content on multiple platforms; therefore, our Total Reach metric may inflate the number of individuals, as opposed to user accounts, reached by our content. Therefore, we supplement our understanding of the reach of our content, as well as our monetization opportunities, with the Aggregate YouTube Subscribers metric, which only includes subscribers on our primary platform and is explained further in the following section. Nonetheless, we believe that Total Reach is a useful metric because, regardless of whether our content reaches an individual through one or multiple platforms or channels, we view each such instance as a unique opportunity to strengthen and, ultimately, to monetize our relationship with the individual accountholder, whether by selling them consumer products online, by incrementally increasing our advertising revenue due to their viewership or by inspiring attendance at our live events, among other opportunities. Further, one individual following us across multiple platforms could generally signal higher audience engagement, and as such may lead to higher monetization potential, than one individual following us on only one platform.
We find Total Reach to be a useful metric for predicting future revenues because, as an audience-driven company, we generally interpret an increase in our Total Reach to signal an overall increase in the strength of our brand and to represent a corresponding increase in the number of opportunities for our content to reach our audience and expose them to our brand, content and products, which may drive additional monetization opportunities through increased engagement with FaZe. Further, we believe the fact that an individual follows FaZe across multiple platforms or follows several FaZe content creators may signal their amenability to purchase our products, grow the FaZe community by engaging with other fans and continue consuming our content in the future. In addition, we believe each fan added to our Total Reach represents a new avenue through which we can reach additional fans as they spread awareness of our brand by sharing and posting about FaZe content to their own followers. An individual who follows or subscribes to FaZe content on multiple platforms represents multiple such avenues, and the more their followers differ between platforms, the more avenues are opened to FaZe content by adding that fan. We believe an increase in Total Reach also signals our ability to attract additional sponsorships and sponsorship deals or sell consumer products. However, an increase in Total Reach may not directly result in an increase in content revenues. Our Total Reach includes fans of the channels of certain popular celebrity members of FaZe that we have contractually agreed not to directly monetize, including Calvin “Snoop Dogg” Cordozar Broadus Jr. An increase in Total Reach from fans on such channels will not directly result in an increase in content revenue. Nonetheless, we expect our partnerships with these celebrity members of FaZe to result in increased engagement as a result of cross-exposure to our brand through their channels, which strengthens the FaZe brand and which we believe will further increase our Total Reach and can indirectly increase our revenue over time. Additionally, when our Total Reach increases, our content and other revenues may not increase immediately given the lag time between when subscriptions are recorded and when we are able to monetize subscriptions, including generating Google AdSense revenues, selling consumer products and leveraging our Total Reach metric to attract additional sponsors and sponsorship deals. Conversely, a decrease in our Total Reach may be an indicator of an unfavorable trend in future revenues. Therefore, we use the Total Reach metric for revenue planning, although the numerical correlation between Total Reach and future revenues varies and cannot be precisely predicted in either the short-term or long term.
The timing difference between a change in Total Reach and change in revenues may be particularly pronounced if the change in Total Reach metric reflects a large spike or large drop as the result of adding a channel to our network or removing a channel from our network. That is, if we sign a contract with a new talent member who has a large pre-existing pool of social media subscribers, our Total Reach will also increase as these pre-existing subscribers are added to our Total Reach metric. For example, our Total Reach increased significantly between December 31, 2021, and June 30, 2022, primarily due to Calvin “Snoop Dogg” Cordozar Broadus Jr. joining as a member of FaZe’s talent network. Conversely, if talent members leave the FaZe network due to contract expiration or termination, we record an immediate decrease in our Total Reach in an amount equal to the Total Reach of the talent that left the FaZe network. When we have a spike or drop in Total Reach due to the various circumstances described above, we do not expect to necessarily see immediate spikes or drops in content and other revenues but may see future changes in revenues given the lag time described in the preceding paragraph.

	As of June 30,
(in thousands)	2022	2021
Total Reach (1)	516,170	372,629
YouTube	134,207	131,354
Twitter	82,948	60,681
Instagram	178,030	106,361
TikTok	79,616	40,825
Twitch	41,369	33,408

(1)
The Total Reach amount includes subscribers of channels for Calvin “Snoop Dogg” Cordozar Broadus Jr. and certain other celebrity talent that FaZe is not contractually allowed to directly monetize. Such channels contributed to a Total Reach of 193.45 million and 79.70 million as of June 30, 2022, and June 30, 2021, respectively. Therefore, channels that FaZe is contractually allowed to directly monetize contributed to a Total Reach of 322.72 and 292.93 million as of June 30, 2022, and June 30, 2021, respectively.

	As of December 31,
(in thousands)	2021	2020
Total Reach (1)	360,762	324,155
YouTube	116,470	115,325
Twitter	58,767	54,705
Instagram	105,027	99,944
TikTok	45,613	30,721
Twitch	34,885	23,460

(1)
The Total Reach amount includes subscribers of channels for celebrity talent that FaZe is not contractually allowed to directly monetize. Such channels contributed to a Total Reach of 71.46 million and 69.37 million as of December 31, 2021, and December 31, 2020, respectively. Therefore, channels that FaZe is contractually allowed to directly monetize contributed to a Total Reach of 289.30 million and 254.79 million as of December 31, 2021, and December 31, 2020, respectively.

Aggregate YouTube Subscribers
Our Aggregate YouTube Subscribers metric is the number of subscribers our total talent pool has on their FaZe co-branded YouTube channels, the company programmed FaZe Clan YouTube channel, as well as the FaZe Affiliated channels measured at the end of the reporting period and based on publicly available data. Aggregate YouTube Subscribers includes subscribers for each YouTube channel programmed by talent members as well as company programmed YouTube channels. We consider each YouTube Subscriber to be a subscriber on YouTube, measured separately for each individual talent member. As such, one hypothetical subscriber may be included in several instances within the Aggregate YouTube Subscribers metric if that individual were to subscribe to the channels of multiple members of our talent pool.
We believe Aggregate YouTube Subscribers is a better approximation of our unique audience than other measures of reach available to us. That is, although Aggregate YouTube Subscribers may count the same individual subscriber multiple times if that individual subscribes to multiple FaZe talent members on YouTube, this metric does not include individuals who subscribe to FaZe across multiple platforms in the calculation. Also, the potential for inflation of Aggregate YouTube Subscribers due to the same individual subscribing to multiple FaZe talent members is to some degree offset by the omission of individuals who subscribe to FaZe only on platforms other than YouTube.
We believe an increase in Aggregate YouTube Subscribers signals an overall increase in the strength of our brand, which in turn signals our ability to attract additional sponsorships and sponsorship deals or sell consumer products. An increase in Aggregate YouTube Subscribers may not directly result in an increase in content revenues because our Aggregate YouTube Subscribers includes subscribers on channels that we are not contractually allowed to monetize. If the channels contributing to the increase in our Aggregate YouTube Subscribers are channels that FaZe is contractually allowed to monetize, then an increase in Aggregate YouTube Subscribers may directly result in an increase in content revenues, but if the channels contributing to the increase in Aggregate YouTube Subscribers are not channels that FaZe is contractually allowed to monetize, then an increase in Aggregate YouTube Subscribers would not directly result in an increase in content revenues but can indirectly result in an increase in overall revenue over time because we believe the increase in Aggregate YouTube Subscribers strengthens the FaZe brand. Additionally, an increase in our Aggregate YouTube Subscribers may not correlate with current or historic revenues but may represent additional monetization opportunities across our various revenue streams. When our Aggregate YouTube Subscribers increase, our content and other revenues may not increase immediately, given the additional lag time before we are able to monetize the subscriptions, including generating Google AdSense revenues, selling consumer products, and leveraging our Aggregate YouTube Subscribers metric to attract additional sponsors and sponsorship deals. Conversely, a decrease in our Aggregate YouTube Subscribers may be an indicator of an unfavorable trend in future revenues. Therefore, we find the use of the Aggregate YouTube Subscribers metric useful for our revenue planning, although the numerical correlation between Aggregate YouTube Subscribers and future revenues varies and cannot be precisely predicted in either the short-term or long term.
The timing difference between a change in Aggregate YouTube Subscribers and a change in revenues may be particularly pronounced if the change in Aggregate YouTube Subscribers metric reflects a large spike or large drop as the result of adding a channel to our network or removing a channel from our network. That is, if we sign a contract with a new talent member who has a large pre-existing pool of YouTube subscribers, our Aggregate YouTube Subscribers will also increase as these pre-existing subscribers are added to our Aggregate YouTube Subscribers metric. Conversely, if talent members leave the FaZe network due to contract expiration or termination, we record an immediate decrease in our Aggregate YouTube subscribers metric in an amount equal to the YouTube subscribers of the talent that left the FaZe network. For example, three individuals left our talent pool in the third quarter of 2021; therefore, while we would have otherwise expected to see an increase in Aggregate YouTube subscribers at December 31, 2021, compared with December 31, 2020, the effect of talent members leaving the FaZe network caused the figures to be relatively consistent from December 31, 2020, to December 31, 2021. When we have a spike or drop in Aggregate YouTube Subscribers due to the various circumstances described above—including, for instance, the addition of Calvin “Snoop Dogg” Cordozar Broadus, Jr. to FaZe’s talent network in the first quarter of 2022—we do not expect to necessarily see immediate spikes or drops in content and other revenues but may see future changes in revenues given the lag time described in the preceding paragraph.

	As of June 30,
(in thousands)	2022	2021
Aggregate YouTube Subscribers	134,207	131,354
Company Programmed FaZe Clan YouTube Channel Subscribers	8,850	8,700
FaZe Co-branded Channel Subscribers	116,040	122,511
FaZe Affiliated Channels (1)	9,317	143

(1)	FaZe Affiliated Channels are channels that are not co-branded but are closely affiliated with our talent. This includes Calvin “Snoop Dogg” Cordozar Broadus Jr., All Grown Up, and Nuke Squad.

	As of December 31,
(in thousands)	2021	2020
Aggregate YouTube Subscribers	116,470	115,325
Company Programmed FaZe Clan YouTube Channel Subscribers	8,789	8,530
FaZe Co-branded Channel Subscribers	106,999	106,795
FaZe Affiliated Channels (1)	682	N/A	(2)

(1)	FaZe Affiliated Channels are channels that are not co-branded but are closely affiliated with our talent. This includes All Grown Up and Nuke Squad.

(2)	The FaZe Affiliated Channels were not created as of December 31, 2020.
Average Revenue per YouTube Subscriber (“ARPU”)
ARPU is defined as our total consolidated GAAP revenues for the selected period divided by our total Aggregate YouTube Subscribers as of period end. We believe ARPU is an indicator of how effective we are at monetizing our Aggregate YouTube Subscribers. A high ARPU may reflect that we are monetizing our audience effectively and, conversely, a low ARPU may reflect the opportunity for additional monetization with respect to our Aggregate YouTube Subscribers. Please see above for the assumptions underlying the calculation of our Aggregate YouTube Subscribers.
While we believe changes in our total consolidated GAAP revenues are correlated with our Aggregate YouTube Subscribers over the long term, there may be short-term dislocations in the metric due to timing difference in audience growth and monetization. For example, our Aggregate YouTube Subscribers may grow more quickly when compared to our revenues due to the lag time related to the monetization of our Aggregate YouTube Subscribers, as described in the “Aggregate YouTube Subscribers” subsection above, resulting in lower or unchanged period over period ARPU, especially if we gain additional Aggregate YouTube Subscribers toward the end of a reporting period. Conversely, if we lose Aggregate YouTube Subscribers toward the end of a reporting period—such as we did when three individuals left our talent pool in the third quarter of 2021—we may see decreased or relatively flat Aggregate YouTube Subscribers, whereas the full period will not reflect the revenue impact of the decreased monetization potential.
Additionally, because ARPU is measured as revenue for a particular period over a point-in-time metric, Aggregate YouTube Subscribers, ARPU will generally be smaller for interim time periods than annual periods. Therefore, ARPU for interim periods should only be compared to interim periods of the same length, and annual periods should only be compared to other annual periods.
In future periods, we expect to increase the monetization of our Aggregate YouTube Subscribers through growth in our existing monetization channels and expansion into new ways of monetizing our audience, all of which we believe will be aided by additional access to capital and a more established brand and, therefore, we expect our ARPU to increase over time.

	Six months ended June 30,
(in thousands)	2022	2021
ARPU	$0.26	$0.19

	Years ended December 31,
(in thousands)	2021	2020 (As Revised) (1)
ARPU	$0.45	$0.32

(1)
During the preparation of the audited consolidated financial statements for the year ended December 31, 2021, we identified a misapplication of the accounting guidance related to accounting for customer returns and discounts. See “
Significant Events and Transactions—Revision to Previously Issued Financial Statements
.”

Total Number of Significant Sponsors
Total number of significant sponsors is defined as the number of sponsorship deals directly contracted with FaZe that have a contractual value of over $0.5 million and are active during the reported period. This metric helps us forecast future revenue, since we know the contract value of a sponsorship when the contract is signed but recognize the revenue ratably over the sponsorship term. At the same time, if we sign a significant sponsorship deal towards the end of a reportable period, we may not recognize a significant portion of the revenue until the following period.

This metric provides insight into the drivers of changes in our brand sponsorships revenue. Our brand sponsorships revenue is most closely aligned with this metric, as our brand sponsorships revenue is correlated with increases in our total number of significant sponsors.

	Six months ended June 30,
	2022	2021
Total Significant Sponsors	10	8

	Years ended December 31,
	2021	2020
Total Significant Sponsors	12	6
Significant Events and Transactions
Business Combination
On July 19, 2022, we completed the Business Combination. Following redemptions and the payment of transaction expenses, and together with the proceeds of the PIPE Investment, BRPM delivered an aggregate of approximately $57.7 million to FaZe on the Closing Date.
Revision to Previously Issued Financial Statements
As explained further in the notes to our consolidated financial statements, during the preparation of the audited consolidated financial statements for the year ended December 31, 2021, we identified a misapplication of the accounting guidance related to accounting for customer returns and discounts. For the year ended December 31, 2020, we recorded $0.8 million in customer discounts, and $0.2 million in customer returns. We had accounted for these as cost of revenues, as opposed to as a reduction to revenue.
We assessed the materiality of this error on prior period financial statements in accordance with the SEC Staff Accounting Bulletin Number 99, Materiality, and ASC 250-10, Accounting Changes and Error Corrections. As this is a reclassification between revenue and cost of revenues, gross margin and net income are not impacted. The error did not have any effect on our previously reported consolidated balance sheets, statements of cash flows, and statements of shareholder’s deficit. We determined that this error was not material to the financial statements for the year ended December 31, 2020. We corrected this immaterial error as a revision to previously issued financial statements.
As it relates to this Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaZe, the revision impacts only the revenue and cost of revenue figures within the Results of Operations subsection, as well as the ARPU metric within the Key Performance Indicators section.
This Management’s Discussion and Analysis of Financial Condition and Results of Operations presents the revised figures for the year ended December 31, 2020.
Key Factors Affecting Our Current and Future Results
Our financial position and results of operations depend to a significant extent on the following factors:
Evolving Digital Economy
Our success has depended and will continue to depend on our ability to remain at the forefront in digital-entertainment
trends, including social media.

We believe we are well-positioned as a digitally native lifestyle and media platform in the global content industry, which continues to evolve towards digital and social platforms each of which are poised for further growth. According to comScore, in 2021 the FaZe brand had the most social media cross-platform actions of any Esports team. Additionally, a November 2021 survey-data report from international research data and analytics group YouGovAmerica indicated that over one in five American males between the ages of 13 and 17 support FaZe Clan, and that no traditional sports team or other Esports team has the same support in this demographic.
We attribute our success in part to the diverse content we have developed and produced in the form of digital media, social media, consumer products sales, and livestreaming events distributed across several platforms including YouTube, Twitch, Facebook, Instagram, Twitter, and TikTok. Further, our brand, which is a digital native lifestyle brand rooted in gaming and youth culture, is well-positioned for future opportunities in areas such as subscription offerings, real money gambling, live events, fan clubs, virtual dining concepts, game publisher collaborations and the general growth and adoption of the metaverse, and interconnected digital reality.
As a leading digital content platform created for and by Gen Z and millennials, we have established a highly engaged growing global fanbase, with a Total Reach of approximately 500 million as of June 30, 2022, including those of individual members of FaZe (see “
Key Performance Indicators—Total Reach
”). We are positioned to address our audience through new media formats, as digital and social media platforms are rapidly changing and evolving. In 2021, we expanded our content capabilities to include music and podcasts and plan to continue expanding across formats and genres. Our future success will continue to be dependent on our ability to adapt our reach in an evolving digital economy.
Ability to Recruit and Retain Talent
Our talent pool creates content for, and forms other partnerships with, our brand. Our diverse talent pool of creators and players are the face of our brand. Therefore, our current and future success may depend on our ability to retain our current talent and attract new talent. However, as we have grown our talent roster, we have made sure to not rely on any single individual to carry the brand, but rather have worked to develop a broad talent base, where each person is able to grow their own brand within the overall FaZe platform.
Competitive Landscape
Due to our digitally native lifestyle and media platform and diverse sources of monetization, our business may face competition from online content creators, lifestyle brands, traditional sports teams, or other Esports companies. If more direct competitors emerge in the marketplace, our success will depend on our ability to retain market share through activities including generating innovative content and forming and retaining strategic partnerships.
Regulatory Challenges
It is possible that a number of laws and regulations may be adopted or construed to apply to us that could restrict the online and digital industries. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on our business. Additional scrutiny and regulation of our industry would require us to increase spending on legal and other resources. We may also be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may require us to meet certain capital and other requirements or reduce its current operations, and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may impede the growth of social game services and impair our business, financial condition or results of operations. See “
Risk Factors—Risks Related to Our Business
” and “
Business— Regulation
” for further discussion of these regulatory challenges.

COVID-19
We have continued to operate our business effectively throughout the COVID-19 pandemic. Our primary focus has been the safety and well-being of our employees and their families, as well as the continuation of our operations. Our technology infrastructure has proven to be robust and capable of supporting our business as our business functions have been conducted primarily on a remote basis. We have leveraged technology to help ensure that our teams stay connected and productive and there continues to be frequent communication across all levels of our business. When not in person, we have continued to actively communicate with our workforce and business associates through videoconference, teleconference and email. Our board has continued to convene as needed. The COVID-19 pandemic caused us to modify our business practices by reducing costs related to employee travel and physical participation in activities, meetings, events, and conferences; however, these costs may increase in the future as pandemic restrictions are lifted. Specifically, we ordered all employees to work from home in March 2020. Since the beginning of July 2021, we have allowed employees to come back to the office if they test negative for COVID-19, and we have commenced limited travel.
Due to the COVID-19 pandemic, our operating results for the six months ended June 30, 2022 and 2021 as well as the year-ended December 31, 2020, and the year-ended December 31, 2021, may not be comparable to past and future periods. As a result of changed consumer behavior under COVID-19 lock-down orders, the already-growing online gaming and digital content industries saw a major uptick in video game usage, streaming viewership, content viewership, console sales, and more users on many gaming platforms. This helped further accelerate the pre-pandemic growth in popularity of our content creators and the FaZe content channels, and made the content we offer a bigger part of mainstream digital entertainment. On average, our content creators have seen an increase in viewership since the start of the pandemic and while still strong, viewership on FaZe’s YouTube channel and certain of FaZe’s talent YouTube channels is down from the highest levels experienced during pandemic stay-at-home measures. In addition to the boost we saw from changed consumer behavior under stay-at-home orders, being digitally native allowed us to continue producing new content, interacting with our fans, and building our audience, as well as continuing to expand our brand relationships, despite the pandemic. For example, we secured important sponsorship deals at our brand level with DraftKings, McDonalds, and General Mills, among others, during the pandemic. The pandemic has presented, and continues to present, a period of accelerated interest in and growth of FaZe, and we expect that this interest and growth will continue as interest in Esports and digital content grows and more people learn about FaZe and become fans. Additionally, we expect that as the popularity of the FaZe brand continues to grow, we will continue to attract additional sponsorship deals at our brand level and further expand our fanbase.
Moreover, the fact that most of our products and services do not involve physical customer interaction may have provided us a competitive advantage during the COVID-19 pandemic, as customers can access most of our services and product offerings while social distancing or without any physical presence. If and when forms of in-person
entertainment re-gain popularity, we may face increased competition and see drops in engagement as it relates to our content and brand sponsorship revenue streams. We also expect our Esports revenues to increase as government restrictions surrounding in-person events decrease.
The COVID-19 pandemic impacted our supply chain operations and continues to do so to a limited extent, causing some delays in the production and transportation of our product and increased inbound transportation and inbound freight costs for our consumer products business. However, we have begun to see reduced delays and expect supply chain costs and delivery times to return at or near pre-pandemic levels in the near-term. Such COVID-19 related supply chain issues have not materially affected our results of operations, capital resources, outlook or business goals and have had marginal and immaterial impact on our sales, profits and liquidity.
Additionally, on May 11, 2022, FaZe paused production on FaZe 1 due to an outbreak of COVID-19, in accordance with FaZe’s and the CDC’s health and safety guidelines. Although production resumed on May 22, 2022, and the winner was announced on May 26, 2022, there may be similar impacts on our business in the future.

We will continue to actively monitor the impact of the pandemic on our business and may take further actions to modify our practices accordingly.
Overall Market and Economic Conditions
Changing market and economic conditions, including as a result of the ongoing COVID-19 pandemic, may positively or negatively impact our revenues, which depend on discretionary spending from consumers and corporate sponsors. Much of our business is resistant to changes in disposable consumer income, as consumers do not currently need to pay to access most of our content. However, in periods of slowing economic recovery or recession, decreases in disposable corporate income could negatively impact our revenues if companies decrease sponsorship and advertising spend. Our consumer products business is dependent on consumer discretionary spending, which is highly sensitive to changing market conditions, and a decline in discretionary spending could have an adverse impact on our results.
Mergers and Acquisitions
We will invest in mergers and acquisitions through a targeted strategy that focuses on targets that fit well with our target audience and support the strength of our brand while also being value enhancing. Our team maintains consistent dialogue with potential targets in order to establish a strong pipeline of future opportunities. We anticipate future growth in our business related to the acquisition of new companies. If our acquisitions do not meet our performance expectations, our operating results may be adversely impacted. We currently have not identified a potential target or negotiated any definitive agreements related to a potential acquisition. However, because we experienced high redemptions in connection with the Business Combination, we received less proceeds from the Business Combination to pursue our anticipated growth strategies and new initiatives, including our acquisition strategy. This may cause significant delays in, or limit the scope of, our planned acquisition strategy.
International Expansion
We have expanded into international markets and intend to continue to do so.
We believe the international market represents a large, untapped growth opportunity for our business. Although we currently have a large international audience, we have not yet fully monetized this audience because, given the early stage of our development and limitations on travel due to the COVID-19 pandemic, our historical sponsorship and talent deals have been largely with US-domestic partners.
We intend to establish talent networks abroad to monetize our brand awareness outside of the U.S. and have begun our international expansion plan in select pilot markets. We plan on expanding our global brand presence in international markets by following the same strategy we have successfully executed in the U.S.: developing and signing talent, expanding our content platforms to produce targeted content internationally, and leveraging the growth of digital and social platforms. However, because we experienced high redemptions in connection with the Business Combination, we received less proceeds from the Business Combination to pursue our anticipated growth strategies and new initiatives. This may cause significant delays in, or limit the scope of, our planned international expansion.
Potential competition may exist as we attempt to enter international markets. Our successful expansion into international markets will depend on our ability to effectively leverage relationships with our existing partners, build new partnerships, and tailor our content and branding to new markets. Should our assumptions prove overly optimistic, we may incur delays in our ability to expand our business to new markets. Such delays may also lead us to make changes in our go-to-market plans, which could result in cost overruns which could adversely impact margins and cash flows.

Key Components of Sales and Expenses
Revenue
We have the following major revenue types:

•
Brand Sponsorships
: We offer advertisers an association with the FaZe brand which we deliver through various promotional vehicles that are highly tailored to reach our target audience. These vehicles include but are not limited to online advertising, livestream announcements, content generation, social media posts, logo placement on FaZe’s official merchandise, and special appearances by members of our talent network. Brand deals are made through the FaZe sales team and provide the sponsor an association with our brand across the FaZe platform, including the full roster of FaZe talent. Revenues from our larger brand sponsorship agreements are typically based on a term and are recognized ratably over the contract term. Payment terms and conditions vary by contract type, but payments are generally due periodically throughout the term of the contract. Some smaller sponsorship deals are based on a specific deliverable and not a term and are recognized and invoiced when delivered.

We also offer talent deals, which are typically smaller in size than brand deals and are made directly with individual FaZe talent members to promote a brand or product within content created by the selected talent. These deals are often sourced and negotiated by FaZe employees and include FaZe as a counterparty. Payment terms are similar to our brand deals with talent receiving a contractually negotiated percent of the revenue as a fee.

•
Content
: We generate original content which we monetize through Google’s AdSense service, which permits Google to place paid advertisements on FaZe branded YouTube sites. Revenue is generated when the advertisement is viewed on a “cost per view” or “cost per click” basis. Each time a fan views a FaZe-programmed YouTube page, Google will display an advertisement to the fan. Depending on the type of advertisement the advertiser agrees to with Google, the advertiser agrees to pay Google based on the number of views or the number of times a fan clicks on the advertisement. This cost per view or cost per click can vary substantially depending on the channel, content, and seasonality. Google pays us a percentage of what Google charges the advertiser, and we receive reporting from Google, which we use to recognize revenue on a revenue-per-thousand playbacks (“RPM”) basis which represents a blend of cost per view and cost per click advertisements.

•	Consumer Products : We sell consumer products directly to end users online (predominantly on our website but also on other websites, including those of our partners) and at events.

•
Esports
: Our Esports revenue consists of league participation revenue, prize money, player transfer fee revenue, and licensing of intellectual property revenue. League participation revenue is generated from our participation in closed Esports leagues which historically share net revenue between all partnered teams on a pro rata basis, with FaZe receiving between 4% and 8%, subject to a minimum guarantee. Prize money is earned by competing in organized competitions and successfully placing at a level where the organizer has offered a prize. Prize money is typically paid to FaZe by the competition organizer and we will then distribute a percentage of the money to players based on contractually agreed terms. Player transfer fee revenue is earned through player transfer agreements which compensate FaZe for the release of a team member from their agreement with FaZe. Licensing of intellectual property revenue is royalty revenue in connection with the usage of our brand logo during each game or tournament.

We expect continued growth in revenues primarily due to increased organic growth as our brand builds momentum, which results from building strategic partnerships and generating new, innovative content. In the future, we expect to invest in new, innovative content and content creation.

Cost of Revenue
Cost of revenue primarily consists of amounts paid to talent and other contractors, as we perform the underlying services related to satisfying the performance obligations under our agreements. It also includes other costs, such as those related to textiles, labor, and license fees associated with consumer products.
We expect our cost of revenue to increase primarily due to the increased volume of new strategic partnerships and costs associated with increased investments in original content.
General and Administrative
General and administrative costs consist primarily of personnel-related expenses, rent and premises costs, professional service fees, and other general corporate expenses.
We expect to incur higher general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing standards, additional insurance expenses, investor relations activities, and other administrative and professional services. We also expect to increase the size of our general and administrative function to support the growth of our business and other costs associated with being a public company. As a result, we expect that our general and administrative expenses will increase in absolute dollars.
Sales and Marketing
Sales and marketing costs consist primarily of promotional, public relations, and advertising expenses. Sales and marketing costs also include other general marketing expenses.
In connection with our growth strategy, we expect to incur additional sales and marketing expenses, including marketing expenses to drive international expansion, increase consumer products sales, and market new content. However, because we experienced high redemptions in connection with the Business Combination, we received less proceeds from the Business Combination to pursue our anticipated growth strategies. This may cause significant delays in, or limit the scope of, our planned international expansion.
Additionally, we expect 2022 sales and marketing expenses to increase as a result of the strategic decision to increase our content production budgets, including a corresponding increase to our marketing budget to increase the probability that our content is seen by a larger audience.
Interest Expense, Net
We incur interest expense from our outstanding debt obligations, including our senior convertible promissory note issued in 2020, our other convertible promissory notes issued in 2020 and 2021, and our term loan issued in 2019.
Other (Income)/Expense
Other income/expense consists primarily of foreign currency gain or loss.

Results of Operations
The following table sets forth a summary of our consolidated results of operations for the periods or years indicated, and the respective changes between comparative periods or years.

	Six months ended June 30,
(in thousands, except for percentages)	2022	2021	$ Change	% Change
Total revenues	$34,609	$25,263	$9,346	37.0%
Cost of revenues	24,177	20,875	3,302	15.8%

Gross Profit	10,432	4,388	6,044	137.7%
Operating Expenses:
General and administrative	22,097	14,312	7,785	54.4%
Sales and marketing	2,078	1,361	717	52.7%

Impairment of content assets	1,073	—	1,073	100.0%
Loss from operations	(14,816)	(11,285)	(3,531)	31.3%
Other (income)/expense:
Interest expense, net	4,032	2,118	1,914	90.4%
Other (income)/expense	16	(67)	83	(123.9)%

Total other (income)/expense:	4,048	2,051	1,997	97.4%

Net Income (Loss)	$(18,864)	$(13,336)	$(5,528)	41.5%

Our historical results, as shown above and explained in further detail below, reflect strong growth in revenues, primarily due to increased organic growth as our brand builds momentum, and as we engage in more and larger brand partnerships. At the same time, net losses increased due to an increase in cost of revenue, increases in marketing and promotional expenses, increases in headcount, increase in stock compensation expense due to stock option grants in the third quarter of 2021, increase in interest expense associated with new debt issuances, and additional reasons explained below. Gross profit increased in the period ended June 30, 2022 as compared with the period ended June 30, 2021 primarily because of an increase in revenues, as explained further below. Additionally, refer to “
Key Components of Sales and Expenses
” above for additional detail on expectations regarding expenses relative to our projections.
Revenue
Total revenues increased by $9.3 million, or 37.0%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. This change was primarily driven by effective scaling and growth of our business through our various revenue streams. Brand sponsorships revenue increased approximately $10.3 million, content revenue decreased approximately $3.9 million, Esports revenue increased approximately $3.1 million, partially offset by a decrease in consumer products revenue of approximately $0.4 million. Increases in brand sponsorships revenue were primarily due to our sales and talent teams generating new and/or larger brand sponsorships through the second quarter of 2022. Content revenues decreased due to a decrease in payments to FaZe in the six months ended 2022, when compared to 2021, of $2.1 million for sales to a third-party exclusive license for certain historical content by certain content creators. Content revenue also decreased due to a decrease in content revenue earned on YouTube of $1.8 million because two FaZe talent members left FaZe in the third quarter of 2021, which resulted in a decrease in viewership for the FaZe programmed FaZe YouTube Channel. Our overall increase in total revenues was also driven by an increase in our Total Number of Significant Sponsors and by an increase in our Aggregate YouTube Subscribers. These metrics and their relationship with revenue are described in the “
Key Performance Indicators
” section. The increase in Esports revenue was primarily due to an increase in player transfer revenue of $0.6 million, an increase in prize winnings earned by talent members of $1.3 million, and an increase in league participation revenue of $1.2 million. Further, Esports revenue in the first half of 2022 was higher than in the first half of 2021 due to the easing of restrictions related to the COVID-19 pandemic, given that Esports revenue is highly dependent on live events.

The following table presents the Company’s revenue by type for the six months ended June 30, 2022 and 2021:

	Six months ended June 30,
(in thousands, except for percentages)	2022	2021	$ Change	% Change
Brand Sponsorships	$20,982	$10,695	$10,287	96.2%
Content	6,543	10,413	(3,870)	(37.2)%
Consumer Products	1,857	2,232	(375)	(16.8)%
Esports	4,963	1,814	3,149	173.6%
Other	264	109	155	n/m (1)

Total Revenue	$34,609	$25,263	$9,346	37.0%

(1)	Not meaningful.
Cost of Revenue
Cost of revenue increased by $3.3 million, or 15.8%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. Brand Sponsorships costs increased by $1.4 million due to increases in both the volume and size of sponsorship deals. We also increased the mix of sponsorship-related content, including content for new deals with certain large-name brands that required higher production costs. Content costs decreased by $4.1 million, related to a decrease in revenue share payments in the six months ended 2022, when compared to 2021, of $1.9 million made to certain content creators for the payment received by FaZe for sales to a third-party exclusive license for certain historical content by certain content creators. Content costs related to content revenue earned on YouTube decreased by $2.2 million because two FaZe talent members left FaZe in the third quarter of 2021. The increase in Esports costs of $6.3 million was due primarily to increases in player salaries of $1.2 million, production costs of $4.5 million, prize money costs provided to talent members of $0.9 million, partially offset by player transfer costs of $0.3 million. The increase in Esports costs was also due to the easing of travel restrictions associated with COVID-19 pandemic, as there were fewer live events in the first half of 2021 compared to the first half of 2022.
General and Administrative
General and administrative expenses increased by $7.8 million, or 54.4%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. Our compensation and benefits costs increased by $2.8 million as we added headcount to grow our business. We also experienced a $2.7 million increase in stock compensation expense due to the granting of stock options in the third quarter of 2021 and restricted stock awards in the subsequent quarters. Additionally, travel and entertainment increased by $0.8 million as COVID-19-related travel restrictions lifted. IT and telecommunications fees increased $0.4 million, and non-legal professional service fees increased $1.6 million. These increases were offset by a decrease in legal settlements and other legal fees of $1.0 million, which are related to the various matters discussed in Note 9 to the FaZe Interim Financial Statements (as defined herein). Additionally, severance decreased by $0.3 million and rent and premises costs increased by $0.8 million.
Sales and Marketing
Sales and marketing expenses increased by $0.7 million, or 52.7%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. As part of our commitment to growth, we increased marketing expenses by $0.2 million and production fees for promotional content by $0.5 million.
Impairment of Content Assets
Impairment of content assets expenses increased by $1.1 million, or 100.0%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. In the second quarter of 2022, management had determined that the content asset has no further utility and wrote off the entire balance. There was no content asset impairment for the six months ended June 30, 2021.

Interest Expense, Net
Net interest expense increased by $1.9 million, or 90.4%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase in interest expense is due to the increase in the outstanding principal amount of loans as additional notes were issued in the second half of 2021 and the first half of 2022. On July 19, 2022, we completed the Business Combination, upon which certain convertible notes were converted into common stock and such notes were paid in full. After the consummation of the Business Combination on July 19, 2022, the Company does not have any outstanding debt. Debt agreements are explained further in the “
Liquidity and Capital Resources
” section below.
Other (Income)/Expense
Other (income)/expense increased by $0.1 million, or 123.9%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The change was primarily driven by an increase of other expense of $0.1 million from 2021 to 2022.
Net Income (Loss)
For the reasons discussed above, net loss increased approximately $5.6 million, or 41.5%, from a net loss of $13.3 million for the six months ended June 30, 2021 to a net loss of $18.9 million for the six months ended June 30, 2022.
The following table sets forth a summary of our consolidated results of operations for the periods or years indicated, and the respective changes between comparative periods or years.

	Years ended December 31,
(in thousands, except for percentages)	2021	2020 (As revised)	$ Change	% Change
Total revenues	$52,852	$37,166	$15,686	42.2%
Cost of revenue	41,553	28,072	13,481	48.0%

Gross Profit	11,299	9,094	2,205	24.2%
Operating Expenses:
General and administrative	39,401	31,975	7,426	23.2%
Sales and marketing	3,352	1,357	1,995	147.0%

Loss from operations	(31,454)	(24,238)	(7,216)	(29.8)%
Other (income)/expense:
Interest expense, net	5,467	3,780	1,687	44.6%
Other (income)/expense	(55)	759	(814)	(107.2)%

Total other (income)/expense:	5,412	4,539	873	19.2%

Net Income (Loss)	$(36,866)	$(28,777)	$(8,089)	(28.1)%

Our historical results, as shown above and explained in further detail below, reflect strong growth in revenues, primarily due to increased organic growth as our brand builds momentum, and as we engage in more and larger brand partnerships. At the same time, net losses increased due to an increase in cost of revenue, increases in marketing and promotional expenses, increases in headcount, stock option grants in 2021, interest expense associated with new debt issuances, and additional reasons explained below. Gross profit increased in the year ended December 31, 2021 as compared with the year ended 2020 primarily because of an increase in revenues, as explained further below. Additionally, refer to “
Key Components of Sales and Expenses
” above for additional detail on expectations regarding expenses relative to our projections.

Revenue
Total revenues increased by $15.7 million, or 42.2%, from 2020 to 2021. This change was primarily driven by effective scaling and growth of our business through our various revenue streams. Brand sponsorships revenue increased approximately $8.3 million, content revenue increased approximately $4.0 million, Esports revenue increased approximately $3.0 million, and consumer products revenue increased approximately $0.2 million. Increases in brand sponsorships revenue were primarily due to our sales and talent teams generating new and/or larger brand sponsorships in 2021. Content revenues increased due to a one-time payment to FaZe in 2021 of $4.5 million for the sale to a third party of a five-year exclusive license for certain historical content posted to YouTube by one content creator prior to June 2021, partially offset by a decrease in content revenue earned on YouTube and Twitch of $0.5 million because two FaZe talent members left FaZe in the third quarter of 2021, which resulted in a decrease in viewership for the FaZe programmed FaZe YouTube Channel. Our overall increase in total revenues was also driven by an increase in our Total Number of Significant Sponsors and by an increase in our Aggregate YouTube Subscribers. These metrics and their relationship with revenue are described in the “
Key Performance Indicators
” section. The increase in Esports revenue was primarily due to an increase in digital goods sold of $2.7 million attributable to overall brand growth, an increase in prize winnings earned by talent members of $0.3 million, and an increase in league participation revenue of $0.1 million, partially offset by a decrease in player transfer revenue of $0.2 million. Further, Esports revenue in 2020 was lower due to the COVID-19 pandemic, given that Esports revenue is highly dependent on live events, which were halted due to stay-at-home orders during 2020.
The following table presents the Company’s revenue by type for the years ended December 31, 2021 and 2020:

	Years ended December 31,
(in thousands, except for percentages)	2021	2020 (As Revised)	$ Change	% Change
Brand Sponsorships	$24,867	$16,520	$8,347	50.5%
Content	16,068	12,077	3,991	33.0%
Consumer Products	5,751	5,560	191	3.4%
Esports	5,847	2,860	2,987	104.4%
Other	319	149	170	114.1%

Total Revenue	$52,852	$37,166	$15,686	42.2%

Cost of Revenue
Cost of revenue increased by $13.5 million, or 48.0%, from 2020 to 2021. Brand Sponsorships costs increased by $5.1 million due to increases in both the volume and size of sponsorship deals. We also increased the mix of sponsorship-related content, including content for new deals with certain large-name brands that required higher production costs. Costs related to our content revenue increased by $4.2 million related to revenue share payments made to one content creator related to the one-time payment received by FaZe in 2021 of $4.5 million for the sale to a third party of a five-year exclusive license for certain historical content posted to YouTube by the content creator prior to June 2021. The increased brand sponsorships costs and increased content costs are also tied to increases in our Total Number of Significant Sponsors and Aggregate YouTube Subscribers. For instance, as sponsorships increase, the costs to service those sponsorships increase, and as our Aggregate YouTube Subscribers increase, we expect to generate more revenues from our content, and the related amounts we pay to our talent increase. The increase in Esports costs of $4.0 million was due primarily to increases in the sale of digital goods of $1.7 million, player salaries of $1.6 million, league participation fees of $0.2 million, production costs of $0.4 million, and prize money costs provided to talent members of $0.1 million. The increase in Esports costs was also due to the easing of travel restrictions associated with COVID-19 pandemic, as live events were halted due to stay-at-home orders during 2020, but Esports live events resumed in 2021, which increased the associated costs.

General and Administrative
General and administrative expenses increased by $7.4 million, or 23.2%, from 2020 to 2021. Our compensation and benefits costs increased by $6.7 million as we added headcount to grow our business. We also experienced a $1.6 million increase in stock compensation expense due to the granting of stock options in 2021. Additionally, travel and entertainment increased by $0.5 million as COVID-19-related travel restrictions lifted. IT and telecommunications fees increased $0.5 million, depreciation and amortization increased by $0.3 million, and non-legal professional service fees increased $1.4 million. These increases were offset by a decrease in legal settlements and other legal fees of $2.5 million, which are related to the various matters discussed in Note 11 to our consolidated financial statements as of, and for the years ended, December 31, 2021 and 2020 (the “FaZe Audited Financial Statements”). Additionally, severance decreased by $1.0 million and rent and premises costs decreased by $0.3 million.
Sales and Marketing
Sales and marketing expenses increased by $2.0 million, or 147.0%, from 2020 to 2021. As part of our commitment to growth, we increased marketing expenses by $0.4 million and production fees for promotional content by $1.8 million. These increases were partially offset by a decrease in public relations expenses of $0.2 million.
Interest Expense, Net
Net interest expense increased by $1.7 million, or 44.6%, from 2020 to 2021. The increase in interest expense is due to the increase in the outstanding principal amount of loans as additional notes were issued in the fourth quarter of 2020 and throughout 2021. The $5.1 million increase in interest related to debt agreements initiated in late 2020 and throughout 2021 more than offset the $3.4 million decrease in interest related to FaZe paying off its loan with Bridging Financing, Inc. in the fourth quarter of 2020. Debt agreements are explained further in the “
Liquidity and Capital Resources
” section below.
Other (Income)/Expense
Other (income)/expense decreased by $0.8 million, or 107.2%, from $0.8 million in other expense in 2020 to $0.1 million in other income in 2021. The change was primarily driven by a decrease in foreign currency translation losses of $0.8 million from 2020 to 2021. That is, we paid off our Bridging Financing, Inc. loan in the fourth quarter of 2020.
Net Income (Loss)
For the reasons discussed above, net loss increased $8.1 million, or 28.1%, from a net loss of $28.8 million for the year ended December 31, 2020 to a net loss of $36.9 million for the year ended December 31, 2021.
Non-GAAP Information
This prospectus includes adjusted EBITDA, which is a non-GAAP measure that we use to supplement our results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as net loss before share-based compensation expense, exited activities expense, foreign currency gains and losses, interest expense, provision for income taxes, depreciation and amortization, and impairment of content assets. Adjusted EBITDA is used by the FaZe board and management as a key factor in determining the quality of our earnings (loss).
Adjusted EBITDA is a performance measure that we believe is useful to investors and analysts because it illustrates the underlying financial and business trends relating to our core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by U.S. GAAP and should not be considered as alternatives to information reported in accordance with U.S. GAAP.
The table below presents our adjusted EBITDA, reconciled to our net loss for the periods indicated.

	Six months ended June 30,
(in thousands)	2022	2021
Net Loss	$(18,864)	$(13,336)
Adjusted for:
Share-based compensation expense	2,659	—
Foreign exchange loss	—	—
Interest expense	4,032	2,118
Provision for income tax	—	—
Impairment of content assets	1,073	—
Depreciation and amortization	663	434

Adjusted EBITDA	$(10,437)	$(10,783)

While not included in the adjustments above, management also removes certain expenses for internal reporting purposes, as they are unpredictable and not considered core to our operations. These expense adjustments that are utilized for internal reporting purposes include expenses related to legal settlements, legal fees outside of the ordinary course of business, and severance. For the six months ended June 30, 2022 and June 30, 2021, legal settlements totaled $0.1 million and $0.0 million, legal fees outside of the ordinary course of business totaled $0.1 million and $0.7 million, and severance expenses totaled $0.0 million and $0.3 million, respectively. See Note 9 to the FaZe Interim Financial Statements for further information relating to these legal and severance related expenses that are not included in our EBITDA calculations, other than for internal reporting purposes.
The table below presents our adjusted EBITDA, reconciled to our net loss for the periods indicated.

	Years ended December 31,
(in thousands)	2021	2020
Net loss	$(36,866)	$(28,777)
Adjusted for:
Share-based compensation expense	1,637	20
Exited activities (1)	—	28
Foreign exchange loss	—	796
Interest expense	5,467	3,780
Provision for income tax	—	—
Depreciation and amortization	1,021	741

Adjusted EBITDA	$(28,741)	$(23,412)

(1)	Consists of warehousing and fulfilment expenses associated with our consumer products activity prior to FaZe’s use of a third-party provider.
While not included in the adjustments above, management also removes certain expenses for internal reporting purposes, as they are unpredictable and not considered core to our operations. These expense adjustments that are utilized for internal reporting purposes include expenses related to legal settlements, legal fees outside of the ordinary course of business, and severance. For the years ended December 31, 2021 and December 31, 2020, legal settlements totaled $3.2 million and $6.2 million, legal fees outside of the ordinary course of business totaled $3.4 million and $3.6 million, and severance expenses totaled $0.6 million and $1.5 million, respectively. See Note 11 to the FaZe Audited Financial Statements for further information relating to these legal and severance related expenses that are not included in our EBITDA calculations, other than for internal reporting purposes.
Liquidity and Capital Resources
Our ability to expand and grow our business in the short and long-term will depend on many factors, including our working capital needs and the evolution of our operating cash flows.
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. We have financed our operations primarily through the sale of convertible preferred stock and through debt agreements with third-party lenders. See below for a summary of our material debt and equity financing arrangements.
We have incurred net losses since inception. We expect to continue to incur significant operating losses for the foreseeable future. However, based on cash received from the completion of the merger as more fully described in Note 12 to the FaZe Interim Financial Statements as compared to the cash needs to fund operations, the Company currently expects that it will have sufficient cash to fund its operating expenses and capital expenditure requirements for at least the next 12 months. As such, substantial doubt about the Company’s ability to continue as a going concern has been alleviated. In connection with the Business Combination, holders of 15,883,395 shares of BRPM Class A common stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $158.9 million, which represented approximately 92% of the funds held in BRPM’s Trust Account. Because we experienced high redemptions in connection with the Business Combination, we received less proceeds from the Business Combination to pursue our anticipated growth strategies and new initiatives, including our acquisition strategy. This may cause significant delays in, or limit the scope of, our planned acquisition strategy.
As a result, our results of operations and financial condition may be worse than we projected. Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic, are difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The continuing impact of the COVID-19 pandemic is highly uncertain and subject to change. Nonetheless, we believe our cash on hand will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months through August 2023, including if no warrants are exercised.
We may need additional cash due to changing business conditions or other developments. Our future short and long-term capital requirements will depend on several factors, including, but not limited to, the rate of our growth, our ability to attract and retain fans and brand sponsorships and their willingness to pay for our services. Further, we may enter into future arrangements to acquire or invest in businesses, products, services and strategic partnerships. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. The sale of additional equity would result in dilution to our stockholders. The incurrence of debt financing would result in debt service obligations, and the instruments governing such debt could provide for operating and financing covenants that restrict our operations. Additionally, the sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Common Stock issuable upon exercise of our Warrants), or the perception that such sales may occur, could cause our stock price to decline and impact our ability to raise additional financing on favorable terms. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to scale back our existing operations and growth plans, which could have an adverse impact on our business and financial prospects. Refer to “
Risk Factors
—
Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in the future could reduce our ability to compete successfully and adversely affect our results of operations
” for further details related to the risk of our failure to raise or generate additional cash on our business operations.
The shares of Common Stock offered for resale by the Selling Holders in this prospectus represents approximately 66% percent of our Common Stock outstanding as of August 29, 2022 (assuming no exercise of any of our Warrants or options), and would represent over 95% of our public float assuming the sale of all shares registered hereunder for resale at the effective date of this prospectus. Each of the Founder Shares and the Common Stock issuable upon exercise of the Private Placement Warrants that are owned by the Sponsor and all shares of Common Stock issued as consideration in the Business Combination, collectively representing 7% of the shares of Common Stock registered hereunder, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. Further, the 5,312,098 shares of Common Stock issued to Legacy FaZe securityholders as earnout consideration and 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date. Once such resale restrictions end and the shares are vested, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. The shares of Common Stock held by the PIPE Investors are not subject to lock-up restrictions. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time. The sale of all of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our Common Stock and Warrants. Refer to “
Risk Factors—The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Common Stock issuable upon exercise of our Warrants), or the perception that such sales may occur, could cause our stock price to decline
” for further details related to the risk of the decline in market price of our securities as a result of the sale, or the perception of sale, of the securities registered hereby.
Equity
We did not issue any convertible preferred stock during the six months ended June 30, 2022 or June 30, 2021, or during the years ended December 31, 2021 or 2020.
Debt
Upon the close of the Business Combination, all outstanding debt was converted to equity or paid with transaction proceeds. See the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information
,” as well as additional details on outstanding debt agreements below, for more information.
2022 B. Riley Term Loan
In March 2022, we entered into the Bridge Loan Agreement with B. Riley Commercial Capital, LLC, an affiliate of the Sponsor, allowing us to borrow an aggregate principal amount of up to $20 million which matured on the Closing Date of the Business Combination. The interest rate was 7% per annum, compounded quarterly, and the Term Loan is secured by all of our assets, other than certain excluded collateral, and subject to Intercreditor Agreements entered into between the B. Riley Lender, Cox, and CPH. In connection with the Term Loan, we waived the Minimum Proceeds Condition under the Merger Agreement. We drew the initial $10 million upon closing of the B. Riley Term Loan in March 2022, and drew the final $10 million in April 2022.
The Term Loan was fully paid in July 2022 in connection with the closing of the Business Combination.
2021 Cox Convertible Promissory Notes
As explained in further detail in the Notes to the FaZe Interim Financial Statements, in August 2021, we entered into an agreement with Cox, to which we sold convertible promissory notes of $10.0 million. Cox also purchased an additional $5.0 million in convertible promissory notes in October 2021. The maturity date of the notes was the earliest of December 15, 2023, or various other conditions outlined in the Notes to the FaZe Interim Financial Statements, one of which is the consummation of the Business Combination. These convertible promissory notes, which could not be prepaid without consent of the holder, bore interest at a rate of 10.00% per annum and were secured against substantially all of our assets.
The convertible promissory notes were fully converted into shares of Common Stock in July 2022 in connection with the closing of the Business Combination.
Senior Convertible Note Purchase Agreement and Senior Convertible Promissory Note
Pursuant to a Secured Convertible Note Purchase Agreement, dated as of December 15, 2020, as amended, by and among Legacy FaZe, CPH Phase II SPV LP (“CPH II”) and CPH Phase III SPV LP (“CPH III” and, together with CPH II, “CPH”), Legacy FaZe issued $55,000,000 in aggregate principal amount of convertible promissory notes to CPH between December 15, 2020, and August 30, 2021 (the “CPH notes”). The CPH notes accrued interest at a rate of 10% per year and had a maturity date of December 15, 2023. In addition, CPH had the right to purchase certain additional convertible promissory notes from FaZe (the “CPH Right”). Upon the Closing, CPH elected to convert the CPH notes into 17,018,805 shares of Common Stock.
Pursuant to a letter agreement, dated as of December 15, 2020, as amended by and between Legacy FaZe and CPH II (the “CPH Letter”), as long as CPH or its affiliates owned at least 2% of the outstanding capital stock of Legacy FaZe on an as-converted-to-common stock basis, Legacy FaZe was required to invite a CPH representative to attend all meetings of Legacy FaZe’s board of directors in a non-voting observer capacity, subject to certain exceptions. In addition, in consideration of CPH’s purchase of the CPH notes, so long as any amount remained outstanding under the CPH notes, Legacy FaZe agreed to pay to CPH a nonrefundable quarterly monitoring fee of $62,500, and, upon CPH’s request, reimburse CPH for any reasonable, necessary and documented expenses incurred by CPH in connection with the monitoring of its investment in FaZe and/or activities performed on behalf of FaZe, subject to a limit of $250,000 in total.
On October 23, 2021, CPH entered into a letter agreement with Legacy FaZe, pursuant to which, among other things, (i) CPH agreed to convert the CPH notes into shares of Legacy FaZe common stock immediately prior to Closing Date, (ii) CPH agreed to waive the CPH Right in exchange for the issuance of a Legacy FaZe convertible note, such note to be converted into shares of Legacy FaZe common stock immediately prior to Closing, and such shares of Legacy FaZe common stock to be converted into 4,800,000 shares of Legacy FaZe common stock, (iii) CPH agreed to waive any interest on the CPH notes in exchange for (x) the issuance of a Legacy FaZe convertible note, such note to be converted into shares of Legacy FaZe common stock immediately prior to Closing, and such shares of Legacy FaZe common stock to be converted into 523,763 shares Common Stock and (y) payment in cash of interest on the CPH notes that accrues starting on February 1, 2022, and ending on the Closing Date, and (iv) FaZe nominated Nick Lewin for election as a director of New FaZe, and upon election of Mr. Lewin as a director of FaZe.
The CPH convertible notes were converted in July 2022, in connection with the closing of the Business Combination, and the CPH Letter terminated upon the election of Mr. Lewin as a director of FaZe.
Other Convertible Promissory Notes
In March 2020 through August 2021, we entered into Convertible Promissory Note Agreements with accredited investors pursuant to which we sold promissory notes totaling approximately $3.2 million. For each of the $2.5 million of notes issued in 2020, the maturity date was the earlier of December 31, 2021, or the closing of a private round of preferred stock financing with immediately available proceeds of at least $1.0 million, with one note of $0.5 million with a maturity date as the earlier of April 21, 2023, or the or the closing of a private round of preferred stock financing with immediately available proceeds of at least $1.0 million. For each of the $0.7 million in notes issued in 2021, the maturity date was the second anniversary of the date of the debt purchase agreement.

The conversion price of the notes was equal to 90% of the price per share sold in a preferred stock financing, provided the price is subject to adjustment in the event our enterprise value is greater than $250.0 million on that date. The convertible promissory notes, which could not be prepaid without consent of the holder, bore interest at a rate of 4.00% per annum. The convertible promissory notes were subordinate and junior in right of payment to any senior indebtedness of FaZe.
The other convertible promissory notes were fully converted into shares of Common Stock in July 2022, connection with the closing of the Business Combination.
Paycheck Protection Program Loan
On May 4, 2020, we entered into a promissory note dated May 4, 2020, with Harvest Small Business Finance, LLC., pursuant to which Harvest agreed to make a loan to us under the Paycheck Protection Program offered by the U.S. Small Business Administration in a principal amount of approximately $1.1 million pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The loan proceeds were available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves; as well as rent; utilities; and interest on certain other outstanding debt.
The Paycheck Protection Program loan was fully repaid in July 2022, using the proceeds from the closing of the Business Combination.
Term Loan Facility
On October 28, 2019, Legacy FaZe entered into a term loan agreement with Bridging Financing Inc., pursuant to which Bridging agreed to make a loan to us in the amount of 30.0 million Canadian dollars. The loan would have matured on the earlier of (i) 24 months following October 28, 2019, or (ii) a date one day prior to the maturity of any of convertible notes outstanding. Interest on the loan accrues at a rate equal to the Bank of Nova Scotia Prime plus 4.05%, per annum. The Term Loan was convertible into shares of Common Stock at the discretion of Bridging Financing Inc., at a price equal to $220.0 million divided by the total number of shares outstanding on a fully diluted basis. The loan was subject to a financial covenant, whereby, as of the last day of the fiscal quarter, we were required to maintain a minimum balance of cash in a deposit account, for the immediately prior 12 calendar months. We were not in compliance with this covenant for certain periods of 2020 and 2019; however, noncompliance did not result in any event of default or financial penalty with the lender.
The loan was fully paid in 2020 upon issuance and sale of the 2020 senior convertible promissory note.
Other Contractual Obligations Commitments and Contingencies
We may be party to various claims in the normal course of business. Legal fees and other costs associated with such actions are expensed as incurred. We assess the need to record a liability for litigation and other loss contingencies, with reserve estimates recorded if we determine that a loss related to the matter is both probable and reasonably estimable. We did not record losses related to legal settlements in the six months ended June 30, 2021 and recorded less than $0.1 million for the six months ended June 30, 2022. We recorded losses related to legal settlements of $6.2 million for the year ended December 31, 2020 and $3.2 million for the year ended December 31, 2021.
Our future contractual commitments related to future minimum payments for non-cancelable operating lease obligations at June 30, 2022, are $1.4 million for the remainder of 2022, $2.9 million for 2023, and $2.0 million for 2024 and thereafter.

Cash Flows—Six Months Ended June 30, 2022 and June 30, 2021
The following table summarizes our cash flows for the periods indicated (in thousands):

	Six months ended June 30,		$ Change	% Change
(in thousands, except for percentages)	2022	2021
Net cash used in investing activities	(3,828)	(225)	(3,603)	n/m	(1)
Net cash provided by financing activities	18,382	19,819	(1,437)	(7.3)%

Net increase (decrease) in cash and restricted cash	(11,124)	4,480	(15,604)	n/m	(1)
Cash and restricted cash, beginning of period	17,618	4,431	13,187	n/m	(1)

Cash and restricted cash, end of period	6,494	8,911	(2,417)	(27.1)%

(1)	Not meaningful.
Cash Flows Used in Operating Activities
We used $10.6 million more in cash for operating activities in the six months ended June 30, 2022 compared with the six months ended June 30, 2021. This change was largely related to the changes in net loss explained in the “
Results of Operations”
section, offset by the impact of various non-cash charges explained in further detail below.
Net cash used in operating activities was $25.7 million for the six months ended June 30, 2022. Our net loss of $18.9 million was partially comprised of non-cash charges: interest expenses of $4.0 million, stock-based
compensation expense of $2.7 million, depreciation and amortization of $0.7 million, additions to content assets of $0.6 million, and impairments to content assets of $1.1 million. Additionally, during the six months ended June 30, 2022, changes in operating assets and liabilities used cash flows from operations of $14.6 million, primarily due to a combination of an increase in accounts receivable and contract assets of $2.5 million, a decrease in prepaid expenses of $0.2 million, a decrease in accounts payable and accrued expenses of $7.2 million and a decrease in contract liabilities of $5.1 million.
Net cash used in operating activities was $15.3 million for the six months ended June 30, 2021. Our net loss of $13.3 million was partially comprised of non-cash charges: interest expenses of $2.1 million as well as depreciation and amortization expense of $0.4 million. Additionally, during the six months ended June 30, 2021, changes in operating assets and liabilities used cash flows from operations of $4.3 million, primarily due to a combination of an increase in accounts receivable and contract assets of $0.8 million, an increase in prepaid expenses of $0.6 million, a decrease in accounts payable and accrued expenses of $3.1 million and an increase in contract liabilities of $0.3 million.
Cash Flows Used in Investing Activities
We used $3.6 million more in cash for investing activities in the six months ended June 30, 2022 compared with the six months ended June 30, 2021 due to increased purchases of property, plant and equipment and purchase of intangible assets.
Net cash used in investing activities of $3.8 million for the six months ended June 30, 2022 was due to purchases of property, plant and equipment of $3.5 million and purchases of intangible assets of $0.3 million.
Net cash used in investing activities of $0.2 million for the six months ended June 30, 2021 was due to purchases of tangible and intangible assets totaling $0.1 million as well as the issuance of note receivable of $0.1 million.
Cash Flows Provided by Financing Activities
We generated $1.4 million less cash from financing activities in the six months ended June 30, 2022 compared with the six months ended June 30, 2021, primarily due to increases in payment of deferred transaction costs.

These changes which decreased cash generated from financing activities were partially offset by an increase in the issuance of common stock in connection with the exercise of stock options and a decrease in the payment of debt issuance costs.
Net cash provided by financing activities of $18.4 million for the six months ended June 30, 2022 was primarily due to proceeds from the issuance of a term loan of $20.0 million and the issuance of common stock in connection with the exercise of stock options of $0.1 million, partially offset by payments of deferred transaction costs of $1.7 million.
Net cash provided by financing activities of $19.8 million for the six months ended June 30, 2021 was primarily due to proceeds from the issuance of convertible debt of $20.0 million, partially offset by debt issuance costs of $0.2 million.
Cash Flows—Years Ended December 31, 2021 and December 31, 2020
The following table summarizes our cash flows for the periods indicated (in thousands):

	Years ended December 31,
(in thousands, except for percentages)	2021	2020	$ Change	% Change
Net cash used in operating activities	$(25,180)	$(16,856)	$(8,324)	49.4%
Net cash used in investing activities	(1,705)	(791)	(914)	115.5%
Net cash provided by financing activities	40,072	10,079	29,993	n/m	(1)

Net increase (decrease) in cash and restricted cash	13,187	(7,568)	20,755	n/m	(1)
Cash and restricted cash, beginning of period	4,431	11,999	(7,568)	(63.1)%

Cash and restricted cash, end of period	17,618	4,431	13,187	n/m	(1)

(1)	Not meaningful.
Cash Flows Used in Operating Activities
We used $8.3 million more in cash for operating activities in the year ended December 31, 2021 compared with the year ended December 31, 2020. This change was largely related to the changes in net loss explained in the “
Results of Operations
” section.
Net cash used in operating activities was $25.2 million for the year-ended December 31, 2021. Our net loss of $36.9 million was partially offset by non-cash interest expenses of $5.5 million, stock-based compensation expense of $1.6 million, depreciation and amortization of $1.0 million, and additions to content assets of $0.5 million. Additionally, during the year-ended December 31, 2021, changes in operating assets and liabilities used cash flows from operations of $4.0 million, primarily due to an increase in accounts receivable, contract assets, and prepaid expenses of $4.2 million, $2.8 million, and $0.5 million, respectively, as well as an increase in accounts payable and accrued expenses of $4.7 million and contract liabilities of $6.8 million.
Net cash used in operating activities was $16.9 million for the year-ended December 31, 2020. Our net loss of $28.8 million was partially offset by non-cash charges, including: interest expenses of $3.1 million, depreciation and amortization expense of $0.7 million, and foreign exchange impact of $0.8 million. Additionally, during the year-ended December 31, 2020, changes in operating assets and liabilities provided cash flows from operations of $7.3 million, primarily due to a decrease in accounts receivable and contract assets of $0.7 million and $0.8 million, respectively, as well as an increase in accounts payable and accrued expenses of $4.9 million and contract liabilities of $0.9 million.

Cash Flows Used in Investing Activities
We used $0.9 million more in cash for investing activities in the year ended December 31, 2021 compared with the year ended December 31, 2020 due to increased purchases of tangible and intangible assets, and issuances of notes receivable.
Net cash used in investing activities of $1.7 million for the year-ended December 31, 2021, was primarily due to purchases of property, plant, and equipment of $0.7 million, purchases of intangible assets of $0.8 million, and issuances of notes receivable of $0.1 million.
Net cash used in investing activities of $0.8 million for the year-ended December 31, 2020, was primarily due to purchases of property, plant, and equipment of $0.7 million and purchase of intangible assets of $0.1 million.
Cash Flows Provided by Financing Activities
We generated $30.0 million more cash from financing activities in the year ended December 31, 2021 compared with the year ended December 31, 2020, primarily due to increases in the proceeds from the issuance of convertible debt and decreases in payments of loan principal. These changes which increased cash generated from financing activities were partially offset by a decrease in the issuance of loans payable.
Net cash provided by financing activities of $40.1 million for the year-ended December 31, 2021, was primarily due to proceeds from the issuance of convertible debt of $40.7 million, partially offset by payments on loan principal of $0.4 million and debt issuance costs of $0.3 million.
Net cash provided by financing activities of $10.1 million for the year-ended December 31, 2020, was primarily due to proceeds from the issuance of loans payable of $1.1 million and proceeds from issuance of convertible debt of $35.4 million, partially offset by payments on loan principal of $26.1 million and debt issuance costs of $0.3 million.
Critical Accounting Policies and Estimates
Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make judgments, estimates and assumptions that impact the reported amount of net sales and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to the FaZe Interim Financial Statements included elsewhere in this prospectus. Our critical accounting policies are described below.
Revenue Recognition
Effective January 1, 2019, we adopted the new accounting standard and related amendments, using the modified retrospective transition method for all contracts. Based on our assessment, the adoption of ASC 606,
Revenue
from Contracts with Customers
(“ASC 606”) did not have a material impact to the Company’s consolidated financial statements and there were no material differences between the Company’s adoption of ASC 606 and its historic accounting under ASC 605,
Revenue Recognition
. For further information regarding the impact of the adoption of this standard refer to Note 2 to the FaZe Interim Financial Statements included elsewhere in this prospectus.
The below describes our revenue recognition policies and significant judgments in further detail:
Principal Versus Agent Considerations
A significant amount of our brand sponsorships and content revenues are generated from independent contractors who we pay based on revenue that they generate for FaZe. We have evaluated the terms of our brand sponsorships and content agreements and have concluded that FaZe is the primary obligor. That is, we own our brand and intellectual property, take primary responsibility for delivery of services, and exercise control over content generation and monetization. FaZe contracts directly with Google on its operated channels, and the talent contracts directly with Google on their own channels. As part of FaZe’s contracts with its talent, FaZe agrees to serve as the talent’s exclusive management company as it relates to any and all type of work the talent may perform, including content creation and advertising revenue generated from the content. While the talent owns the content they create while they are under contract with FaZe, the talent grants FaZe an exclusive perpetual license to the content, and FaZe grants limited usage rights of that content back to the talent, conditional upon them complying with the contract. Furthermore, all income earned from services provided by the talent related to gaming, Esports, content creation or the business of FaZe, which includes revenue from advertising via talent content, is subject to the talent agreement and is payable to FaZe. In addition, FaZe’s contracts with its talent specify rules and restrictions on the content the talent can create and post. As such, through its contracts with talent, FaZe is the principal because FaZe is the entity exercising primary control over the content generated in the YouTube channels being monetized.
Therefore, we recognize brand sponsorships and content revenues on a gross basis and record revenue-sharing and other fees paid to our talent as cost of revenues.
In relation to our consumer products revenue, we have outsourced the design, manufacturing, fulfillment, distribution, and sale of our consumer products to a third party, in exchange for royalties based on the amount of revenue generated. We evaluated the terms of the agreement to determine whether our consumer products revenues should be reported gross, or net of royalties paid. Key indicators that we evaluate in determining whether we are the principal in the sale (gross reporting), or an agent (net reporting) include, but are not limited to:

1)	FaZe is the party that is primarily responsible for fulfilling the promise to provide the specified good or service,

2)	FaZe has inventory risk before the good is transferred to the customer, and

3)	FaZe is the party has discretion in establishing pricing for the specified good or service.
Based on our evaluation of the above indicators, FaZe is the primary obligor with respect to consumer products sales and thus, we report consumer products revenues on a gross basis.
Timing of Recognition
The timing of revenue recognition depends on the type of revenue recognized, as explained further below.
1) Brand Sponsorships
Although our brand sponsorships may include multiple services that are capable of being distinct, these services are highly interdependent such that the services are not separately identifiable within the context of the contract. Therefore, management identified one performance obligation which is transferred over time. Therefore, brand sponsorship revenue is recognized ratably over the contract term as services as provided.
2) Content
Content revenue is variable and is earned when the visitor views or “clicks through” on the advertisement. We recognize revenue based on viewership reports, which we receive on a monthly basis. As described above, we recognize revenues on a gross basis. See
“Principal vs. Agent Considerations.”
FaZe grants exclusive licenses to customers for certain content produced by FaZe talent. FaZe grants the customer a license to the intellectual property, which is the content and its use in generating advertising revenues, for a pre-determined period, for an amount paid by the customer upon execution of the contract. FaZe’s only performance obligation is to license the content for use in generating advertising revenues, and recognizes the full contract amount at the point at which FaZe provides the customer the right to use the content, which is at the execution of the contract. FaZe has no further performance obligations under these types of contract and does not anticipate generating any additional revenue from these arrangements apart from the contract amount.
3) Consumer Products
Consumer products revenues are recognized at a point in time, as control is transferred to the customer upon shipment.
4) Esports
(a) League Participation:
Generally, FaZe has one performance obligation—to participate in the overall Esport event—because the underlying activities do not have standalone value absent our participation in the tournament or event. Revenue from prize winnings and profit-share agreements is variable and is highly uncertain, we recognize revenue at the point in time when the uncertainty is resolved.
(b) Player Transfer Fees:
Player transfer agreements include a fixed fee and may include a variable fee component. FaZe recognizes the fixed portion of revenue from transfer fees upon satisfaction of our performance obligation, which coincides with the execution of the related agreement. The variable portion of revenue is considered highly uncertain and is recognized at the point in time when the uncertainty is resolved.
(c) Licensing of Intellectual Property:
Our licenses of intellectual property generate royalties that are recognized in accordance with the royalty recognition constraint. That is, royalty revenue is recognized when the sale occurs.
Stock-Based Compensation
We recognize the cost of stock-based awards granted to FaZe employees, directors, and nonemployee consultants based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. We have elected to recognize the effect of forfeitures in the period they occur.
Based on the early stage of our company’s development and other relevant factors, we determined that an Option Pricing Model (“OPM”) was the most appropriate method for allocating FaZe’s enterprise value to determine the estimated fair value of Common Stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding its expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Specifically, we have historically used the back solve analysis to estimate the fair value of our Common Stock, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security (shares of our preferred stock in this instance). The estimates utilized in determining the grant date fair value for new awards will not be necessary once our shares are publicly traded. The grant date fair value of our Common Stock was determined with the assistance of an independent third-party valuation specialist.
We specifically determine the fair value of FaZe stock options using the Black-Scholes-Merton option pricing model, which is impacted by the following assumptions:

•	Expected Term—We use the simplified method when calculating the expected term due to insufficient historical exercise data.

•	Expected Volatility—As our stock has recently become publicly traded, the volatility is based on a benchmark of comparable companies within our peer group.

•	Expected Dividend Yield—The dividend rate used is zero as we have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future.

•
Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon instrument with an equivalent remaining term equal to the expected life of the award.

Income Taxes
We record a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740, Income Taxes, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. We evaluate deferred tax assets each period for recoverability. For those assets that do not meet the threshold of “more likely than not” that they will be realized in the future, a valuation allowance is recorded. We have considered our history of cumulative tax and book losses incurred since inception, and other positive and negative evidence, and have concluded that it is more likely than not that the Company will not realize the benefits of the net deferred tax assets as of June 30, 2021, or 2022 or as of December 31, 2020, or 2021.
We report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense, if applicable income tax returns remain open for examination by applicable authorities, generally three years from filing for federal and four years for state. We would classify interest and penalties related to uncertain tax positions as income tax expense, if applicable. There was no interest expense or penalties related to unrecognized tax benefits recorded through June 30, 2022, and December 31, 2021.
Recently Adopted and Issued Accounting Pronouncements
See Note 2 to the FaZe Audited Financial Statements and Note 2 to the FaZe Interim Financial Statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements that may have an impact on future results but that have not yet adopted as of the date of this prospectus.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. This may make it difficult to compare our financial results with the financial results of other public companies that are either not emerging growth companies or emerging growth companies that have chosen not to take advantage of the extended transition period.

MANAGEMENT
Board of Directors and Management
The following sets forth certain information, as of September 26, 2022, concerning our executive officers and directors.

Name	Age	Position
Executive Officers:
Lee Trink	54	Chief Executive Officer and Chairman of the Board
Zach Katz	51	President and Chief Operating Officer; Interim Chief Financial Officer (until October 3, 2022)
Tamara Brandt	47	Chief Legal Officer
Kainoa Henry	41	Chief Strategy Officer
Christoph Pachler	55	Chief Financial Officer (effective October 3, 2022)
Non-Employee Directors:
Andre Fernandez	54	Director
Angela Dalton	51	Director
Bruce Gordon	71	Director
Calvin “Snoop Dogg” Cordozar Broadus Jr.	50	Director
Daniel Shribman	38	Director
Mickie Rosen	54	Director
Nick Lewin	45	Director
Paul Hamilton	51	Director
Ross Levinsohn	59	Director
Executive Officers
Lee Trink
has served as Chief Executive Officer of FaZe since September 2018 and on its board of directors since August 2018. Prior to joining FaZe, Mr. Trink served as General Manager for artist-first label Lava Records from 2001 to 2005; General Manager and COO of Virgin Records from 2005 to 2007; and President of EMI Capitol Music Group, comprised of Capitol Records, Virgin Records, Blue Note Records and Astralwerks Records, from 2007 to 2008. He has worked with renowned artists such as Katy Perry, 30 Seconds to Mars, The Rolling Stones, Coldplay and Lenny Kravitz. Following his tenure at EMI, Mr. Trink was Principal Partner at entertainment company Prospect Park from 2009 to 2010, then started his own artist management and marketing business, Dare Mighty Entertainment, where he worked with brands such as General Motors, Harley-Davidson and Jim Beam, and artists such as Kid Rock, and the historic Preservation Hall Jazz Band from 2010 to 2018. Mr. Trink earned a J.D. from Brooklyn Law School and a B.A. from S.U.N.Y. Albany.
Zach Katz
has served as President and Chief Operating Officer of FaZe since May 2022 and was appointed interim Chief Financial Officer effective August 29, 2022 through October 3, 2022, when Christoph Pachler will assume the role of Chief Financial Officer. From 2001 through 2005, Mr. Katz moved into music management, representing prominent artists, producers and songwriters. From 2006 through 2012, he co-founded and served as CEO of record label and music publishing company Beluga Heights in partnership with Sony Music and, later, Warner Brothers Records. Mr. Katz has since served as Executive Vice President, Chief Creative Officer, and then President of Records, Publishing and Operations of artist-centric, global music company BMG from 2012 to 2018. From 2019 through 2021, Mr. Katz co-founded and served as CEO of music-tech investment fund Raised In Space Enterprises, which focuses on raising the value of music via investments in forward-thinking founders and technology. Mr. Katz earned a J.D. from Loyola School of Law in Los Angeles and a B.A. from The University of Southern California.
Tamara Brandt
has served as Chief Legal Officer and Head of Business and Legal Affairs at FaZe since March 2021. Ms. Brandt is responsible for legal and business affairs, human resources and facilities. In December 2021,

Ms. Brandt was appointed to the board of directors of B. Riley Financial, Inc., which is an affiliate of BRPM and of B. Riley Securities, Inc. Prior to joining FaZe, Ms. Brandt was the Chief Legal Officer at Dreamscape Immersive, a leading location-based virtual reality company, from June 2017 to February 2021. She also served in the legal department of Computer Sciences Corporation, which later became Fortune 100 company DXC Technology, from November 2013 to June 2017; as General Counsel of ServiceMesh, Inc., an enterprise software company in the cloud management space, where she led fundraising and the sale of the company, from 2010 to 2013; as Managing Counsel at Toyota Motor Sales, U.S.A., from 2007 to 2010; and at global law firms, Sheppard, Mullin, Richter & Hampton LLP, from 2005 to 2007, and Jones Day, from 2001 to 2005. Ms. Brandt brings experience in corporate securities, governance, finance, treasury, tax, executive compensation, emerging company matters and M&A transactions. Ms. Brandt earned a J.D. from the University of Notre Dame Law School and a B.A. from Bluffton University.
Kainoa Henry
has served as Chief Strategy Officer of FaZe since 2020. Mr. Henry is responsible for overseeing all strategy at FaZe, working closely with FaZe’s co-founders to expand and steer the creative hub that informs FaZe’s strategic decisions, and maintain synergies between FaZe’s business operations and its brand identity and culture. Prior to joining FaZe, Mr. Henry served as Chief Creative Officer for professional three-on-three basketball league The Big3 from 2017 to 2018, and as Chief Creative Officer for Merry Jane, a media platform showcasing pop culture, business, politics and health for the new generation of destigmatized cannabis culture, from 2018 to 2020. Mr. Henry has helped manage superstar artists, including Snoop Dogg and many others, and helped to develop and grow several businesses, including lifestyle YouTube platform SKEE TV, contemporary streetwear line En Noir Clothing and Sol Republic Headphones.
Christoph Pachler.
On August 25, 2022, the Company announced the appointment of Christoph Pachler as Chief Financial Officer, effective October 3, 2022. Mr. Pachler previously served as Managing Director and Chief Financial Officer of Critical Content, LLC from 2016 to 2022. Prior to that, Mr. Pachler served as Executive Vice President and Chief Financial Officer of Playboy Enterprises, Inc. from 2010 to 2016, and as Senior Vice President – Strategy and Operations of Sony Pictures Entertainment (“Sony”) from 2008 to 2010. Named Divisional Chief Financial Officer/Senior Vice President in 2005, Mr. Pachler managed the financial aspects of Sony’s international TV division. Mr. Pachler joined Sony in 1997 as Finance Director. Beginning in 2002, Mr. Pachler focused on Sony’s business development and new initiatives as Vice President of Strategic Planning. Mr. Pachler began his career with The Kushner-Locke Company in 1994 and worked as finance director with Rysher Entertainment before joining Sony. Mr. Pachler earned an M.B.A. from the University of Business and Economic in Vienna, Austria, a Masters degree in International Relations from the University of Amsterdam.
Non-Employee Directors
Andre Fernandez
joined the FaZe Board on the Closing Date of the Business Combination. Mr. Fernandez has served as the Chief Financial Officer of WeWork Inc. since June 2022. Mr. Fernandez also served as Senior Advisor to FaZe’s CEO in 2022. Mr. Fernandez previously served as Executive Vice President and Chief Financial Officer of NCR Corporation from 2018 to 2020, and as President and Chief Executive Officer of CBS Radio Inc. from 2015 to 2017. Prior to CBS, Mr. Fernandez spent seven years at Journal Communications Inc. from 2008 to 2015, serving in various roles including President and Chief Operating Officer. Mr. Fernandez was previously a member of the Board of Directors of Buffalo Wild Wings Inc. and served as Chairman of its Governance Committee and a member of its Audit Committee. He was also a member of the boards of National Association of Broadcasters, Froedtert Health, Givewith, Sachem Acquisition Corp., and Bankroll Club LLC. Mr. Fernandez earned an A.B. in Economics from Harvard College.
Angela Dalton
joined the FaZe Board on the Closing Date of the Business Combination. Ms. Dalton has served since 2018 as Founder and Chief Executive Officer of Signum Growth Capital, a broker-dealer providing M&A advisory services, private placements and public market advisory for disruptive companies at the intersection of videogaming, mass-market culture and NFTs. Ms. Dalton served as Managing Partner of Technology at Signum Global Advisors, an independent advisory firm operating at the intersection of policy and global markets, from

2018 to 2019; Managing Director and Sector Head of Technology, Media and Telecom at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from 2015 to 2018; and as an initial investor and Co-Founder of the Equities business of investment banking advisory firm Evercore, leading its Technology, Media and Telecom practice, from 2010 to 2015. Ms. Dalton earned an M.B.A. from the University of Chicago and a B.A. and B.S. from the University of Kansas.
Bruce Gordon
joined the FaZe Board on the Closing Date of the Business Combination. Mr. Gordon has served as a partner and member of the executive management committee of The ExCo Group since 2012, where he has advised and mentored executives and senior leaders of early-stage and mature companies in the technology, media, energy, healthcare, professional services sectors, among others. Mr. Gordon also serves as a senior media advisor to AlixPartners since 2014, and serves on the board of directors of Ascencia since 2021, a non-profit company that works to lift individuals and families out of homelessness. Prior to that, Mr. Gordon served as an executive in several roles for segments of The Walt Disney Company, where he gained experience in the interactive media, broadcast media and entertainment industries. From 2001 to 2011, Mr. Gordon served as worldwide senior vice president and CFO of the Disney Interactive Media Group, where he developed and implemented strategic growth initiatives. Prior to that, Mr. Gordon was an executive with three different Disney/ABC-owned television stations, serving in the roles of President and of CFO. Mr. Gordon has served as an advisor to FaZe’s CEO from 2020 to the present. Mr. Gordon earned a B.S. in Business Administration from Syracuse University and an M.B.A. from Hofstra University.
Calvin “Snoop Dogg” Cordozar Broadus Jr.
joined the FaZe Board on the Closing Date of the Business Combination. Snoop Dogg is an American rapper, singer, songwriter, actor, record producer, DJ, media personality and entrepreneur. He recently joined Def Jam Records as executive creative and strategic consultant. In addition to his work as an artist, Snoop Dogg lends his talents as a media personality with appearances on radio, TV and film. He has also produced several films and TV projects. Establishing himself as a businessman, Snoop Dogg has made several investments and endorsements spanning the lifestyle, food and beverage and cannabis industries. In 2020, Snoop Dogg established a multi-year partnership with 19 Crimes to release a line of wines inspired by the convicts-turned-colonists who built Australia. Also in 2020, Snoop Dogg launched his own spirits brand with a strawberry-infused gin called Indoggo. Additionally, Snoop Dogg founded the Snoop Youth Football League in 2005 with the idea of creating something to help L.A. kids get off the streets and providing them with an outlet. To date, more than 25 kids who have participated in the league have gone on to play in the NFL.
Daniel Shribman
joined the FaZe Board on the Closing Date of the Business Combination. Mr. Shribman has been Chief Investment Officer of B. Riley Financial Corp. since 2019; President of B. Riley Principal Investments, LLC since 2018; Chief Executive Officer and a director of B. Riley Principal 150 Merger Corp. since 2021; and Chief Executive Officer and a director of B. Riley Principal 250 Merger Corp. since 2021. Mr. Shribman has also served as a member of the board of directors of clean energy storage pioneer Eos Energy Enterprises Inc., and as chair of its audit committee, since 2020; of premium industrial and construction equipment and services provider Alta Equipment Group Inc. since 2020; of tech-powered media company The Arena Group (formerly known as theMaven, Inc.) since 2021; of one-stop financial services group NextPoint Financial Inc. since 2021; and of blank-check company AltEnergy Acquisition Corp. since 2021. Prior to joining B. Riley, Mr. Shribman was a Portfolio Manager at special situation asset manager Anchorage Capital Group, LLC from 2010 to 2018, where he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries, and previously worked at private equity firm Tinicum Capital Partners and in the restructuring advisory group at Lazard Freres. Mr. Shribman earned an A.B. in Economics and History from Dartmouth College.
Mickie Rosen
joined the FaZe Board on the Closing Date of the Business Combination. Ms. Rosen has over thirty years of operating, strategy and board experience at the intersection of media, technology and e-commerce for globally established companies, including Yahoo, Fox and Disney, and early- to growth-stage companies, such as Fabletics, Pandora, Hulu and Fandango. Ms. Rosen has served on the boards of directors of Australian bank, the Bank of Queensland, since 2021; of Ascendant Digital Acquisition Corp. (I & III), a pair of SPACs focused on interactive entertainment and the attention economy, since 2020; of leading direct-to-consumer, membership-based apparel and footwear e-commerce companies TechStyle Fashion Group, and its spin-out, Fabletics, since 2019; of leading Australian media and digital company Fairfax Media from 2017 until its acquisition by Nine Entertainment Company in 2018; and of Pandora Media from 2015 until 2019. Ms. Rosen was President of the digital arm of Tribune Publishing, Tribune Interactive, from 2017 to 2019; President of The Los Angeles Times from 2017 until its acquisition in 2018; Senior Advisor to Boston Consulting Group from 2016 to 2017; Senior Vice President of Global Media & Commerce at Yahoo! from 2011 to 2013; and prior thereto served as an executive at Fox Interactive Media, Fandango, and The Walt Disney Company, and as a consultant with McKinsey & Company. Ms. Rosen earned an M.B.A. from Harvard Business School and a B.A. from U.C. San Diego.
Nick Lewin
joined the FaZe Board on the Closing Date of the Business Combination. Mr. Lewin has served as Chairman of the Board of global, high-tech medical device and aesthetics company Establishment Labs since 2015; as General Partner of venture capital and private equity group Crown Predator Holdings since 2008, of which he was Managing Partner from 2000 to 2008; and on the board of directors of Halo Maritime Defense Systems, a privately held provider of maritime security products and solutions, since 2007. Mr. Lewin earned a B.A. from Johns Hopkins University.
Paul Hamilton
joined the FaZe Board on the Closing Date of the Business Combination. Mr. Hamilton has spent much of his career growing companies by developing comprehensive strategies that have led to financial profitability and providing restructuring and turnaround advisory services, including C-level interim management, for distressed companies in the gaming, hospitality, media and real estate industries. Additionally, Mr. Hamilton has participated in and led several portfolio workouts, capital-raising efforts and distressed asset acquisitions and liquidations, and has extensive experience in reorganization advisory services involving pre-bankruptcy strategic alternatives and planning, financial forecasting and analysis, business plan development, creditor and leaseholder communications and negotiations, cost reduction initiatives, identifying and stabilizing core operations and the analysis of asset sales, divestitures or shutdowns. Mr. Hamilton has served as Co-Owner and CEO of Atlanta Esports Ventures, which owns and operates two leading Esports teams, the Atlanta FaZe in the Call of Duty League and the Atlanta Reign in the Overwatch League, since 2018; as President and CEO of The Greenspun Corporation, a conglomerate with significant investment positions in print and electronic media publications, travel and tourism, real estate and gaming, since 2011. Mr. Hamilton also co-founded and has served as Principal of financial advisory firm Province, Inc., since 2007. Mr. Hamilton earned an M.B.A. from the Graziadio School of Business at Pepperdine University.
Ross Levinsohn
joined the FaZe Board on the Closing Date of the Business Combination. Mr. Levinsohn has been Chairman and CEO since 2019 of tech-powered media company The Arena Group (formerly known as theMaven, Inc.), which operates Sports Illustrated media, owns The Street and The Spun and provides a platform to more than 200 independent publishers. Previously, Mr. Levinsohn served on the board of directors of multimedia conglomerate Tribune Media from 2013 to 2019, and on the board of print and digital marketing company Thryv from 2016 to 2019. From 2017 until 2019 he served in two capacities for Tribune Publishing—first as CEO of the Los Angeles Times, and after the paper was sold, as CEO of Tribune Interactive, the publisher of more than 100 titles including the Chicago Tribune and New York Daily News. Mr. Levinsohn is Co-Founder of media, e-commerce and consumer technology advisory firm Whisper Advisors, of which he was Managing Director from 2014 to 2017. From 2013 to 2014, Mr. Levinsohn was CEO of Guggenheim Digital Media, which operated Prometheus Global Media assets including Billboard, Adweek and The Hollywood Reporter and managed The Film Expo Group and CLIO Awards. Mr. Levinsohn also served as interim CEO and Head of Global Media at Yahoo! from 2010 to 2012, Managing Director at Fuse Capital from 2008 to 2010 and held a variety of roles, including President of Fox Interactive Media, at News Corporation/Fox Media from 2000 to 2006. Mr. Levinsohn earned a B.A. from American University.

Corporate Governance
FaZe has structured its corporate governance in a manner that we believe closely aligns its interests with those of its stockholders. Notable features of this corporate governance include:

•
FaZe has independent director representation on its audit, compensation and nominating and corporate governance committees, and its independent directors will meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;

•	at least one of its directors has qualified as an “audit committee financial expert” as defined by the SEC; and

•
it has and will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “over boarding” and implementing a robust director education program.

Composition of the FaZe Board of Directors
FaZe’s business and affairs are managed under the direction of its board of directors. The FaZe Board is divided into three classes, with three directors in Class I (Calvin “Snoop Dogg” Cordozar Broadus Jr., Mickie Rosen and Ross Levinsohn), three directors in Class II (Angela Dalton, Nick Lewin and Paul Hamilton), and four directors in Class III (Lee Trink, Bruce Gordon, Daniel Shribman and Andre Fernandez). Each class has staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
Director Independence
Nasdaq rules generally require that a majority of the board of directors be independent. The FaZe Board has determined that Andre Fernandez, Angela Dalton, Daniel Shribman, Mickie Rosen, Nick Lewin, Paul Hamilton and Ross Levinsohn, representing seven of FaZe’s ten directors, are “independent” as that term is defined under the applicable SEC rules and Nasdaq listing requirements.
Role of Board in Risk Oversight
The board of directors has extensive involvement in the oversight of risk management related to FaZe and its business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee is tasked with periodically reviewing FaZe’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of FaZe’s business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors receives periodic detailed operating performance reviews from management.
Board Committees
The standing committees of the FaZe Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.
FaZe’s president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee
FaZe has an audit committee consisting of Angela Dalton, Mickie Rosen and Paul Hamilton, with Ms. Dalton serving as the chairperson. The FaZe Board has determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and Nasdaq listing requirements. The FaZe Board has determined that Paul Hamilton qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that Paul Hamilton possess financial sophistication, as defined under the rules of Nasdaq.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing the independent registered public accounting firm;

•	discussing with the independent registered public accounting firm their independence from management;

•	reviewing with the independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the interim and annual financial statements that FaZe files with the SEC;

•	reviewing and monitoring accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The board of directors has adopted a written charter for the audit committee which is available on FaZe’s website.
Compensation Committee
FaZe has a compensation committee consisting of Daniel Shribman, Andre Fernandez and Ross Levinsohn, with Mr. Shribman serving as the chairperson. The FaZe Board has determined that each member of the compensation committee is “independent” as defined under Nasdaq requirements and SEC rules and regulations.
The compensation committee’s responsibilities include, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of the Chief Executive Officer;

•	reviewing and setting, or making recommendations to the board of directors regarding, the compensation of other executive officers;

•	making recommendations to the board of directors regarding the compensation of directors;

•	reviewing and approving, or making recommendations to the board of directors regarding, incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.
The board of directors has adopted a written charter for the compensation committee which is available on FaZe’s website.

Nominating and Corporate Governance Committee
FaZe has a nominating and corporate governance committee consisting of Ross Levinsohn, Paul Hamilton, and Mickie Rosen, with Mr. Levinsohn serving as the chairperson. The FaZe Board has determined that each member of the nominating and corporate governance committee is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors;

•	recommending to the board of directors the nominees for election or reelection to the board of directors at annual meetings of stockholders;

•	overseeing an evaluation of the board of directors and its committees; and

•	developing and recommending to the board of directors a set of corporate governance guidelines.
The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on FaZe’s website.
Code of Business Conduct
FaZe has adopted a code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The code of business conduct is available on FaZe’s website,
http://fazeclan.com/investors
. FaZe intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website.
Executive Compensation
Overview
FaZe’s executive compensation program is consistent with Legacy FaZe’s previously-existing compensation policies and philosophies. These policies are designed to:

•
attract, retain and motivate senior management leaders who are capable of advancing FaZe’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with FaZe’s financial performance; and

•	align senior management’s interests with FaZe’s equity owners’ long-term interests through equity participation and ownership.
Decisions with respect to the compensation of FaZe’s executive officers, including its named executive officers, will be made by the compensation committee of the board of directors. The following discussion is based on the present expectations as to the compensation of the executive officers and directors currently named. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
The compensation for FaZe’s executive officers has the following components: base salary, cash bonus and commissions opportunities, long-term incentive compensation, broad-based employee benefits, supplemental executive perquisites and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. FaZe will also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its named executive officers with the long-term interests of its equity owners and to enhance executive retention.

Base Salary
For compensation information of Legacy FaZe’s named executive officers for 2021, see “
Executive and Director Compensation—Executive Compensation
.” The base salaries of FaZe’s named executive officers are subject to increases made in connection with reviews by the compensation committee.
Annual Bonuses
We expect FaZe to use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. Near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.
Stock-Based Awards
We expect FaZe to use stock-based awards in future years to promote its interests by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of FaZe’s equity holders. Stock-based awards will be awarded in future years under the Incentive Plan.
Other Compensation
We expect FaZe to continue to maintain various employee benefit plans currently maintained by Legacy FaZe, including medical, dental, vision, life insurance and 401(k) plans, flexible paid time off and employee assistance program benefits in which the named executive officers will participate. We also expect FaZe to continue to provide its named executive officers with specified perquisites and personal benefits currently provided by Legacy FaZe that are not generally available to all employees.
Director Compensation
On August 29, 2022, our board of directors adopted the Non-Employee Director Compensation Policy of FaZe Holdings Inc. For additional information see “
Executive and Director Compensation—Non-Employee Director Compensation Plan
.”

EXECUTIVE AND DIRECTOR COMPENSATION
Overview
The following is a discussion and analysis of compensation arrangements of Legacy FaZe’s named executive officers for 2021. This discussion may contain forward-looking statements that are based on FaZe’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that FaZe adopts may differ materially from the currently planned programs that are summarized in this discussion.
As an “emerging growth company” as defined in the JOBS Act, FaZe is not required to include a Compensation Discussion and Analysis section and has elected to comply with the scaled disclosure requirements applicable to emerging growth companies. Unless the context otherwise requires, all references in this section to FaZe refer to Legacy FaZe and/or its subsidiaries prior to the consummation of the Business Combination and to FaZe and its subsidiaries after the Business Combination.
To achieve FaZe’s goals, FaZe has designed, and intends to modify as necessary, its compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving FaZe’s goals. FaZe believes its compensation programs should promote the success of the company and align executive incentives with the long-term interests of its stockholders. This section provides an overview of FaZe’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
The FaZe Board and the FaZe Compensation Committee, with input from its Chief Executive Officer, has historically determined the compensation for FaZe’s named executive officers. Faze’s named executive officers for the year ended December 31, 2021 are: (i) Lee Trink, Chief Executive Officer; (ii) Amit Bajaj, former Chief Financial Officer; and (iii) Kainoa Henry, Chief Strategy Officer. In May 2022, Mr. Bajaj resigned for personal reasons and not as a result of any disagreement with FaZe regarding its presentation of financial results or otherwise and is not an executive officer of FaZe. In connection with his resignation, FaZe and Mr. Bajaj entered into a separation and release agreement, which provides for (i) the continued payment of base salary through October 31, 2022, (ii) a transaction bonus of $175,000, which was paid to Mr. Bajaj upon the closing of the Business Combination, (iii) continued vesting of certain Legacy FaZe Options, and (iv) a release of claims in favor of FaZe.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of FaZe’s named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)
Lee Trink	2021	600,000	600,000		170,199	(3)	—	8,263	1,378,462
Chief Executive Officer

Amit Bajaj	2021	350,000	175,000		71,153		—	27,013	623,166
Former Chief Financial Officer (5)

Kainoa Henry	2021	284,375	270,000	2,328,174	32,172			—	2,914,721
Chief Strategy Officer

(1)
Represents the annual bonus approved by the FaZe Board in respect of the 2021 performance period. For Mr. Henry, $120,000 of his annual bonus represents sales commissions as approved by the Company’s Compensation Committee.

(2)
Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the equity awards granted to the NEO in 2021. For a summary of the assumptions used in the valuation of these equity awards, please see Note 8 to FaZe’s audited consolidated financial statements as of December 31, 2021, included in this prospectus. These equity awards are described in greater detail in the section entitled “
- Equity Awards
” below.

(3)
The amount reported for Mr. Trink includes the incremental fair value associated with the modification of previously granted options to reprice the exercise price from $5.00 to $0.85. A total of 400,000 options were modified for a total incremental expense of $58,273.

(4)
The amount reported for Mr. Trink represents $5,863 for Company-paid insurance premiums for medical, dental and vision coverage and approximately $2,400 for Company-paid cell phone and internet coverage. The amount reported for Mr. Bajaj represents $24,613 for Company-paid insurance premiums for medical, dental and vision coverage and approximately $2,400 for Company-paid cell phone and internet coverage.

(5)	In May 2022, Mr. Bajaj resigned for personal reasons and not as a result of any disagreement with FaZe regarding its presentation of financial results or otherwise.
Narrative Disclosure to Summary Compensation Table
2021 Salaries
The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2021 annual base salaries for FaZe’s named executives officers were:

Name	2021 Base Salary ($)
Lee Trink	600,000
Amit Bajaj	350,000
Kainoa Henry (1)	400,000

(1)	Mr. Henry’s 2021 annual base salary was $225,000 until May 3, 2021 and $275,000 until October 18, 2021.
2021 Bonuses
From time to time the FaZe Board or the Compensation Committee of the FaZe Board may approve bonuses for its executive officers based on individual performance, company performance or as otherwise determined appropriate.
For 2021, other than for Mr. Trink’s guaranteed annual bonus, the annual bonuses for Messrs. Bajaj and Henry for 2021 were purely discretionary, subject to the executive remaining in continuous employment with the Company through the payment date.
For 2021, the guaranteed annual bonus for Mr. Trink was $600,000 which equals 100% of his annual base salary as set forth in his employment agreement, as summarized below. Specific target performance goals for Mr. Bajaj were not established for 2021, but the Compensation Committee approved, in its sole discretion, an annual bonus of $175,000. The Compensation Committee also approved, in its sole discretion, an annual bonus for Mr. Henry of $150,000. In addition, pursuant to Mr. Henry’s employment agreement, as summarized below, he also earned a sales commission bonus of $120,000 for expanding the Company’s sponsorship portfolio to include MoonPay, a global crypto payments infrastructure provider. The sales commission bonus equalled 2% of the amount the

Company collected upon the execution of the initial agreement with MoonPay. He will also receive 2% of any additional amounts received by the Company in respect of this initial MoonPay agreement and not in respect to any renewals of such agreement.
2021 Equity Awards
We granted stock options and shares of restricted stock to our NEOs in 2021 under our Amended and Restated 2019 Equity Incentive Plan. These grants of stock options will vest twenty-five percent (25%) on the one (1) year anniversary of the vesting commencement date, and one forty-eighth (1/48 th
) on each month on the same day as the vesting commencement date (and if there is no corresponding day, on the last day of the month), subject to the option holder continuing to provide services to the Company through each vesting date. On July 19, 2021, the Company granted (i) Mr. Trink 675,000 stock options with an exercise price of $0.85 and a vesting commencement date of April 1, 2021, (ii) Mr. Bajaj 300,000 stock options with an exercise price of $0.85 and a vesting commencement date of December 30, 2020, and (iii) Mr. Henry 75,000 stock options with an exercise price of $0.85 and a vesting commencement date of October 19, 2020 and 125,000 stock options with an exercise price of $0.85 and a vesting commencement date of April 1, 2021. On July 19, 2021, the Company also granted Mr. Bajaj 100,000 stock options with an exercise price of $0.85, and this grant will only vest upon a change in control.
On July 19, 2021, the Board of Directors of FaZe deemed it in the best interests of the Company to reduce the exercise price of 400,000 stock options held by Mr. Trink from $5.00 to $0.85.
On July 19, 2021, the Company granted Mr. Henry 170,222 shares of restricted stock that will vest 50% on October 18, 2022 and 50% on October 18, 2023. Prior to the Effective Time, the Board of Directors of Legacy FaZe and Mr. Henry amended the vesting terms of the restricted shares to provide that 75% of the then-outstanding restricted shares would vest upon the 90 th
day following the Closing Date
Employment Agreements
Legacy FaZe previously entered into employment agreements with Messrs. Trink and Henry, the material terms of which are summarized below.
Lee Trink
FaZe entered into an employment agreement with Mr. Trink on May 3, 2019. The employment agreement provides that Mr. Trink will be employed as the Chief Executive Officer of FaZe, and will receive an annual base salary of no less than $600,000 and an annual bonus of no less than 100% of his annual base salary for the applicable year. In the event that Mr. Trink’s employment is terminated by FaZe without cause or by him for good reason, and subject to the execution and nonrevocation of a release of claims in favor of FaZe, Mr. Trink will receive annual base salary continuation for thirty-six months following the date of termination of employment and annual bonuses during such period that are no less than the highest annual bonus earned during the previous thirty-six months.
Kainoa Henry
FaZe entered into an employment agreement with Mr. Henry on May 1, 2021. The employment agreement provides that Mr. Henry will be employed as the Chief Strategy Officer of FaZe, and will receive an annual base salary of no less than $275,000, an annual discretionary cash bonus and the potential of a 5% net commission related to any new venture as a result of Mr. Henry’s direct efforts and assistance. In the event that Mr. Henry’s employment is terminated by FaZe without cause or by him for good reason as each such term is defined in Mr. Henry’s employment agreement, and subject to the execution and nonrevocation of a release of claims in favor of FaZe, Mr. Henry will receive three months of annual base salary, three months of COBRA premium reimbursement, a pro-rated annual bonus for the year of employment termination based on actual performance through the date of such employment termination and, if this employment termination occurs during the two year period following a change in control, his outstanding equity awards will vest.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
				0.85	7/18/31			—
Lee Trink	400,000	675,000	(2)	0.85	3/31/31			—
		225,000	(3)	0.85	12/30/30
Amit Bajaj	75,000	100,000	(4)	0.85	2/25/31	—		—
Kainoa Henry	21,875	178,125	(5)	0.85	7/18/31	170,222	(6)	144,689

(1)
On July 19, 2021, the FaZe Board approved and adopted a third-party valuation of Common Stock as of such date, which established the fair market value of Common Stock of $0.72 per share, and repriced each then-outstanding stock option to have an exercise price equal to $0.85.

(2)
Options will vest twenty-five percent (25%) on the one (1) year anniversary of the vesting commencement date and one forty-eighth (1/48 th
) on each month on the same day as the vesting commencement date. The vesting commencement date is April 1, 2021.

(3)
Options will vest twenty-five percent (25%) on the one (1) year anniversary of the vesting commencement date and one forty-eighth (1/48 th
) on each month on the same day as the vesting commencement date. The vesting commencement date is December 31, 2020.

(4)	Options will vest upon a change in control of the Company.
(5)
Options will vest twenty-five percent (25%) on the one (1) year anniversary of the vesting commencement date and one forty-eighth (1/48 th
) on each month on the same day as the vesting commencement date. The vesting commencement date for 125,000 options is April 1, 2021 and for 75,000 options is October 19, 2020.

(6)	Shares of restricted stock vested as to 75% on October 17, 2022, and the remaining shares will vest as to 50% on October 18, 2022 and 50% on October 18, 2023.
Other Elements of Compensation
Retirement Plan
FaZe maintains a defined contribution employee retirement plan, or 401(k) plan, for its employees. FaZe’s executive officers are eligible to participate in the 401(k) plan on the same basis as its other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides for an employer match of 100% of employee deferrals up to 4% of the employee’s compensation. The 401(k) plan also provides that FaZe may make discretionary non-elective contributions.
FaZe does not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. The FaZe Board may elect to provide its officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in its best interests.

Employee Benefits and Perquisites
During their employment with FaZe, FaZe’s executive officers are eligible to participate in its employee benefit plans, including its medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of its other employees and subject to the terms and eligibility requirements of those plans.
Equity Plans
FaZe Incentive Plan
On October 24, 2021, the BRPM Board approved and adopted the FaZe Incentive Plan, effective as of and contingent on the consummation of the Business Combination, and subject to approval of BRPM Stockholders. The FaZe Incentive Plan was approved by the BRPM shareholders on July 15, 2022. The FaZe Incentive Plan is described in more detail below, and the summary is qualified in its entirety by reference to the complete text of the FaZe Incentive Plan.
Purpose
. The purpose of the FaZe Incentive Plan is to provide an additional incentive to officers, employees, partners, non-employee directors, independent contractors, and consultants of FaZe or its affiliates whose contributions are essential to the growth and success of the business of FaZe and its affiliates, in order to strengthen the commitment of such persons to FaZe and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of FaZe and its affiliates. Below is a summary of the material terms of the FaZe Incentive Plan, and it is qualified in its entirety by the FaZe Incentive Plan document.
Eligibility and Administration
.
Officers, employees, consultants, partners and non-employee directors of FaZe and its affiliates will be eligible to receive awards under the FaZe Incentive Plan. There were approximately 108 employees, 182 consultants and 10 non-employee directors eligible to receive awards under the FaZe Incentive Plan immediately following the consummation of the Business Combination.
The FaZe Board will administer the FaZe Incentive Plan unless they appoint a committee of directors to administer certain aspects of the FaZe Incentive Plan. The board of directors or committee administering the FaZe Incentive Plan is referred to herein as the “plan administrator.” Subject to applicable laws and regulations, the plan administrator is authorized to delegate its administrative authority under the FaZe Incentive Plan to an officer of FaZe or other individual or group.
The plan administrator will have the authority to exercise all powers either specifically granted under the FaZe Incentive Plan or necessary and advisable in the administration of the FaZe Incentive Plan, including, without limitation: (i) to select those eligible recipients who will be granted awards; (ii) to determine whether and to what extent awards are to be granted hereunder to participants; (iii) to determine the number of shares of Common Stock or cash to be covered by each award; (iv) to determine the terms and conditions, not inconsistent with the terms of the FaZe Incentive Plan, of each award granted thereunder; (v) to determine the terms and conditions, not inconsistent with the terms of the FaZe Incentive Plan, which govern all written instruments evidencing awards; (vi) to determine the fair market value in accordance with the terms of the FaZe Incentive Plan; (vii) to determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of the participant’s employment, tenure or service for purposes of awards; (viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the FaZe Incentive Plan as it will from time to time deem advisable; (ix) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the FaZe Incentive Plan or the applicable award agreement; and (x) to construe and interpret the terms and provisions of the FaZe Incentive Plan and any award issued under the FaZe Incentive Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the FaZe Incentive Plan and to exercise all powers and authorities either specifically granted under the FaZe Incentive Plan or necessary and advisable in the administration of the FaZe Incentive Plan.
Shares Available for Awards
. At the Effective Time, we reserved a pool of 12,358,589 shares of Common Stock for issuance under the FaZe Incentive Plan. The share pool may be increased on the first day of each fiscal year of FaZe beginning in calendar year 2023 by a number of shares equal to the lesser of (x) a number equal to 5% of the Fully-Diluted Shares (as such term is defined in the 2022 Plan) on the final day of the immediately preceding fiscal year and (y) such smaller number of shares as is determined by the FaZe Board.
Shares issued under the FaZe Incentive Plan may consist of authorized but unissued or reacquired shares of Common Stock. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, the shares with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the FaZe Incentive Plan. If an award under the FaZe Incentive Plan is paid or settled in cash, is exchanged or withheld as full or partial payment in connection with any option or stock appreciation right (“SAR”), or is exchanged or withheld to satisfy the tax withholding obligations related to an award under the FaZe Incentive Plan, then any shares subject to such award may, to the extent of such cash settlement, exchange or withholding, be used again for new grants under the FaZe Incentive Plan. If an award under the FaZe Incentive Plan is forfeited, exchanged, surrendered, cancelled or expires, then any forfeited, exchanged, surrendered, cancelled or expired shares subject to such award may be used for new grants under the FaZe Incentive Plan. In addition, (i) to the extent an award is denominated in shares, but paid or settled in cash, the number of shares with respect to which such payment or settlement is made will again be available for grants of awards pursuant to the FaZe Incentive Plan and (ii) shares underlying awards that can only be settled in cash will not be counted against the aggregate number of shares of Common Stock available for awards under the FaZe Incentive Plan.
Awards that are assumed, converted, or substituted under the FaZe Incentive Plan as a result of FaZe’s acquisition of another company (including by way of merger, combination or similar transactions) (each such award a “Substitute Award”) will not reduce the shares available for grant under the FaZe Incentive Plan.
The maximum amount of compensation awarded to a non-employee member of the FaZe Board pursuant to an award under the FaZe Incentive Plan for service as a non-employee director for a calendar year may not exceed $400,000 (calculating the value of any such awards based on the grant date fair value of such awards for FaZe’s financial reporting purposes). This limitation will be increased to $700,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for FaZe’s financial reporting purposes) for awards granted to non-employee directors of FaZe in their initial calendar year of service as such on the FaZe Board.
Equitable Adjustments
. The FaZe Incentive Plan provides that, in the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend, combination or exchange of shares, change in corporate structure or a similar corporate event affecting the Common Stock of FaZe (in each case, a “Change in Capitalization”), the plan administrator will make, in its sole discretion, an equitable substitution or proportionate adjustment in (i) the number of shares of Common Stock reserved under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the FaZe Incentive Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, restricted stock units, stock bonuses and other share-based awards granted under the FaZe Incentive Plan and (iv) the performance goals and performance periods applicable to any awards granted under the FaZe Incentive Plan. The plan administrator will make other equitable substitutions or adjustments as it determines in its sole discretion.
In addition, in the event of a Change in Capitalization (including a change in control, as described below), the plan administrator may cancel any outstanding awards for the payment of cash or in-kind consideration.

However, if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of Common Stock, cash or other property covered by such award, the FaZe Board may cancel the award without the payment of any consideration to the participant.
Awards—Generally
. The FaZe Incentive Plan provides for the grant of stock options (including incentive stock options (“ISOs”) and nonqualified stock options), SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards, stock bonuses, cash awards and substitute awards. Certain awards under the FaZe Incentive Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the FaZe Incentive Plan will be granted pursuant to an award agreement containing terms and conditions applicable to the award, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than ISOs can be granted to employees, consultants, and directors, but ISOs can be granted only to employees.
Awards—Types of Awards
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1.
Stock Options.
Stock options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. Each option granted under the 2022 Plan may either be an option intended to qualify as an ISO within the meaning of Section 422 of the Internal Revenue Code or an option not intended to be so qualified (a “Nonqualified Stock Option”). ISOs may be granted only to an employee of FaZe, its parent corporation or a subsidiary. To the extent that the aggregate fair market value of the shares of Common Stock for which ISOs are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess ISOs will be treated as Nonqualified Stock Options. The term of any stock option may not exceed ten years from the date of grant and, except as provided in the applicable award agreement, the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. If an ISO is granted to a participant who owns more than 10% of the voting power of all classes of shares of FaZe, its parent corporation or a subsidiary, the exercise period of the ISO may not exceed five years from the date of grant and the exercise price may not be less than 110% of the fair market value of a share of Common Stock on the date the ISO is granted. The exercise price for shares of Common Stock subject to a stock option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares otherwise issuable upon exercise), (ii) by tendering unrestricted shares of Common Stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. No more than 150,000,000 shares of Common Stock reserved for issuance under the 2022 Plan may be issued pursuant to the exercise of ISOs (subject to equitable adjustments). If a participant disposes of any shares of Common Stock acquired pursuant to the exercise of an ISO before the later of (i) two years after the date of grant and (ii) one year after the date of exercise of the ISO, the participant must notify FaZe in writing immediately after the date of such disposition. FaZe may, if determined by the plan administrator, retain possession of any shares acquired pursuant to the exercise of an ISO as agent for the participant until the end of the period described in the preceding sentence, subject to complying with any instructions form the participant as to the sale of such shares. Except as provided in the applicable award agreement, a participant will have no rights to dividends, dividend equivalents or distributions or other rights of a stockholder with respect to the shares of Common Stock subject to a stock option until the participant has given written notice of exercise and paid the exercise price and applicable withholding taxes.

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SARs.
SARs may be granted either alone (a “Free-Standing SAR”) or in conjunction with all or part of any option granted under the FaZe Incentive Plan (a “Related Right”). A Free-Standing SAR will entitle its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the base price of the Free-Standing SAR (which, except as provided in the applicable award agreement or in the case of Substitute Awards, will be no less than 100% of the fair market value of the related share of Common

Stock on the date of grant). A Related Right will entitle its holder to receive, at the time of exercise of the Related Right and surrender of the applicable portion of the related stock option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the exercise price of the related option. The term of a Free-Standing SAR may not exceed ten years from the date of grant. The term of a Related Right will expire upon the expiration of its related option, but in no event will be exercisable more than ten years after the grant date. Except as provided in the applicable award agreement, the holder of a SAR will have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

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Restricted Stock and Restricted Stock Units
Restricted stock is an award of forfeitable shares of Common Stock that are subject to certain vesting conditions and other restrictions. RSUs are contractual promises to deliver shares of Common Stock in the future or an equivalent in cash, as determined in the discretion of the plan administrator at the time of grant. The plan administrator will determine the eligible recipients to whom, and the time or times at which, restricted stock or RSUs will be made; the number of Common Stock to be awarded; the price, if any, to be paid by the participant for the acquisition of restricted stock or RSUs; the period of time prior to which restricted stock or RSUs become vested and free of restrictions on transfer; the performance goals (if any); and all other conditions of the restricted stock and RSUs. If the restrictions, performance goals and/or conditions established by the plan administrator are not attained, a participant will forfeit the participant’s restricted stock or RSUs, in accordance with the terms of the grant. Additionally, the award agreement for restricted stock and RSUs may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the award agreement, including, but not limited to, the attainment of certain performance related goals, the participant’s termination of employment, tenure or service with FaZe or any affiliate thereof, or the participant’s incapacity. The provisions of restricted stock or RSUs need not be the same with respect to each participant. Unless the award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder, including the right to vote and receive dividends declared with respect to such shares of restricted stock, provided that except as provided in the applicable award agreement, any dividends declared during the restricted period with respect to such restricted stock will only become payable if (and to the extent) the underlying restricted stock vests. Except as provided in the applicable award agreement, participants will generally not have the rights of a stockholder with respect to shares of Common Stock subject to RSUs during the restricted period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the restricted period with respect to the number of shares of Common Stock covered by RSUs may, to the extent set forth in an award agreement, be provided to the participant either currently or at the time (and to the extent) that shares of Common Stock in respect of the related RSUs are delivered to the participant.

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Other Stock-Based Awards
. Other stock-based awards are other awards valued wholly or partially by referring to, or otherwise based on, shares of Common Stock, including dividend equivalents. Any dividend or dividend equivalent awarded will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and, except as provided in the applicable award agreement, will only become payable if (and to the extent) the underlying awards vest. Subject to the provisions of the FaZe Incentive Plan, the plan administrator will have the authority to determine the individuals to whom and the time or times at which other stock-based awards will be granted, the number of shares of Common Stock to be granted pursuant to such other stock-based awards, or the manner in which such other stock-based awards will be settled, or the conditions to the vesting and/or payment or settlement of such other stock-based awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such other stock-based awards.

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Stock Bonuses
. Stock bonuses are bonuses payable in fully vested shares of Common Stock and will be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

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Cash Awards
. Cash awards are awards payable solely in cash, and such will be subject to the terms, conditions, restrictions and limitations determined by the plan administrator, in its sole discretion, from time to time. Cash awards may be granted with value and payment contingent upon the achievement of performance goals.

Treatment of Outstanding Awards Upon a Change in Control
. In the event that a “change in control” (as such term is defined in the FaZe Incentive Plan) occurs, each award granted under the FaZe Incentive Plan will continue to operate in accordance with its terms, subject to adjustment (including, without limitation, assumption or conversion into equivalent awards of the acquirer’s equity) as described above with respect to Changes in Capitalization.
Except as provided in the applicable award agreement, if (i) a change in control occurs and (ii) either (x) an outstanding award is not assumed or substituted in connection with such change in control or (y) an outstanding award is assumed or substituted in connection with such change in control and a participant’s employment or service is terminated without cause or by the participant for good reason (if applicable) within 24 months following the change in control, then (i) any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award granted under the FaZe Incentive Plan will lapse, the awards will vest in full and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels.
For purposes of the FaZe Incentive Plan, an outstanding award will be considered to be assumed or substituted for if, following the change in control, the award remains subject to the same terms and conditions that were applicable to the award immediately prior to the change in control except that, if the award related to shares of Common Stock, the award instead confers the right to receive Common Stock of the acquiring entity (or such other security or entity as may be determined by the plan administrator, in its sole discretion).
Repricing.
FaZe may not, without first obtaining the approval of FaZe’s shareholders, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price or base price, as applicable, of such options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.
Amendment and Termination
. The FaZe Incentive Plan provides that the FaZe Board or plan administrator, if one is appointed, may amend, alter or terminate the FaZe Incentive Plan, or amend any outstanding awards, but participant consent is required if the action would adversely affect the participant’s rights with respect to outstanding awards. Unless the FaZe Board determines otherwise, stockholder approval of an amendment, alteration or termination will be obtained if required to comply with applicable law. The plan administrator may amend the terms of any award, prospectively or retroactively, so long as the amendment does not adversely affect the rights of any participant without the participant’s consent.
Term
. No award will be granted pursuant to the FaZe Incentive Plan on or after the tenth anniversary of the effective date (as such term is defined in the FaZe Incentive Plan), but awards theretofore granted may extend beyond that date.
ESPP
On October 24, 2021, the BRPM Board approved and adopted the FaZe Clan Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), effective as of and contingent on the consummation of the Business Combination, and subject to approval of BRPM Stockholders. The ESPP was approved by the BRPM shareholders on July 15, 2022. The ESPP is described in more detail below, and the summary is qualified in its entirety by reference to the complete text of the ESPP.
Generally
. The ESPP is designed to allow eligible employees of FaZe to purchase shares of Common Stock with their accumulated payroll deductions. The ESPP is administered by the FaZe Board or an authorized committee thereof comprised of non-employee directors (the “ESPP administrator”). The ESPP is divided into two components: the “423 Component” and the “Non-423 Component.” The 423 Component is intended to qualify under Section 423 of the Code. The Non-423 Component is not intended to qualify under Section 423 of the Code and may generally be used to grant stock options to certain non-U.S. employees and other employees designated by the ESPP administrator. The material terms of the ESPP are summarized below. The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in FaZe, to align such employees’ interests with those of our stockholders, and to encourage such employees to remain in the employment of FaZe.
Administration
. Subject to the terms and conditions of the ESPP, the ESPP administrator will have discretionary authority to administer and interpret the ESPP and to determine the terms and conditions of the offerings of Common Stock to be made under the ESPP. Subject to applicable laws and regulations, the ESPP administrator is authorized to delegate administrative tasks under the ESPP to an officer of FaZe or other individual or group. Interpretations and constructions of the ESPP administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. No member of the FaZe Board or individual exercising administrative authority with respect to the ESPP will be liable for any action or determination made in good faith with respect to the ESPP.
Share Reserve
. The initial maximum number of shares of Common Stock which is authorized for sale under the ESPP is 1,791,416 shares. In addition, such aggregate number of shares will increase on January 1 of each year beginning January 1, 2023, but not after the 10 year anniversary of the effective date of the ESPP, in an amount equal to the lesser of (x) a number equal to 1% of the Fully Diluted Shares on the final day of the immediately preceding fiscal year and (y) such smaller number of shares of Common Stock, as is determined by the FaZe Board. In no event shall the maximum aggregate number of shares available for issuance under the ESPP exceed 75,000,000 shares. The shares reserved for issuance under the ESPP may be authorized but unissued shares, treasury shares, or shares from any other proper source.
Eligibility
. Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by FaZe or one of its designated subsidiaries on the first day of the offering. Unless otherwise determined by the ESPP administrator or required by law, employees of FaZe or its designated subsidiaries who, as of the first day of an offering, are customarily scheduled to work less than 20 hours per week or customarily work less than five months in a calendar year will not be eligible to participate in the offering under the ESPP.
Participation
. Employees will enroll under the ESPP by completing an enrollment form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation during an offering. Such payroll deductions must be expressed as a whole number percentage, and the accumulated deductions will be credited to a notional account and applied to the purchase of shares on the exercise date of the offering. However, an employee will not be permitted to participate in an offering if, immediately after the option to purchase stock in the offering were granted, the employee would own (or be deemed to own through attribution) 5% or more of the total combined voting power or value of all classes of stock of FaZe, or of a subsidiary or parent company of FaZe. In addition, a participant may not purchase more than 5,000 shares in each offering or any lesser maximum number determined by the ESPP administrator. A participant may not be granted an option that permits the participant’s rights to purchase shares of Common Stock to accrue at a rate exceeding $25,000 in fair market value of such stock (determined at the time the option is granted) under the ESPP or any other employee stock purchase plan of FaZe and its parent and subsidiary companies during any calendar year.

Offering
. Under the ESPP, participants are offered the option to purchase shares of Common Stock at a discount during a series of successive offerings, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering be longer than 27 months in length. The option price for an offering will generally be the lower of 85% of the closing trading price per share of Common Stock on the first day of the offering or 85% of the closing trading price per share on the exercise date, which will occur on the last day of each offering. Unless a participant has withdrawn from participation in the ESPP before the exercise date of the applicable offering, the participant will be deemed to have exercised the participant’s option in full as of such exercise date. Upon exercise, the participant will purchase the number of whole shares that the participant’s accumulated payroll deductions will buy at the option price, subject to the participation limitations listed above. A participant may cancel his or her payroll deduction authorization and withdraw from the offering at any time prior to the end of the offering. Upon withdrawal, the participant will receive a refund of the participant’s notional account balance in cash without interest. If a participant withdraws from an offering, the participant may not later re-enroll in the same offering, but the participant may (if eligible) enroll in any later offering under the ESPP. If a participant wants to increase or decrease the rate of payroll withholding, the participant may do so effective for the next offering by submitting a new enrollment form before the offering for which such change is to be effective. A participant may not transfer any rights under the ESPP other than by will or the laws of descent and distribution. During a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. The ESPP is unfunded, and all funds received by FaZe under the ESPP may be combined with other corporate funds and used for any corporate purpose, unless otherwise required by applicable law.
Adjustments
. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, spin-off, or other similar change in capitalization or event, we will proportionately adjust the number and class of shares approved under the ESPP, the option price for an offering, and the maximum number of shares which a participant may elect to purchase in any single offering. If FaZe is liquidated or dissolved, the ESPP administrator may provide that options to purchase stock under the ESPP will convert into the right to receive liquidation proceeds (net of the option price). In connection with a merger with or into another corporation, a sale of all or substantially all of our assets or Common Stock, or any other transaction in which the owners of our voting power immediately before the transaction do not hold a majority following the transaction, the ESPP administrator may take any of the following actions, or do any combination thereof: (i) determine that each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation; (ii) upon written notice to participants, provide that all outstanding options will become exercisable to the extent of accumulated payroll deductions as of a specified date that is more than 10 days before the effective date of the applicable corporate transaction; (iii) upon written notice to participants, provide that all outstanding options will be canceled and accumulated payroll deductions will be returned to participants; or (iv) if the applicable transaction provides for cash payments to the holders of Common Stock, provide for cash payments to participants in amounts based on the per-share amount of such cash payments to the stockholders.
Amendment and Termination
. The ESPP administrator may amend, suspend or terminate the ESPP at any time. However, to the extent required by applicable laws, the ESPP administrator may not amend the ESPP without obtaining stockholder approval within 12 months before or after the date such amendment is adopted.
Legacy FaZe Incentive Plan
The FaZe Board originally adopted and its stockholders approved the Legacy FaZe Incentive Plan on October 16, 2019. The Legacy FaZe Incentive Plan was subsequently amended and restated, and approved by FaZe’s stockholders, on January 5, 2021. The Legacy FaZe Incentive Plan is described in more detail below, and the summary is qualified in its entirety by reference to the complete text of the Legacy FaZe Incentive Plan.
No further awards will be awarded under the Legacy FaZe Incentive Plan. Any outstanding awards granted under the Legacy FaZe Incentive Plan will remain subject to the terms of the Legacy FaZe Incentive Plan and the applicable award agreement.

Purpose; Administrator.
The purposes of the Legacy FaZe Incentive Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to FaZe’s employees, directors and consultants, and to promote the success of FaZe’s business. The Legacy FaZe Incentive Plan is administered by the Compensation Committee of the FaZe Board (the “administrator”). The administrator has the authority under the Legacy FaZe Incentive Plan to, among other matters, (i) determine the fair market value of the Common Stock, (ii) select eligible service providers to whom awards may be granted, (iii) determine the number of shares to be covered by each award, (iv) approve forms of award agreements for use under the Legacy FaZe Incentive Plan, (v) determine the terms and conditions, not inconsistent with the terms of the Legacy FaZe Incentive Plan, of any award granted under the Legacy FaZe Incentive Plan, (vi) institute and determine the terms and conditions of an exchange program, (vii) construe and interpret the terms of the Legacy FaZe Incentive Plan and awards granted thereunder, (viii) prescribe, amend and rescind rules and regulations relating to the Legacy FaZe Incentive Plan, (ix) to make all other determinations deemed necessary or advisable for administering the Legacy FaZe Incentive Plan.
Awards.
The Legacy FaZe Incentive Plan provided for the grant of stock options (including ISOs), SARs, restricted stock, and RSUs. Stock options and restricted stock awards are currently outstanding under the Legacy FaZe Incentive Plan.
Awards—Options.
Stock options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. Options granted under the Legacy FaZe Incentive Plan are either be an option intended to qualify as an ISO within the meaning of Section 422 of the Internal Revenue Code or an option not intended to be so qualified. Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by applicable laws, (4) other shares, provided that such shares have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option will be exercised and provided further that accepting such shares will not result in any adverse accounting consequences to the company, (5) consideration received by the company under cashless exercise program (whether through a broker or otherwise) implemented by the company in connection with the Legacy FaZe Incentive Plan, (6) by net exercise, (7) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or (8) any combination of the foregoing methods of payment.
Awards—Restricted Stock.
Each award of restricted stock was evidenced by an award agreement that specified the period of restriction, the number of shares granted, and such other terms and conditions as the administrator, in its sole discretion, will determine. Unless the administrator determines otherwise, the Company as escrow agent will hold shares of Restricted Stock until the restrictions on such shares have lapsed. During the period of restriction, service providers holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares, unless the administrator determines otherwise.
Equitable Adjustments.
In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the company, or other change in the corporate structure of the company affecting the shares occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Legacy FaZe Incentive Plan, will adjust the number and class of shares of stock that may be delivered under the Legacy FaZe Incentive Plan and/or the number, class, and price of shares of stock covered by each outstanding award.
Change in Control.
In the event of a merger of FaZe with or into another corporation or other entity or a change in control, unless an outstanding award is assumed by the acquiring or succeeding corporation (or an affiliate thereof) or replaced with a substantially equivalent award granted by acquiring or succeeding corporation (or affiliate thereof) in substitution for such outstanding award, the administrator will cancel any outstanding awards granted on or after January 5, 2021 that are not vested and exercisable, or for which the applicable restrictions have not lapsed prior to or as a result of the consummation of such merger or change in control (unless the administrator, in its sole discretion, accelerates the vesting of any such awards) and with respect to any such vested awards, the administrator may either (i) allow all participants to exercise such awards of options and SARs within a reasonable period prior to the consummation of such merger or change in control and cancel any outstanding options or SARs that remain unexercised upon consummation of the merger or change in control, or (ii) cancel any or all of such outstanding awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the participant would have received (net of the exercise price with respect to any options or SARs) if such vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the merger or change in control. However, if an option or SAR is not assumed by the acquiring or succeeding corporation (or affiliate thereof) or replaced with an equivalent award issued by the acquiring or succeeding corporation (or affiliate thereof) and the exercise price with respect to any outstanding option or SAR exceeds the fair market value of the shares underlying such vested option or SAR immediately prior to the consummation of the merger or change in control, such option or SAR will be cancelled without any payment to the holder thereof.
If an award granted prior to January 5, 2021 is not assumed by the acquiring or succeeding corporation (or affiliate thereof) or replaced with an equivalent award issued by the acquiring or succeeding corporation (or affiliate thereof), the holder of such award will fully vest in and have the right to exercise any such awards and all restrictions on such awards will lapse, and, with respect to such awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
Amendment and Termination.
The FaZe Board has the authority to amend, suspend or terminate the Legacy FaZe Incentive Plan, provided that, with certain exceptions, such action does not materially impair the existing rights of any participant without such participant’s written consent. Unless terminated sooner by the FaZe Board, the Legacy FaZe Incentive Plan will automatically terminate on January 4, 2031.
Executive Employment Agreement
FaZe entered into an employment agreement with Zach Katz on May 10, 2022 and in connection with its hiring of Mr. Katz as the President and Chief Operating Officer of FaZe. FaZe and Mr. Katz amended and restated such employment agreement on May 23, 2022. The employment agreement provides for an initial term of employment of three years, and unless terminated, will automatically be renewed for successive one year periods thereafter. The employment agreement further provides that Mr. Katz will receive an annual base salary of $400,000 and an annual bonus target of 100% of his annual base salary for the applicable year with a maximum annual bonus opportunity of 200% of his annual base salary. In the event that Mr. Katz’s employment is terminated by FaZe without cause or by him for good reason, and subject to the execution and nonrevocation of a release of claims in favor of FaZe, Mr. Katz will receive (i) a prorated annual bonus based on the actual level of attainment of the applicable performance measures at the end of the annual performance period, (ii) continued payment of annual base salary for twelve months following the date of termination, and (iii) twelve months’ reimbursement of COBRA premiums. Notwithstanding the foregoing, if Mr. Katz’ employment is terminated by the Company without cause or by him for good reason, in either case, during the twenty-four month period following a change in control, then Mr. Katz will receive a lump-sum payment of one year’s base salary in lieu of continued payment of annual base salary for twelve months following the date of termination.
On August 29, 2022, Zach Katz was appointed interim Chief Financial Officer effective August 29, 2022 through October 3, 2022, when Christoph Pachler will assume the role of Chief Financial Officer.
CFO Agreement
FaZe entered into an employment agreement with Mr. Pachler on August 25, 2022. The employment agreement provides for an initial term of employment of three years, with automatic one-year
renewal terms unless either party gives prior written notice of intent not to renew the employment agreement.

Pursuant to the employment agreement, Mr. Pachler will be paid an annual base salary of $375,000 and he will be eligible to receive an annual cash bonus based on Company and individual target performance goals, with a target annual cash bonus equal to 100% of his annual base salary and a maximum annual cash bonus equal to 200% of his annual base salary. If 75% of both the Company and individual performance goals are met, Mr. Pachler’s annual bonus will not be less than 50% of his bonus target. The employment agreement further provides that the Company will recommend that the board grant to Mr. Pachler 20,000 time-based restricted stock units, which will vest in equal installments on each of the first two anniversaries of the vesting commencement date (to be specified in the relevant award agreement), subject to Mr. Pachler’s continued employment through each applicable vesting date. The Company will also recommend that the board grant to Mr. Pachler an additional 500,000 restricted stock units, which will consist of (i) 166,667 time-based restricted stock units, which will vest subject to Mr. Pachler’s continued employment through each of the first two anniversaries of the vesting commencement date (to be specified in the relevant award agreement), (ii) 166,666 performance-based restricted stock units which will vest or be forfeited on each of the first two anniversaries of the vesting commencement date based on the attainment of Company performance metrics determined by the board, subject to Mr. Pachler’s continued employment through each such vesting date, and (iii) 166,666 performance-based restricted stock units which will vest or be forfeited on each of the first two anniversaries of the vesting commencement date based on the attainment of individual performance metrics determined by the board, subject to Mr. Pachler’s continued employment through each such vesting date.
In addition, the employment agreement provides that upon a termination of his employment by the Company without cause or by Mr. Pachler for good reason (a “Qualifying Termination”), Mr. Pachler will be entitled to his accrued but unpaid annual bonus (if any) for the fiscal year immediately preceding the year in which his employment is terminated, his annual bonus for the year in which his employment is terminated based on the attainment of the applicable performance metrics at the actual level of performance, twelve months of annual base salary continuation, and reimbursement of COBRA premiums for a period of twelve months. If the Qualifying Termination occurs during the twenty-four month period following a change in control, then Mr. Pachler will be entitled to receive his accrued but unpaid annual bonus (if any) for the fiscal year immediately preceding the year in which his employment is terminated, his annual bonus for the year in which his employment is terminated based on the attainment of the applicable performance metrics at the actual level of performance, a lump sum payment equal to twelve months of his annual base salary, and reimbursement of COBRA premiums for a period of twelve months. The foregoing severance benefits are subject to the execution and nonrevocation of a release of claims in favor of the Company.
There was no other arrangement or understanding pursuant to which Mr. Pachler was selected as an officer of the Company. There are no family relationships between Mr. Pachler and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation
S-K
in which Mr. Pachler was a participant.
Director Compensation
FaZe’s non-employee directors did not receive any compensation from FaZe during the year ended December 31, 2021, except for the grant of stock options to Messrs. Wilson and Geiger in connection with their services on the FaZe Board. On July 19, 2021, the Company granted Messrs. Wilson and Geiger each 50,000 stock options under the Legacy FaZe Incentive Plan with an exercise price of $0.85 and a vesting commencement date of May 5, 2021. These grants of stock options will vest one thirty-sixth (1/36 th
) on the 5
th
of each month, subject to the option holder continuing to provide services to the Company through each vesting date. As of December 31, 2021, 9,722 of the 50,000 stock options were vested and exercisable. On April 1, 2022, the FaZe Board accepted Mr. Geiger’s resignation from the FaZe Board. Upon his resignation, Mr. Geiger had 13,888 stock options vested with an exercise date of July 1, 2022.

The following table provides the compensation amounts for Messrs. Wilson and Geiger for 2021.

Directors	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Ed Wilson	—	8,552	—	8,552
Marc Geiger	—	8,552	—	8,552

(1)
Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the equity awards granted to the non-employee director in 2021. For a summary of the assumptions used in the valuation of these equity awards, please see Note 8 to our unaudited condensed consolidated financial statements as of December 31, 2021, included in this prospectus.

Non-Employee Director Compensation Plan
Our board of directors adopted the Non-Employee Director Compensation Policy of FaZe Holdings Inc. on August 29, 2022.
The non-employee director compensation policy provides for an annual cash retainer of (i) $35,000 for service as a member of our board of directors (ii) $20,000 to any non-employee director serving as the chair of the audit committee, (iii) $14,000 to any non-employee director serving as the chair of the nominating and corporate governance committee or compensation committee, (iv) $12,000 to any non-employee director of the audit committee and (v) $8,000 to any non-employee director of the nominating and corporate governance committee or compensation committee. These annual cash payments are made prospectively on a quarterly basis, pro-rated for any non-employee director whose service (or whose service in any of the additional capacities described above) commences during a calendar year.
Our non-employee director compensation policy further provides that non-employee directors that are serving on our board of directors as of July 19, 2022, shall receive an initial grant of restricted stock awards (the “Initial Equity Grant”) relating to shares of our Common Stock with an aggregate grant date value of $200,000. The restricted stock awards subject to the Initial Equity Grant shall vest in three equal, annual installments on each anniversary of the date of grant, subject to such non-employee Director’s continued service as a non-employee Director through each such vesting date. The date of grant for the Initial Equity Grant will be determined by our board of directors but will be no earlier than the date that the Company files a Registration Statement on Form S-8 to register shares issuable under the FaZe Incentive Plan.
Our non-employee director compensation policy further provides for an annual grant of restricted stock awards (the “Annual Equity Grant”) relating to shares of our Common Stock for our nonemployee directors with an aggregate grant date value of $100,000. The restricted stock awards subject to the Annual Equity Grant shall vest in three equal, annual installments on each anniversary of the date of grant, subject to such non-employee Director’s continued service as a non-employee Director through each such vesting date.
Pursuant to our non-employee director compensation policy, we will reimburse each nonemployee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover attendance at and participation in board meetings and meetings of any committee of the board or directors.

DESCRIPTION OF SECURITIES
The following summary of certain material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You should refer to our Charter and Bylaws and the Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.
Authorized and Outstanding Stock
The Charter authorizes the issuance of 501,000,000 shares, of which 500,000,000 shares will be shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares will be shares of preferred stock, par value $0.0001 per share.
The outstanding shares of common stock issued in the Business Combination are duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of BRPM Class A Common Stock were reclassified as shares of Common Stock on a one-to-one basis. There are no outstanding shares of BRPM Class B common stock following the Business Combination as the outstanding BRPM Class B Common Stock was converted into shares of BRPM Class A Common Stock in connection with the Business Combination.
As of August 29, 2022, our issued and outstanding share capital consisted of: (i) 72,506,839 shares of Common Stock, (ii) 0 shares of preferred stock and (iii) 5,923,333 Warrants, consisting of 5,750,000 Public Warrants and 173,333 Private Placement Warrants.
Common Stock
Voting Rights
Each holder of Common Stock will be entitled to cast one vote per share, as provided by the Charter. The Bylaws provide that an action is approved by FaZe Stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Common Stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Each holder of Common Stock will be entitled to the payment of dividends and other distributions (based on the number of shares of Common Stock held) as may be declared by the FaZe Board out of FaZe’s assets or funds legally available for dividends and other distributions. These rights are subject to the preferential rights of the holders of FaZe preferred stock, if any, and any contractual limitations on FaZe’s ability to declare and pay dividends.
Liquidation, Dissolution and Winding Up
If FaZe is involved in a voluntary or involuntary liquidation, dissolution or winding up of FaZe’s affairs or a similar event, each holder of Common Stock will participate pro rata
in all assets remaining after payment of liabilities, subject to prior distribution rights of FaZe preferred stock, if any, then outstanding.
Other Matters
Holders of shares of Common Stock do not have subscription, redemption or conversion rights. Upon completion of the Business Combination, all the outstanding shares of Common Stock will be validly issued, fully paid and non
-
assessable.
Preferred Stock
The FaZe Board will be authorized to issued shares of FaZe preferred stock from time to time in one or more series, each such series to have such terms as stated or expressed in the resolution or resolutions providing for the creation and issuance of such series.

Warrants
Outstanding BRPM warrants may be exercisable for one share of Common Stock pursuant to the terms provided for therein. The Warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then outstanding Private Placement Warrants.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “
Risk Factors—Our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with our company
.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Public Stockholders’ Warrants
There are currently outstanding an aggregate of 5,750,000 Public Warrants. Each whole Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on August 18, 2022. The warrants will expire on July 19, 2027, at 5:00 p.m., New York City time, or earlier upon redemption.
FaZe will not be obligated to deliver any Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to FaZe’s satisfying its obligations described below with respect to registration. No Warrant will be exercisable and FaZe will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants.
In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will FaZe be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.
We are registering the Common Stock issuable upon the exercise of the Warrants in the registration statement of which this prospectus forms a part. The Warrant Agreement requires us to file a registration statement to register the shares underlying the Warrants as soon as practicable, but in no event later than 15 business days after the Closing, to cause such registration statement to become effective within 60 business days after the Closing, and to maintain a current prospectus relating to those shares until the Warrants expire or are redeemed. If a registration statement covering the shares issuable upon exercise of the warrants is not effective by the 60 th
business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the above, if the shares Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, FaZe may, at its option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event FaZe so elects, FaZe will not be required to file or maintain in effect a registration statement, and in the event FaZe does not so elect, FaZe will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants when the price per share of FaZe common stock equals or exceeds $18.00
Once the Warrants become exercisable, FaZe may call the Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

FaZe will not redeem the Warrants as described above unless an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may not exercise our redemption right if there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants.
We have established the $18.00 redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and FaZe issues a notice of redemption of the Warrants, each warrantholder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) of the Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our Business Combination. If we call our Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.
If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the Warrant holder for the loss of the option value portion of the Warrant due to the requirement that the warrantholder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
A holder of a Warrant may notify FaZe in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of Common Stock outstanding immediately after giving effect to such exercise.
Private Placement Warrants
Except as described above, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the Common Stock underlying the Private Placement Warrants) will not be transferable, assignable or salable until August 18, 2022 (except in limited circumstances) and they will not be redeemable by FaZe for cash so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by FaZe in all redemptions scenarios and exercisable by the holders on the same basis as the Public Warrants.
Redemption Procedures with respect to Public Warrants
In the event that FaZe determined to redeem the Public Warrants, holders of our redeemable Warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that FaZe elects to redeem all of the redeemable Warrants as described on the Redemption Date, notice of redemption shall be mailed by first class mail, postage prepaid, by FaZe not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable Warrants will be notified of such redemption via FaZe’s posting of the redemption notice to DTC.
FaZe Options
At the Effective Time, 1,870,277 Legacy FaZe Options vested in accordance with the terms of the Merger Agreement, and each qualifying holder was entitled to exercise in full by providing the Company with a notice of exercise and full payment of the applicable exercise price in accordance with the terms of the applicable Company Incentive Plan and related award agreement.
At the Effective Time, the 7,629,159 Legacy FaZe Options that were then outstanding were converted into the right to receive an option relating to 18,064,646 shares of Common Stock, on the same terms and conditions as are in effect with respect to such Legacy FaZe Option immediately prior to the Effective Time (including with respect to vesting and termination
-
related provisions).

FaZe Restricted Stock Awards
At the Effective Time, each Legacy FaZe Restricted Stock Award that was outstanding and unvested as of immediately prior to the Effective Time was cancelled and converted into a restricted stock award covering a number of shares of Common Stock equal to 2,374,201, with the same terms and conditions as were applicable to the related unvested Legacy FaZe Restricted Stock Award immediately prior to the Effective Time (including with respect to vesting and termination-related provisions), except to the extent such terms or conditions are rendered inoperative (or satisfied) by the Merger.
Classified Board of Directors
The Charter provides that the FaZe Board will be divided into three classes, with each class serving three-year staggered terms.
Any vacancies on the FaZe Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors will be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of FaZe preferred stock), and will not be filled by the FaZe Stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.
Exclusive Forum
The Charter provides that, to the fullest extent permitted by law, unless FaZe otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of FaZe, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (3) any action asserting a claim against FaZe arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or the Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Charter provides that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe these provisions would benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against our directors and officers.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where FaZe is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Common Stock. FaZe believes that the benefits of increased protection give FaZe the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure FaZe and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of FaZe by means of a proxy contest, tender offer, merger, or otherwise.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders or a special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting). The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders or a special meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Limitations on Stockholder Action by Written Consent and on Calling Special Meetings of Stockholders
The Charter provides that, subject to the terms of any series of FaZe preferred stock, any actions required or permitted to be taken by the stockholders of FaZe must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting. The Charter further provides that special meetings of our stockholders may be called only by the FaZe Board, the chairperson of the FaZe Board, and the Chief Executive Officer or President of FaZe, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that it may be amended by FaZe in the manners provided therein or prescribed by statute. The Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of FaZe entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter providing for the capital stock of FaZe, amendment of the Charter, amendment of the Bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.
If any of the Common Stock shares are outstanding, FaZe will not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Charter (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Common Stock or other rights, powers, preferences, or privileges of the shares of Common Stock.

The Charter also provides that the FaZe Board shall have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the FaZe Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Charter. The stockholders of FaZe are prohibited from adopting, amending, altering, or repealing the Bylaws, or to adopt any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Charter, by the Requisite Stockholder Consent.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66
2/3
% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of FaZe’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of FaZe or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that FaZe must indemnify and advance expenses to FaZe’s directors and officers to the fullest extent authorized by the DGCL. FaZe also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for FaZe directors, officers, and certain employees for some liabilities. FaZe believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and the Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit FaZe and its stockholders. In addition, your investment may be adversely affected to the extent FaZe pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of FaZe’s directors, officers, or employees for which indemnification is sought.
Stockholders’ Derivative Actions
Under the DGCL, any of FaZe’s stockholders may bring an action in FaZe’s name to procure a judgment in FaZe’s favor, also known as a derivative action, provided that
the stockholder bringing the action is a holder of FaZe’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for FaZe capital stock and the warrant agent for the Warrants will be Continental Stock Transfer & Trust Company.
Listing of Common Stock and Warrants
The shares of Common Stock and Warrants have been approved for listing on Nasdaq under the symbols “FAZE” and “FAZEW,” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of shares of the Company’s Common Stock as of the date of the September 15, 2022. by:

•	each person who is known to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of the Company Common Stock is based on 72,506,839 shares of Common Stock issued and outstanding as of September 15, 2022.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percentage of Total Voting Power
5% Holders
B. Riley Principal Investments, LLC (2)	7,966,501	11%
B. Riley Principal 150 Sponsor Co., LLC (3)	4,312,500	5.9%
CPH Holdings VII, LLC and Affiliates (4)	17,018,805	23.5%
TE US 2 AS (5)	4,998,580	6.9%
AEV Esports, LLC (6)	3,842,359	5.3%
Yousef Abdelfattah (7)	4,205,738	5.7%

Directors and Executive Officers
Lee Trink and Affiliates (8)	5,188,648	6.9%
Zach Katz	877,677	1.2%
Tamara Brandt (9)	905,563	1.2%
Kainoa Henry (10)	819,164	1.1%
Nick Lewin (4)	17,018,805	23.5%
Mickie Rosen	—	—
Calvin “Snoop Dogg” Cordozar Broadus Jr. (11)	299,264	*
Paul Hamilton (6)	3,842,359	5.3%
Ross Levinsohn (12)	17,333	*
Daniel Shribman (12)	17,333	*
Angela Dalton	—	—
Bruce Gordon	—	—
Andre Fernandez	—	—
All Company directors and executive officers as a group (thirteen individuals)	28,986,145	40.0%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o FaZe Clan Inc., 720 N. Cahuenga Blvd., Los Angeles, California, 90038.
(2)	Includes (i) 2,000,000 shares of Common Stock purchased by B. Riley Principal Investments, LLC (“BRPI”) pursuant to a Subscription Agreement, (ii) 5,342,500 shares of Common Stock purchased by BRPI pursuant to the Sponsor Support Agreement and the Backstop Subscription Agreement (iii) 468,000 shares of Common Stock acquired from the Sponsor through a distribution of securities by the Sponsor, and (iv) 156,001 shares of Common Stock underlying 156,001 Private Placement Warrants. BRPI is a wholly-owned subsidiary of B. Riley Financial, Inc. (“BRF”). Bryant R. Riley is the co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, each of BRF and Bryant R. Riley may be deemed to share voting and dispositive control over the shares held by BRPI. Each of BRF and Bryant R. Riley disclaims beneficial ownership over such securities except to the extent of its/his pecuniary interest therein. The business address of BRPI is 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.
(3)
Represents 4,312,500 shares of Common Stock purchased by the Sponsor prior to BRPM’s IPO, of which 2,156,250 shares are subject to forfeiture if the vesting conditions set forth in the Sponsor Support Agreement are not met. BRPI is the managing member of the Sponsor, and is a wholly-owned subsidiary of BRF. BRPI and BRF have voting and dispositive control over the securities held by the Sponsor. Bryant R. Riley is the co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, each of BRPI, BRF, and Bryant R. Riley may be deemed to share voting and dispositive control over the shares held by the Sponsor. Each of BRF, BRPI, and Bryant R. Riley disclaims beneficial ownership over such securities except to the extent of its/his pecuniary interest therein. The business address of the Sponsor is 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(4)
Includes 9,951,359 shares held by CPH Phase II SPV LP and 7,067,446 shares held by CPH Phase III SPV LP. CPH Holdings VII, LLC is the sole general partner of each of CPH Phase II SPV LP and CPH Phase III SPV LP, and Nick Lewin is the sole manager of CPH Holdings VII, LLC. In such capacity, Mr. Lewin has sole voting and investment power over the securities held by CPH Phase II SPV LP and CPH Phase III SPV LP and therefore may be deemed to be the beneficial owner of such securities. With respect to the securities held by CPH Phase II SPV LP and CPH Phase III SPV LP, Mr. Lewin disclaims beneficial ownership, except to the extent of his pecuniary interest therein. The business address of CPH Phase II SPV LP and CPH Phase III SPV LP is 1230 Montana Avenue, Suite 201, Santa Monica, CA 90403

(5)
TS US 2 AS is indirectly wholly owned by Michael Treschow. Mr. Treschow has sole voting and investment power over the shares held by TS US 2 AS and therefore may be deemed to be the beneficial owner of such shares. The business address of TS US 2 is Sanden 1, 3264 Larvik, 3805 Larvik, Norway.

(6)
Includes shares held directly by AEV Esports, LLC (“AEV”). Paul Hamilton is the President and Chief Executive Officer of AEV and may be deemed to share voting and dispositive control over the shares held by AEV. The business address of AEV is 2360 Corporate Circle Ste 330 Henderson, NV 89074. Cox Corporate Services, Inc. is the controlling member of AEV. Cox Corporate Services, Inc. is wholly owned by Cox Enterprises, Inc. Cox Enterprises, Inc. may be deemed to share beneficial ownership over the shares held by AEV. The address of the principal business office of Cox Corporate and Cox Enterprises is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The principal business address for AEV is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The business address of Mr. Hamilton is c/o AEV Esports, LLC, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

(7)	Yousef Abdelfattah is one of the co-founders of Legacy FaZe and was a director of Legacy FaZe prior to the consummation of the Business Combination.
(8)
Includes (i) 2,493,282 shares held by Dare Mighty Entertainment, LLC, and (ii) 2,272,347 shares over which Mr. Trink has the right to acquire voting and dispositive power upon the exercise of stock options within 60 days after August 29, 2022. Mr. Trink has sole voting and investment power over the shares held by Dare Mighty Entertainment, LLC and therefore may be deemed to be the beneficial owner of such shares.

(9)	Includes 841,965 shares over which Ms. Brandt has the right to acquire voting and dispositive power upon the exercise of stock options within 60 days after August 29, 2022.
(10)	Includes 379,521 shares over which Mr. Henry has the right to acquire voting and dispositive power upon the exercise of stock options within 60 days after August 29, 2022.
(11)	Includes (i) 236,264 shares held by Spanky’s Clothing, Inc., (ii) 31,500 shares held by Boss Lady Entertainment Inc. and (iii) 31,500 shares held by SMAC Entertainment Inc.
(12)
This individual is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. Includes 4,333 shares of Common Stock underlying 4,333 Private Placement Warrants.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
Founder Shares and Private Placement Units
In June 2020, the Sponsor purchased an aggregate of 4,312,500 Founder Shares from BRPM in exchange for a capital contribution of $25,000, or approximately $0.006 per share. The 4,312,500 shares of Common Stock into which the 4,312,500 Founder Shares held by the initial stockholders automatically converted in connection with the Merger, had an aggregate market value of approximately $61.3 million based upon the closing price of $14.22 per share of Common Stock on Nasdaq on September 23, 2022, the most recent practicable date prior to the date of this prospectus. Pursuant to the Sponsor Support Agreement, 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date.
The Sponsor purchased an aggregate of 520,000 Private Placement Units in connection with BRPM’s initial public offering, at a price of $10.00 per unit, or $5,200,000 in the aggregate. Each Private Placement Unit consisted of one share of BRPM Class A common stock and one-third of one BRPM warrant. Each whole warrant entitled the holder to purchase one share of BRPM Class A common stock at an initial exercise price of $11.50 per share. As disclosed in the prospectus for BRPM’s IPO, the members of BRPM’s management team and its directors, together with certain officers of companies affiliated with B. Riley Financial who have assisted BRPM in sourcing potential acquisition targets, have also invested in the Sponsor by subscribing for units issued by the Sponsor.
Upon the Closing of the Business Combination, the Private Placement Units automatically separated into their underlying components. As of September 15, 2022, there were 173,333 Private Placement Warrants issued and outstanding. The Sponsor has agreed not to transfer, assign or sell any of the securities purchased in the private placement, including the underlying shares (except to certain permitted transferees), until August 18, 2022. Such shares of Common Stock had had an aggregate market value of approximately $2.4 million based upon the closing price of $14.22 per share on Nasdaq on September 23, 2022, and such Private Placement Warrants had an aggregate market value of approximately $0.2 million based upon the closing price of $1.44 per public Warrant on Nasdaq on September 23, 2022, the most recent practicable date prior to the date of this prospectus.
PIPE Investment
Concurrently with the execution of the Merger Agreement, the PIPE Investors, including investors affiliated with BRPM, entered into a series of subscription agreements (“Subscription Agreements”) providing for the purchase by the PIPE Investors immediately prior to the closing of the Business Combination of an aggregate of 10,000,000 shares of Common Stock at a price per share of $10.00, for gross proceeds to FaZe of $100,000,000. At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment. The 7,342,500 shares of Common Stock purchased by affiliates of BRPM in the PIPE Investment had an aggregate market value of approximately $104.4 million based upon the closing price of $14.22 per share of Common Stock on Nasdaq on September 23, 2022, the most recent practicable date prior to the date of this prospectus.
Sponsor Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, BRPM, FaZe, and the Sponsor entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed to (i) invest at least $20,000,000 in the PIPE Investment as well as to backstop the PIPE Investment, if the amount in cash actually received by BRPM from the PIPE Investment at Closing is less than $100,000,000, by committing to purchase that portion of the PIPE Investment not purchased by third party investors to cause the PIPE Investment actually received by BRPM at the Closing to equal $100,000,000, (ii) waive the anti-dilution and conversion price adjustments set forth in BRPM’s amended and restated certificate of incorporation with respect to the Founder Shares, (iii) subject 50% of the Founder Shares to forfeiture following Closing if certain price-based vesting conditions are not met during the Earn-Out Period, (iv) subject the Founder Shares to certain transfer restrictions, and (v) vote all voting equity securities owned by it in favor of the Merger Agreement, Business Combination, and each other proposal presented by BRPM in the proxy statement/prospectus filed in connection with the Business Combination.
At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
Backstop Assignment and Release Agreement
On July 19, 2022, BRPM entered into a Backstop and Release Agreement (the “Backstop and Release Agreement”) with the Sponsor and Legacy FaZe pursuant to which BRPM assigned to the Sponsor all present and future rights, title, and interest in, to and under the Subscription Agreement of the PIPE Investors who did not satisfy their obligations under their respective Subscription Agreement, and the Sponsor agreed to use commercially reasonable efforts to take, or cause to be taken, such actions that the Sponsor deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements, and Legacy FaZe agreed on behalf of itself and FaZe to use commercially reasonable efforts to assist the Sponsor’s efforts. The Backstop and Release Agreement also includes a release by Legacy FaZe of certain claims against BRPM, the Sponsor and the placement agent of the PIPE Investment arising from or relating to such assignment and related matters.
Administrative Support Agreement
BRPM paid the Sponsor $3,750 per month for office space, secretarial and administrative services provided to members of the BRPM management team. BRPM ceased paying these fees upon completion of the Business Combination.
No compensation of any kind was paid by BRPM to the Sponsor, BRPM’s officers and directors, or any of BRPM’s or their respective affiliates for services rendered prior to or in connection with the Business Combination. However, these individuals were reimbursed for out-of-pocket expenses incurred on BRPM’s behalf.
B. Riley Loan to FaZe
On March 10, 2022, the B. Riley Lender, an affiliate of the Sponsor, entered into a Bridge Loan Agreement with Legacy FaZe pursuant to which the B. Riley Lender agreed (i) to issue the Initial Term Loan in the amount of $10 million and (ii) upon receipt of a borrowing notice from Legacy FaZe, to issue the Final Term Loan in the amount of $10 million. In connection with the Term Loan, on March 10, 2022, FaZe waived the Minimum Proceeds Condition under the Merger Agreement.
The Term Loan was evidenced by a term promissory note and accrues interest at a rate of 7% per year, compounded quarterly. The Term Loan was secured by all assets of FaZe, other than the Excluded Collateral (as defined in the Pledge and Security Agreement), subject to Intercreditor Agreements entered into between the B. Riley Lender and FaZe’s senior lienholders, CPH and Cox. The Term Loan was repaid in full on the Closing Date of the Business Combination.

Series A Preferred Stock Financing
On December 24, 2019, Legacy FaZe issued an aggregate of 3,478,574 shares of Legacy FaZe preferred stock for an aggregate purchase price of approximately $34.1 million (the “Series A Financing”). The table below sets forth the number of shares of Legacy FaZe preferred stock sold to Legacy FaZe directors, executive officers and holders of more than 5% of Legacy FaZe capital stock:

Investor	Shares of Series A Preferred Stock	Total Purchase Price
Commerce Media Holdings, LLC (d/b/a NTWRK) (1)	418,158	$5,000,001.48

Total	418,158	$5,000,001.48

(1)	Additional details regarding this stockholder and its equity holdings are provided under the caption “Beneficial Ownership of Securities.”
Investors’ Rights Agreement
In connection with the Series A Financing, Legacy FaZe entered into the Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with certain holders of Legacy FaZe preferred stock, which granted registration rights, information rights and other rights to certain holders of Legacy FaZe preferred stock including Commerce Media Holdings, LLC (d/b/a NTWRK), a Delaware limited liability company (“NTWRK”). The Investors’ Rights Agreement terminated on the Closing Date of the Business Combination.
Right of First Refusal and Co-Sale Agreement
In connection with the Series A Financing, Legacy FaZe entered into the Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) with certain holders of Legacy FaZe preferred stock and certain holders of Legacy FaZe common stock, pursuant to which Legacy FaZe was granted a primary right to purchase shares of Legacy FaZe preferred stock that certain major stockholders propose to sell to third parties. Each of such major stockholders, including NTWRK, Nordan Shat, Yousef Abdelfattah, SGMT AS, a Norwegian company (“SGMT”), Thomas Alves De Oliveira, Dare Mighty Entertainment, LLC and Hubrick Limited (“Hubrick”), was granted a secondary right of first refusal and co-sale in connection therewith. The ROFR Agreement terminated on the Closing Date of the Business Combination.
Voting Agreement
In connection with the Series A Financing, Legacy FaZe entered into the Voting Agreement (the “Voting Agreement”) with certain holders of Legacy FaZe preferred stock and certain holders of Legacy FaZe common stock, pursuant to which certain holders of Legacy FaZe preferred stock, including NTWRK, and certain holders of Legacy FaZe common stock, including Nordan Shat, Yousef Abdelfattah, SGMT, Thomas Alves De Oliveira, Dare Mighty Entertainment, LLC and Hubrick, have agreed to vote their shares on certain matters, including with respect to the election of directors. The Voting Agreement terminated on the Closing Date of the Business Combination.
Convertible Promissory Note Financing
Crown Predator Holdings
Pursuant to a Secured Convertible Note Purchase Agreement, dated as of December 15, 2020, as amended, by and among Legacy FaZe, CPH Phase II SPV LP (“CPH II”) and CPH Phase III SPV LP (“CPH III” and, together with CPH II, “CPH”), Legacy FaZe issued $55,000,000 in aggregate principal amount of convertible promissory notes to CPH between December 15, 2020 and August 30, 2021 (the “CPH notes”). The CPH notes accrue interest at a rate of 10% per year. The maturity date of the CPH notes is December 15, 2023. In addition, CPH has the right to purchase certain additional convertible promissory notes from Legacy FaZe (the “CPH Right”). Upon (i) maturity or (ii) a “liquidity event” (including an initial public offering of Legacy FaZe, a change of control transaction, or a transaction with a publicly traded special purpose acquisition company), CPH will have the option, in its sole discretion, to convert all or a portion of the principal amount of notes outstanding into shares of Legacy FaZe common stock. Upon such election to convert, any interest on the note will also be subject to conversion upon the same terms. Any amount of notes outstanding that CPH does not elect to convert will need to be repaid on the maturity date or the closing date of the “liquidity event,” as applicable.
Pursuant to a letter agreement, dated as of December 15, 2020, as amended by and between Legacy FaZe and CPH II (the “CPH Letter”), as long as CPH or its affiliates own at least 2% of the outstanding capital stock of Legacy FaZe on an as-converted-to-common stock basis, Legacy FaZe must invite a CPH representative to attend all meetings of FaZe’s board of directors in a non-voting observer capacity, subject to certain exceptions. In addition, in consideration of CPH’s purchase of the CPH notes, so long as any amount remains outstanding under the CPH notes, FaZe agreed to pay to CPH a nonrefundable quarterly monitoring fee of $62,500, and, upon CPH’s request, reimburse CPH for any reasonable, necessary and documented expenses incurred by CPH in connection with the monitoring of its investment in Legacy FaZe and/or activities performed on behalf of Legacy FaZe, subject to a limit of $250,000 in total.
On October 23, 2021, CPH entered into a letter agreement with Legacy FaZe, pursuant to which, among other things, (i) CPH agreed to convert the CPH notes into shares of Legacy FaZe common stock immediately prior to Closing, (ii) CPH agreed to waive the CPH Right in exchange for the issuance of a Legacy FaZe convertible note, such note to be converted into shares of Legacy FaZe common stock immediately prior to Closing, and such shares of Legacy FaZe common stock to be converted into 4,800,000 shares of Common Stock, (iii) CPH agreed to waive any interest on the CPH notes in exchange for (x) the issuance of a Legacy FaZe convertible note, such note to be converted into shares of Legacy FaZe common stock immediately prior to Closing, and such shares of Legacy FaZe common stock to be converted into 523,763 shares of Common Stock, and payment in cash of interest on the CPH notes that accrues starting on February 1, 2022 and ending on the Closing Date, and (iv) Legacy FaZe nominated Nick Lewin for election as a director of FaZe. Upon the election of the Mr. Lewin as a director of FaZe, the CPH Letter terminated.
Cox Investment Holdings
Pursuant to a Secured Convertible Note Purchase Agreement, dated as of August 16, 2021 (the “Cox NPA”), by and between Legacy FaZe and Cox, Legacy FaZe issued a convertible promissory note in the principal amount of $10,000,000 to Cox on August 16, 2021 (the “First Cox Note”). The First Cox Note accrues interest at a rate of 10% per year. The maturity date of the First Cox Note is December 15, 2023. Pursuant to the terms of the First Cox Note, upon (i) maturity or (ii) a “liquidity event” (including an initial public offering of FaZe, a change of control transaction, or a transaction with a publicly traded special purpose acquisition company), Cox will have the option, in its sole discretion, to convert all or a portion of the principal amount of the First Cox Note outstanding into shares of Common Stock. Upon such election to convert, any interest on the First Cox Note will also be subject to conversion upon the same terms. Any amount of the First Cox Note outstanding that Cox does not elect to convert will need to be repaid on the maturity date or the closing date of the “liquidity event,” as applicable. In addition, under the Cox NPA, Cox has the right to purchase additional convertible promissory notes from FaZe in the aggregate principal amount of $5,000,000, which right will expire two business days after Cox receives an audit report from FaZe (the “Cox Right”).
Pursuant to a letter agreement, dated as of August 16, 2021, by and between Legacy FaZe and Cox (the “Cox Letter”), as long as any Cox note remains outstanding, FaZe must invite a Cox representative to attend all meetings of FaZe’s board of directors in a non-voting observer capacity, subject to certain exceptions. In addition, in the event that the Cox notes are converted in connection with a transaction with a special purpose acquisition company, FaZe must ensure that Cox will have a right to nominate a director to the resulting public company board of directors.

On October 24, 2021, Cox entered into a letter agreement with Legacy FaZe (the “Cox Consent Letter”), pursuant to which, among other things, (i) Cox agreed to convert the First Cox Note and any additional note purchased by exercising the Cox Right (including the interest thereon) into shares of Legacy FaZe common stock immediately prior to Closing, and (ii) Legacy FaZe nominated Paul Hamilton for election as a director of FaZe. Upon the election of Mr. Hamilton by the BRPM stockholders on July 15, 2022, any board observer or director designation rights under the Cox Letter were waived.
On October 25, 2021, Cox exercised the Cox Right and Legacy FaZe issued to Cox a convertible promissory note in the principal amount of $5,000,000, with other terms (including interest rate, maturity date, and conversion right) substantially the same as the First Cox Note (together with the First Cox Note, the “Cox notes”).
On January 12, 2022, Cox assigned all of its rights and obligations under the Cox notes, the Cox Consent Letter and certain related documents to AEV, including the obligation to convert the Cox notes into shares of Legacy FaZe common stock immediately prior to Closing. On the same day, Cox also assigned all of its rights and obligations under Cox’s Subscription Agreement to AEV, including the obligation to purchase shares of Common Stock pursuant to the terms of the Subscription Agreement, provided that Cox agreed to remain bound by the Subscription Agreement if AEV did not fulfill such obligation.
On the Closing Date, an aggregate of 3,842,359 shares of Common Stock were issued to AEV upon the conversion of the Cox Notes.
Other Transactions
Atlanta FaZe, LLC
Atlanta FaZe, LLC, a Delaware limited liability company (“Atlanta FaZe”) is owned by FaZe and AEV. FaZe was granted a minority equity interest in Atlanta FaZe in exchange for entering into the below Product Agreement, Strategic Marketing Agreement and the Trademark License Agreement.
On February 1, 2021, FaZe, Atlanta FaZe, LLC, a Delaware limited liability company (“Atlanta FaZe”), and NTWRK entered into a Merch Product Agreement (the “Product Agreement”), pursuant to which Atlanta FaZe collaborates with FaZe and NTWRK to design and produce certain apparel products to be manufactured and sold by NTWRK. NTWRK granted FaZe and Atlanta FaZe certain royalties pursuant to the Product Agreement in exchange for the right to manufacture and sell merchandise for FaZe and Atlanta FaZe.
FaZe and Atlanta FaZe also entered into a Trademark License Agreement, effective as of October 26, 2019, pursuant to which FaZe granted Atlanta FaZe a license to use certain marks.
In addition, Legacy FaZe and Atlanta FaZe entered into a Strategic Marketing Agreement, effective as of October 26, 2019, pursuant to which FaZe provides certain social media, merchandising and other marketing support for Atlanta FaZe in exchange for an annual service fee of $250,000.
Commerce Media Holdings, LLC (d/b/a NTWRK)
On December 24, 2019, Legacy FaZe entered into a License Agreement (the “NTWRK License Agreement”) with NTWRK, pursuant to which FaZe was granted license to use certain marks and publicity rights of NTWRK and in exchange, FaZe granted NTWRK a warrant to purchase 615,000 shares of Common Stock with a per share exercise price of $0.01 (which warrant expires on December 24, 2029). NTWRK also participated in the Series A Financing and, as of the date of this prospectus, held 481,158 shares of FaZe preferred stock. The warrant granted to NTWRK was exercised immediately prior to Closing.
As described above, NTWRK is also party to the Product Agreement, pursuant to which it provides manufacturing, warehousing, fulfillment and customer service for FaZe and Atlanta FaZe on all merchandise contemplated thereby.

SGMT Settlement
On October 20, 2021, Legacy FaZe entered into a Settlement and Release Agreement with SGMT, and Michael Stang Treschow, a director of Legacy Faze (“Mr. Treschow” and, together with SGMT, the “SGMT Parties”), whereby the SGMT Parties agreed to release any actions, claims, damages, judgments, obligations, liabilities or agreements related to certain disputes between SGMT and Legacy FaZe in exchange for (i) a cash payment from Legacy FaZe in the amount of $845,000 and (ii) Legacy Faze’s consent to the transfer of 2,080,000 shares of Legacy FaZe common stock from SGMT to Fritzøe Energi AS, a Norwegian company indirectly wholly owned by Mr. Treschow.
As of the date of this prospectus, SGMT held 2,080,000 shares of Common Stock.
Banks Settlement and Loan
On July 19, 2021, Legacy FaZe entered into a Settlement and Release Agreement with Richard Gordon Bengtson II, one of the co-founders of FaZe (“Banks”), whereby Banks agreed to the cancellation of a portion of the outstanding stock options previously issued to Banks and to release any actions, claims, damages, judgments or agreements arising out of Banks’ relationship with FaZe in exchange for an issuance of 1,000,000 shares of Legacy FaZe common stock to Banks.
Separately, up until 2020, Legacy FaZe issued a series of loans to Banks in the aggregate principal amount of $594,459. Banks pays FaZe one half of his monthly retainer every month, which is applied toward the outstanding principal of the loan.
As of the date of this prospectus, Banks held 1,000,000 shares of Common Stock. Banks is not an executive officer or director of FaZe.
Hubrick Limited Settlements
On June 20, 2019, Legacy FaZe entered into a settlement agreement with Hubrick, pursuant to which FaZe agreed to (i) grant an additional 215,911 shares of Legacy FaZe common stock to Hubrick, (ii) pay an aggregate sum of $6,500,000 to Hubrick, and (iii) for so long as Hubrick continues to own all of the 215,911 shares of Common Stock it was granted, grant Hubrick certain board observation and nomination rights. On June 2, 2021, Legacy FaZe entered into a second settlement agreement with Hubrick pursuant to which FaZe granted a non-qualified stock option to Hubrick to purchase up to 150,000 shares of Legacy FaZe common stock at an exercise price per share of $5.00. In exchange for the consideration received under these settlement agreements, Hubrick agreed to release any actions, claims, damages or obligations arising out of its litigation against FaZe.
As of the date of this prospectus, Hubrick held 1,079,555 shares of Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).
Nordan Shat Promissory Note
On April 13, 2021, Legacy FaZe issued a secured promissory note to Nordan Shat, one of the co-founders of FaZe, in the aggregate principal amount of $135,000 (the “Shat Note”). The Shat Note accrues interest at a rate of 2% per year, compounded annually. The entire amount of accrued but unpaid interest and all outstanding principal on the Shat Note will be due and payable on the earliest to occur of: (i) April 13, 2023, (ii) an underwritten initial public offering of FaZe, (iii) a change of control transaction, or (iv) the determination of the board of directors of FaZe.
As of the date of this prospectus, Nordan Shat held 1,000,000 shares of Common Stock.

Collaboration Agreement with Snoop Dogg
On February 17, 2022, Legacy FaZe entered into a Collaboration Agreement with Spanky’s Clothing Inc. (f/s/o Calvin “Snoop Dogg” Broadus Jr.), Cordell Broadus, Boss Lady Entertainment (f/s/o Shante Broadus) and SMAC Entertainment (f/s/o Constance Shwartz-Morini), for an initial term of two years, pursuant to which Snoop Dogg became a member of FaZe’s talent network and joined the board of directors on the Closing Date of the Business Combination and agreed to (i) exclusively, except for companies not in direct competition with FaZe, promote FaZe for three years, and (ii) grant FaZe license to use his name and likeness in connection with certain content and services to be produced by him for FaZe, including (w) social media posts, (x) brand campaigns with FaZe sponsors, (y) hosting of events and (z) merchandise collaborations. In exchange, FaZe agreed to grant restricted stock equal in value to (i) $1,857,154 to Snoop Dogg, (ii) $247,615 to Cordell Broadus, (iii) $247,615 to Boss Lady Entertainment and (iv) $247,615 to SMAC Entertainment, each of which will vest as follows: (x) one-third on August 17, 2022, (y) one-third in monthly installments through February 17, 2023 and (z) one-third in monthly installments through February 17, 2024. In addition, FaZe agreed to consider in good faith further equity bonuses and committed $50,000 in value for community outreach, including for the Snoop Youth Football League, scholarships or other charitable causes.
Director and Officer Indemnification
The FaZe Charter and FaZe bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. FaZe has entered into indemnification agreements with each of its directors. These agreements have been replaced with new indemnification agreements for each post-Closing director and officer of FaZe. For additional information, see
“Description of Our Securities—Limitations on Liability and Indemnification of Officers and Directors.”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
PIPE Investment
The FaZe PIPE Investor entered into a Subscription Agreement with BRPM, pursuant to which the FaZe PIPE Investor has subscribed for 500,000 shares of Common Stock in connection with the PIPE Investment, at $10.00 per share, for approximately $5 million of gross proceeds.
Transfer Restrictions
The Bylaws provide, subject to certain exceptions, that the holders (the “Lockup Holders”) of shares of Legacy FaZe common stock issued (i) as consideration in the Business Combination or (ii) to directors, officers and employees of FaZe or its subsidiaries upon the settlement or exercise of restricted stock awards, stock options or other equity awards outstanding as of immediately following the Closing in respect of Legacy FaZe Awards that were outstanding immediately prior to Closing (collectively, the “Lockup Shares”), may not transfer any Lockup Shares until the end of the period beginning on the closing date of the Business Combination and ending on the earlier of (x) with respect to 20% of the Lockup Shares held by each Lockup Holder, in the event that the VWAP per share of Common Stock at any point during the trading hours of a trading day is equal to or greater than $20.00 for any 20 trading days within any period of 30 consecutive trading days beginning 90 days following the Closing Date, the date when the foregoing is first satisfied, (y) the date that is 180 days after the Closing Date and (z) the date on which FaZe completes a Change of Control. Notwithstanding anything to the contrary, in no event will a holder of shares Common Stock who purchased such shares pursuant to a private placement in connection with the Business Combination be deemed to be a Lockup Holder.
Policies and Procedures for Related Person Transactions
FaZe’s audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions”, which are transactions between FaZe and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of the audit committee of FaZe provides that the audit committee will review and approve in advance any related party transaction.
Review and Approval of Review and Approval of Related Person Transactions
FaZe has adopted a policy for the review and approval of related party transaction, which will require, among other things, that:

•	The audit committee will review the material facts of all related person transactions.

•
In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to FaZe than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•
In connection with its review of any related person transaction, FaZe will provide the audit committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of FaZe in connection with such related person transaction.

•	If a related person transaction will be ongoing, the audit committee may establish guidelines for the management of FaZe to follow in its ongoing dealings with the related person.

SELLING HOLDERS
This prospectus relates to the possible offer and resale by the Selling Holders from time to time of (i) up to 64,035,579 shares of Common Stock (including 173,333 shares of Common Stock that may be issued upon exercise of the 173,333 Private Placement Warrants, 3,538,379 earn-out shares held by pre-Business Combination securityholders of FaZe, which are subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning October 18, 2022, and ending on July 19, 2027, 2,156,250 Founder Shares subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning on October 18, 2022 and ending July 19, 2027, and 8,517,067 shares of Common Stock issuable upon the exercise of those Legacy FaZe Options (that converted into FaZe stock options in connection with the Business Combination) and (ii) up to 5,750,000 Public Warrants. Such securities represent approximately 74% of the total shares of Common Stock and approximately 100% of the total Warrants outstanding as of September 15, 2022. Following the expiration of the applicable lock-up restrictions described herein, the sale of all of the securities registered for resale hereunder (and the shares of Common Stock issuable upon exercise of our Warrants), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. Despite such a decline in price, our Sponsor and the FaZe securityholders may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which its shares were purchased. See “
Risk Factors—Risks Related to Our Securities
” for more information.
Prior to the IPO, the Sponsor acquired Founder Shares in exchange for a capital contribution of $25,000, or approximately $0.006 per share. The Sponsor purchased 520,000 BRPM units, consisting of 520,000 shares of Common Stock and 173,333 Warrants being registered hereunder, in a private placement simultaneously with the IPO at a price of $10.00 per unit, or $5,200,000 in the aggregate. Pursuant to the Sponsor Support Agreement, 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date.
Upon the consummation of the Business Combination, (i) the Founder Shares were converted from BRPM Class B common stock into BRPM Class A common stock and BRPM Class A common stock was reclassified as Common Stock upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State upon completion of the Business Combination, (ii) the PIPE Investors acquired 10,000,000 shares of Common Stock pursuant to Subscription Agreements at a price of $10.00 per share, (iii) 50,995,637 shares of Common Stock (including 5,312,098 earn-out shares) were issued to the former securityholders of Legacy FaZe as consideration in the Business Combination at a deemed share price of $10.00 per share, and (iv) we entered into the A&R Registration Rights Agreement with certain parties. The Founder Shares, shares of Common Stock acquired in the PIPE Investment, Private Placement Warrants, and Common Stock issuable upon exercise of the Private Placement Warrants and shares of Common Stock issued to certain Legacy FaZe shareholders (including earn-out shares and shares issuable upon the exercise of Legacy FaZe Options) are being registered by the registration statement of which this prospectus forms a part pursuant to the registration rights granted under certain of the Subscription Agreements and the A&R Registration Rights Agreement.
The Selling Holders may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of Common Stock or Warrants after the date of this prospectus such that registration rights shall apply to those securities.
The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Common Stock or Warrants, as applicable, that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 72,506,839 shares of Common Stock and 5,923,333 Warrants outstanding, in each case, as of September 15, 2022. In calculating percentages of shares of Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Common Stock issuable upon exercise of that particular Selling Holder’s Warrants, if any, and did not assume the exercise of any other Selling Holder’s Warrants.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Common Stock or Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Shares of Common Stock and Public Warrants

	Beneficial Ownership Before the Offering		Securities to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Holder (1)	Number of Shares	Public Warrants	Number of Shares	Number of Shares	%	Public Warrants	%
Lee Trink and Affiliates (2) (3)	5,299,760	—	5,299,760	—	—	—	—
Zach Katz (3)	877,677	—	877,677	—	—	—	—
Tamara Brandt (3)	954,272	—	954,272	—	—	—	—
Kainoa Henry (3)	882,784	—	882,784	—	—	—	—
Andre Fernandez (3)	—	—	—	—	—	—	—
Angela Dalton (3)	—	—	—	—	—	—	—
Bruce Gordon (3)	—	—	—	—	—	—	—
Calvin “Snoop Dogg” Cordozar Broadus Jr. (3)(4)	299,264	—	299,264	—	—	—	—
Daniel Shribman (3)(5)	13,000	—	13,000	—	—	—	—
Mickie Rosen (3)	—	—	—	—	—	—	—
Nick Lewin (3) (52)	17,018,805	—	17,018,805	—	—	—	—
Ross Levinsohn (3)(6)	13,000	—	13,000	—	—	—	—
Yousef Abdelfattah (7)	4,354,686	—	4,354,686	—	—	—	—
Amit Bajaj (8)	954,537	—	954,537	—	—	—	—
Ed Wilson (9)	118,519	—	118,519		—	—	—
B. Riley Principal 150 Sponsor Co. LLC (10)	4,312,500	—	4,312,500	—	—	—	—
B. Riley Principal Investments, LLC (10)	7,810,500	—	7,810,500	—	—	—	—
Noordin Shat (11)	3,253,219	—	3,253,219	—	—	—	—
Richard Bengston II (12)	3,337,642	—	3,337,642	—	—	—	—
Thomas Alves De Oliveira (13)	3,337,642	—	3,337,642	—	—	—	—
TS US 2 AS (14)	4,998,580	—	4,998,580	—	—	—	—
AEV Esports, LLC (15)	3,842,359	—	3,842,359	—	—	—	—
McBride Capital LLC (16)	13,000	—	13,000	—	—	—	—
Nicholas Hammerschlag (17)	13,000	—	13,000	—	—	—	—
PIPE Investors
Ardsley Partners Renewable Energy Fund, L.P. (18)	200,000	—	200,000	—	—	—	—
Bond. E Oman (19)	50,000	—	50,000	—	—	—	—
John B. Berding (20)	40,000	52,000	40,000	—	—	52,000	*
John B. Berding Irrevocable Children’s Trust (21)	40,000	—	40,000	—	—	—	—
Black Maple Capital Partners LP (22)	50,000	—	50,000	—	—	—	—
Bryant R. Riley (10)	200,000	—	200,000	—	—	—	—
Boothbay Absolute Return Strategies, LP (23)	250,000	—	250,000	—	—	—	—
Palogic Value Fund, LP (24)	100,000	—	100,000	—	—	—	—
SNI LLC (25)	30,000	—	30,000	—	—	—	—
STOCKS LLC (26)	50,000	—	50,000	—	—	—	—
William H. and Rhoda J. Wheeler (27)	5,000	—	5,000	—	—	—	—

	Beneficial Ownership Before the Offering		Securities to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Holder (1)	Number of Shares	Public Warrants	Number of Shares	Number of Shares	%	Public Warrants	%
Difesa Master Fund, LP (28)	100,000	—	100,000	—	—	—	—
MC Opportunities Fund GP LLC (29)	20,000	—	20,000	—	—	—	—
Corbin ERISA Opportunity Fund, Ltd. (30)	205,000	21,866	205,000	—	—	21,866	*
Corbin Opportunity Fund, L.P. (30)	90,000	9,600	90,000	—	—	9,600	*
Pinehurst Partners, L.P. (30)	205,000	21,866	205,000	—	—	21,866	*
Daniel R. Palmadesso (31)	2,500	—	2,500	—	—	—	—
CAZ Private Equity Access Fund II, L.P.—Onshore (QP) Series (32)	85,635	—	85,635	—	—	—	—
CAZ Private Equity Access Fund II, L.P.—Onshore Series (32)	26,536	—	26,536	—	—	—	—
CAZ PEA 2 Nonconduit Blocker Company (32)	4,354	—	4,354	—	—	—	—
CAZ Private Equity Access Fund II, L.P.—Non-Conduit Series (32)	9,641	—	9,641	—	—	—	—
CAZ PEA2 Blocker Company (32)	23,834	—	23,834	—	—	—	—
CAZ Barbell Aggregator, L.P. (32)	100,000	—	100,000	—	—	—	—
Alan N. Forman (33)	7,500	—	7,500	—	—	—	—
Lynn Sperandeo and Gary Michel (34)	3,000	—	3,000	—	—	—	—
Allspring Special Global Small Cap Fund (35)	150,000	—	150,000	—	—	—	—
Lisa Giacobetti (36)	2,500	—	2,500	—	—	—	—
Helen Ranno (37)	10,000	—	10,000	—	—	—	—
Michael Scanlin (38)	5,000	—	5,000	—	—	—	—
Dillon, Itz & Williams, L.P. (39)	10,000	—	10,000	—	—	—	—
Jared T. Stack (40)	2,500	—	2,500	—	—	—	—
Myles Scott (41)	2,500	—	2,500	—	—	—	—
Walter R. Corson (42)	10,000	—	10,000	—	—	—	—
Scott McCurdy (43)	10,000	—	10,000	—	—	—	—
Steven T. and Lisa J. Almrud (44)	20,000	—	20,000	—	—	—	—
James J. Nawrocki (45)	5,000	—	5,000	—	—	—	—
Ron Kaplan (46)	2,500	—	2,500	—	—	—	—
Henry and Tina Kaplan (47)	2,500	—	2,500	—	—	—	—
Ashley D. Killpack 2011 Exempt Trust (48)	4,000	—	4,000	—	—	—	—
John A Hellwig Jr. Annual Gift Trust (49)	4,000	—	4,000	—	—	—	—
Jennifer D. Brummett 2011 Exempt Trust (50)	4,000	—	4,000	—	—	—	—
Dean Family Grandchildren Trust (51)	15,000	—	15,000	—	—	—	—

*	Indicates beneficial ownership of less than 1% of the outstanding Common Stock or Warrants, as applicable.
1.	Unless otherwise noted, the business address of each executive officer and director is c/o FaZe Clan Inc., 720 N. Cahuenga Blvd., Los Angeles, California, 90038.
2.
Mr. Trink is Chief Executive Officer and Chairman of the Board of the Company and holds (i) 2,272,347 shares individually and (ii) 2,493,282 shares through Dare Mighty Entertainment, LLC, which he controls. The business address of Dare Mighty Entertainment, LLC is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.

3.	The business address of each director and officer of FaZe is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.
4.
Includes (i) 236,264 shares held by Spanky’s Clothing, Inc., (ii) 31,500 shares held by Boss Lady Entertainment Inc. and (iii) 31,500 shares held by SMAC Entertainment Inc. The business address of Spanky’s Clothing, Inc., Boss Lady Entertainment Inc. and SMAC Entertainment Inc. is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.

5.
Mr. Shribman is a director of the Company and was the Chief Executive Officer, Chief Financial Officer and a director of BRPM prior to the Closing. Mr. Shribman is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity.

6.
Mr. Levinsohn is a director of the Company and was a director of BRPM prior to the Closing. Mr. Levinsohn is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity.

7.
Yousef Abdelfattah is one of the co-founders of Legacy FaZe and was a director of Legacy FaZe prior to the consummation of the Business Combination. The business address of Mr. Abdelfattah is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.

8.	The business address of Amit Bajaj is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.
9.	The business address of Ed Wilson is 547 Ocampo Dr Pacific Palisades, CA 90272.
10.
B. Riley Principal Investments, LLC (“BRPI”) is the managing member of B. Riley Principal 150 Sponsor Co., LLC (“Sponsor”) and is a wholly-owned subsidiary of B. Riley Financial, Inc. (“BRF”). Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, each of BRPI, BRF and Bryant R. Riley may be deemed to indirectly beneficially own the securities directly held by BRPI and the Sponsor. Each of BRPI, BRF and Bryant R. Riley disclaims beneficial ownership over any securities directly held by BRPI other than to the extent of its/his respective pecuniary interest therein, directly or indirectly. The business address of BRPI, the Sponsor and Bryant R. Riley is 11100 Santa Monica Blvd. Ste. 800, Los Angeles, CA 90025.

11.	The business address of Noordin Shat is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.
12.	The business address of Richard Bengston II is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.
13.	The business address of Thomas Alves De Oliveira is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.
14.
TS US 2 AS is indirectly wholly owned by Michael Treschow. Mr. Treschow has sole voting and investment power over the shares held by TS US 2 AS and therefore may be deemed to be the beneficial owner of such shares. The business address of TS US 2 is Sanden 1, 3264 Larvik, 3805 Larvik, Norway.

15.
Includes 500,000 shares of Common Stock purchased in the PIPE Investment. Paul Hamilton is the President and Chief Executive Officer of AEV Esports, LLC (“AEV”) and may be deemed to share voting and dispositive control over the shares held by AEV. Cox Corporate Services, Inc. is the controlling member of AEV. Cox Corporate Services, Inc. is wholly owned by Cox Enterprises, Inc. Cox Enterprises, Inc. may be deemed to share beneficial ownership over the shares held by AEV. The address of the principal business office of Cox Corporate and Cox Enterprises is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The principal business address for AEV is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The business address of Mr. Hamilton is c/o AEV Esports, LLC, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

16.
Samuel McBride is the Chief Executive Officer and Principal of McBride Capital LLC and may be deemed to have voting and dispositive control over the securities held thereby. Mr. McBride was a director of BRPM prior to the Closing. McBride Capital LLC is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. The business address of McBride Capital LLC and Samuel McBride is 225 W. Hubbard St., Chicago, IL 60654.

17.
Mr. Hammerschlag was a director of BRPM prior to the Closing. Mr. Hammerschlag is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. The business address of Mr. Hammerschlag is c/o B. Riley Financial, Inc., 11100 Santa Monica Blvd., Ste. 800, Los Angeles, CA 90025.

18.
Ardsley Partners Renewable Energy Fund, L.P. is managed by Ardsley Partners I GP, LLC. Spencer Hempleman, as Portfolio Manager of Ardsley Partners Renewable Energy Fund, L.P. and co-managing member of Ardsley Partners I GP, LLC may be deemed to have beneficial ownership of such shares. The address of Ardsley Partners Renewable Energy Fund, L.P. is 262 Harbor Drive, 4th Floor, Stamford, CT 06902.

19.	The business address of Bond Oman is 6119 Hillsboro Pike, Nashville, TN 37215.
20.	The business address of John D. Berding is 4705 Burley Hills Drive, Cincinnati, OH 45243.
21.	John B. Berding Irrevocable Children’s Trust, of which Susan M. Berding is Trustee, has a business address of 4705 Burley Hills Drive, Cincinnati, OH 45243.

22.
Black Maple Capital Partners LP is managed by Black Maple Capital Management LP, its investment manager. Robert Barnard is the Chief Executive Officer and Chief Investment officer of Black Maple Capital Management LP and in that capacity, has voting and investment control of the shares of our Common Stock held by Black Maple Capital Partners LP. Mr. Barnard may therefore be deemed to have beneficial ownership of the shares of our Common Stock held by Black Maple Capital Partners LP. The business address of Black Maple Capital Partners LP is 250 E Wisconsin Avenue, Suite 1250, Milwaukee, WI 53202.

23.
Ari Glass is the Managing Member of Boothbay Absolute Return Strategies, LP, and, accordingly, may be deemed to have beneficial ownership of such shares. The address of Boothbay Absolute Return Strategies, LP is 140 E 45th Street, 14th Floor, New York, NY 10017.

24.
Palogic Value Management, L.P. is the investment manager and general partner of, and may be deemed to have indirect beneficial ownership of securities owned by, Palogic Value Fund, L.P. Palogic Capital Management, LLC is the general partner of, and may be deemed to have indirect beneficial ownership of securities owned by, Palogic Value Management, L.P. Ryan Vardeman is the sole member of, and may be deemed to have indirect beneficial ownership of securities owned by, Palogic Capital Management, LLC, and Mr. Vardeman disclaims beneficial ownership of such securities. The business address of Palogic Value Fund, LP is 5310 Harvest Hill Rd. Ste 110, Dallas, TX 75230.

25.
SNI LLC is controlled by 2NRP Managers, LLC, its manager. Ann Lurie, Theodore Theopilos and Ben Lurie control the operations of 2NRP Managers, LLC, and may be deemed the beneficial owners of the shares held by SNI LLC. Each of Mr. Theophilos and Mr. Lurie disclaims ownership of such shares. The business address of SNI LLC is 2430 N Kedzie Blvd, Chicago, IL 60647.

26.
STOCKS LLC is controlled by 2NRP Managers, LLC, its manager. Abigail Damato, Ann Lurie, Theodore Theopilos and Ben Lurie control the operations of 2NRP Managers, LLC, and may be deemed the beneficial owners of the shares held by STOCKS LLC. Each of Ms. Damato, Ms. Lurie and Mr. Theophilos disclaims ownership of such shares. The business address of STOCKS LLC is 2 N Riverside Plaza, Suite 1240, Chicago, IL 60606.

27.	The business address for William H. and Rhoda J. Wheeler, as joint with rights of survivorship, is 2242 Waterside Way, Keswick, VA 22947.
28.
Andrew Cohen, Chief Investment Officer of Difesa Master Fund, LP, may be deemed to beneficially own the securities held by Difesa Master Fund, LP, but disclaims any beneficial ownership of such securities. The business address of Difesa Master Fund, LP is 40 West 57th St, Suite 2020, NY, NY 10019.

29.
Theodore L. Koenig is the Manager of MC Opportunities Fund LP, and, accordingly, may be deemed to have beneficial ownership of such shares. Mr. Koenig disclaims beneficial ownership of such securities. The address of MC Opportunities Fund LP is 311 South Wacker Drive, Suite 6400, Chicago, IL 60606.

30.
Corbin Capital Partners, L.P. (“CCP”) is the investment manager of Corbin ERISA Opportunity Fund, Ltd., Corbin Opportunity Fund, L.P. and Pinehurst Partners, L.P. CCP and its general partner, Corbin Capital Partners Group, LLC, may be deemed beneficial owners of the securities held by these Selling Holders. Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P., the investment manager of these Selling Holders, and accordingly directs the voting and investment decisions with respect to the shares held. Mr. Bergstrom disclaims beneficial ownership of such securities. The address for Corbin ERISA Opportunity Fund, Ltd., Corbin Opportunity Fund, L.P. and Pinehurst Partners, L.P. is 590 Madison Ave., 31st Floor, New York, NY 10022.

31.	The business address for Daniel R. Palmadesso is 11100 Santa Monica Blvd, Ste 800, Los Angeles, CA 90025.
32.
CAZ Investments Equity PEA2 LP is the general partner of CAZ Private Equity Access Fund II, L.P. Onshore (QP) Series, CAZ Private Equity Access Fund II, L.P.—Onshore Series, CAZ PEA 2 Nonconduit Blocker Company, CAZ Private Equity Access Fund II, L.P.—Non-Conduit Series, CAZ PEA2 Blocker Company and CAZ Barbell Aggregator, L.P. CAZ Investments Equity Management PEA2, LLC is the general partner of CAZ Investments Equity PEA2 LP. Christopher Zook and Isaiah Massey are the Managers of CAZ Investments Equity Management PEA2, LLC, and may be deemed to have indirect beneficial ownership of securities owned by each of the Selling Holders. The business address of each Selling Holder herein is 1 Riverway, Suite 2000, Houston, TX 77056.

33.	The business address for Alan Forman is 11100 Santa Monica Blvd, Ste 800, Los Angeles, CA 90025.

34.	The business address for Lynn Sperandeo and Gary Michel, as joint tenants-in-common, is 343 Old Cedar Rd., Hartsdale, NY 10530.
35.
Allspring Special Global Small Cap Fund (the “Allspring Fund”) is a mutual fund registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and is a series of Allspring Funds Trust. Allspring Funds Management, LLC and Allspring Global Investments, LLC serve as the Allspring Fund’s investment manager and sub-adviser, respectively. The Board of Trustees of Allspring Funds Trust has delegated the responsibility for voting proxies relating to the Allspring Fund’s portfolio securities to Allspring Funds Management, LLC and has adopted policies and procedures that are used to determine how to vote such proxies.

36.	The business address for Lisa Giacobetti is 4 Bergen Ct, Marlton, NJ 08053.
37.	The business address for Helen Ranno is 220 Washington Ave, Haddonfield, NJ 08033.
38.	The business address for Michael Scanlin is 151 Fontana Ave, Lebanon, PA 17042.
39.	David Itz, the general partner, may be deemed to beneficially own the securities held by Dillon, Itz & Williams, L.P. The business address of this investor is 3068 Reba Dr., Houston, TX 77019.
40.	The business address for Jared T. Stack is 914 S. Lincoln Ave, Casper, WY 82601.
41.	The business address for Myles Scott is 13810 Riverton Manor Ct, Cypress, TX 77429.
42.	The business address for Walter R. Corson is 12315 Overcup Dr, Houston, TX 77024.
43.	The business address for Scott McCurdy is 27403 Overland Gap Dr, Katy, TX 77494.
44.	The business address for Steven T. and Lisa J. Almrud s is 3614 Acorn Wood Way, Houston, TX 77059.
45.	The business address for James J. Nawrocki is 2402 Golf Links Ct, Spicewood, TX 78669.
46.	The business address for Ron Kaplan is 325 Broadway Ste 504, New York, NY 10007.
47.	The business address for Henry and Tina Kaplan, as joint tenants-in-common with right of survivorship, is 7 Highland Boulevard, West Orange, NJ 07052.
48.	Ashley D. Killpack 2011 Exempt Trust, of which David Killpack is Trustee, has a business address of 3517 Spring Road, Oak Brook, IL 60523.
49.	John A. Hellwig Jr. Annual Gift Trust, of which Ashley Killpack is Trustee, has a business address of 3517 Spring Road, Oak Brook, IL 60523.
50.	Jennifer D. Brummett 2011 Exempt Trust, of which Jennifer Brummett is Trustee, has a business address of 227 La Marina Drive, Santa Barbara, CA 93109.
51.	Dean Family Grandchildren Trust, of which Ashley Killpack is Trustee, has a business address of 3517 Spring Road, Oak Brook, IL 60523.
52.
Includes 9,951,359 shares held by CPH Phase II SPV LP and 7,067,446 shares held by CPH Phase III SPV LP. CPH Holdings VII, LLC is the sole general partner of each of CPH Phase II SPV LP and CPH Phase III SPV LP, and Nick Lewin is the sole manager of CPH Holdings VII, LLC. In such capacity, Mr. Lewin has sole voting and investment power over the securities held by CPH Phase II SPV LP and CPH Phase III SPV LP and therefore may be deemed to be the beneficial owner of such securities. With respect to the securities held by CPH Phase II SPV LP and CPH Phase III SPV LP, Mr. Lewin disclaims beneficial ownership, except to the extent of his pecuniary interest therein. The business address of CPH Phase II SPV LP and CPH Phase III SPV LP is 1230 Montana Avenue, Suite 201, Santa Monica, CA 90403.

Private Placement Warrants

	Beneficial Ownership Before the Offering		Securities to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Holder	Number of Warrants	% (1)	Number of Warrants	Number of Warrants	% (1)
B. Riley Principal 150 Sponsor Co., LLC (2)	156,001	2.6	156,001	—	—
Daniel Shribman (3)	4,333	*	4,333	—	—
Nick Hammerschlag (4)	4,333	*	4,333	—	—
McBride Capital LLC (5)	4,333	*	4,333	—	—
Ross Levinsohn (6)	4,333	*	4,333	—	—

*	Indicates beneficial ownership of less than 1% of the outstanding Warrants.

1.	Based upon 5,923,333 Warrants outstanding as of August 29, 2022.
2.
B. Riley Principal Investments, LLC (“BRPI”) is the managing member of B. Riley Principal 150 Sponsor Co., LLC (“Sponsor”) and is a wholly-owned subsidiary of B. Riley Financial, Inc. (“BRF”). Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, each of BRPI, BRF and Bryant R. Riley may be deemed to indirectly beneficially own the securities directly held by BRPI and the Sponsor. Each of BRPI, BRF and Bryant R. Riley disclaims beneficial ownership over any securities directly held by BRPI other than to the extent of its/his respective pecuniary interest therein, directly or indirectly. The business address of BRPI and the Sponsor is 11100 Santa Monica Blvd, Ste 800, Los Angeles, CA 90025.

3.
Mr. Shribman is a director of the Company and was the Chief Executive Officer, Chief Financial Officer and a director of BRPM prior to the Closing. Mr. Shribman is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. The business address of Mr. Shribman is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.

4.
Mr. Hammerschlag was a director of BRPM prior to the Closing. Mr. Hammerschlag is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. The business address of Mr. Hammerschlag is c/o B. Riley Financial, Inc., 11100 Santa Monica Blvd., Ste. 800, Los Angeles, CA 90025.

5.
Samuel McBride is the Chief Executive Officer and Principal of McBride Capital LLC and may be deemed to have voting and dispositive control over the securities held thereby. Mr. McBride was a director of BRPM prior to the Closing. McBride Capital LLC is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. The business address of Mr. McBride is 225 W. Hubbard St., Chicago, IL 60654

6.
Mr. Levinsohn is a director of the Company and was a director of BRPM prior to the Closing. Mr. Levinsohn is a member of B. Riley Principal 150 Sponsor Co. LLC but does not have voting or dispositive control over the shares held by such entity. The business address of Mr. Levinsohn is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 5,923,333 shares of our Common Stock that may be issued upon exercise of Warrants to purchase Common Stock. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 64,035,579 shares of Common Stock (including shares underlying Warrants and options) and (ii) up to 173,333 Warrants.
The Selling Holders may offer and sell, from time to time, their respective shares of Common Stock and Warrants covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

•	on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options) or other hedging transactions, whether through an options exchange or otherwise;

•
through the distribution of the securities by any Selling Holder to its partners, members, stockholders or other equityholders, to the extent that such transaction constitutes a sale under this prospectus;

•	in settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; or

•	any other method permitted pursuant to applicable law.
The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market.
The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is not an affiliate of ours, the distributee would thereby receive freely tradeable securities pursuant to the distribution through the registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributee to use the prospectus to resell the securities acquired in the distribution.
The Selling Holders party to Subscription Agreements or the A&R Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
Transfer Restrictions
Certain of our stockholders have entered into lock-up agreements. See “
Certain Relationships and Related-Party Transactions-Transfer Restrictions.
”

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our shares of Common Stock and Warrants, which we refer to collectively as our securities. This discussion is based on the Code, Treasury regulations promulgated thereunder (“Regulations”), laws, administrative rulings and judicial decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). This discussion applies only to shares of Common Stock and Warrants that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment).
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	insurance companies;

•	mutual funds;

•	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

•	persons that actually or constructively own five percent or more (by vote or value) of our outstanding shares of Common Stock;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules;

•	persons holding shares of Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts; certain expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	controlled foreign corporations and passive foreign investment companies;

•	tax-exempt entities;

•	persons required to accelerate the recognition of any item of gross income with respect to Common Stock as a result of such income being recognized on an applicable financial statement; or

•	the Sponsor or its affiliates.
If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or judicial decisions will not adversely affect the accuracy of the statements in this discussion. You should consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Holders
For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.
Taxation of Distributions
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Common Stock and will be treated as described under “
—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rates accorded to long-term capital gains.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Securities—Warrants—Public Stockholders’ Warrants
.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to such U.S. Holders as described under “
—U.S. Holders—Taxation of Distributions
” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of shares of our Common Stock and Warrants. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. Such long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its share of Common Stock or Warrant so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock or Warrant will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to certain limitations.
Exercise, Lapse or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder’s cashless exercise of our Warrants (including after we provide notice of our intent to redeem Warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal the holder’s tax basis in the Warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant.
If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered a number of Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.
Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “
Description of Securities—Warrants—Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00
” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.
”
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “
—Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “
—Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Securities—Warrants—Public Stockholders’ Warrants.
” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to such Non-U.S. Holders as described under “
—Non-U.S. Holders—Taxation of Distributions
” above. A Non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants unless:

•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held shares of our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders should consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable

U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We believe we are not, have not been and do not anticipate becoming a USRPHC. We will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. You should consult your tax advisors regarding the application of these rules.
Exercise, Lapse or Redemption of a Warrant
The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a Non-U.S. Holder’s Warrant will generally correspond to the characterization described under “
—U.S. Holders—Exercise, Lapse or Redemption of a Warrant
” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described above in “
—Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.
”
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will pass upon the validity of the Common Stock and Warrants covered by this prospectus.
EXPERTS
The financial statements of B. Riley Principal 150 Merger Corp. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from June 19, 2020 (inception) through December 31, 2020, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to substantial doubt about the ability of B. Riley Principal 150 Merger Corp. to continue as a going concern as described in Notes 1 and 3 to the financial statements), and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.
The consolidated financial statements of FaZe (refs to FaZe Clan, Inc. and subsidiaries prior to the closing date of July 19, 2022) as of December 31, 2021 and 2020 and for the two years then ended, included in this prospectus, which are referred to and made part of this prospectus and registration statement, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to substantial doubt about the ability of FaZe Clan, Inc. to continue as a going concern as described in Note 14 to the financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site where reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://investor.fazeclan.com/. Our website is https://fazeclan.com/. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
Condensed Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash	$41,836	$43,324
Prepaid expenses	341,334	612,449

Total current assets	383,170	655,773
Investments held in Trust Account	172,761,267	172,516,200

Total assets	$173,144,437	$173,171,973

Liabilities, Class A Common stock subject to possible redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$3,847,702	$2,621,918
Due to related party	783,750	191,250

Total current liabilities	4,631,452	2,813,168
Warrant liability	2,192,792	8,599,233

Total liabilities	6,824,244	11,412,401

Commitments

Class A Common stock subject to possible redemption; 17,250,000 shares (at redemption value of $10.00 per share)	172,500,000	172,500,000

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 520,000 shares issued and outstanding as of June 30, 2022 and December 31, 2020, respectively (excluding 17,250,000 subject to redemption)	52	52
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	431	431
Accumulated deficit	(6,180,290)	(10,740,911)

Total stockholders’ deficit	(6,179,807)	(10,740,428)

Total liabilities, Class A Common stock subject to possible redemption, and stockholders’ deficit	$173,144,437	$173,171,973

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
Condensed Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating costs	$1,145,100	$340,660	$2,090,887	$520,764

Loss from operations	(1,145,100)	(340,660)	(2,090,887)	(520,764)

Other income (expense):
Interest income	228,666	6,261	245,067	10,336
Warrant issue costs	—	—	—	(115,404)
Change in fair value of warrant liability	3,143,983	(1,488,067)	6,406,441	(1,784,234)

Total other income (expense)	3,372,649	(1,481,806)	6,651,508	(1,889,302)

Net income (loss)	$2,227,549	$(1,822,466)	$4,560,621	$(2,410,066)

Basic and diluted weighted average shares outstanding, Class A common shares	17,770,000	17,770,000	17,770,000	12,468,453
Basic and diluted net income (loss) per share, Class A common shares	$0.10	$(0.08)	$0.21	$(0.14)
Basic and diluted weighted average shares outstanding, Class B common shares	4,312,500	4,312,500	4,312,500	4,312,500
Basic net income (loss) per share, Class B common shares	$0.10	$(0.08)	$0.21	$(0.14)
The accompanying notes are an integral part of these unaudited condensed financial statements.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
Condensed Statements of Changes in Stockholder’s Equity
(Unaudited)
For the Three and Six Months Ended June 30, 2022 and 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, April 1, 2022	520,000	$52	4,312,500	$431	$—	$(8,407,839)	$(8,407,356)
Net income for the three months ended June 30, 2022	—	—	—	—	—	2,227,549	2,227,549

Balance, June 30, 2022	520,000	$52	4,312,500	$431	$—	$(6,180,290)	$(6,179,807)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount
Balance, April 1, 2021	520,000	$52	4,312,500	$431	$—	$(4,412,282)	$(4,411,799)
Subsequent measurement of Class A Common Stock Subject to Redemption under ASC 480-10-S99 against accumulated deficit	—	—	—	—	—	(49,068)	(49,068)
Net loss for the three months ended June 30, 2021	—	—	—	—	—	(1,822,466)	(1,822,466)

Balance, June 30, 2021	520,000	$52	4,312,500	$431	$—	$(6,283,816)	$(6,283,333)

Six Months Ended June 30, 2022 and 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2022	520,000	$52	4,312,500	$431	$—	$(10,740,911)	$(10,740,428)
Net income for the six months ended June 30, 2022	—	—	—	—	—	4,560,621	4,560,621

Balance, June 30, 2022	520,000	$52	4,312,500	$431	$—	$(6,180,290)	$(6,179,807)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount
Balance, January 1, 2021	—	$—	4,312,500	$431	$24,569	$(1,448)	$23,552
Sale of 520,000 Private Placement Units on February 23, 2021	520,000	52	—	—	5,040,482	—	5,040,534
Subsequent measurement of Class A Common Stock Subject to Redemption under ASC 480-10-S99 against additional paid-in capital and accumulated deficit	—	—	—	—	(5,065,051)	(3,872,302)	(8,937,353)
Net loss for the six months ended June 30, 2021	—	—	—	—	—	(2,410,066)	(2,410,066)

Balance, June 30, 2021	520,000	$52	4,312,500	$431	$—	$(6,283,816)	$(6,283,333)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$4,560,621	$(2,410,066)
Interest earned on investments held in Trust Account	(245,067)	(10,336)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Warrant issue costs	—	115,404
Unrealized (gain) loss on change in fair value of warrant liability	(6,406,441)	1,784,234
Changes in operation assets and liabilities:
Decrease (increase) in prepaid expenses	271,115	(899,172)
Increase in accounts payable and accrued expenses	1,225,784	198,710
Increase in due to related party	592,500	17,752

Net cash used in operating activities	(1,488)	(1,203,474)
Cash flows from investing activities:
Proceeds deposited in Trust Account	—	(172,500,000)

Net cash used in investing activities	—	(172,500,000)

Cash flows from financing activities:
Proceeds from note payable – related party	—	40,000
Repayment of note payable – related party	—	(40,000)
Proceeds from issuance of Class A common stock	—	172,500,000
Proceeds from issuance of private placement units	—	5,200,000
Payment of underwriting discounts	—	(3,450,000)
Payment of offering expenses	—	(454,357)

Net cash provided by financing activities	—	173,795,643

(Decrease) increase in cash	(1,488)	92,169
Cash, beginning of period	43,324	25,000

Cash, end of period	$41,836	$117,169

Supplemental disclosures:
Interest paid	$—	$—
Taxes paid	$—	$—

Supplemental disclosure of noncash investing and financial activities:
Initial value of Class A ordinary shares subject to possible redemption	$—	$172,500,000
The accompanying notes are an integral part of these unaudited condensed financial statements.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
Organization and General
FaZe Holdings Inc. (the “Company”) was originally incorporated in Delaware on June 19, 2020 under the name “B. Riley Principal 150 Merger Corp.” (“BRPM”) as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”). As described in more detail in Note 8, the Company completed its Initial Business Combination on July 19, 2022.
The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of June 30, 2022, the Company had not commenced any operations. All activity of the Company for the period from inception through June 30, 2022 related to the initial public offering (the “Public Offering”) described below and evaluating prospective acquisition targets. As of June 30, 2022, the Company had not generated any operating revenues. The Company generated non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering described below.
Public Offering
The Company completed the sale of 17,250,000 units (the “Units”), including the issuance of 2,250,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at an offering price of $10.00 per Unit in the Public Offering on February 23, 2021. B. Riley Principal 150 Sponsor Co., LLC (the “Sponsor”), a Delaware limited liability company and a wholly-owned indirect subsidiary of B. Riley Financial, Inc. (“B. Riley Financial”), purchased an aggregate of 520,000 Units at a price of $10.00 per Unit (the “Private Placement Units”) in a private placement that closed on February 23, 2021 simultaneously with the Public Offering (the “Private Placement”). The sale of the 17,250,000 Units in the Public Offering (the “Public Units”) generated gross proceeds of $172,500,000, less underwriting commissions of $3,450,000 (2% of the gross proceeds of the Public Offering) and other offering costs of $485,257. The Private Placement Units generated $5,200,000 of gross proceeds.
Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value (each a “public share”), and one-third
of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, with respect to the warrants underlying the Private Placement Units, the “Private Placement Warrants” and, collectively, the “Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share.
Sponsor and Note Payable — Related Party
The Company had a promissory note (the “Note”) payable to Sponsor which allowed the Company to borrow up to $300,000 without interest to be used for a portion of the expenses of Public Offering. The Note was payable on the earlier of: (i) December 31, 2021 or (ii) the date on which the Company consummated an initial public offering of its securities. Borrowings on the Note was $40,000 on the date of the Public Offering. On March 1, 2021, such amount was repaid using proceeds from the Public Offering and the Private Placement.
The Trust Account
Upon completion of the Public Offering, $172,500,000 of proceeds were placed in the Company’s trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee (the “Trust

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
(cont.)

Account”) and were invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Until the Company completed the Initial Business Combination, it was permitted to pay its expenses only from the net proceeds of the Public Offering and the sale of the Private Placement Units held outside the Trust Account, which was $41,836 and $43,324 on June 30, 2022 and December 31, 2021, respectively.
Except with respect to interest earned on the funds held in the Trust Account that could be released to the Company to pay its taxes, the proceeds from the Public Offering were not permitted to be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (the “Amended Charter”) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it did not complete the Initial Business Combination by February 23, 2023; or (iii) the redemption of all of the Company’s public shares if the Company was unable to complete the Initial Business Combination by February 23, 2023 (at which such time up to $100,000 of interest shall be available to the Company to pay dissolution expenses), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of the Company’s public shares (the “public stockholders”).
Going Concern Consideration
The Company has principally financed its operations from inception through the date of these financial statements using proceeds from the promissory note from the Sponsor prior to the Public Offering and such amount of proceeds from the Public Offering and Private Placement that were placed in a bank account outside of the Trust Account for working capital purposes. In connection with the closing of the Public Offering and the Private Placement on February 23, 2021, an amount of $172,500,000 (or $10.00 per Class A common stock sold to the public in the Public Offering included in the Public Units) was placed in the Trust Account. As of June 30, 2022, the Company had $41,836 in its operating bank account, $172,761,267 held in the Trust Account to be used for an Initial Business Combination or to repurchase or redeem its public shares in connection therewith and working capital deficit of $4,217,375, which excludes Delaware franchise taxes payable of $30,907 (which is included in accounts payable and accrued expenses at June 30, 2022) as franchise taxes are paid from the Trust Account from interest income earned.
The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through August 2023. As a result of the completion of the merger with FaZe Clan Inc., a Delaware Corporation (“Legacy FaZe”) on July 19, 2022, the Company expects to continue to incur significant operating losses for the foreseeable future since Legacy FaZe has incurred losses since inception. However, based cash received from the completion of the merger as more fully described in Note 8 and Note 9 and cash needs to fund operations, the Company currently expects that it will have sufficient cash to fund its operating expenses and capital expenditure requirements for at least the next 12 months from issuance. As such, substantial doubt about the Company’s ability to continue as a going concern has been alleviated.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
(cont.)

its operations, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s unaudited condensed interim financial statements have been prepared in accordance with U.S. GAAP and the rules and regulations of the SEC for interim financial information and the instructions to
Form 10-Q. Accordingly,
the financial statements do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022 or any other period. The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Form
10-K
filed with the SEC on March 7, 2022.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement(s) with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Estimates are used when accounting for certain items such as

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT
ACCOUNTING
POLICIES (cont.)

valuation of investments held in Trust Account, derivative and warrant liabilities, and accounting for income tax valuation allowances. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.
Investments Held in Trust Account
As of June 30, 2022 and December 31, 2021, the Company had $172,761,267 and $172,516,200, respectively, in investments held in the Trust Account. The assets held in the Trust Account were held in a mutual fund that invests in U.S. Treasury securities.
Class A Common Stock Subject to Possible Redemption
As of June 30, 2022, all of the 17,250,000 shares of Class A common stock sold as part of the Public Units in the Public Offering contained a redemption feature which allowed for the redemption of such public shares in connection with the Company’s liquidation, if there was a stockholder vote or tender offer in connection with the Initial Business Combination and in connection with certain amendments to the Company’s Amended Charter. In accordance with the Securities and Exchange Commission (“SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require shares of common stock subject to redemption to be classified outside of permanent equity. Therefore, all of the shares of Class A common stock sold in the Public Offering have been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital
and accumulated deficit.
As of June 30, 2022 and December 31, 2021, the shares of Class A common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(5,117,500)
Issuance costs allocated to Class A ordinary shares	(3,819,853)
Plus:
Remeasurement of carrying value to redemption value	8,937,353

Class A ordinary shares subject to possible redemption	$172,500,000

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The remeasurement
adjustment
in the table above of $8,937,353 to adjust Class A common stock subject to possible redemption is comprised of $8,888,285 recorded in the three months ended March 31, 2021 and a $49,068 adjustment recorded in the three months ended June 30, 2021.
Warrant Liability
The Company accounts for warrants to purchase for shares of the Company’s common stock that are not indexed to its own stock as liabilities at fair value on the balance sheet in accordance with subtopic ASC
815-40-15,
“Derivatives and Hedging — Contract’s in Entity’s Own Equity”. The warrants are re-evaluated
for the proper accounting treatment at each reporting period and are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net on the statement of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the Warrants. At that time, the portion of the liability related to the Warrants will be reclassified to additional paid-in
capital. At June 30, 2022 and December 31, 2021, there were 5,923,333 Warrants issued in connection with the Public Offering (the 5,750,000 public Warrants and the 173,333 Private Placement Warrants).
Income Taxes
Prior to the change in ownership on February 23, 2021 as a result of the Public Offering, the Company was included in the consolidated tax return of B. Riley Financial (the “Parent”). During this period, the Company calculated the provision for income taxes by using a “separate return” method. Under this method the Company is assumed to file a separate return with the tax authority, thereby reporting its taxable income or loss and paying the applicable tax to, or receiving the appropriate refund from, the Parent. The current provision was the amount of tax payable or refundable on the basis of a hypothetical, current year, separate return. Following changes in ownership on February 23, 2021, the Company deconsolidated from the Parent for tax purposes. Beginning February 23, 2021, the Company files separate corporate federal and state and local income tax returns.
Any difference between the tax provision (or benefit) allocated to the Company under the separate return method and payments to be made by (or received from) the Parent for tax expense are treated as either dividends or capital contribution. Accordingly, the amount by which the Company’s tax liability under the separate return method exceeds the amount of tax liability ultimately settled as a result of using incremental expenses of the Parent is periodically settled as a capital contribution from the Parent to the Company.
The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT
ACCOUNTING
POLICIES (cont.)

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Unrecognized Tax Benefits
The Company recognizes tax positions in its financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of June 30, 2022 and December 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of June 30, 2022 and December 31, 2021. The Company is subject to income tax examinations by major taxing authorities since inception.
Earnings (Loss) Per Common Share
As of June 30, 2022, the Company had two classes of shares, which are referred to as Class A common stock and Class B common stock (the “Founder Shares”). Earnings and losses are shared pro rata between the two classes of shares. Private and public Warrants to purchase 5,923,333 shares of Class A common stock at $11.50 per share were issued on February 23, 2021 in connection with the IPO. As of June 30, 2022, no Warrants have been exercised. The 5,923,333 potential shares of Class A common shares for outstanding Warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three and six months ended June 30, 2022 and 2021 since the Warrants are contingently exercisable, and the contingencies have not yet been met. Basic and diluted earnings per share for the three and six months ended June 30, 2021 gives effect retroactively to the redeemable Class B shares that were outstanding upon completion of the Initial Public Offering. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	Three Months Ended June 30,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income (loss)	$1,792,530	$435,019	$(1,466,556)	$(355,910)

Denominator:
Weighted average shares outstanding	17,770,000	4,312,500	17,770,000	4,312,500

Basic and diluted net income (loss) per share	$0.10	$0.10	$(0.08)	$(0.08)

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Six Months Ended June 30,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income (loss)	$3,669,976	$890,645	$(1,790,708)	$(619,358)

Denominator:
Weighted average shares outstanding	17,770,000	4,312,500	12,468,453	4,312,500

Basic and diluted net income (loss) per share	$0.21	$0.21	$(0.14)	$(0.14)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2022, the Company has not experienced losses on these accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s Warrants are accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liabilities on the condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations.
See Note 4 for additional information on assets and liabilities measured at fair value.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update
(“ASU”) 2020-06, Debt — Debt
with Conversion and Other Options
(Subtopic 470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity
(Subtopic 815-40) (“ASU 2020-06”)
to simplify accounting for certain financial instruments.
ASU 2020-06 eliminates
the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity.
ASU 2020-06 amends
the diluted earnings per share guidance, including the requirement to use the if-converted method
for all convertible instruments.
ASU 2020-06 is
effective January 1, 2022 and was adopted by the Company on January 1, 2022 and the impact of adopting this ASU is immaterial to the financial statements.
NOTE 3 — RELATED PARTY TRANSACTIONS
Founder Shares
On June 19, 2020, 4,312,500 Founder Shares were issued to B. Riley Principal Investments, LLC. All of the Founder Shares were contributed to the Sponsor in June 2020. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering, except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering excluding the shares underlying the Private Placement Units (the “Private Placement Shares”).
At the time of the Public Offering, the Company’s Sponsor, officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Pursuant to the Sponsor Support Agreement, dated as of October 24, 2021, between the Company and the Sponsor, the Sponsor agreed to subject 50% of the Founder Shares to forfeiture following the completion of the

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

Company’s Business Combination with Legacy FaZe if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after such closing and ending on the fifth anniversary of the closing date. The Sponsor Support Agreement also contains a lock-up
that supersedes the
lock-up
discussed above. The Sponsor Support Agreement provides that the Founder Shares held by the Sponsor may not be transferred (except to certain permitted transferees) until the earliest to occur of the following: (i) with respect to 862,500 Founder Shares only, in the event that the volume-weighted average price per share of Company’s common stock at any point during the trading hours of a trading day is equal to or greater than $20.00 for any 20 trading days within any period of 30 consecutive trading days following the closing of the Business Combination, (ii) the date that is one year after the closing date, (iii) in the event that the volume-weighted average price per share of the Company’s common stock at any point during the trading hours of a trading day is equal to or greater than $15.00 for any 20 trading days within any period of 30 consecutive trading days beginning 150 days after closing, the date that is six months after the closing date, or (iv) the date on which the Company completes a change of control.
Business Combination Marketing Agreement
Pursuant to a business combination marketing agreement, the Company engaged B. Riley Securities, Inc. as advisors in connection with its Initial Business Combination to assist it in arranging meetings with its stockholders to discuss a potential business combination and the target business’ attributes, introduce it to potential investors that may be interested in purchasing its securities, assist it in obtaining stockholder approval for its Initial Business Combination and assist it with the preparation of press releases and public filings in connection with the Initial Business Combination. The Company will pay B. Riley Securities, Inc. for such services upon the consummation of the Initial Business Combination a cash fee in an amount equal to 3.5% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable) ($6,037,500 since the underwriters’ over-allotment option was exercised in full).
Administrative Fees
Commencing on February 23, 2021, the Company agreed to pay an affiliate of the Sponsor a total of $3,750 per month for office space, utilities and secretarial and administrative support. At June 30, 2022 and December 31, 2021, amounts due to related party includes $63,750 and $41,150, respectively, for administrative fees payable to the Sponsor. The Company ceased paying these monthly fees on July 19, 2022.
Note Payable — Related Party
The Company had a Note to the Sponsor which allowed the Company to borrow up to $300,000 without interest to be used for a portion of the expenses associated with the Public Offering. The Note was payable on the earlier of: (i) December 31, 2021 or (ii) the date on which the Company consummated an initial public offering of its securities. At February 23, 2021, the Note’s balance was $40,000. The Note was paid in full using proceeds from the Public Offering and the Private Placement on March 1, 2021.

B. Riley Loan to FaZe
On March 10, 2022, B. Riley Commercial Capital ,LLC (the “B. Riley Lender”), an affiliate of the Sponsor, entered into a Bridge Loan Agreement with FaZe Clan Inc. (“Legacy FaZe”) pursuant to which the B. Riley Lender agreed (i) to issue a term loan (the “Initial Term Loan”) in the amount of $10,000,000 and (ii) upon receipt of a borrowing notice from FaZe, to issue a second term loan (the “Final Term Loan”, and together with the Initial Term Loan, the “Term Loan”) in the amount of $10,000,000. In connection with the Term Loan, on March 10, 2022, FaZe waived the Minimum Proceeds Condition under the Merger Agreement (as defined below).

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

The Term Loan was evidenced by a term promissory note and accrued interest at a rate of 7% per year, compounded quarterly. The Term Loan was secured by all assets of FaZe, other than the Excluded Collateral (as defined in the Pledge and Security Agreement), subject to Intercreditor Agreements entered into between the B. Riley Lender and FaZe’s senior lienholders, CPH and Cox. The Term Loan and accrued interest was repaid in full on July 19, 2022.
Due to Related Party
Amounts owed to Sponsor for advances of operating expenses and administrative fees were $783,750 and $191,250 at June 30, 2022 and December 31, 2021, respectively. The advances as of June 30, 2022 include cash advances of $445,000 for working capital purposes and also includes administrative fees of $63,750.
Any amounts payable to our Sponsor or in the event there may be a future working capital loan from our Sponsor these amounts would be repaid from funds held outside the Trust Account or from funds released to the Company upon completion of the Initial Business Combination. Up to $1,500,000 of such working capital loans, in the event there are any outstanding amounts at the time of the completion of the Initial Business Combination, may be convertible into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. None of our Sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds for working capital loans.
NOTE 4 — RECURRING FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)
Assets:
Investments held in Trust Account (1)	$172,761,267	$172,761,267	$—	$—

	172,761,267	172,761,267	—	—

Liabilities:
Public Warrants	$2,126,925	$2,126,925	$—	$—
Private Placement Warrants	65,867	—	—	65,867

Warrant Liability	$2,192,792	$2,126,925	$—	$65,867

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 4 — RECURRING FAIR VALUE MEASUREMENTS (cont.)

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)
Assets:
Investments held in Trust Account (1)	$172,516,200	$172,516,200	$—	$—

	172,516,200	172,516,200	—	—

Liabilities:
Public Warrants	$8,337,500	$8,337,500	$—	$—
Private Placement Warrants	261,733	—	—	261,733

Warrant Liability	$8,599,233	$8,337,500	$—	$261,733

(1)	The fair value of the investments held in the Trust Account approximates the carrying amounts primarily due to the short-ternm nature.
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. The change in Level 3 measurements of $(195,866) was attributable to the decrease in the fair value of the Private Placement Warrants.
Warrant Liability
The Warrants are accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.
The Company values the public Warrants at the closing trading price at the end of the reporting period. A Modified Black-Scholes model is used to value the Private Placement Warrants at each reporting period. The changes in fair value of Warrants is recognized as part of other income (expense) in the statement of operations. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the Warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The key inputs into the Black-Scholes Model in determining the fair value of the Private Placement Warrants were as follows at June 30, 2022 and December 31, 2021:

Input	June 30, 2022	December 31, 2021
Risk-free interest rate	3.20%	1.30%
Expected term (years)	5.10	5.50
Expected volatility	3.3%	18.5%
Exercise price	$11.50	$11.50
Dividend yield	0.0%	0.0%

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 4 — RECURRING FAIR VALUE MEASUREMENTS (cont.)

The change in Level 3 measurements during the six months ended June 30, 2022 is as follows:

Private warrant liability at January 1, 2022	$261,733
Change in fair value of private warrant liability	(195,866)

Private warrant liability at June 30, 2022	$65,867

NOTE 5 — COMMITMENTS
Registration Rights
The holders of Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Units, Private Placement Shares, Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants) and any securities that may be issued upon conversion of working capital loans, if any, had registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement (the “Registration Rights Agreement”). These holders were also entitled to certain piggy back
registration rights. However, the Registration Rights Agreement provided that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with the Sponsor, the Company’s directors and officers, certain stockholders of the Company, and certain stockholders of Legacy FaZe. Pursuant to the A&R Registration Rights Agreement, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. In certain circumstances, various parties to the A&R Registration Rights Agreement can collectively demand up to four underwritten offerings within any
12-month
period and are entitled to certain piggyback registration rights, in each case subject to certain limitations set forth in the A&R Registration Rights Agreement.
NOTE 6 — WARRANTS
Warrants may only be exercised for a whole number of shares. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, use its best efforts to file with the SEC registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective within 60 business days after the closing of the Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed, as specified in the Company’s warrant agreement. If the shares issuable upon exercise of the Warrants are not

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 6 — WARRANTS (cont.)

registered under the Securities Act by the 60
th
 business day after the closing of the Business Combination, the Company will be required to permit holders to exercise their Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Warrants will expire at 5:00 p.m., New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.
The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit. There were no redemption rights or rights to liquidating distributions with respect to the Warrants.
In addition, the Warrants include a crescent feature providing that: if (x) the Company issues additional shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock for capital raising purposes in connection with the closing of the Initial Business Combination, at

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 6 — WARRANTS (cont.)

an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the Initial Business Combination, and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Initial Business Combination (the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. Such feature was not triggered in connection with the Business Combination.
As more fully described in Note 2, the Company accounts for the warrants for shares of the Company’s common stock as a liability since they are not indexed to the Company’s stock.
NOTE 7 — STOCKHOLDERS’ EQUITY
Common Stock
As of June 30, 2022, the authorized common stock of the Company included up to 100,000,000 shares of Class A common stock with a par value of
$0.0001 per share and 10,000,000 shares of Class B common stock with a par value of $0.0001.
Holders of the Company’s common stock are entitled

to one vote for each share of common stock.

At June 30
, 2022
and December 31
, 2021
, there wer
e 17,770,000 shares of Class A common stock issued and outstanding. Of the 17,770,000 shares of Class A common stock, 17,250,000 shares of Class A common stock issued in the Public Offering are classified as temporary equity at June 30, 2022 and December 31, 2021 since they are subject to possible redemption as more fully described in Notes 1 and 2. The remaining 520,000 shares of Class A common stock and 4,312,500 shares of Class B common stock issued and outstanding at June 30, 2022 and December 31, 2021 are classified as permanent equity since the Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account as more fully described in Note 1.
Preferred Stock
As of June 30, 2022, the Company was authorized to issue 1,000,000 shares of preferred stock, par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.
NOTE 8 — BUSINESS COMBINATION
On October 24, 2021, the Company, entered into an Agreement and Plan of Merger (as amended on December 29, 2021 and March 10, 2022, the “Merger Agreement”) with BRPM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Legacy FaZe. On July 19, 2022, the parties to the Merger Agreement completed the transactions contemplated by the Merger Agreement, and Merger Sub merged with and into FaZe (the “Merger”), with FaZe surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). At the closing of the Business Combination (the “Closing”), the Company changed its name to “FaZe Holdings Inc.” (“New FaZe”).

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the financial statements were issued. Other than the completion of the Business Combination, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
As a result of and upon the Closing, among other things, the Company issued to stockholders of Legacy FaZe 50,995,637 shares of common stock, par value $0.0001 per share, of New FaZe (“New FaZe Common Stock”) at a deemed per share price of $10.00 (the “Aggregate Equity Value Consideration”), plus 5,312,098 shares of New FaZe Common Stock as earnout consideration (which earnout consideration is subject to forfeiture following the Closing if certain price-based vesting conditions are not met during the five years following the Closing) (the “Aggregate Earnout Consideration”).
Immediately prior to the effective time of the Merger (the “Effective Time”), each common stock purchase warrant of Legacy FaZe was exercised in full in accordance with its terms and each preferred stock purchase warrant of Legacy FaZe was exercised in full in accordance with its terms. The outstanding principal and accrued interest upon certain convertible promissory notes of Legacy FaZe (the “FaZe Notes”) was converted prior to the Effective Time into shares of common stock of Legacy FaZe, par value $0.00001 per share (“FaZe common stock”). Each share of Legacy FaZe’s preferred stock that was issued and outstanding as of such time (including the preferred stock issued upon the exercise of preferred stock purchase warrants) automatically converted into FaZe common stock, and the outstanding accrued interest (beginning on February 1, 2022 and ending on the date of Closing (the “Closing Date”)) with respect to the convertible promissory notes issued pursuant to that certain Secured Convertible Note Purchase Agreement, dated as of December 15, 2020, as amended, by and among Legacy FaZe, CPH Phase II SPV LP, and CPH Phase III SPV LP, was paid in full in connection with the Closing.
At the Effective Time, each share of FaZe common stock that was issued and outstanding as of immediately prior to the Effective Time (including the FaZe common stock issued upon the exercise of common stock purchase warrants, preferred stock purchase warrants, and the conversion of the FaZe Notes and Legacy FaZe’s preferred stock) was cancelled and converted into the right to receive a portion of the Aggregate Equity Value Consideration equal to the Equity Value Exchange Ratio and a portion of the Aggregate Earnout Consideration equal to the Earnout Exchange Ratio (the “Per Share Merger Consideration”). The “Equity Value Exchange Ratio” is the quotient obtained by dividing 65,000,000 by the fully diluted number of shares of FaZe common stock outstanding immediately prior to the Effective Time (excluding certain shares, as determined in accordance with the Merger Agreement). The “Earnout Exchange Ratio” is the quotient obtained by dividing the Aggregate Earnout Consideration by the fully diluted number of shares of FaZe common stock outstanding immediately prior to the Effective Time (as determined in accordance with the Merger Agreement).
At the Effective Time, each restricted stock award outstanding under Legacy FaZe’s existing incentive plans that was outstanding immediately prior to the Effective Time, was converted into a number of shares of New FaZe Common Stock having the same terms and conditions as were applicable to such restricted stock award immediately prior to the Effective Time (each, a “New FaZe Restricted Stock Award”), except that each New FaZe Restricted Stock Award relates to a number of shares of New FaZe Common Stock equal to the Per Share Merger Consideration. Prior to the completion of the Business Combination, FaZe and the holders of outstanding restricted stock awards agreed to amend the vesting schedule of such restricted stock awards to provide that the vesting of 75% of the outstanding FaZe restricted stock awards would accelerate 90 days after the Closing rather than on the Closing Date.
At the Effective Time, each stock option outstanding under Legacy FaZe’s existing incentive plans that was outstanding and unexercised immediately prior to the Effective Time was converted into an option relating to

FAZE HOLDINGS INC. (FORMERLY KNOWN AS B. RILEY PRINCIPAL 150 MERGER CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 9 — SUBSEQUENT EVENTS (cont.)

New FaZe Common Stock on the same terms and conditions as were applicable to such stock option immediately prior to the Effective Time (each, a “New FaZe Stock Option”), except that (i) such New FaZe Stock Options relate to such number of shares of New FaZe Common Stock (rounded down to the nearest whole share) as is equal to (x) the number of shares of FaZe common stock subject to such stock option immediately prior to the Effective Time multiplied by (y) the Equity Value Exchange Ratio, and (ii) the exercise price per share of such New FaZe Stock Option is equal to the quotient of (x) the exercise price per share of such stock option in effect immediately prior to the Effective Time divided by (y) the Equity Value Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent). Immediately prior to the Effective Time, seventy-five percent (75%) of each discrete individual grant of options outstanding under Legacy FaZe’s existing incentive plans that remained unvested as of the Effective Time automatically and without any required action on the part of the holder thereof, became vested as of the Effective Time. Holders of Legacy FaZe options that were vested as of the Effective Time (after giving effect to the Effective Time) are entitled to receive a number of earn-out
shares equal to the number of Net Vested Company Option Shares (as defined in the Merger Agreement) underlying such vested options multiplied by the
Earn-Out
Exchange Ratio.
In addition, immediately prior to the Effective Time, New FaZe issued an aggregate of 10 million shares of New FaZe Common Stock at a price of $10.00 per share to certain investors (the “PIPE Investors”) for aggregate proceeds of $100 million to the Company (the “PIPE Investment”). At the Closing, out of $118 million previously committed by subscribers pursuant to a series of Subscription Agreements with BRPM dated as of October 24, 2021 (the “Subscription Agreements”), subscribers that committed an aggregate of approximately $71.4 million defaulted on their commitment to purchase shares of Class A common stock. As a result, pursuant to that certain Sponsor Support Agreement, dated as of October 24, 2021 (“Sponsor Support Agreement”), by and among BRPM, the Sponsor, and Legacy FaZe, in which the Sponsor committed to purchase, or cause an affiliate or designee to purchase, that portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100 million (including the $20 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
On July 15, 2022, at a special meeting of stockholders (“Special Meeting”), BRPM’s stockholders voted to approve the Business Combination. Prior to the Special Meeting, a total of 15,883,395 shares of Class A common stock were presented for redemption for cash at a price of $10.00 per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
B. Riley Principal 150 Merger Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of B. Riley Principal 150 Merger Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and for the period from June 19, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from June 19, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2020.
Houston, TX
March 7, 2022

B. RILEY PRINCIPAL 150 MERGER CORP.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$43,324	$25,000
Deferred Offering costs	—	80,000
Prepaid expenses	612,449	—

Total current assets	655,773	105,000
Cash held in Trust Account	172,516,200	—

Total assets	$173,171,973	$105,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,621,918	$80,450
Due to related party	191,250	998

Total current liabilities	2,813,168	81,448
Warrant liability	8,599,233	—

Total liabilities	11,412,401	81,448

Commitments
Class A Common stock subject to possible redemption; 17,250,000 shares (at redemption value of $10.00 per share)	172,500,000	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 520,000 shares issued and outstanding as of December 31, 2021 and none issued and outstanding at December 31, 2020 (excluding 17,250,000 subject to redemption)	52	—
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	431	431
Additional paid-in capital	—	24,569
Accumulated deficit	(10,740,911)	(1,448)
Total stockholders’ equity (deficit)	(10,740,428)	23,552

Total liabilities and stockholders’ equity (deficit)	$173,171,973	$105,000

The accompanying notes are an integral part of these financial statements.

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B. RILEY PRINCIPAL 150 MERGER CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the period from June 19, 2020 (Inception) through December 31, 2020
Operating costs	$3,445,690	$1,448

Loss from operations	(3,445,690)	(1,448)
Other income (expense):
Interest income	16,200	—
Warrant issue costs	(115,404)	—
Change in fair value of warrants	(3,322,267)	—

Other income (expense):	(3,421,471)	—

Net loss	$(6,867,161)	$(1,448)

Net loss per ordinary share:
Class A Common Stock – basic and diluted	$(0.35)	n/a
Class B Common Stock – basic and diluted	$(0.35)	$0.00

n/a — not applicable as there were no Class A Common Stock outstanding in 2020.
The accompanying notes are an integral part of these financial statements.

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4

B. RILEY PRINCIPAL 150 MERGER CORP.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
For the period from June 19, 2020 (Inception) through December 31, 2020 and Year ended December 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount
Balance, June 19, 2020 (Inception)	—	$—	4,312,500	$431	$24,569	$—	$25,000
Net loss for the period from June 19, 2020 (Inception) through December 31, 2020	—	—	—	—	—	(1,448)	(1,448)

Balance, December 31, 2020	—	$—	4,312,500	$431	$24,569	$(1,448)	$23,552
Sale of 520,000 Private Placement Units on February 23, 2021	520,000	52	—	—	5,040,482	—	5,040,534
Subsequent measurement of Class A Common Stock Subject to Redemption under ASC 480-10-S99 against additional paid-in capital and accumulated deficit	—	—	—	—	(5,065,051)	(3,872,302)	(8,937,353)
Net income for the year ended December 31, 2021	—	0	—	—	—	(6,867,161)	(6,867,161)

Balance, December 31, 2021	520,000	$52	4,312,500	$431	$—	$(10,740,911)	$(10,740,428)

The accompanying notes are an integral part of these financial statements.

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5

B. RILEY PRINCIPAL 150 MERGER CORP.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the period from June 19 2020 (Inception) through December 31, 2020
Cash flows from operating activities:
Net loss	$(6,867,161)	$(1,448)
Interest earned on investments held in Trust Account	(16,200)	—
Adjustments to reconcile net loss to net cash used in operating activities:
Warrant issue costs	115,404	—
Unrealized gain on change in fair value of warrants	3,322,267	—
Increase in prepaid expenses and other	(612,449)	—
Increase in accounts payable and accrued expenses	2,621,467	450
Increase in due to related party	190,252	998

Net cash used in operating activities	(1,246,420)	—
Cash flows from investing activities:
Proceeds deposited in Trust Account	(172,500,000)	—

Net cash used in investing activities	(172,500,000)	—
Cash flows from financing activities:
Proceeds from note payable – related party	40,000	—
Repayment of note payable – related party	(40,000)	—
Proceeds from issuance of Class B common stock	—	25,000
Proceeds from issuance of Class A common stock	172,500,000	—
Proceeds from issuance of private placement units	5,200,000	—
Payment of underwriting discounts	(3,450,000)	—
Payment of offering expenses	(485,256)	—

Net cash provided by financing activities	173,764,744	25,000

Increase in cash	18,324	25,000
Cash, beginning of year	25,000	—

Cash, end of period	$43,324	$25,000

Supplemental disclosures:
Interest paid	$—	$—
Taxes paid	$—	$—
Supplemental disclosure of noncash investing and financing activities:
Initial value of Class A ordinary shares subject to possible redemption	$172,500,000	$—
Initial classification of warrant liability	$5,276,966	$—
The accompanying notes are an integral part of these financial statements.

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6

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
Organization and General
B. Riley Principal 150 Merger Corp. (the “Company”), a blank check corporation, was incorporated as a Delaware corporation on June 19, 2020. The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).
As of December 31, 2021, the Company had not commenced any operations. All activity of the Company includes the activity of the Company from inception and activity related to the initial public offering (the “Public Offering”) described below and evaluating prospective acquisition targets. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering described below. The Company has selected December 31 st
as its fiscal year end.
Public Offering
The Company completed the sale of 17,250,000 units (the “Units”), including the issuance of 2,250,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at an offering price of $10.00 per Unit in the Public Offering on February 23, 2021. B. Riley Principal 150 Sponsor Co., LLC (the “Sponsor”), a Delaware limited liability company and a wholly-owned indirect subsidiary of B. Riley Financial, Inc. (“B. Riley Financial”), purchased an aggregate of 520,000 Units at a price of $10.00 per Unit (the “Private Placement Units”) in a private placement that closed on February 23, 2021 simultaneously with the Public Offering (the “Private Placement”). The sale of the 17,250,000 Units in the Public Offering (the “Public Units”) generated gross proceeds of $172,500,000
,
less underwriting commissions of $3,450,000 (2% of the gross proceeds of the Public Offering) and other offering costs of $485,257. The Private Placement Units generated $5,200,000 of gross proceeds.
Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value (each a “public share”), and one-third
of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, with respect to the warrants underlying the Private Placement Units, the “Private Placement Warrants” and, collectively, the “Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share.
Sponsor and Note Payable — Related Party
The Company had a note payable to Sponsor which allowed the Company to borrow up to $300,000 without interest to be used for a portion of the expenses of this offering. The note payable was payable on the earlier of: (i) December 31, 2021 or (ii) the date on which the Company consummated an initial public offering of its securities. Borrowings on the note payable due to related party was $40,000 on the date of the Public Offering. On March 1, 2021, such amount was repaid using proceeds from the Public Offering and the Private Placement.
The Trust Account
Upon completion of the Public Offering, $172,500,000 of proceeds were held in the Company’s trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee (the “Trust

F-2
7

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
(cont.)

Account”) and will be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Unless and until the Company completes the Initial Business Combination, it may pay its expenses only from the net proceeds of the Public Offering and the Private Placement held outside the Trust Account, which was $43,324 on December 31, 2021.
Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering may not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 24 months from the closing of the Public Offering; or (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering (at which such time up to $100,000 of interest shall be available to the Company to pay dissolution expenses), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of the Company’s public shares (the “public stockholders”).
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.
The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders’ with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.
If the Company holds a stockholder meeting to approve the Initial Business Combination, a public stockholder will have the right to redeem its public shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock have been recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”
Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, the

F-2
8

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
(cont.)

Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires public shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete the Initial Business Combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s remaining stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. The Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.
Going Concern Consideration
The Company has principally financed its operations from inception using proceeds from the promissory note from the Sponsor prior to the Public Offering and such amount of proceeds from the Public Offering and Private Placement that were placed in a bank account outside of the Trust Account for working capital purposes. In connection with the closing of the Public Offering and the Private Placement on February 23, 2021, an amount of $172,500,000 (or $10.00 per Class A common stock sold to the public in the Public Offering included in the Public Units) was placed in the Trust Account. As of December 31, 2021, the Company had $
43,324
in its operating bank account, $172,516,200 in cash and cash equivalents held in the Trust Account to be used for an Initial Business Combination or to repurchase or redeem its public shares in connection therewith and working capital deficit of $1,957,395, which excludes Delaware franchise taxes payable of $200,000 (which is included in accounts payable and accrued expenses at December 31, 2021) as franchise taxes are paid from the Trust Account from interest income earned.
If our funds are insufficient to meet the expenditures required for operating our business in the attempt to find an Initial Business Combination as more fully described above or in the event that an Initial Business Combination is not consummated, we will likely need to raise additional funds in order to meet the expenditures required for operating our business. The Company may not be able to obtain additional financing or raise additional capital to finance its ongoing operations. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing

F-
2
9

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS
(cont.)

operations, suspending the pursuit of a potential transaction and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through February 23, 2023, the scheduled liquidation date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement(s) with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-
30

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

Use of Estimates
The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.
Cash Held in Trust Account
As of December 31, 2021, the Company had $172,516,200 in investments held in the Trust Account. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.
Class A Common Stock Subject to Possible Redemption
All of the 17,250,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Initial Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in Accounting Standards Codification (“ASC”)
480-10-S99,
redemption provisions not solely within the control of the Company require shares of common stock subject to redemption to be classified outside of permanent equity. Therefore, all of the shares of Class A common stock sold in the Public Offering has been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
As of December 31, 2021, the shares of Class A common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(5,117,500)
Issuance costs allocated to Class A common stock	(3,819,853)
Plus:
Accretion of carrying value to redemption value	8,937,353

Class A common stock subject to possible redemption	$172,500,000

F-3
1

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

Deferred Offering Costs
The Company complies with the requirements of the FASB ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Deferred offering costs of $80,000 as of December 31, 2020, consisted principally of costs incurred in connection with preparation for the Public Offering. The total offering costs incurred by the Company in connection with the Public Offering was $485,257. These costs in addition to the underwriting discount of $3,450,000 was charged to capital upon completion of the Public Offering on February 23, 2021.
Note Payable — Related Party
The Company had a Note Payable to the Sponsor which allowed the Company to borrow up to $300,000 without interest to be used for a portion of the expenses associated with the Public Offering. The Note Payable was payable on the earlier of: (i) December 31, 2021 or (ii) the date on which the Company consummated an initial public offering of its securities. At February 23, 2021, the Note Payable balance was $40,000. The Note Payable was paid in full using proceeds from the Public Offering and the Private Placement on March 1, 2021.
Warrant Liability
The Company accounts for warrants for shares of the Company’s common stock that are not indexed to its own stock as liabilities at fair value on the balance sheet. The warrants will be re-evaluated for
the proper accounting treatment at each reporting period and are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net on the statement of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the common stock warrants. At that time, the portion of the liability related to the common stock warrants will be reclassified to additional paid-in capital.
At December 31, 2021, there were 5,923,333 Warrants issued in connection with the Public Offering (the 5,750,000 public Warrants and the 173,333 Private Placement Warrants).
Income Taxes
Prior to the change in ownership on February 23, 2021 as a result of the Public Offering, the Company was included in the consolidated tax return of B. Riley Financial (the “Parent”). During this period, the Company calculated the provision for income taxes by using a “separate return” method. Under this method the Company is assumed to file a separate return with the tax authority, thereby reporting its taxable income or loss and paying the applicable tax to, or receiving the appropriate refund from, the Parent. The current provision was the amount of tax payable or refundable on the basis of a hypothetical, current year, separate return. Following changes in ownership on February 23, 2021, the Company deconsolidated from the Parent for tax purposes. Beginning February 23, 2021, the Company files separate corporate federal and state and local income tax returns.
Any difference between the tax provision (or benefit) allocated to the Company under the separate return method and payments to be made by (or received from) the Parent for tax expense are treated as either dividends or capital contribution. Accordingly, the amount by which the Company’s tax liability under the separate return method exceeds the amount of tax liability ultimately settled as a result of using incremental expenses of the Parent is periodically settled as a capital contribution from the Parent to the Company.
The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred

F-3
2

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties
. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Unrecognized Tax Benefits
The Company recognizes tax positions in its financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of December 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of December 31, 2021. The Company is subject to income tax examinations by major taxing authorities since inception.

F-3
3

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

Net Loss Per Common Share
The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock (the “Founder Shares”). Earnings and losses are shared pro rata between the two classes of shares. Private and public Warrants to purchase 5,923,333 shares of common stock at $11.50 per share were issued on February 23, 2021 in connection with the IPO and exercise of overallotment on February 23, 2021. At December 31 2021, no Warrants have been exercised. The 5,923,333 potential common shares for outstanding Warrants to purchase the Company’s stock were excluded from diluted earnings per share for the year ended December 31, 2021 because the Warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common share is the same as basic net loss per common share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of common stock:

Year Ended December 31, 2021
Redeemable common stock
Net loss attributable to redeemable common stock	$(5,188,428)

Basic and diluted weighted average shares of redeemable common stock	14,697,945

Basic and diluted net loss per share of redeemable common stock	$(0.35)

Non-redeemable common stock
Net loss attributable to redeemable common stock	$(1,678,733)

Basic and diluted weighted average shares of redeemable common stock	4,755,569

Basic and diluted net loss per share of redeemable common stock	$(0.35)

For the period from June 19, 2020, (Inception) through December 31, 2020, there were no shares of redeemable common stock outstanding or other common stock equivalents outstanding. Basic and diluted earnings per share for the period from June 19, 2020, (Inception) through December 31, 2020 was $0.00 based on 4,312,500 shares outstanding which gives effect retroactively to the redeemable Class B shares that were outstanding as a result of the Initial Public Offering.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.

F-3
4

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The Company’s Warrants are accounted for as liabilities in accordance with
ASC 815-40
and are presented within warrant liabilities on the condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations. The Public Warrants commenced separate trading on April 9, 2021.
See Note 4 for additional information on assets and liabilities measure at fair value.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update
(“ASU”) 2020-06, Debt — Debt
with Conversion and Other Options
(Subtopic 470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity
(Subtopic 815-40) (“ASU 2020-06”)
to simplify accounting for certain financial instruments.
ASU 2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity.
ASU 2020-06 amends
the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments.
ASU 2020-06
is effective January 1, 2022 and was adopted by the Company on January 1, 2022 and the impact of adopting this ASU is immaterial to the financial statements.
NOTE 3 — RELATED PARTY TRANSACTIONS
Founder Shares
On June 19, 2020, 4,312,500 Founder Shares were issued to B. Riley Principal Investments, LLC. All of the Founder Shares were contributed to the Sponsor in June 2020. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in

F-3
5

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 3 — RELATED PARTY TRANSACTIONS
(cont.)

the Public Offering, except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering excluding the shares underlying the Private Placement Units (the “Private Placement Shares”).
The Company’s Sponsor, officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading day
period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Business Combination Marketing Agreement
Pursuant to a business combination marketing agreement, the Company engaged B. Riley Securities, Inc. as advisors in connection with its Initial Business Combination to assist it in arranging meetings with its stockholders to discuss a potential business combination and the target business’ attributes, introduce it to potential investors that may be interested in purchasing its securities, assist it in obtaining stockholder approval for its Initial Business Combination and assist it with the preparation of press releases and public filings in connection with the Initial Business Combination. The Company will pay B. Riley Securities, Inc. for such services upon the consummation of the Initial Business Combination a cash fee in an amount equal to 3.5% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable) ($6,037,500 since the underwriters’ over-allotment option was exercised in full). Pursuant to the terms of the business combination marketing agreement, no fee will be due if the Company does not complete an Initial Business Combination.
Administrative Fees
Commencing on February 19, 2021, the Company agreed to pay an affiliate of the Sponsor a total of $3,750 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. At December 31, 2021, amounts due to related party includes $41,150 for administrative fees payable to the Sponsor.
Note Payable — Related Party
The Company had a Note Payable to the Sponsor which allowed the Company to borrow up to $300,000 without interest to be used for a portion of the expenses associated with the Public Offering. The Note Payable was payable on the earlier of: (i) December 31, 2021 or (ii) the date on which the Company consummated an initial public offering of its securities. At February 23, 2021, the Note Payable balance was $40,000. The Note Payable was paid in full using proceeds from the Public Offering and the Private Placement on March 1, 2021.

F-3
6

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 3 — RELATED PARTY TRANSACTIONS
(cont.)

Due to Related Party
Amounts owed to Sponsor for advances of operating expenses were $191,250 and $998 at December 31, 2021 and 2020, respectively. The advances in 2021 also include administrative fees of $41,150. The Company also paid B. Riley Securities, Inc. $43,495 of offering costs for expense incurred in connection with the Public Offering on February 23, 2021.
NOTE 4 — RECURRING FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)
Assets:
Cash held in Trust Account	$172,516,200	$172,516,200	$—	$—

	172,516,200	172,516,200	—	—

Liabilities:
Public Warrants	$8,337,500	$8,337,500	$—	$—
Private Placement Warrants	261,733	—	—	261,733

Warrant Liability	$8,599,233	$8,337,500	$—	$261,733

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement as of December 31, 2021 after the Public Warrants were separately listed and traded.
Warrants
The Warrants are accounted for as liabilities in accordance with
ASC 815-40
and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.
The Company utilized a Monte Carlo simulation model to value the Public Warrants on the initial measurement date. A Modified Black-Scholes model is used to value the Private Placement Warrants at each reporting period. The changes in fair value of warants is recognized as part of other income (expense) in the statement of operations. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

F-3
7

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 4 — RECURRING FAIR VALUE MEASUREMENTS
(cont.)

The key inputs into the Monte Carlo simulation model and Black-Scholes Model were as follows at initial measurement:

Inputs	February 23, 2021 (Initial Measurement)
Risk-free interest rate	0.9%
Expected term (years)	6.4
Expected volatility	14.0%
Exercise price	$11.50
Subsequent Measurement
At December 31, 2021, the key inputs into the Black-Scholes Model were as follows in determining the fair value of the private warrants:

Inputs	December 31, 2021
Risk-free interest rate	1.30%
Expected term (years)	5.5
Expected volatility	18.5%
Exercise price	$11.50
Dividend yield	—
The change in the fair value of the level 3 warrant liabilities for the year ended December 31, 2021 is summarized as follows:

Warrant liability at January 1, 2021	$—
Initial warrant liability at February 23,2021	5,276,966
Transfer of public warrants to Level 1	(5,117,500)
Change in fair value of warrant liability	102,267

Warrant liability at December 31,2021	$261,733

NOTE 5 — COMMITMENTS
Registration Rights
The holders of Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Units, Private Placement Shares, Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants) and any securities that may be issued upon conversion of working capital loans, if any, have registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-3
8

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — WARRANTS
Warrants may only be exercised for a whole number of shares. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will become exercisable on the later of (a) 30 days after the completion of the Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, use its best efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective within 60 business days after the closing of the Initial Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed, as specified in the Company’s warrant agreement. If the shares issuable upon exercise of the Warrants are not registered under the Securities Act by the 60 th
 business day after the closing of the Initial Business Combination, the Company will be required to permit holders to exercise their Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Warrants will expire at 5:00 p.m., New York City time, five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.
The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading day
period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 6 — WARRANTS
(cont.)

The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock for capital raising purposes in connection with the closing of the Initial Business Combination, at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the Initial Business Combination, and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Initial Business Combination (the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. Additionally, in no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit. There will be no redemption rights or liquidating distributions with respect to the Warrants, which will expire worthless if the Company fails to complete an Initial Business Combination within the
24-month
time period.
NOTE 7 — INCOME TAXES
The Company’s net deferred tax asset at December 31, 2021 and 2020 are as follows:

	As of December 31,
	2021	2020
Deferred tax assets:
Accrued liabilities and other	$8,663	$—
Net operating loss carryforward	228,347	304

Total deferred tax assets	237,010	304
Valuation allowance	(237,010)	(304)

Net deferred tax asset	$—	$—

F-
40

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7 — INCOME TAXES
(cont.)

The income tax provision for the year ended December 31, 2021 and for the period from June 19, 2020 (Inception) through December 31, 2020 consists of the following:

	Year Ended December 31, 2021	For the period from June 19, 2020 (Inception) through December 31, 2020
Current:
Federal	$228,347	$304
Deferred:
Federal	8,663	—

Total benefit	237,010	304
Valuation allowance	(237,010)	(304)

Total provision for income taxes	$—	$—

For the year ended December 31, 2021 and the period from June 19, 2020 (Inception) through December 31, 2020, the Company had U.S. federal net operating loss carryovers (“NOLs”) available to offset future taxable income of $1,087,367 and $1,448, respectively. In accordance with Section 382 of the Internal Revenue Code, deductibility of any of the Company’s future NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management determined that a valuation allowance was required.
A reconciliation of the federal income tax rate to the Company’s effective income tax rate for the year ended December 31, 2021 and for the period from June 19, 2020 (Inception) through December 31, 2020 is as follows:

	Year Ended December 31, 2021	from June 19, 2020 (Inception) through December 31, 2020
Benefit for income taxes at federal statutory rate	21.0%	21.0%
Offering costs associated with warrants recorded as a liability	(0.4)%	—
Transaction costs not tax deductible	(7.0)%	—
Change in fair value of warrants	(10.2)%
Valuation allowance	(3.4)%	(21.0)%

Effective income tax rate	0.0%	0.0%

F-4
1

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7 — INCOME TAXES
(cont.)

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination. The Company’s tax returns since inception remain open and subject to examination.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOLs”) and allow businesses to carry back NOLs arising in 2018, 2019, and 2020 to the five prior years, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent, and allows businesses to immediately expense the full cost of Qualified Improvement Property, retroactive to tax years beginning on or after January 1, 2018. The Company does not believe that the CARES Act will have a significant impact on the Company’s financial position or statement of operations.
NOTE 8 — STOCKHOLDERS’ EQUITY
Common Stock
The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination, to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
NOTE 9 — PROPOSED BUSINESS COMBINATION
On October 24, 2021, the Company, entered into an Agreement and Plan of Merger (as amended on December 29, 2021 the “
Merger Agreement
”) with BRPM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“
Merger Sub
”), and FaZe Clan Inc., a Delaware Corporation (“
FaZe
”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into FaZe (the “
Merger
”), with FaZe surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “
Business Combination
”). At the closing of the Business Combination (the “
Closing
”), the Company will change its name to “FaZe Holdings Inc.” (the “
Pubco
”).
Concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with investors (including investors related to or affiliated with the Sponsor and an investor related to or affiliated with existing FaZe stockholders) for an aggregate investment $118,000,000 (the “
PIPE Investment
”). The closing of the PIPE Investment is conditioned upon, among other things, (i) the satisfaction or waiver of all conditions precedent to the Business Combination and the substantially concurrent consummation of the Business

F-4
2

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 9 — PROPOSED BUSINESS COMBINATION
(cont.)

Combination, (ii) the accuracy of all representations and warranties of the Company and the PIPE Investors in the Subscription Agreements, subject to certain bring-down standards, and (iii) the satisfaction of all covenants, agreements, and conditions required to be performed by the Company and the PIPE Investors pursuant to the Subscription Agreements. The Subscription Agreements provide for certain customary registration rights for the PIPE Investors. Affiliates of the Sponsor have subscribed to purchase 2,200,000 shares of Class A common stock at $10.00 per share in the PIPE Investment, for an aggregate purchase price of $22,000,000.
The parties have ascribed an equity value of the combined company, following the consummation of the Business Combination, of $987 million, assuming none of the Company’s public stockholders seek to redeem their public shares for a pro rata portion of the funds in the Trust Account.
Merger Agreement
Consideration
In accordance with the terms and subject to the conditions of the Merger Agreement, at the Closing, the Company has agreed to issue to stockholders of FaZe approximately 67,023,763 shares of Pubco common stock at a deemed per share price of $10.00 (“
Aggregate Equity Value Consideration
”), plus earnout consideration of 6% of the total number of shares of Pubco common stock that are issued and outstanding as of immediately after the Closing (which earnout consideration is subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five years following Closing) (“
Aggregate Earnout Consideration
”).
Immediately prior to the effective time of the Merger (the “
Effective Time
”), each outstanding common stock purchase warrant and preferred stock purchase warrant of FaZe will be exercised in full in accordance with its terms, each outstanding share of Series A preferred stock of FaZe will be automatically converted into common stock of FaZe (“
FaZe common stock
”), and the outstanding principal and accrued interest upon certain convertible promissory notes of FaZe (“
FaZe Notes
”) shall be converted into FaZe common stock (such exercises and conversions, collectively, the “
Company Conversion
”). The outstanding principal and accrued interests upon any FaZe Notes that do not convert will be paid in full prior to the Effective Time.
At the Effective Time, each outstanding share of FaZe common stock (including shares of FaZe common stock issued as a result of the Company Conversion) will be automatically converted into the right to receive such number of shares of New FaZe common stock of equal to the Exchange Ratio and such number of shares of New FaZe common stock equal to the
Earn-Out
Exchange Ratio (which
earn-out
shares are subject to forfeiture following the completion of the Business Combination if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date) (the “
Per Share Merger Consideration
”). The “
Exchange Ratio
” is the quotient obtained by dividing 65,000,000 shares by the fully-diluted number of shares of FaZe common stock outstanding immediately prior to the Effective Time (excluding certain shares, as determined in accordance with the Merger Agreement). BRPM presently estimates that the Exchange Ratio will be approximately 2.30. The “
Earn-Out
Exchange Ratio
” is the quotient obtained by dividing (x) 6% of the total number of shares of New FaZe common stock that are issued and outstanding as of immediately after the Closing by (y)the fully-diluted number of shares of FaZe common stock outstanding immediately prior to the Effective Time (as determined in accordance with the Merger Agreement). BRPM presently estimates that the
Earn-Out
Exchange Ratio will be approximately 0.23, assuming no redemptions by Public Stockholders. The actual Exchange Ratio and
Earn-Out
Exchange Ratio will be determined at the Closing pursuant to the formula and terms set forth in the Merger Agreement, and may be different from the estimated exchange ratios set forth in this paragraph because the fully-diluted number of shares of FaZe common stock outstanding immediately prior to Closing is subject to change, as additional FaZe Options may vest over time and/or additional FaZe securities may be issued.

F-4
3

B. RILEY PRINCIPAL 150 MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 9 — PROPOSED BUSINESS COMBINATION
(cont.)

At the Effective Time, each restricted share subject to a restricted stock award outstanding under FaZe’s existing incentive plans that is outstanding immediately prior to the Effective Time, will be converted into the right to receive a number of shares of Pubco common stock having the same terms and conditions as were applicable to such restricted stock award immediately prior to the Effective Time (each, a “
Pubco Restricted Stock Award
”), except that each Pubco Restricted Stock Award shall relate to a number of shares of Pubco common stock equal to the Per Share Merger Consideration. In addition, each FaZe restricted stock award will have the right to receive a portion of the Aggregate
Earn-Out
Consideration.
At the Effective Time, (i) each option outstanding under FaZe’s existing incentive plans that is vested in accordance with its terms as of the Effective Time (including each option that vests or is deemed vested in accordance with its terms in connection with the transactions contemplated by the Merger Agreement) and (ii) 75% of those options that remain unvested as of the Effective Time (collectively, the “
Vested FaZe Options
”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive the Per Share Merger Consideration in respect of the net number of shares underlying such Vested FaZe Options as if each such net share was one share of FaZe common Stock issued and outstanding immediately prior to the Effective Time.
At the Effective Time, each option outstanding under FaZe’s existing incentive plans other than a Vested FaZe Option that is outstanding immediately prior to the Effective Time, shall be assumed by the Company and converted into an option to purchase a number of shares of common stock equal to the number of shares of FaZe common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, and having an exercise price equal to the exercise price immediately prior to the Effective Time divided by the Exchange Ratio.
The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of FaZe and the Company and its subsidiaries prior to the Closing. The Closing is subject to certain customary conditions.
For more information about the Merger Agreement and the Proposed Transaction, see our Registration Statement on
Form S-4
filed with the SEC on January 7, 2022 (File
No. 333-262047).
Unless specifically stated, this Annual Report does not give effect to the Proposed Transaction and does not contain the risks associated with the Proposed Transaction. Such risks and effects relating to the Proposed Transaction are included in the Registration Statement, which includes a preliminary proxy statement/prospectus relating to the Proposed Transaction.
The Closing is expected to occur in the first half of 2022, following the receipt of required approval by the stockholders of the Company and FaZe, required regulatory approvals and the fulfilment of other conditions set forth in the Merger Agreement, and the effectiveness of the registration statement to be filed with the SEC in connection with the proposed Business Combination.
NOTE 10 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through March 7, 2022, the date that the financial statements were issued. The Company did not identify any subsequent events other than what was disclosed above that would have required adjustment or disclosure in the financial statements.

F-4
4

FaZe Clan Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$5,894	$17,018
Accounts receivable, net	10,135	6,266
Contract assets	2,804	4,118
Inventory	—	6
Content asset, net	—	474
Prepaid expenses and other assets	11,374	6,190
Total Current Assets	30,207	34,072

Restricted cash	600	600
Property, equipment and leasehold improvements, net	3,986	925
Intangible assets, net	851	738
Other long-term assets	715	733

TOTAL ASSETS	$36,359	$37,068

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$28,199	$28,381
Short-term debt	24,165	3,148
Contract liabilities	2,770	7,902
Other current liabilities	—	7

Total Current Liabilities	55,134	39,438

Long-term debt, net of discounts (Note 5)	70,233	70,854
Other long-term liabilities	27
Total Liabilities	125,394	110,292

COMMITMENTS AND CONTINGENCIES (Note 8)

MEZZANINE EQUITY:
Series A preferred stock, $0.00001 par value, 3,545,529 shares authorized at June 30, 2022, and December 31, 2021, respectively; 3,237,800 shares issued and outstanding at June 30, 2022, and December 31, 2021, respectively.	33,705	33,705

STOCKHOLDERS’ DEFICIT:
Common stock, $0.00001 par value; 31,900,878 shares authorized at June 30, 2022, and December 31, 2021, respectively; 8,612,791 and 8,461,706 shares issued and outstanding at June 30, 2022, and December 31, 2021, respectively.

Additional paid-in capital	8,532	5,479
Accumulated deficit	(131,272)	(112,408)

Total Stockholders’ Deficit	(122,740)	(106,929)

TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ DEFICIT	$36,359	$37,068

F-4
5

FaZe Clan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and
per-share
information)
(unaudited)

	Six months ended June 30,
	2022	2021
Revenues	$34,609	$25,263
Cost of revenues	24,177	20,875

Gross profit	10,432	4,388

Operating expenses:
General and administrative	22,097	14,312
Sales and marketing	2,078	1,361
Impairment of content assets	1,073	—

Loss from operations	(14,816)	(11,285)

Other expense:
Interest expense, net	4,032	2,118
Other, net	16	(67)

Total other expense:	4,048	2,051

Net loss	$(18,864)	$(13,336)

Net loss per common share – basic and diluted	$(2.03)	$(1.64)
Weighted-average number of common shares outstanding – basic and diluted	9,311,842	8,151,888

F-4
6

FaZe Clan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(in thousands, except shares and
per-share
information)
(unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2020	7,397,055	$—	$3,086	$(75,542)	$(72,456)

Net loss	—	—	—	(13,336)	(13,336)

Balance at June 30, 2021	7,397,055	—	3,086	(88,878)	(85,792)

Balance at December 31, 2021	8,461,706	$—	$5,479	$(112,408)	$(106,929)

Stock based compensation expense	—	—	2,659	—	2,659
Issuance of common stock in connection with litigation settlement	13,021	—	294	—	294
Issuance of common stock upon vesting of restricted stock awards	20,192	—	—	—	—
Exercise of stock option	117,872	—	100	—	100
Net loss	—	—	—	(18,864)	(18,864)

Balance at June 30, 2022	8,612,791	$—	$8,532	$(131,272)	$(122,740)

F-4
7

FaZe Clan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,864)	$(13,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense (recovery)	(36)	81
Additions to content asset	(599)	—
Depreciation & amortization expense	663	434
Content asset impairment	1,073	—
Stock-based compensation expense	2,659	—
Non-cash interest expense	4,032	2,118
Other	(37)	(73)
Change in operating assets and liabilities:
Accounts receivable and contract assets	(2,519)	(805)
Inventory	6	4
Prepaid expenses and other assets	227	(611)
Accounts payable and accrued expenses	(7,171)	(3,149)
Contract liabilities	(5,132)	255
Other current liabilities	(7)	(32)
Other long-term liabilities	27	—

NET CASH USED IN OPERATING ACTIVITIES	(25,678)	(15,114)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and leasehold improvements	(3,472)	(87)
Purchase of intangible assets	(356)	(53)
Issuance of note receivable	—	(85)

NET CASH USED IN INVESTING ACTIVITIES	(3,828)	(225)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of term loan	20,000	—
Proceeds from issuance of convertible debt	—	20,000
Issuance of common stock in connection with exercise of stock options	100	—
Payment of deferred transaction costs	(1,718)	—
Payment of debt issuance costs	—	(181)

NET CASH PROVIDED BY FINANCING ACTIVITIES	18,382	19,819

NET CHANGE IN CASH AND RESTRICTED CASH	(11,124)	4,480
Cash and restricted cash at beginning of period	17,618	4,431

CASH AND RESTRICTED CASH AT END OF PERIOD	$6,494	$8,911

RECONCILIATION TO CONSOLIDATED BALANCE SHEETS
Cash	$5,894	$8,911
Restricted cash	600	—

Cash and restricted cash	$6,494	$8,911

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$—	$—
SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capitalization of deferred transaction costs included in accounts payable	$5,058	$—
Issuance of common stock in connection with litigation settlement	294	—
Purchase of property, equipment and leasehold improvements in accrued expenses	9	—

F-4
8

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

1.	DESCRIPTION OF THE BUSINESS
FaZe Clan, Inc. (the “Company”), founded in 2010, is a lifestyle and media platform rooted in gaming and youth culture. The Company’s premium brand, talent network, and large audience can be monetized across a variety of products and services.
On October 24, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with B. Riley 150 Merger Corp. (“B. Riley 150”), a special purpose acquisition company, and BRPM Merger Sub, Inc., a directly wholly owned subsidiary of B. Riley 150 (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of B. Riley 150 (the “Merger”). The Merger is expected to be accounted for as a reverse capitalization whereby the Company is treated as the acquirer. At the closing of the business combination, B. Riley 150 will change its name to “FaZe Holdings Inc.”
The closing of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, the receipt of required approval by the stockholders of B. Riley 150 and the Company, required regulatory approvals and the fulfillment of other conditions set forth in the Merger Agreement, and the effectiveness of the registration statement to be filed with the U.S. Securities and Exchange Commission in connection with the transaction.
In March 2022, the Company and B. Riley 150 entered into an amendment to the Merger Agreement. Pursuant to the amendment, among other things, as of the Merger effective time, each vested stock option of the Company that is not exercised shall not automatically be converted into shares of Company’s common stock but instead will be converted into vested stock options exercisable into B. Riley 150 common stock as of merger effective time. Each vested stock option shall be treated as an issued and outstanding share of the Company’s common stock for all purposes of the Merger Agreement, calculated on a cashless basis. As a result, the calculation of the Equity Value Exchange Ratio is not impacted. The “Equity Value Exchange Ratio” is the quotient obtained by dividing 65,000,000 by the fully diluted number of shares of the Company common stock outstanding immediately prior to the Effective Time (excluding certain shares, as determined in accordance with the Merger Agreement).
In March 2022, the Company entered into an agreement for a term loan with B. Riley Principal Commercial Capital, LLC, an affiliate of B. Riley 150, allowing the Company to borrow an aggregate principal amount of up to $20 million maturing on the closing date of the Merger Agreement. As of June 30, 2022, the Company had borrowed $20 million. In the same agreement, the Company waived the minimum cash condition for closing in the proposed merger with B. Riley 150.
In July 2022, the Company and the restricted stock awards holders entered into an amendment to the restricted stock awards agreements entered on October 18 and October 19, 2021. Pursuant to the amendment, among other things, the acceleration of vesting shall happen upon the ninetieth (90th) day following the date of the transactions, instead of on the date of the transactions. As the calculation of company restricted stock awards is defined to include both vested and unvested restricted stock awards pursuant to the Merger Agreement, the calculation of the Equity Value Exchange Ratio is not impacted.
On July 19, 2022 (the “Closing Date”), the Company and B. Riley 150 consummated the Merger and the Company is now a wholly owned subsidiary of B. Riley 150, subsequently renamed “FaZe Holdings Inc.” The Merger is further described in Note 12,
Subsequent Events
.

F-
4
9

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed consolidated financial statements include the accounts and operations of the Company. All intercompany accounts and transactions have been eliminated. The condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.
Unaudited Interim Condensed Consolidated Financial Information
The accompanying Condensed Consolidated Balance Sheet as of June 30, 2022, Condensed Consolidated Statements of Operations for the six months ended June 30, 2022 and 2021, Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021 and Condensed Consolidated Statements of Stockholders’ Deficit for the six months ended June 30, 2022 and 2021 are unaudited. The financial data and other information contained in the notes thereto as of and for the six months ended June 30, 2022 and 2021 are also unaudited. The Condensed Consolidated Balance Sheet as of December 31, 2021, was derived from the Company’s audited consolidated financial statements incorporated by reference in the Company’s Form
8-K,
which was filed with the SEC on July 22, 2022.
The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements, and in the opinion of management, reflect all normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2022, the results of its operations for the six months ended June 30, 2022 and 2021, and its cash flows for the six months ended June 30, 2022 and 2021. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020, and the notes thereto.
The results for the six months ended June 30, 2022 are not necessarily indicative of results to be expected for the year ended December 31, 2022, or any other interim periods, or any future year or period.
The significant accounting policies used in preparation of these unaudited interim condensed consolidated financial statements are consistent with those described in the Company’s audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020.
Going Concern
The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through August 2023. The Company has incurred net losses since inception. The Company expects to continue to incur significant operating losses for the foreseeable future. However, based on cash received from the completion of the merger as more fully described in Note 12,
Subsequent Events
and cash needs to fund operations, the Company currently expects that it will have sufficient cash to fund its operating expenses and capital expenditure requirements for at least the next 12 months from issuance. As such, substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

F-
50

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the Company’s condensed consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the condensed consolidated financial statements. The inputs into certain of these estimates and assumptions include the consideration of the economic impact of the
COVID-19
pandemic. Significant estimates include revenue recognition, allowance for doubtful accounts, valuation of our common stock, stock-based compensation expense and income taxes. These estimates generally involve complex issues and require us to make judgments, involve analysis of historical and future trends, can require extended periods of time to resolve, and are subject to change from period to period. In all cases, actual results could differ materially from our estimates.
COVID-19
The continuing spread of
COVID-19
around the world is affecting the United States and global economies and has affected our operations and those of third parties on which we rely, including disruptions in staffing, order fulfillment and demand for product. In addition, the
COVID-19
pandemic has and may continue to affect our revenue significantly. Additionally, while the potential economic impact brought by, and the duration of the
COVID-19
pandemic, are difficult to assess or predict, the impact of the
COVID-19
pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The continuing impact of the
COVID-19
pandemic is highly uncertain and subject to change.
As
COVID-19
continues to evolve, the extent to which the coronavirus impacts operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. The Company continues to monitor the pandemic and the extent to which the continued spread of the virus adversely affects our customer base and revenue. As the
COVID-19
pandemic is complex and rapidly evolving,

F-5
1

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

the Company’s plans as described above may change. At this point, the Company cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on the business, results of operations, financial position, and cash flows.
Content Asset, net
The Company produces programming content which it plans to broadcast on online video and streaming platforms. Costs of produced content consist of development and production costs. These costs are capitalized as “Content Asset, net” on the condensed consolidated balance sheet.
Each title is predominantly monetized on its own. At the specific title level, the Company tests the content asset for impairment when events and circumstances indicate that its fair value may be less than its unamortized cost. If the carrying value of a content asset exceeds its estimated fair value, an impairment charge will be recorded in the amount of the difference.
In April 2022, the Company performed an evaluation of the content asset and determined that the underlying programming of the content asset will not be released. In addition, the Company determined that the content asset has no further utility. Accordingly, the Company recorded an impairment loss of $1.1 million to write off the entire carrying value of content asset. As such, the Company has no content asset balance as of June 30, 2022. There were no content assets as of June 30, 2021.
The Company’s policy is to amortize the content asset once the content airs. Given that the content was fully written off prior to airing, no amortization expense was recorded for the six months ended June 30, 2022. The Company does not own any purchased or licensed programming content.
Exploitation costs such as marketing, advertising, publicity, promotion, and other distribution expenses directly connected with the distribution of the content asset are expensed as incurred.
Revenue Recognition and Contract Balances
In May 2014, the FASB issued new accounting guidance related to revenue recognition. On January 1, 2019, we adopted the new accounting standard and related amendments using the modified retrospective approach. Based on the Company’s assessment, the adoption of ASC 606, Revenue from Contracts with Customers (“ASC 606”) did not have a material impact to the Company’s condensed consolidated financial statements and there were no material differences between the Company’s adoption of ASC 606 and its historic accounting under ASC 605, Revenue Recognition.
Revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Our payment terms and conditions vary by customer and contract type. In instances where the timing of revenue recognition differs from the timing of invoicing, we do not adjust the promised amount of consideration for the effects of a significant financing component when we expect, at contract inception, that the period between our transfer of a promised product or service to our customer and payment for that product or service will be one year or less.
We generally record a receivable related to revenue when we have an unconditional right to invoice and receive payment. Contract assets arise from contracts when revenue is recognized over time and the amount of

F-5
2

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

revenue recognized, including our estimate of variable consideration that has been included in the transaction price, exceeds the amount billed to the customer. These amounts are included in contract assets until the right to payment is no longer conditional on events other than the passage of time. These contract assets are reclassified to receivables when the right to consideration becomes unconditional. For the six months ended June 30, 2022 and 2021, no impairment was recorded from contract assets.
Our allowances for doubtful accounts are typically immaterial and, if required, are based on our best estimate of expected credit losses inherent in our accounts receivable balance.
Contract liabilities are recorded in the event that the Company bills for services in advance of the time the services are performed, or when cash payments are received or due in advance of satisfying our performance obligations, even if amounts are refundable. Contract liabilities recorded at June 30, 2022, and December 31, 2021, represent the Company’s accounting for the timing difference between when funds are received and when the performance obligation is satisfied. Revenue recognized for the six months ended June 30, 2022 relating to the contract liability balances as of January 1, 2022, was $7.8 million.
The following table disaggregates the Company’s revenue by major type for the six months ended June 30, 2022 and 2021:

	(in thousands) Six months ended June 30,
	2022	2021
Brand sponsorships	$20,982	$10,695
Content	6,543	10,413
Consumer products	1,857	2,232
Esports	4,963	1,814
Other	264	109

Total revenue	$34,609	$25,263

The section below describes our revenue recognition policies and significant judgments in further detail for each major revenue source of the Company.
Brand Sponsorships
The Company offers advertisers a full range of promotional vehicles, including, but not limited to, online advertising, livestream announcements, content generation, social media posts, logo placement on the Company’s official merchandise and special appearances of members of the Company’s talent roster. Our brand sponsorship agreements may include multiple services that are capable of being individually distinct, however the intended benefit is an association with the Company’s brand and the services are not distinct within the context of the contracts. Revenues from brand sponsorship agreements are recognized ratably over the contract term. Payment terms and conditions vary, but payments are generally due periodically throughout the term of the contract. In instances where the timing of revenue recognition differs from the timing of billing, we have determined the brand sponsorship agreements generally do not include a significant financing component.
Content
The Company generates and produces original content which we monetize through Google’s AdSense service. Revenue is variable and is earned when the visitor views or “clicks through” on the advertisement. The

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FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

amount of revenue earned is reported to us monthly and is recognized upon receipt of the report of viewership activity. Payment terms and conditions vary, but payments are generally due within 30 to 45 days after the end of each month.
The Company grants exclusive licenses to customers for certain content produced by the Company’s talent. The Company grants the customer a license to the intellectual property, which is the content and its use in generating advertising revenues, for a pre-determined
period, for an amount paid by the customer upon execution of the contract. The Company’s only performance obligation is to license the content for use in generating advertising revenues, and recognizes the full contract amount at the point at which the Company provides the customer access to the content, which is at the execution of the contract. The Company has no further performance obligations under these types of contracts and does not anticipate generating any additional revenue from these arrangements apart from the contract amount.
Principal Versus Agent Considerations
A significant amount of our brand sponsorship and content revenues are generated from our talent, who are under exclusive, multi-year contracts. Our talent consists of highly trained independent contractors, whose compensation is tied to the revenue that they generate. We have evaluated the terms of our brand sponsorship and content agreements and have concluded the Company is the principal. Brand sponsorship and content revenues are reported on a gross basis, while revenue-sharing and other fees paid to our talent are recorded as cost of revenues. The Company owns the brand and intellectual property, takes primary responsibility for delivery of services, and exercises control over content generation and monetization. The Company contracts directly with Google on its Company operated channels, and the talent contracts directly with Google on their own channels. As part of the Company’s contracts with its talent, the Company agrees to serve as the Talent’s exclusive management company as it relates to any and all type of work the talent may perform, including content creation and advertising revenue generated from the content. While the talent owns the content they create while they are under contract with the Company, the talent grants the Company an exclusive perpetual license to the content, and the Company grants limited usage rights of that content back to the talent, conditional upon them complying with their contract. Furthermore, all income earned from services provided by the talent related to gaming, Esports, content creation, or the business of the Company, which includes revenue from advertising via talent content, is subject to the talent agreement and is payable to the Company. In addition, the Company’s contracts with its talent specify rules and restrictions on the content the talent can create and post. As such, through its contracts with talent, the Company is the principal because the Company is the entity exercising primary control over the content generated in the YouTube channels being monetized.
Consumer Products
The Company earns consumer products revenue from sales of our consumer products on our website or at live or virtual events. Revenues are recognized at a point in time, as control is transferred to the customer upon shipment. The Company offers customer returns and discounts through a third-party distributor and accounts for this as a reduction to revenue. The Company does not offer loyalty programs or other sales incentive programs that are material to revenue recognition. Payment is due at the time of sale. We have outsourced the design, manufacturing, fulfillment, distribution, and sale of our consumer products to a third party, in exchange for royalties based on the amount of revenue generated. We evaluated the terms of the agreement to determine whether our consumer products revenues should be reported gross, or net of royalties paid. Key indicators that

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FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

we evaluated in determining whether we are the principal in the sale (gross reporting), or an agent (net reporting) include, but are not limited to:

•	the Company is the party that is primarily responsible for fulfilling the promise to provide the specified good or service,

•	the Company has inventory risk before the good is transferred to the customer, and

•	the Company is the party that has discretion in establishing pricing for the specified good or service.
Based on our evaluation of the above indicators, we report consumer products revenues on a gross basis.
Esports
Lea
g
ue Participation
: Generally, The Company has one performance obligation — to participate in the overall Esport event — because the underlying activities do not have standalone value absent our participation in the tournament or event. Revenue from prize winnings and profit-share agreements is variable and is highly uncertain, we recognize revenue at the point in time when the uncertainty is resolved.
Player Transfer Fees
: Player transfer agreements include a fixed fee and may include a variable fee component. The Company recognizes the fixed portion of revenue from transfer fees upon satisfaction of our performance obligation, which coincides with the execution of the related agreement. The variable portion of revenue is considered highly uncertain and is recognized at the point in time when the uncertainty is resolved.
Licensing of Intellectual Propert
y: Our licenses of intellectual property generate royalties that are recognized in accordance with the royalty recognition constraint. That is, royalty revenue is recognized at the time when the sale occurs.
Transaction Price Allocated to the Remaining Performance Obligations
For the estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of June 30, 2022, the Company applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Revenue expected to be recognized in the future related to performance obligations that have original expected durations greater than one year that are unsatisfied (or partially unsatisfied) as of June 30, 2022, were not material.
Convertible Debt
The Company evaluates embedded conversion features within convertible debt under ASC 815,
Derivatives and Hedging
(“ASC 815”), to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.
Stock-Based Compensation
The Company accounts for its stock-based awards in accordance with ASC 718,
Compensation – Stock Compensation
, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards.
Given the absence of an active market for the Company’s common stock, the Board of Directors (the “Board”) was required to estimate the fair value of the Company’s common stock at the time of each award. The

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FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Board considered numerous objective and subjective factors in determining the value of the Company’s common stock at each grant date, including the following: (1) the per-share
price of issuances of the Company’s preferred stock, which the Company sold to outside investors in arm’s-length
transactions, and the rights, preferences, and privileges of the Company’s preferred stock and common stock; (2) valuations performed by an independent valuation specialist; (3) the Company’s stage of development and revenue growth; (4) the fact that the awards involved illiquid securities in a private company; and (5) the likelihood of achieving a liquidity event for the shares of common stock underlying the awards, such as an initial public offering or sale of the Company, given prevailing market conditions. The Company believes this to have been a reasonable methodology based on certain arm’s-length
transactions involving the Company’s preferred stock, supported by the results produced by this valuation methodology. As the Company’s common stock is not actively traded, the determination of fair value involves assumptions, judgments and estimates. If different assumptions were made, stock-based compensation expense and net loss could have been significantly different.
For stock options, the Company estimates the fair value using the Black-Scholes-Merton option-pricing (“Black-Scholes”) model. The fair value is expensed over the requisite service periods of the awards (usually one to four years), or in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a change in control event). As there was no public market for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been estimated based on an average of the historical volatility measures of this peer group of companies. The expected life of options has been estimated utilizing the “simplified method” due to the lack of available or sufficient historical exercise data for the Company for the applicable options terms. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.
The Black-Scholes model requires the input of certain assumptions that require the Company’s judgment, including the fair value of common shares, expected term and the expected price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. The Company accounts for forfeitures of stock-based awards as they occur.
Fair Value Measurement
The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy consists of the following three levels:
Level 1
: Quoted prices in active markets for identical assets or liabilities
Level 2
: Quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities
Level 3
: Unobservable inputs which are supported by little or no market activity

F-5
6

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

The carrying amount of the Company’s financial instruments, including cash, accounts receivable, notes receivable, and accounts payable approximate fair value due to their short-term nature.
The Company does not have financial assets or liabilities that are required under U.S. GAAP to be measured at fair value on a recurring basis. The Company has not elected to use the fair value measurement option for any assets or liabilities for which fair value measurement is not presently required.
Loss Per Common Share
In accordance with the provisions of ASC 260,
Earnings Per Share,
net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock, and convertible debt are not considered in the diluted loss per share calculation since the effect would be antidilutive. The Company has 754,833 fully vested warrants in which common shares are issuable for little to no consideration outstanding for the six months ended June 30, 2022 and 2021. The Company considered these warrants outstanding in the context of basic loss per share and included these warrants in the weighted-average shares of common stock outstanding for the period.
The results of operations were net losses for the six months ended June 30, 2022 and 2021. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all periods. Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is antidilutive are as follows (in common equivalent shares):

	Six months ended June 30,
	2022	2021
Warrants	292,790	292,790
Stock options	8,359,882	5,340,000
Unvested restricted stock awards	1,085,310
Convertible preferred stock	3,237,800	3,237,800

Total potentially dilutive common stock equivalents	12,975,782	8,870,590

Segment Reporting
Operating segments are defined as components of an entity for which separate financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company has determined that its Chief Executive Officer is the CODM. The Company operates and reports financial information in one segment, as the CODM reviews financial information presented on a consolidated basis, at the Company level, for the purposes of making operating decisions, allocation of resources, and evaluating financial performance.
As of June 30, 2022, and December 31, 2021, the Company did not have material assets located outside of the United States. For the six months ended June 30, 2022, the Company had $2.2 million of revenue earned outside of the United States. The Company earned no material revenue outside of the United States for the six months ended June 30, 2021.

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7

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Recently Adopted Accounting Pronouncements
In August 2020, the FASB issued ASU
2020-06,
Debt–Debt with Conversion and Other Options
(Subtopic 470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40).
This ASU reduces the number of accounting models for convertible debt instruments and convertible preferred stock as well as amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. In addition, this ASU improves and amends the related EPS guidance. The ASU is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted for fiscal years beginning after December 15, 2020. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company adopted the standard with an effective date of January 1, 2022, using the modified retrospective approach. The adoption of this ASU will impact the Company’s accounting for the conversion of convertible debt under original contractual terms at the Merger on July 19, 2022, as discussed in Note 5, Debt and Note 12, Subsequent Events.
In May 2021, the FASB issued ASU
2021-04,
Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic
470-50),
Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40):
Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. The amendments are designed to clarify an issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options that remain equity-classified after modification or exchange. The ASU provides guidance on how an issuer would measure and recognize the effects of these transactions. The standard provides a principles-based framework to determine whether an issuer should recognize the modification or exchange as an adjustment to equity or an expense. The ASU is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU
2021-04
prospectively to modifications or exchanges occurring on or after the effective date. The Company adopted the standard with an effective date of January 1, 2022. The adoption of this ASU did not have a material impact on the condensed consolidated financial statements.
Accounting Pronouncements Not Yet Adopted
As an emerging growth company, the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an emerging growth company. The adoption dates discussed below reflect this election.
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
, which requires lessees to recognize a
right-of-use
(“ROU assets”) asset and a lease liability for all leases with terms greater than 12 months and requires disclosures by lessees and lessors about the amount, timing and uncertainty of cash flows arising from leases. After the issuance of ASU
2016-02,
the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as “ASC 842.” The ASU is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In September 2016, the FASB issued ASU
2016-13,
Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
. This guidance requires the measurement of all expected

F-5
8

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

credit losses for financial assets held at the reporting data based on historical experience, current conditions, and reasonable and supportable forecasts. This guidance also requires enhanced disclosures regarding significant estimates and judgements used in estimating credit losses. The new guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes
(Topic-740):
Simplifying the Accounting for Income Taxes
, which is intended to simplify various aspects related to accounting for income taxes. ASU
2019-12
removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

3.	PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Property, equipment and leasehold improvements as of June 30, 2022, and December 31, 2021, consisted of the following:

	(in thousands)
	June 30, 2022	December 31, 2021
Furniture / Fixtures	$743	$159
Computer equipment	3,490	708
Vehicles	106	106
Leasehold improvements	409	731

Subtotal	4,748	1,704
Less accumulated depreciation	(762)	(779)

Property, equipment and leasehold improvements, net	$3,986	$925

Depreciation expense totaled $0.5 million and $0.1 million
for
the six months ended June 30, 2022 and 2021, respectively. During the six months ended June 30, 2022, the Company disposed of certain leasehold improvements that were fully depreciated at the time of disposal, and there was no gain or loss on disposal.

4.	INTANGIBLE ASSETS
Intangible assets as of June 30, 2022, and December 31, 2021, consisted of the following:

		(in thousands)
As of June 30, 2022	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Website development	3 years	$297	$118	$179
Talent acquisition	2 - 3 years	1,022	350	672

Intangible assets, net		$1,319	$468	$851

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5
9

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

		(in thousands)
As of December 31, 2021	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Website development	3 years	$211	$75	$136
Talent acquisition	2 - 3 years	1,653	1,051	602

Intangible assets, net		$1,864	$1,126	$738

Amortization expense totaled $0.2 million and $0.3 million for the six months ended June 30, 2022 and 2021, respectively. The following table presents the estimated future amortization of intangible assets (in thousands):

Years ending December 31,	(in thousands)
2022 (remainder)	$262
2023	358
2024	213
2025	18

Total future amortization of amortizable intangible assets	$851

During the six months ended June 30, 2022, the Company removed $0.9 million of intangible assets that were fully amortized from intangible assets and accumulated amortization, and there was no gain or loss on the removal.

5.	DEBT
Debt as of June 30, 2022, and December 31, 2021, consisted of the following:

	(in thousands)
As of June 30, 2022	Unpaid Principal	Unamortized Short-term	Long- term	Issuance Costs	Net Carrying Value
2022 B. Riley bridge loan	$20,342	$20,342	$—	$—	$20,342
2021 Cox convertible promissory note	15,000	—	15,000	—	15,000
2021 Convertible promissory notes	675	175	500	—	675
2020 Secured convertible promissory note	55,000	—	55,000	(267)	54,733
2020 Convertible promissory notes	2,525	2,525	—	—	2,525
2020 PPP loan	1,123	1,123	—	—	1,123
Other loans	—	—	—	—	—

Total principal amount outstanding	$94,665	$24,165	$70,500	$(267)	$94,398

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FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	(in thousands)
As of December 31, 2021	Unpaid Principal	Unamortized Short-term	Long- term	Issuance Costs	Net Carrying Value
2021 Cox convertible promissory note	$15,000	$—	$15,000	$—	$15,000
2021 Convertible promissory notes	675	—	675	—	675
2020 Secured convertible promissory note	55,000	—	55,000	(358)	54,642
2020 Convertible promissory notes	2,525	2,025	500	—	2,525
2020 PPP loan	1,123	1,123	—	—	1,123
Other loans	37	—	37	37	—

Total principal amount outstanding	$74,360	$3,148	$71,212	$(358)	$74,002

As of June 30, 2022, long-term debt maturities for the next five years and thereafter are as follows (in thousands):
Future Maturities

	(in thousands)
Years ending December 31,	Non- Convertible Debt	Convertible Debt	Total
2022 (remainder)	$21,465	$2,025	$23,490
2023	—	71,175	71,175
2024
2025
2026
Thereafter	—	—	—

	$21,465	$73,200	$94,665

2022 B. Riley Term Loan
In March 2022, the Company entered into a Bridge Loan Agreement with B. Riley Commercial Capital, LLC (“B. Riley Lender”), an affiliate of B. Riley 150, pursuant to which the Company received a term loan in the amount of $10.0 million in a single advance (“Initial Term Loan”). Upon receipt of a borrowing notice from the Company to B. Riley Lender, B. Riley Lender will issue the Company a second advance of $10.0 million (“Final Term Loan”). The maturity date is the closing date of the Merger Agreement. In the event that the Merger Agreement is terminated without completion of the business combination, the 2022 B. Riley Term Loan will become a secured convertible promissory note on substantially the same terms as the existing 2021 Cox Convertible Promissory Notes further discussed below, in an aggregate principal amount equal to the outstanding principal balance, including capitalized interest, and the unpaid accrued interest on the 2022 B. Riley Term Loan on such date. The Company drew the $10 million Initial Term Loan in March 2022, and drew the Final Term Loan in April 2022.
The 2022 B. Riley Term Loan accrues interest at a rate of 7.00% per annum, compounded quarterly, with such interest accrued on the last business day of each calendar quarter, and shall be paid in cash on the maturity

F-6
1

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

date and is secured against substantially all assets of the Company. The 2022 B. Riley Term Loan was paid in full at the closing of the Merger with B. Riley 150 on July 19, 2022. Refer to Note 12,
Subsequent Events
.
The 2022 B. Riley Term Loan is recorded as short-term debt.
2021 Cox Convertible Promissory Notes
In August 2021, the Company entered into an agreement with Cox Investment Holdings, Inc. (“Cox”) to which the Company sold convertible promissory notes totaling $10.0 million. The maturity date is the earliest of (a) December 15, 2023, (b) the consummation of an initial public offering, (c) the merger of the Company with another entity, (d) a transaction pursuant to which more than 50% of the Company’s equity securities come to be owned by an unrelated third party, (e) a sale of all or substantially all of the assets of the Company, or (f) the consummation of a private round of equity financing resulting in aggregate gross proceeds to the Company of at least $15.0 million (“Cox Qualified Financing”). In addition, Cox exercised its right to purchase an additional $5.0 million in Cox Convertible Promissory Notes in October 2021.
The convertible promissory notes are convertible, at the investor’s election, into shares of common stock or shares of the series or class of capital stock most recently sold in a Cox Qualified Financing consummated prior to such time. The conversion price is equal to the lesser of (a) the imputed pre-money
enterprise value of the Company with respect to the Cox Qualified Financing most recently consummated prior to the time of determination, and (b) $250.0 million minus
the then outstanding debt of the company in excess of $25.0 million, divided by
the total number of shares of capital stock of the Company then currently issued and outstanding, calculated on an as-exercised,
as-converted,
fully diluted basis, but excluding (a) shares of capital stock of the Company issuable upon the conversion of the Note, and (b) shares of capital stock issuable upon conversion of other convertible notes or indebtedness then outstanding.
The 2021 Cox Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 10.00% per annum and are secured against substantially all assets of the Company.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.
The 2021 Cox Convertible Promissory Notes converted into Company common stock upon the closing of the Merger with B. Riley 150 on July 19, 2022, under its original contractual terms with no gain/loss recognized in accordance with the Company’s adoption of ASU
2020-06.
Refer to Note 12,
Subsequent Events
.
The 2021 Cox Convertible Promissory Notes is recorded as long-term debt.
2021 Convertible Promissory Notes
In June and August 2021, the Company entered into Convertible Promissory Note agreements with accredited investors pursuant to which the Company sold Promissory Notes totaling $0.7 million. For each note issued, the maturity date is the second anniversary of the date of the Purchase Agreement. The conversion price is equal to 90% of the price per share sold in a Preferred Stock Financing, provided the price is subject to adjustment in the event the Company’s enterprise value is greater than $250.0 million on that date.

F-6
2

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

The 2021 Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 4.00% per annum and are subordinate and junior in right of payment to any Senior Indebtedness of the Company.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.
The 2021 Convertible Promissory Notes converted into Company common stock upon the closing of the Merger with B. Riley 150 on July 19, 2022, under its original contractual terms with no gain/loss recognized in accordance with the Company’s adoption of ASU
2020-06.
Refer to Note 12,
Subsequent Events
.
The 2021 Convertible Promissory Notes are recorded as short- term and long-term debts based on the maturity dates.
2020 Secured Convertible Note Purchase Agreements and Secured Convertible Promissory Notes
In December 2020, the Company entered into a Secured Convertible Note Purchase Agreement as amended on February 22, 2021, April 23, 2021, and August 16, 2021 (together, the “Purchase Agreement”) with CPH Phase II SPV L.P. and CPH Phase III SVP L.P., accredited investors, (collectively referred to as “CPH Noteholders”) pursuant to which the Company agreed to sell Secured Convertible Promissory Notes (the “CPH Notes”), for a total of up to $91.7 million, to the investors. The Company issued Secured Convertible Promissory Notes to the investors for a total of $55.0 million.
In October 2021, the Company entered into an agreement with the CPH Noteholders, for the settlement of the accrued interest on the CPH Notes and the settlement of the purchaser’s right, but not obligation, to purchase additional Notes from the Company for up to $36.7 million expiring in June 2022 (“CPH Right”). The CPH Right has an anti-dilution feature and survives beyond a change-in-control
event, including a merger transaction with a special purpose acquisition company. The Company will settle the accrued interest through February 1, 2022, and the CPH Right for 523,763 and 4,800,000 shares of the combined company’s common stock, respectively, issuable upon the close of the Merger. The accrued interest after February 1, 2022, will be payable in cash. The common stock and cash for accrued interest and the common stock for the CPH Right was settled upon close of the Merger on July 19, 2022. Refer to Note 12,
Subsequent Events
, for more information.
For each note issued under the Purchase Agreement, the maturity date is the earlier of December 15, 2023, of either (i) an initial public offering, (ii) a transaction or series of related transactions pursuant to which more than 50% of the Company’s equity securities come to be owned by an unrelated third party or (iii) the sale of all or substantially all of the assets of the Company (a “Liquidity Event”). The Notes are convertible, at the investor’s election, into shares of common stock or shares of the series or class of capital stock (“Conversion Shares”) sold in a private round of equity financing consummated after January 1, 2021, that result in gross proceeds of at least $15.0 million (a “CPH Qualified Financing”). The conversion price is equal to the imputed pre-money
enterprise value of the Company with respect to the CPH Qualified Financing divided by
the total number of shares of capital stock then currently issued and outstanding, calculated on an as-exercised,
as-converted,
fully diluted basis, but excluding shares of capital stock of the Company issuable to the investor upon conversion of the Notes. The conversion price is subject to adjustment in the event the Company’s enterprise value is greater than $250.0 million at the time of conversion.

F-6
3

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

The Company may prepay the Notes in whole or in part at any time without penalty, provided the investor has the right to utilize the proceeds to purchase the Conversion Shares at the conversion price prior to the maturity date. The Notes bear interest at 10.00% per annum and are secured against substantially all of assets of the Company.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.
The Secured Convertible Note Purchase Agreement and Secured Convertible Promissory Note converted into Company common stock upon the closing of the Merger with B. Riley 150 on July 19, 2022, under the Merger Agreement terms and will be accounted for as extinguishment of debt, with an expected loss of approximately $112.9 million to be recognized in the third quarter of 2022. Refer to Note 12,
Subsequent Events
.
The 2020 Secured Convertible Promissory Note is recorded as long-term debt, net of discount and issuance costs, which are amortized to interest expense over the respective terms of these borrowings.
2020 Convertible Promissory Notes
In March — June 2020, the Company entered into Convertible Promissory Note agreements with accredited investors pursuant to which the Company sold Promissory Notes totaling $2.5 million. Subsequent to the execution of the Merger Agreement, in November and December 2021, the Company entered into consent letters with each of the 2020 Convertible Promissory Note Holders wherein each note will be converted into a number of shares of the Company’s common stock immediately prior to the Merger. The conversion price will be equal to $250.0 million or $200.0 million divided by
the total number of shares of capital stock of the Company issued and outstanding, calculated on an as-exercised,
as-converted,
fully diluted basis, but excluding shares of capital stock of the Company issued or issuable upon conversion of the Note and other convertible notes of the Company. The consent letters will terminate if (a) the Merger Agreement is terminated, or (b) subject to the approval of B. Riley 150, if the consent letter is terminated upon mutual agreement of the holder and the Company, upon which time each note will become due.
The 2020 Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 4.00% per annum and are subordinate and junior in right of payment to any Senior Indebtedness of the Company.
The 2020 Convertible Promissory Notes, excluding HODL SPV I, LP, converted into Company common stock upon the closing of the Merger with B. Riley 150 on July 19, 2022, under the Merger Agreement terms and accounted for as extinguishment of debt, with an expected loss of approximately $2.4 million to be recognized in the third quarter of 2022. HODL SPV I, LP Note converted into Company common stock upon the closing of the Merger with B. Riley 150 on July 19, 2022, under its original contractual terms with no gain/loss recognized in accordance with the Company’s adoption of ASU
2020-06.
Refer to Note 12,
Subsequent Events
.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability. The 2020 Convertible Promissory Notes are recorded as short-term debt.

F-6
4

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

2020 Paycheck Protection Program Loan (“PPP Loan”)
In May 2020, the Company entered into a Promissory Note dated May 4, 2020 (the “PPP Loan”) with Harvest Small Business Finance, LLC (“Harvest”), pursuant to which Harvest agreed to make a loan to the Company under the Paycheck Protection Program offered by the U.S. Small Business Administration in a principal amount of $1.1 million pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan proceeds are available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves, rent, utilities, and interest on certain other outstanding debt. Under the terms of the PPP Loan, the Company may be eligible for full or partial loan forgiveness; however, no assurance is provided that the Company will apply for, or obtain forgiveness for, any portion of the SBA Loan.
The Company will be required to make principal and interest payments in monthly installments, beginning ten months after the last day of the covered period, on the balance that is not forgiven. The loan matures in May 2022 and bears interest at a rate of 1.00% per annum.
The Company paid back the loan with the proceeds of the Merger with B. Riley 150 on July 19, 2022. Refer to Note 12,
Subsequent Events
. The PPP Loan is recorded as short-term debt.
Fair Value of Debt
The Company’s debt is not measured at fair value on a recurring basis. The Company estimates the fair value of all debt instruments using commonly accepted valuation methodologies and inputs that are not directly observable. As such, all debt instruments are categorized as Level 3. The amount of the fair value is materially the same as carrying value, primarily due to near term maturity dates or recent issuance dates.
Interest Expense
Interest expense for the six months ended June 30, 2022 was $4.0 million, comprised of $3.9 million of contractual interest expense and $0.1 million of amortization of debt issuance costs.

6.	EQUITY
Preferred Stock
The Company authorized 3,545,529 shares of series A preferred stock with $0.00001 par value. As of June 30, 2022, and December 31, 2021, 3,237,800 shares of series A preferred shares were issued and outstanding. The rights and preferences of the series A preferred shares are summarized below:
Dividend Ri
g
hts
: There are no cumulative dividend rights on the preferred shares.
Liquidation Preferences
: In the event of a liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to be paid out before any payments are made to the holders of the common stock. Series A holders are paid out of the assets of the Company available for distribution at an amount per share equal to the greater of (i) two times the series A original issue price or (ii) an amount per share as would have been payable had all series A preferred shares been converted into common stock. The remaining assets available for distribution are distributed among the holders of common stock.

F-6
5

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Each share of series A preferred stock will automatically be converted into common stock at the then applicable conversion rate in the event of (i) the closing of a firm commitment underwritten public offering with a price of two times the original issue price (subject to adjustments for stock dividends, splits, combinations, and similar events) and gross proceeds to the Company of not less than $25.0 million, or (ii) upon written consent of the requisite holders. The Company determined that the Preferred A common stock is redeemable upon a change-in-control
that is not solely in the Company’s control and records $33.7 million in temporary equity.
Common Stock
On July 6, 2021, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 31,900,878 shares of common stock with a par value of $0.00001 per share.
As of June 30, 2022, and December 31, 2021, 8,612,791 shares and 8,461,706 shares were issued and outstanding, respectively.

7.	STOCK COMPENSATION EXPENSE
Stock-based compensation expense for the periods presented was comprised of the following, which were included in general and administrative expenses within the condensed consolidated statement of operations:

	(in thousands) For the six months ended June 30,
	2022	2021
	Stock-Based Compensation Expense	Stock-Based Compensation Expense
Stock options	$118	$—
Restricted stock awards	2,541	—

Total stock–based compensation expense	$2,659	$—

In addition, approximately $41,105 has been included in cost of revenues for the six months ended June 30, 2022 and 2021, respectively, for stock-based compensation expense related to the services provided by Commerce Media Holdings, LLC. Compensation costs related to Commerce Media Holdings, LLC of $0.1 million and $0.2 million were capitalized and are included in prepaid expenses and other assets as of June 30, 2022 and 2021, respectively.

8.	COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases certain business and residential facilities under operating lease agreements that specify minimum rentals with lease terms ranging from two to two and a half years. The Company’s rent expense for the six months ended June 30, 2022 and 2021 was $1.1 million and $0.6 million, respectively, and is included in general and administrative expense in the condensed consolidated statement of operations. Scheduled rent increases, if any, are amortized on a straight-line basis over the lease term.

F-6
6

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Future minimum lease payments, which include
non-cancelable
operating leases at June 30, 2022, are as follows:

Years ending December 31,	(in thousands)
2022 (remainder)	$1,412
2023	2,895
2024	1,977
2025	5
Thereafter	3

Total minimum lease payment	$6,292

9.	LITIGATION
From time to time, in the normal course of operations, the Company is subject to litigation matters and claims, including claims relating to employee relations and business practices. The Company expenses legal fees as incurred. The Company records a provision for contingent losses when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. An unfavorable outcome to any legal matter, if material, could have an adverse effect on the Company’s operations or its financial position, liquidity, or results of operations.
On August 12, 2020, Greg Selkoe, President of the Company until May 2020, filed suit against the Company for severance and sums related to his termination from the Company, which was initiated in January 2020. The Company and Mr. Selkoe reached a settlement, including a severance payment to Mr. Selkoe and forfeiture by Mr. Selkoe of the entirety of his stock options. The Company accrued $3.2 million for the year ended December 31, 2020. The Company paid $2.9 million of the severance payments to Mr. Selkoe in 2021. In May 2022, the Company made a payment of $0.3 million for the remainder of the balance.
On September 14, 2020, Adam Salman of Adult Use Holdings, Inc. and Igor Gimelshtein of Zola Ventures Ltd., claimed that the Company owes approximately $2.5 million to Salman and Gimelshtein in connection with alleged funding to the Company of $30.0 million by Bridging Finance Group. The Company has denied any liability in connection with this claim and has agreed to arbitrate the dispute, which is ongoing. The Company does not believe a material loss is probable at this time. As result, the Company has not recorded a reserve with respect to this litigation.
On December 7, 2020, the Company filed an arbitration demand against its former Chief Legal Officer, Phillip Gordon (“Gordon”), alleging claims for fraud, breach of fiduciary duty, breach of duty of loyalty, and breach of employment agreement. The Company terminated Gordon effective as of December 5, 2020, based on the results of an internal investigation. Gordon has denied that the Company had cause to terminate him and filed counterclaims seeking payment of severance under his employment agreement in the total amount of $3.0 million, plus
payment of $0.5 million in bonus compensation. Subsequent to December 31, 2021, as a result of arbitration proceedings, the Company has entered into a settlement agreement whereby Gordon agreed to the cancellation of 90,000 of the 790,000 outstanding stock options previously issued to him and to release any actions, claims, damages, judgments or agreements arising out of his relationship with the Company in exchange for $1.9 million in cash. The Company recorded a legal accrual for $1.9 million as of December 31, 2021. The initial payment of $0.4 million was made in the first quarter of 2022.

F-6
7

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

On May 21, 2021, Alissa Violet Marie Butler filed suit in the Superior Court of the State of California for the County of Los Angeles against FaZe Clan Inc., Dentons US LLP, and Wilson Sonsini Goodrich & Rosati, P.C. Ms. Butler alleges that she is entitled to shares of the Company’s stock. Subsequent to December 31, 2021, the Company has reached a preliminary settlement with Ms. Butler for a total of $0.8 million payable in a combination of cash and common stock to settle Ms. Butler’s claim. The Company recorded a legal accrual for $0.8 million as of December 31, 2021. The Company paid $0.1 million in cash and $0.3 million in common stock in April 2022, with the remainder to be paid out in 2022.
In 2021, the Company was made aware of a claim from Treschow-Fritzoe AS that the Company repaid the wrong party for certain funds received by the Company in 2017 and recorded a legal accrual of $1.2 million as of December 31, 2020. In October 2021, the Company entered into a settlement agreement with Treschow-Fritzoe AS and adjusted its legal accrual to $0.8 million as of December 31, 2021. The Company paid $0.8 million in
April 2022
.

10.	INCOME TAXES
The Company records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax effects attributable to temporary differences between the condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, operating losses and tax credit carryforwards. The Company establishes a valuation allowance if the Company believes it is more likely than not that the deferred tax assets will not be recovered based on an evaluation of objective verifiable evidence. The Company has considered its history of cumulative tax and book losses incurred since inception, and other positive and negative evidence, and has concluded that it is more likely than not that the Company will not realize the benefits of the net deferred tax assets as of June 30, 2022, and December 31, 2021.
For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is greater than 50% likely of being realized. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit. As of June 30, 2022, the Company had no unrecognized tax benefits and does not anticipate any significant change to the unrecognized tax benefit balance. The Company would classify interest and penalties related to uncertain tax positions as income tax expense, if applicable. There was no interest expense or penalties related to unrecognized tax benefits recorded through June 30, 2022.
The effective tax rate was zero percent for both the six months ended June 30, 2022 and 2021, respectively. The difference between the U.S. statutory rate and the Company’s effective tax rate is primarily due to the full valuation allowance on its deferred tax assets.

11.	RELATED PARTY TRANSACTIONS
Related Party Loan Receivables and Payables
The Company has loan receivables from one of the Company’s founders related to legal and settlement fees that the Company had paid on their behalf, and commissions payable related to a talent arrangement with the Company. The Company recorded $0.5 million and $0.5 million in receivables as of June 30, 2022, and December 31, 2021, respectively, related to the anticipated repayment of these fees.
In April 2021, the Company issued a loan to one of the Company’s founders. The Company recorded $0.1 million and $0.1 million in receivables for this loan as of June 30, 2022, and December 31, 2021, respectively.

F-6
8

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

Retainer Consulting Arrangements
During the six months ended June 30, 2022 and 2021, the Company had retainer consulting arrangements with co-founders
Nordan Shat, Thomas Oliveira, Richard Bengtson, and Sabastian Diamond. The Company recorded approximately $0.3 million and $0.3 million in expenses related to these arrangements for the six months ended June 30, 2022 and 2021, respectively. These expenses are presented within general and administrative expense within the condensed consolidated statement of operations.

12.	SUBSEQUENT EVENTS
In preparing the unaudited condensed consolidated financial statements, the Company has evaluated subsequent events through August 15, 2022, which is the date the unaudited condensed consolidated financial statements were available for issuance.
Claims
See claims as described in Note 9,
Litigation
above.
The Merger
On the Closing Date, the stockholders of B. Riley 150 approved the Merger. As a result of the Merger, the securityholders of the Company became security holders of B. Riley 150, with B. Riley 150 renamed as “FaZe Holdings Inc.” (the “New Faze”). Additionally, B. Riley 150’s class B common stock was converted into B. Riley 150’s class A common stock and B. Riley 150’s class A common stock was reclassified as common stock, par value $0.0001 per share of New FaZe (the “New FaZe Common Stock”) on a one-to-one
basis upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State upon completion of the Merger (the “Closing”).
At the effective time of the Merger (the “Effective Time”), a redemption of 15,883,395 shares of B. Riley 150 public shares occurred subsequent to B. Riley 150 stockholders exercising their right to redeem public shares for their pro rata share of the trust account.
At the Effective Time, 10,000,000 shares of New FaZe Common Stock at a purchase price of $10.00 per share were sold and issued for an aggregate purchase price of $100.0 million pursuant to the subscription agreements entered in connection with the PIPE investment, including purchases made by the Company PIPE investor, sponsor related PIPE investors, and third-party investors, and inclusive of shares issued to the sponsor pursuant to the backstop commitment under the sponsor support agreement, representing the portion of the PIPE investment not purchased by third-party investors.
At the Effective Time, pursuant to the Merger Agreement as amended by the second Merger Agreement amendment, all vested and unvested the Company’s options and unvested the Company’s restricted stock awards were converted into vested and unvested options and restricted stock awards for New FaZe Common Stock at the Closing. 525,782 shares of the Company’s options to the Company’s executives, 1,450,914 shares of the Company options, representing 75% of the unvested the Company’s options outstanding under the Company’s existing incentive plans that remain unvested as of the Effective Time were vested. In addition, 966,326 shares of the New FaZe restricted stock awards at the Closing and at 90 days after the Closing were vested, pursuant to existing contractual terms and amendments to certain restricted stock awards entered into prior to the Closing.

F-
6
9

FAZE CLAN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

At the Effective Time, 1,047,623 shares of the Company’s warrants (including 292,790 shares of preferred stock warrants and 754,833 shares of common stock warrants) were exercised into the Company’s common stock and the Company’s preferred stock, respectively. 3,237,800 shares of the Company’s preferred stock were converted into shares of the Company’s common stock on a one-to-one
basis. $72.9 million of the Company’s convertible debt (including 2021 Cox Convertible Promissory Notes, 2021 Convertible Promissory Notes, 2020 Secured Convertible Note Purchase Agreements and Secured Convertible Promissory Notes, and 2020 Convertible Promissory Notes) were converted into the Company’s common stock, with $6.9 million accrued but unpaid interest converted into the Company’s common stock, and $2.6 million accrued but unpaid interest settled by cash, all prior to the Closing, with approximately $115.3 million of loss on debt extinguishment upon the conversion of certain debt under the Merger Agreement terms to be recognized and recorded in the third quarter of 2022. All 22,902,063 shares of issued and outstanding the Company’s common stock (including shares of the Company’s common stock issued pursuant to the exercise of common stock and preferred stock purchase warrants and the conversion of the Company’s convertible debts and the preferred stocks) were surrendered and exchanged into 50,995,637 shares of New FaZe Common Stock calculated using the Equity Value Exchange Ratio.
At the Effective Time, the sponsors agreed that 50% of the founder shares vest immediately and 50% of the founder shares are subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the five-year period beginning 90 days after the Closing Date and ending on the fifth anniversary of the Closing Date. A number of New FaZe Common Stock equal to 6% of the sum of i) the total number of New FaZe Common Stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of New FaZe Common Stock equal to the product of the total number of Net Vested Company Option Shares and the Equity Value Exchange Ratio were issued and will be subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date.
At the Effective Time, the Company paid $1.1 million outstanding PPP Loan and the accrued but unpaid interest. The Company also paid the $20.0 million term loan with B. Riley Lender. Both are described in Note 5,
Debt
above.
The Merger was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, B. Riley 150 was treated as the acquired company for financial reporting purposes. Accordingly, the business combination was treated as the equivalent of the Company issuing stock for the net assets of B. Riley 150, accompanied by a recapitalization. The net assets of B. Riley 150 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination is those of the Company.
As a result of the Merger, the Company received net cash consideration of $57.8 million.
Registration Statement on Form
S-1
On July 29, 2022, New Faze filed a registration statement on Form S-1 (the “Registration Statement”) for the registration and offering under the Securities Act of 1933, as amended, of (A) the issuance of
5,923,333
shares of New FaZe Common Stock, consisting of (i) shares of common stock issuable upon the exercise of the private placement warrants and (ii) shares of common stock issuable upon the exercise of the public warrants and (B) the resale of (i) up to
64,035,579
shares of the New FaZe Common Stock and (ii) up to
 173,333
private placement warrants. Subject to the terms of the applicable agreements, the selling holders may offer, sell, or distribute all or a portion of their shares of New FaZe Common Stock or private placement warrants publicly or through private transactions at prevailing market prices or at negotiated prices.

F-
70

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
FaZe Clan, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of FaZe Clan, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 14, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor 2021.
Costa Mesa, California
March 14, 2022

FaZe Clan Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$17,018	$4,431
Accounts receivable, net	6,266	2,167
Contract assets	4,118	1,348
Inventory	6	59
Content asset, net	474	—
Prepaid expenses and other assets	6,190	1,330

Total Current Assets	34,072	9,335

Restricted cash	600	—
Property, equipment and leasehold improvements, net	925	677
Intangible assets, net	738	437
Other long-term assets	733	75

TOTAL ASSETS	$37,068	$10,524

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$28,381	$14,194
Short-term debt	3,148	2,910
Contract liabilities	7,902	1,111
Other current liabilities	7	77

Total Current Liabilities	39,438	18,292

Long-term debt, net of discounts (Note 6)	70,854	30,983

Total Liabilities	110,292	49,275

COMMITMENTS AND CONTINGENCIES (Note 9)

MEZZANINE EQUITY:
Series A preferred stock, $0.00001 par value, 3,545,529 shares authorized at December 31, 2021 and 2020, respectively, 3,237,800 shares issued and outstanding at December 31, 2021 and 2020, respectively.	33,705	33,705

STOCKHOLDERS’ DEFICIT:
Common stock, $0.00001 par value; 31,900,878 shares authorized at December 31, 2021 and 2020, respectively; 8,461,706 and 7,397,055 shares issued and outstanding at December 31, 2021 and 2020, respectively.	—	—
Additional paid-in capital	5,479	3,086
Accumulated deficit	(112,408)	(75,542)

Total Stockholders’ Deficit	(106,929)	(72,456)

TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ DEFICIT	$37,068	$10,524

F-7
2

FaZe Clan Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and
per-share
information)

	Years Ended December 31,
	2021	2020
Revenues	$52,852	$37,166
Cost of revenues	41,553	28,072

Gross profit	11,299	9,094
Operating expenses:
General and administrative	39,401	31,975
Sales and marketing	3,352	1,357

Loss from operations	(31,454)	(24,238)
Other expense:
Interest expense, net	5,467	3,780
Other, net	(55)	759

Total other expense:	5,412	4,539

Net loss	$(36,866)	$(28,777)

Net loss per common share – basic and diluted	$(4.28)	$(3.62)

Weighted-average number of common shares outstanding – basic and diluted	8,619,131	7,941,652

F-7
3

FaZe Clan Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(in thousands, except shares and
per-share
information)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2019	7,197,055	$—	$2,922	$(46,765)	$(43,843)

Issuance of common stock warrants	—	—	20	—	20
Issuance of common stock	200,000	—	144	—	144
Net loss	—	—	—	(28,777)	(28,777)

Balance at December 31, 2020	7,397,055	—	3,086	(75,542)	(72,456)

Stock based compensation expense	—	—	1,637	—	1,637
Issuance of common stock	1,000,000	—	720	—	720
Issuance of common stock upon vesting of restricted stock awards	22,467	—	—	—	—
Exercise of stock options	42,184	—	36	—	36
Net loss	—	—	—	(36,866)	(36,866)

Balance at December 31, 2021	8,461,706	$—	$5,479	$(112,408)	$(106,929)

F-7
4

FaZe Clan Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,866)	$(28,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	75	(54)
Additions to content asset	(474)	—
Depreciation & amortization expense	1,021	741
Stock-based compensation expense	1,637	20
Non-cash interest expense	5,467	3,105
Foreign exchange impact	—	796
Other	(73)	—
Change in operating assets and liabilities:
Accounts receivable	(4,174)	664
Inventory	53	163
Prepaid expenses and other assets	(481)	(163)
Contract assets	(2,770)	817
Accounts payable and accrued expenses	4,685	4,942
Contract liabilities	6,790	854
Other current liabilities	(70)	36

NET CASH USED IN OPERATING ACTIVITIES	(25,180)	(16,856)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(730)	(668)
Purchase of intangible assets	(840)	(123)
Issuance of note receivable	(135)	—

NET CASH USED IN INVESTING ACTIVITIES	(1,705)	(791)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of loan principal	(385)	(26,144)
Proceeds from issuance of loans payable	—	1,123
Proceeds from issuance of convertible debt	40,675	35,350
Issuance of common stock in connection with exercise of stock options	36	—
Payment of debt issuance costs	(254)	(250)

NET CASH PROVIDED BY FINANCING ACTIVITIES	40,072	10,079

NET CHANGE IN CASH AND RESTRICTED CASH	13,187	(7,568)
Cash and restricted cash at beginning of period	4,431	11,999

CASH AND RESTRICTED CASH AT END OF PERIOD	$17,618	$4,431

RECONCILIATION TO CONSOLIDATED BALANCE SHEETS
Cash	$17,018	$4,431
Restricted cash	600	—

Cash and restricted cash	$17,618	$4,431

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$—	$1,041
SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock in connection with litigation settlement	$720	$—
Capitalization of deferred transaction costs included in accounts payable	$4,899	$—

F-7
5

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
1.    DESCRIPTION OF THE BUSINESS
FaZe Clan, founded in 2010, is a lifestyle and media platform rooted in gaming and youth culture. The Company’s premium brand, talent network, and large audience can be monetized across a variety of products and services.
On October 24, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with B. Riley 150 Merger Corp. (“B. Riley 150”), a special purpose acquisition company, and BRPM Merger Sub, Inc., a directly wholly owned subsidiary of B. Riley 150 (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of B. Riley 150. The merger is expected to be accounted for as a reverse capitalization whereby the Company is treated as the acquirer. At the closing of the business combination, B. Riley 150 will change its name to “FaZe Holdings Inc.”
The closing of the merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, the receipt of required approval by the stockholders of B. Riley 150 and the Company, required regulatory approvals and the fulfillment of other conditions set forth in the Merger Agreement, and the effectiveness of the registration statement to be filed with the U.S. Securities and Exchange Commission in connection with the transaction.
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements include the accounts and operations of the Company. All intercompany accounts and transactions have been eliminated. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. However, we believe that even after taking these actions, we will not have sufficient liquidity to satisfy all of our future financial obligations. The risks and uncertainties surrounding our ability to raise capital and our limited capital resources raises substantial doubt as to our ability to continue as a going concern. See Note 14, “
Going Concern
” of the Notes to Consolidated Financial Statements for additional information.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to

F-7
6

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s consolidated financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. The inputs into certain of these estimates and assumptions include the consideration of the economic impact of the
COVID-19
pandemic. Significant estimates include revenue recognition, allowance for doubtful accounts, content asset amortization policy, valuation of our common stock, stock-based compensation expense and income taxes. These estimates generally involve complex issues and require us to make judgments, involve analysis of historical and future trends, can require extended periods of time to resolve, and are subject to change from period to period. In all cases, actual results could differ materially from our estimates.
Concentrations of Risks
The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). Cash balances at financial institutions are insured by the FDIC up to statutory levels. At times, cash may be uninsured or in deposit accounts that exceed the FDIC insurance limits. Periodically, the Company evaluates the creditworthiness of these financial institutions and has determined that the credit exposure is not significant.
The Company grants credit in the normal course of business to its customers. Periodically, the Company reviews past due accounts and makes decisions about future credit on a customer-by-customer
basis. Credit risk is the risk that one party to a financial instrument will cause a loss for the other party by failing to fulfill an obligation.
The Company had outstanding receivables from three customers that collectively represented 49% of accounts receivable as of December 31, 2021, and two customer that represented 45% of accounts receivable as of December 31, 2020.
The Company had revenues from one customer that represented 12% of revenues for the year ended December 31, 2021, and one customer that represented 10% of revenues for the year ended December 31, 2020.
For the years ended December 31, 2021 and 2020, one and one vendor accounted for 17% and 20% of the Company’s total purchases, respectively. The Company had outstanding payables to two vendors that

F-7
7

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

represented 30% of accounts payable as of December 31, 2021, and one vendor that represented 23% of accounts payable as of December 31, 2020.
The Company had one independent contractor that generated 22% and 16% of our total revenues for the years ended December 31, 2021 and 2020, respectively.
COVID-19
The continuing spread of
COVID-19
around the world is affecting the United States and global economies and has affected our operations and those of third parties on which we rely, including disruptions in staffing, order fulfillment and demand for product. In addition, the
COVID-19
pandemic has and may continue to affect our revenue significantly. Additionally, while the potential economic impact brought by, and the duration of the
COVID-19
pandemic, are difficult to assess or predict, the impact of the
COVID-19
pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The continuing impact of the
COVID-19
pandemic is highly uncertain and subject to change.
As
COVID-19
continues to evolve, the extent to which the coronavirus impacts operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. The Company continues to monitor the pandemic and the extent to which the continued spread of the virus adversely affects our customer base and revenue. As the
COVID-19
pandemic is complex and rapidly evolving, the Company’s plans as described above may change. At this point, the Company cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on the business, results of operations, financial position, and cash flows.
Cash
The Company considers all highly liquid instruments with an original maturity of 90 days or less at the date of acquisition to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.
Restricted cash
Restricted cash consists of funds held in a restricted account for payment of upfront rental lease deposits.
Trade Receivables, net
Accounts receivable represent amounts due from customers. The Company assesses the collectability of receivables on an ongoing basis. A provision for the impairment of receivables involves significant judgement and includes the review of individual receivables based on individual customers, current economic trends, and analysis of historical bad debts. As of December 31, 2021 and 2020, the Company had recorded an allowance for doubtful accounts of $0.4 million and $0.4 million, respectively. All reserves for doubtful accounts were from contracts with customers.
Inventory
Inventory consists of merchandise sold on our website and at live events. All of our inventory is comprised of finished goods. Inventory is stated at the lower of cost or net realizable value. The Company compares

F-
7
8

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

the cost of inventories with the net realizable value and an allowance is recorded to write down inventories to net realizable value, if lower. As of December 31, 2021 and 2020, the Company did not record a valuation allowance.
Property, Equipment and Leasehold Improvements
Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the asset. The estimated useful lives of our fixed assets are as follows:

Computer equipment	3 Years
Furniture/Fixtures	3 Years
Vehicles	5 Years
Leasehold improvements	Remaining lease term
In the event the estimated useful life of a leasehold improvement is shorter than the remaining lease term, the estimated useful life is used.
Expenditures for major renewals and improvements are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. The Company continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, equipment and leasehold improvements may not be recoverable in accordance with the provisions of FASB Accounting Standards Codification Topic (“ASC”) 360,
Property, Plant, and Equipment
(“ASC 360”). When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. The Company did not recognize any impairment charges for property, equipment, and leasehold improvements for the years ended December 31, 2021 and 2020.
Intangibles, net
Website Development Costs:
    The Company accounts for website development costs in accordance with ASC 350,
Intangibles
 —
 Goodwill and Other
. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized, and costs incurred for the operation of the website are expensed as incurred. Costs associated with the website consist of service fees paid to website developers and designers and are amortized on a straight-line basis over their estimated useful life of three years.
Talent Acquisition Costs:
    The Company capitalizes costs associated with the acquisition of certain members of our talent and amortizes these costs straight-line over their estimated useful lives, which reflect the contractual term of the associated talent agreement.
The Company accounts for the impairment of intangible assets, under the provisions of ASC 360. ASC 360 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill

F-
7
9

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

and for the disposal of a business. Pursuant to ASC 360, the Company periodically evaluates whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If the carrying amount of long-lived assets exceeds the undiscounted future cash flows, the Company will write the carrying value down to the fair value in the period the impairment is identified. The Company did not recognize any impairment charges for intangible assets for the years ended December 31, 2021 and 2020.
Content Asset, net
The Company produces programming content which it plans to broadcast on online video and streaming platforms. Costs of produced content currently consist of development and production costs. These costs are capitalized as “Content Asset, net” on the consolidated balance sheet. As of the year ended December 31, 2021, all produced content is in production and is not completed. Amortization of the content asset has not begun and will begin once the content airs. The Company does not own any purchased or licensed programming content.
The Company will amortize the content asset based on the proportion of revenue recognized from the content asset in the current period to the total forecasted lifetime revenue for the content asset. The Company’s revenue forecast for the content asset will be based on estimated sponsorship revenues. Judgment is required in determining the revenue model and associated amortization, and the Company will review factors that impact the revenue and amortization on an ongoing basis.
The Company has not aired its content asset and has not recognized any associated revenue or amortization costs for the year ended December 31, 2021. The Company estimates that most of the revenue and amortization expense will be recognized within the next twelve-month operating cycle.
Exploitation costs such as marketing, advertising, publicity, promotion, and other distribution expenses directly connected with the distribution of the content asset are expensed as incurred.
At the specific title level, the Company tests the content asset for impairment when events or circumstances indicate that its fair value may be less than its unamortized cost. Each title is predominantly monetized on its own. If the carrying value of a content asset exceeds its estimated fair value, an impairment charge will be recorded in the amount of the difference. No impairment was recognized for the year ended December 31, 2021. There were no content assets as of December 31, 2020.
Foreign Currency
The Company’s functional and reporting currency is the U.S. dollar. The Company does not have subsidiaries or significant operations outside of the United States and does not have any translation adjustments related to foreign currencies.
Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Transaction gains and losses are recognized in other income/expense in the consolidated statements of operations. For the years ended December 31, 2021 and 2020, we recorded net foreign currency transaction losses of de minimis and $0.8 million, respectively.

F-
80

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

Revenue Recognition and Contract Balances
In May 2014, the FASB issued new accounting guidance related to revenue recognition. On January 1, 2019, we adopted the new accounting standard and related amendments using the modified retrospective approach. Based on the Company’s assessment, the adoption of ASC 606,
Revenue from Contracts with Customers
(“ASC 606”) did not have a material impact to the Company’s consolidated financial statements and there were no material differences between the Company’s adoption of ASC 606 and its historic accounting under ASC 605,
Revenue Recognition
.
Revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Our payment terms and conditions vary by customer and contract type. In instances where the timing of revenue recognition differs from the timing of invoicing, we do not adjust the promised amount of consideration for the effects of a significant financing component when we expect, at contract inception, that the period between our transfer of a promised product or service to our customer and payment for that product or service will be one year or less.
We generally record a receivable related to revenue when we have an unconditional right to invoice and receive payment. Contract assets arise from contracts when revenue is recognized over time and the amount of revenue recognized, including our estimate of variable consideration that has been included in the transaction price, exceeds the amount billed to the customer. These amounts are included in contract assets until the right to payment is no longer conditional on events other than the passage of time. These contract assets are reclassified to receivables when the right to consideration becomes unconditional. For the years ended December 31, 2021 and 2020, no impairment was recorded from contract assets.
Our allowances for doubtful accounts are typically immaterial and, if required, are based on our best estimate of expected credit losses inherent in our accounts receivable balance.
Contract liabilities are recorded in the event that the Company bills for services in advance of the time the services are performed, or when cash payments are received or due in advance of satisfying our performance obligations, even if amounts are refundable. Contract liabilities recorded at December 31, 2021 and 2020 represent the Company’s accounting for the timing difference between when funds are received and when the performance obligation is satisfied. Revenue recognized for the year ended December 31, 2021 relating to the contract liability balances as of January 1, 2021 was $1.1 million.
The following table disaggregates the Company’s revenue by major type for the years ended December 31, 2021 and 2020:

	(in thousands) Years Ended December 31,
	2021	2020
Brand sponsorships	$24,867	$16,520
Content	16,068	12,077
Consumer products	5,751	5,560
Esports	5,847	2,860
Other	319	149

Total revenue	$52,852	$37,166

F-8
1

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

The section below describes our revenue recognition policies and significant judgments in further detail for each major revenue source of the Company.
Brand Sponsorships
The Company offers advertisers a full range of promotional vehicles, including but not limited to online advertising, livestream announcements, content generation, social media posts, logo placement on the Company’s official merchandise and special appearances of members of the Company’s talent roster. Our brand sponsorship agreements may include multiple services that are capable of being individually distinct, however the intended benefit is an association with the Company’s brand and the services are not distinct within the context of the contracts. Revenues from brand sponsorship agreements are recognized ratably over the contract term. Payment terms and conditions vary, but payments are generally due periodically throughout the term of the contract. In instances where the timing of revenue recognition differs from the timing of billing, we have determined the brand sponsorship agreements generally do not include a significant financing component.
Content
The Company generates and produces original content which we monetize through Google’s AdSense service. Revenue is variable and is earned when the visitor views or “clicks through” on the advertisement. The amount of revenue earned is reported to us monthly and is recognized upon receipt of the report of viewership activity. Payment terms and conditions vary, but payments are generally due within 30 to 45 days after the end of each month.
In 2021, the Company granted an exclusive license to a customer for certain content produced by FaZe talent. The Company granted the customer a license to the intellectual property, which is the content and its use in generating advertising revenues, for a five-year period for $4.5 million paid by the customer upon execution of the contract. The Company’s only performance obligation is to license the content for use in generating advertising revenues, and recognizes the full contract amount at the point at which the Company provides the customer the right to use the content, which is at the execution of the contract. The Company has no further performance obligations under these types of contract and does not anticipate generating any additional revenue from these arrangements apart from the contract amount.
Principal Versus Agent Considerations
A significant amount of our brand sponsorship and content revenues are generated from our talent, who are under exclusive, multi-year contracts. Our talent consists of highly trained independent contractors, whose compensation is tied to the revenue that they generate. We have evaluated the terms of our brand sponsorship and content agreements and have concluded the Company is the principal. Brand sponsorship and content revenues are reported on a gross basis, while revenue-sharing and other fees paid to our talent are recorded as cost of revenues. The Company owns the FaZe brand and intellectual property, takes primary responsibility for delivery of services, and exercises control over content generation and monetization. The Company contracts directly with Google on its Company operated channels, and the talent contracts directly with Google on their own channels. As part of the Company’s contracts with its talent, the Company agrees to serve as the Talent’s exclusive management company as it relates to any and all type of work the talent may perform, including content creation and advertising revenue generated from

F-
8
2

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

the content. While the talent owns the content they create while they are under contract with FaZe, the talent grants FaZe an exclusive perpetual license to the content, and FaZe grants limited usage rights of that content back to the talent, conditional upon them complying with their contract. Furthermore, all income earned from services provided by the talent related to gaming, Esports, content creation or the business of FaZe, which includes revenue from advertising via talent content, is subject to the talent agreement and is payable to the Company. In addition, the Company’s contracts with its talent specify rules and restrictions on the content the talent can create and post. As such, through its contracts with talent, the Company is the principal because the Company is the entity exercising primary control over the content generated in the YouTube channels being monetized.
Consumer Products
The Company earns consumer products revenue from sales of our consumer products on our website or at live or virtual events. Revenues are recognized at a point in time, as control is transferred to the customer upon shipment. The Company offers customer returns and discounts through a third party distributor and accounts for this as a reduction to revenue. The Company does not offer loyalty programs or other sales incentive programs that are material to revenue recognition. Payment is due at the time of sale. We have outsourced the design, manufacturing, fulfillment, distribution, and sale of our consumer products to a third party, in exchange for royalties based on the amount of revenue generated. We evaluated the terms of the agreement to determine whether our consumer products revenues should be reported gross, or net of royalties paid. Key indicators that we evaluated in determining whether we are the principal in the sale (gross reporting), or an agent (net reporting) include, but are not limited to:

•	the Company is the party that is primarily responsible for fulfilling the promise to provide the specified good or service,

•	the Company has inventory risk before the good is transferred to the customer, and

•	the Company is the party that has discretion in establishing pricing for the specified good or service.
Based on our evaluation of the above indicators, we report consumer products revenues on a gross basis.
Esports
League Participation:
    Generally, FaZe has one performance obligation — to participate in the overall Esport event — because the underlying activities do not have standalone value absent our participation in the tournament or event. Revenue from prize winnings and profit-share agreements is variable and is highly uncertain, we recognize revenue at the point in time when the uncertainty is resolved.
Player Transfer Fees:
    Player transfer agreements include a fixed fee and may include a variable fee component. FaZe recognizes the fixed portion of revenue from transfer fees upon satisfaction of our performance obligation, which coincides with the execution of the related agreement. The variable portion of revenue is considered highly uncertain and is recognized at the point in time when the uncertainty is resolved.
Licensing of Intellectual Property:
    Our licenses of intellectual property generate royalties that are recognized in accordance with the royalty recognition constraint. That is, royalty revenue is recognized at the time when the sale occurs.

F-
8
3

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

Transaction Price Allocated to the Remaining Performance Obligations
For the estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2021, the Company applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Revenue expected to be recognized in the future related to performance obligations that have original expected durations greater than one year that are unsatisfied (or partially unsatisfied) as of December 31, 2021 were not material.
Convertible Debt
The Company evaluates embedded conversion features within convertible debt under ASC 815,
Derivatives and Hedging
(“ASC 815”), to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470,
Debt
, for consideration of any beneficial conversion features.
Advertising Expenses
The Company expenses advertising costs as incurred in accordance with ASC 720,
Other Expenses.
Advertising expenses are included in sales and marketing expense in the consolidated statements of operations and are de minimis and $65,416 in the years ended December 31, 2021 and 2020, respectively.
Stock-Based Compensation
The Company accounts for its stock-based awards in accordance with ASC 718,
Compensation
 —
 Stock Compensation
, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards.
Given the absence of an active market for the Company’s common stock, the Board of Directors (the “Board”) was required to estimate the fair value of the Company’s common stock at the time of each award. The Board considered numerous objective and subjective factors in determining the value of the Company’s common stock at each grant date, including the following: (1) the per-share
price of issuances of the Company’s preferred stock, which the Company sold to outside investors in arm’s-length
transactions, and the rights, preferences, and privileges of the Company’s preferred stock and common stock; (2) valuations performed by an independent valuation specialist; (3) the Company’s stage of development and revenue growth; (4) the fact that the awards involved illiquid securities in a private company; and (5) the likelihood of achieving a liquidity event for the shares of common stock underlying the awards, such as an initial public offering or sale of the Company, given prevailing market conditions. The Company believes this to have been a reasonable methodology based on certain arm’s-length
transactions involving the Company’s preferred stock, supported by the results produced by this valuation methodology. As the Company’s common stock is not actively traded, the determination of fair value involves assumptions, judgments and estimates. If different assumptions were made, stock-based compensation expense and net loss could have been significantly different.
For stock options, the Company estimates the fair value using the Black-Scholes-Merton option-pricing (“Black-Scholes”) model. The fair value is expensed over the requisite service periods of the awards. As

F-
8
4

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

there was no public market for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been estimated based on an average of the historical volatility measures of this peer group of companies. The expected life of options has been estimated utilizing the “simplified method” due to the lack of available or sufficient historical exercise data for the Company for the applicable options terms. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.
The Black-Scholes model requires the input of certain assumptions that require the Company’s judgment, including the fair value of common shares, expected term and the expected price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. The Company accounts for forfeitures of stock-based awards as they occur. Stock-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for the entire award.
Income Taxes
We record a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740,
Income Taxes,
the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. We evaluate deferred tax assets each period for recoverability. For those assets that do not meet the threshold of “more likely than not” that they will be realized in the future, a valuation allowance is recorded.
We report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense, if applicable income tax returns remain open for examination by applicable authorities, generally three years from filing for federal and four years for state. The Company is not currently under examination by any taxing authority nor has it been notified of an impending examination.

F-
8
5

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

Fair Value Measurement
The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy consists of the following three levels:

Level 1:	Quoted prices in active markets for identical assets or liabilities

Level 2:	Quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities

Level 3:	Unobservable inputs which are supported by little or no market activity
The carrying amount of the Company’s financial instruments, including cash, accounts receivable, notes receivable, and accounts payable approximate fair value due to their short-term nature.
The Company does not have financial assets or liabilities that are required under U.S. GAAP to be measured at fair value on a recurring basis. The Company has not elected to use the fair value measurement option for any assets or liabilities for which fair value measurement is not presently required.
Loss Per Common Share
In accordance with the provisions of ASC 260,
Earnings Per Share,
net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock, and convertible debt are not considered in the diluted loss per share calculation since the effect would be antidilutive. The Company has 754,833 fully vested warrants outstanding in which common shares are issuable for little to no consideration for the years ended December 31, 2021 and 2020. The Company considered these warrants outstanding in the context of basic loss per share and included these warrants in the weighted-average shares of common stock outstanding for the period.
The results of operations were a net loss for the years ended December 31, 2021 and 2020. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all years. Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is antidilutive are as follows (in common equivalent shares):

	Years Ended December 31,
	2021	2020
Warrants	$292,700	$292,700
Stock options	8,576,098	5,340,000
Unvested restricted stock awards	602,647	—
Convertible preferred stock	3,237,800	3,237,800

Total potentially dilutive common stock equivalents	$12,709,245	$8,870,500

Segment Reporting
Operating segments are defined as components of an entity for which separate financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to

F-
8
6

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

allocate resources to an individual segment and in assessing performance. The Company has determined that its Chief Executive Officer is the CODM. The Company operates and reports financial information in one segment, as the CODM reviews financial information presented on a consolidated basis, at the Company level, for the purposes of making operating decisions, allocation of resources, and evaluating financial performance.
As of and for the years ended December 31, 2021 and 2020, the Company did not have material revenue earned or assets located outside of the United States.
Revisions to Previously Issued Financial Statements
During the preparation of the audited consolidated financial statements for the year ended December 31, 2021, the Company identified a misapplication of the accounting guidance related to accounting for customer returns and discounts. For the year ended December 31, 2020, the Company recorded $0.8 million in customer discounts and $0.2 million in customer returns. The Company had accounted for these as Cost of revenues, as opposed to as a reduction to revenue.
The Company assessed the materiality of this error on prior period financial statements in accordance with the SEC Staff Accounting Bulletin Number 99, Materiality, and
ASC 250-10,
Accounting Changes and Error Corrections. As this is a reclassification between Revenue and Cost of revenues, gross margin and net income are not impacted. The error did not have any effect on the Company’s previously reported consolidated balance sheets, statements of cash flows, and statements of shareholder’s deficit. The Company determined that this error was not material to the financial statements for the year ended December 31, 2020. The Company elected to correct this immaterial error as a revision to previously issued financial statements and has revised the 2020 financial statements presented herein.
The following tables set forth the effects of the revisions on the affected line items within the consolidated statement of operations for the year ended December 31, 2020:

	Year Ended December 31, 2020
	As previously reported	Revision adjustments	As revised
	(in thousands)
Revenues	$38,211	$(1,045)	$37,166
Cost of revenues	29,117	(1,045)	28,072

Gross profit	$9,094	$—	$9,094

F-
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7

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

The following tables set forth the effects of the revisions on the affected line items within Note 2
Summary of Significant Accounting Policies
, section
Revenue Recognition and Contract Balances
for the financial statements for the year ended December 31, 2020:

	Year Ended December 31, 2020
	As previously reported	Revision adjustments	As revised
	(in thousands)
Brand Sponsorships	$16,520	$—	$16,520
Content	12,077	—	12,077
Consumer Products	6,605	(1,045)	5,560
Esports	2,860	—	2,860
Other	149	—	149

Total Revenue	$38,211	$(1,045)	37,166

Accounting Pronouncements Recently Adopted
In June 2018, the FASB issued
ASU 2018-07,
Improvements to Nonemployee Share-Based Payment Accounting.
ASU 2018-07
simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The Company adopted
ASU 2018-07
prospectively as of January 1, 2020. The adoption of
ASU 2018-07
did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued
ASU 2018-13,
Fair Value Measurement (Topic
 820).
ASU 2018-13
modifies the disclosures on fair value measurements by removing the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and the policy for timings of such transfers. The ASU expands the disclosure requirements for Level 3 fair value measurements, primarily focused on changes in unrealized gains and losses included in other comprehensive income (loss). The Company adopted the standard effective January 1, 2020. The adoption of
ASU 2018-13
did not have a material effect on the Company’s consolidated financial statements.
In March 2019, the FASB issued
ASU 2019-02,
Improvements to Accounting for Costs of Films and License Agreements for Program Materials
, which generally aligns the accounting for episodic television series with that of films. In addition,
ASU 2019-02
modifies certain aspects of the capitalization, impairment, presentation and disclosure requirements for film and television content accounting. The Company adopted the standard effective January 1, 2021. There was no material impact upon adoption to the consolidated statements of operations.
Accounting Pronouncements Not Yet Adopted
As an emerging growth company, the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an emerging growth company. The adoption dates discussed below reflect this election.

F-
8
8

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

In February 2016, the FASB issued
ASU 2016-02,
Leases
(Topic
 842)
, which requires lessees to recognize a
right-of-use
(“ROU assets”) asset and a lease liability for all leases with terms greater than 12 months and requires disclosures by lessees and lessors about the amount, timing and uncertainty of cash flows arising from leases. After the issuance of
ASU 2016-02,
the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as “ASC 842”. The ASU is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In September 2016, the FASB issued
ASU 2016-13,
Financial Instruments
 —
 Credit Losses (Topic
 326): Measurement of Credit Losses on Financial Instruments
. This guidance requires the measurement of all expected credit losses for financial assets held at the reporting data based on historical experience, current conditions and reasonable and supportable forecasts. This guidance also requires enhanced disclosures regarding significant estimates and judgements used in estimating credit losses. The new guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In August 2018, the FASB issued
ASU 2018-15,
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangements that is a Service Contract.
The ASU aligns the requirements for capitalizing implementation costs incurred in hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software (and hosting arrangements that include an
internal-use
software license). The ASU is effective for annual periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued
ASU 2019-12,
Income Taxes
(Topic-740):
Simplifying the Accounting for Income Taxes
, which is intended to simplify various aspects related to accounting for income taxes.
ASU 2019-12
removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In August 2020, the FASB issued
ASU 2020-06,
Debt
 —
 Debt with Conversion and Other Options (Subtopic
 470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
 815-40)
. This ASU reduces the number of accounting models for convertible debt instruments and convertible preferred stock as well as amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. In addition, this ASU improves and amends the related EPS guidance. The ASU is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted for fiscal years beginning after December 15, 2020. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

F-
8
9

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(cont.)

In May 2021, the FASB issued
ASU 2021-04,
Earnings Per Share (Topic
 260), Debt
 —
 Modifications and Extinguishments (Subtopic
 470-50),
Compensation
 —
 Stock Compensation (Topic
 718), and Derivatives and Hedging
 —
 Contracts in Entity’s Own Equity (Subtopic
 815-40):
Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.
The amendments are designed to clarify an issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options that remain equity-classified after modification or exchange. The ASU provides guidance on how an issuer would measure and recognize the effects of these transactions. The standard provides a principles-based framework to determine whether an issuer should recognize the modification or exchange as an adjustment to equity or an expense. The ASU is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in
ASU 2021-04
prospectively to modifications or exchanges occurring on or after the effective date. The Company is currently evaluating the impact of this standard but does not expect to have a material impact on the Company’s consolidated financial statement presentation and related disclosures.
3.    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Property, equipment and leasehold improvements as of December 31, 2021 and 2020 consisted of the following:

	(in thousands)
	December 31, 2021	December 31, 2020
Furniture/Fixtures	$159	$153
Computer equipment	708	306
Vehicles	106	106
Leasehold improvements	731	409

Subtotal	1,704	974
Less: Accumulated depreciation	(779)	(297)

Property, equipment and leasehold improvements, net	$925	$677

Depreciation expense totaled $0.5 million and $0.3 million for the years ended December 31, 2021 and 2020, respectively.
4.    INTANGIBLES ASSETS
Intangible assets as of December 31, 2021 and 2020 consisted of the following:

		(in thousands)
	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
As of December 31, 2021
Website development	3 years	$211	$75	$136
Talent acquisition	2 – 3 years	1,653	1,051	602

Intangible assets, net		$1,864	$1,126	$738

F-
90

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
4.    INTANGIBLES ASSETS
(cont.)

		(in thousands)
	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
As of December 31, 2020
Website development	3 years	$123	$15	$108
Talent acquisition	2 years	901	572	329

Intangible assets, net		$1,024	$587	$437

Amortization expense totaled $0.5 million and $0.5 million for the years ended December 31, 2021 and 2020, respectively.
The following table presents the estimated future amortization of intangible assets (in thousands):

(in thousands)
Years ending December 31,
2022	$379
2023	265
2024	94

Total future amortization of amortizable intangible assets	$738

5.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses as of December 31, 2021 and 2020 consisted of the following:

	(in thousands)
	December 31, 2021	December 31, 2020
Accounts payable	$7,976	$4,314
Accrued legal settlements	3,745	7,152
Accrued interest payable	5,517	195
Accrued transaction costs	3,995	—
Other accrued expenses	7,148	2,533

Total accounts payable and accrued expenses	$28,381	$14,194

F-
9
1

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

6.    DEBT
Debt as of December 31, 2021 and 2020 consisted of the following:

	(in thousands)
	December 31, 2021	December 31, 2020
2021 Cox convertible promissory note	$15,000	$—
2021 Convertible promissory notes	675	—
2020 Secured convertible promissory note	55,000	30,000
2020 Convertible promissory notes	2,525	2,525
2020 PPP loan	1,123	1,123
Related party loans	—	496
Other loans	37	—

Total principal amount outstanding	74,360	34,144

Less: Short-term debt	(3,148)	(2,910)
Less: Unamortized debt issuance costs	(358)	(251)

Long-term debt, net	$70,854	$30,983

As of December 31, 2021, long-term debt maturities for the next five years and thereafter are as follows (in thousands):

(in thousands)
Years ending December 31,
2022	$3,148
2023	71,175
2024	—
2025	—
2026	—
Thereafter	37

$74,360

2021 Cox Convertible Promissory Notes
In August 2021, the Company entered into an agreement with Cox Investment Holdings, Inc. (“Cox”) to which the Company sold convertible promissory notes totaling $10.0 million. The maturity date is the earliest of (a) December 15, 2023, (b) the consummation of an initial public offering, (c) the merger of the Company with another entity, (d) a transaction pursuant to which more than 50% of the Company’s equity securities come to be owned by an unrelated third party, (e) a sale of all or substantially all of the assets of the Company, or (f) the consummation of a private round of equity financing resulting in aggregate gross proceeds to the Company of at least $15.0 million (“Cox Qualified Financing”). In addition, Cox has the right to purchase additional convertible promissory notes from the Company in the aggregate principal amount of $5.0 million, which right will expire two business days after Cox receives an audit report from the Company. Cox exercised this right and purchased an additional $5.0 million in Cox Convertible Promissory Notes in October 2021.

F-
9
2

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
6.    DEBT
(cont.)

The convertible promissory notes are convertible, at the investor’s election, into shares of common stock or shares of the series or class of capital stock most recently sold in a Cox Qualified Financing consummated prior to such time. The conversion price is equal to the lesser of (a) the imputed pre-money
enterprise value of the Company with respect to the Cox Qualified Financing most recently consummated prior to the time of determination, and (b) $250.0 million minus the then outstanding debt of the company in excess of $25.0 million, divided by the total number of shares of capital stock of the Company then currently issued and outstanding, calculated on an as-exercised,
as-converted,
fully diluted basis, but excluding (a) shares of capital stock of the Company issuable upon the conversion of the Note, and (b) shares of capital stock issuable upon conversion of other convertible notes or indebtedness then outstanding.
The 2021 Cox Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 10.00% per annum and are secured against substantially all assets of the Company.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.
2021 Convertible Promissory Note
In June and August 2021, the Company entered into Convertible Promissory Note agreements with accredited investors pursuant to which the Company sold Promissory Notes totaling $0.7 million. For each note issued, the maturity date is the second anniversary of the date of the Purchase Agreement. The conversion price is equal to 90% of the price per share sold in a Preferred Stock Financing, provided the price is subject to adjustment in the event the Company’s enterprise value is greater than $250.0 million on that date.
The 2021 Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 4.00% per annum and are subordinate and junior in right of payment to any Senior Indebtedness of the Company.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.
The 2021 Convertible Promissory Notes are recorded as long-term debt.
2020 Secured Convertible Note Purchase Agreement and Secured Convertible Promissory Note
In December 2020, the Company entered into a Secured Convertible Note Purchase Agreement as amended on February 22, 2021, April 23, 2021, and August 16, 2021 (together, the “Purchase Agreement”) with CPH Phase II SPV L.P. and CPH Phase III SVP L.P., accredited investors, (collectively referred to as “CPH Noteholders”) pursuant to which the Company agreed to sell Secured Convertible Promissory Notes (the “CPH Notes”), for a total of up to $91.7 million, to the investors. The Company issued Secured Convertible Promissory Notes to the investors for a total of $55.0 million.
In October 2021, the Company entered into an agreement with the CPH Noteholders, for the settlement of the accrued interest on the CPH Notes and the settlement of the purchaser’s right, but not obligation, to purchase additional Notes from the Company for up to $36.7 million expiring in June 2022 (“CPH Right”).

F-
9
3

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
6.    DEBT
(cont.)

The CPH Right has an anti-dilution feature and survives beyond a change-in-control
event, including a merger transaction with a special purpose acquisition company. The Company settled the accrued interest and the CPH Right for 523,763 and 4,800,000 shares of the combined company’s common stock, respectively, issuable upon the close of the merger.
For each note issued under the Purchase Agreement, the maturity date is the earlier of December 15, 2023 or either (i) an initial public offering, (ii) a transaction or series of related transactions pursuant to which more than 50% of the Company’s equity securities come to be owned by an unrelated third party or (iii) the sale of all or substantially all of the assets of the Company (a “Liquidity Event”). The Notes are convertible, at the investor’s election, into shares of common stock or shares of the series or class of capital stock (“Conversion Shares”) sold in a private round of equity financing consummated after January 1, 2021 that result in gross proceeds of at least $15.0 million (a “CPH Qualified Financing”). The conversion price is equal to the imputed pre-money
enterprise value of the Company with respect to the CPH Qualified Financing divided by the total number of shares of capital stock then currently issued and outstanding, calculated on an as-exercised,
as-converted,
fully diluted basis, but excluding shares of capital stock of the Company issuable to the investor upon conversion of the Notes. The conversion price is subject to adjustment in the event the Company’s enterprise value is greater than $250.0 million at the time of conversion.
The Company may prepay the Notes in whole or in part at any time without penalty, provided the investor has the right to utilize the proceeds to purchase the Conversion Shares at the conversion price prior to the maturity date. The Notes bear interest at 10.00% per annum and are secured against substantially all of assets of the Company.
The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.
The 2020 Secured Convertible Promissory Note is recorded as long-term debt, net of discount and issuance costs, which are amortized to interest expense over the respective terms of these borrowings.
2020 Convertible Promissory Notes
In March — June 2020, the Company entered into Convertible Promissory Note agreements with accredited investors pursuant to which the Company sold Promissory Notes totaling $2.5 million. Subsequent to the execution of the Merger Agreement, in November and December 2021, the Company entered into consent letters with each of the 2020 Convertible Promissory Note Holders wherein each note will be converted into a number of shares of the Company’s common stock immediately prior to the merger. The conversion price will be equal to $250.0 million or $200.0 million divided by the total number of shares of capital stock of the Company issued and outstanding, calculated on an as-exercised,
as-converted,
fully diluted basis, but excluding shares of capital stock of the Company issued or issuable upon conversion of the Note and other convertible notes of the Company. The consent letters will terminate if (a) the Merger Agreement is terminated, or (b) subject to the approval of B. Riley 150, if the consent letter is terminated upon mutual agreement of the Holder and the Company, upon which time each note will become due.
The 2020 Convertible Promissory Notes, which cannot be prepaid without consent of the holder, bear interest at a rate of 4.00% per annum and are subordinate and junior in right of payment to any Senior Indebtedness of the Company.

F-
9
4

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
6.    DEBT
(cont.)

The Company evaluated the embedded conversion feature in accordance with ASC 815 and determined that embedded conversion feature did not meet the definition of a derivative and therefore did not account for it as a separate derivative liability.The 2020 Convertible Promissory Notes are recorded as short-term debt.
2020 Paycheck Protection Program Loan (“PPP Loan”)
In May 2020, the Company entered into a Promissory Note dated May 4, 2020 (the “PPP Note”) with Harvest Small Business Finance, LLC (“Harvest”), pursuant to which Harvest agreed to make a loan to the Company under the Paycheck Protection Program offered by the U.S. Small Business Administration in a principal amount of $1.1 million pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan proceeds are available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves, rent, utilities, and interest on certain other outstanding debt. Under the terms of the PPP Loan, the Company may be eligible for full or partial loan forgiveness; however, no assurance is provided that the Company will apply for, or obtain forgiveness for, any portion of the PPP Loan.
We will be required to make principal and interest payments in monthly installments, beginning ten months after the last day of the covered period, on the balance that is not forgiven. We may apply for forgiveness until the maturity date of the loan, which is two years from initial disbursement. We continue to contemplate applying for forgiveness under the terms of the loan. The loan matures in May 2022 and bears interest at a rate of 1.00% per annum.
The PPP Loan is recorded as short-term debt.
2019 Term Loan Facility (“Term Loan”)
In October 2019, the Company entered into a Term Loan agreement with Bridging Financing Inc. (“Bridging”), pursuant to which Bridging agreed to make a loan to the Company in the amount of 30.0 million Canadian dollars (the “Loan”). The Loan was to mature on the earlier of (i) 24 months following the closing date or (ii) a date one day prior to the maturity of any of convertible notes outstanding. Interest on the Loan accrued at a rate equal to the Bank of Nova Scotia Prime plus 4.05%, per annum.
The loan is subject to a financial covenant, whereby, as of the last day of the fiscal quarter, we were required to maintain a minimum balance of cash in a deposit account, for the immediately prior 12 calendar months. We were not in compliance with this covenant for certain periods of 2020 and 2019; however, noncompliance did not result in any event of default or financial penalty with the lender. The Term Loan was fully paid in 2020 upon issuance and sale of the 2020 Secured Convertible Promissory Note. The Company issued $0.1 million in common stock to Bridging to pay down the interest. Refer to Note 7 below. As a result, we wrote off the related unamortized discount and issuance costs, which were included in interest expense.
Fair Value of Debt
The Company’s debt is not measured at fair value on a recurring basis. The Company estimates the fair value of all debt instruments using commonly accepted valuation methodologies and inputs that are not directly observable. As such, all debt instruments are categorized as Level 3. The amount of the fair value is materially the same as carrying value, primarily due to near term maturity dates or recent issuance dates.

F-
9
5

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

7.    EQUITY
Preferred Stock
The Company authorized 3,545,529 shares of Series A preferred stock with $0.00001 par value. As of December 31, 2021 and 2020, 3,237,800 shares of Series A preferred shares were issued and outstanding. The rights and preferences of the Series A preferred shares are summarized below:
Dividend Rights:
    There are no cumulative dividend rights on the preferred shares.
Liquidation Preferences:
    In the event of a liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to be paid out before any payments are made to the holders of the common stock. Series A holders are paid out of the assets of the Company available for distribution at an amount per share equal to the greater of (i) two times the Series A original issue price or (ii) an amount per share as would have been payable had all Series A preferred shares been converted into common stock. The remaining assets available for distribution are distributed among the holders of common stock.
Each share of Series A preferred stock will automatically be converted into common stock at the then applicable conversion rate in the event of (i) the closing of a firm commitment underwritten public offering with a price of two times the original issue price (subject to adjustments for stock dividends, splits, combinations and similar events) and gross proceeds to the Company of not less than $25.0 million, or (ii) upon written consent of the requisite holders. The Company determined that the Preferred A common stock is redeemable upon a change-in-control
that is not solely in the Company’s control and records $33.7 million in temporary equity.
Common Stock
On July 6, 2021, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 31,900,878 shares of common stock with a par value of $0.0001 per share.
In 2021, the Company issued 1,064,651 shares of common stock, which includes 1,000,000 shares issued to Richard G. Bengtson II to settle litigation claims as further described in Note 11,
Litigation
. In 2020, the Company issued 200,000 shares of common stock as interest payment to Bridging for $0.1 million, reflected in Interest expense, net for the year ended December 31, 2020.
As of December 31, 2021 and 2020, 8,461,706 and 7,397,055 shares were issued and outstanding, respectively.
8.    STOCK COMPENSATION EXPENSE AND WARRANTS
Stock Options
The 2019 Equity Incentive Plan (the “Plan”) was approved by the Board and stockholders of the Company in October 2019. The Plan allows grants of incentive stock options, non-statutory
stock options, stock appreciation rights, restricted stock and restricted stock units, generally to directors, employees, consultants and service providers. The maximum aggregate number of shares authorized to be issued under the Plan is 10,500,000 shares.
The Board administers the Plan and determines which eligible participants are to receive option grants or stock issuances under the Plan, the times when the grants or issuances are to be made, the number of shares of common stock subject to each grant or issuance, the status of any granted options as either an incentive

F-
9
6

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
8.    STOCK COMPENSATION EXPENSE AND WARRANTS
(cont.)

stock option or a
non-statutory
stock option under federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance, and the maximum term for which any granted option is to remain outstanding. The term of the option shall be provided in the award agreements; however, the maximum term of the option shall be twenty
years from the date of grant. If the participant holds 10% or more of voting power at the time when the incentive stock option was granted, then the maximum term of the option shall be five years. The exercise price for the shares to be issued will not be less than the fair market value per share on the grant date. If the participant holds 10% or more of voting power, then the share exercise price will not be less than 110% of the fair market value per share on the grant date.
The following table contains information about the plan as of December 31, 2021:

	Awards Reserved for Issuance	Awards Outstanding	Awards Available for Grant
Amended 2019 Equity Incentive Plan	10,500,000	9,178,745	1,321,255
Stock Option Repricing
On July 19, 2021, the Company’s Board of Directors approved a one-time
stock option repricing program (the “Option Repricing”) authorizing the Company to reprice certain outstanding stock options to purchase the Company’s common stock held by eight executives, consultants, and investors (the “Eligible Options”), which became effective on July 19, 2021. Pursuant to this Option Repricing, options to purchase 2,150,000 shares of common stock were repriced from a $5.00 exercise price to a $0.85 exercise price. The impact of the Option Repricing was a one-time
incremental
non-cash
charge of $ 0.3 million, which was recorded as stock compensation expense included in general and administrative expense within the condensed consolidated statements of operations.
Stock Options
The Company granted stock options to purchase 6,147,702 shares of the Company’s common stock during the year ended December 31, 2021. There were no stock options granted during the year ended December 31, 2020. The Company’s awards are either fully vested at grant date, subject to service vesting conditions or performance conditions (i.e. acceleration upon a change of control). Most awards have vesting periods between one and four years, with various vesting cliffs and ratable vesting thereafter. The exercise period of the options varies, and can be up to twenty years from grant date. Stock options shall have a lock-in
period of a maximum of 180 days or as specified by the underwriters of the common stock of the Company.

F-
9
7

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
8.    STOCK COMPENSATION EXPENSE AND WARRANTS
(cont.)

The following table summarizes the Company’s stock option activity and related information for the year ended December 31, 2021:

	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value of In-the-Money Options (In thousands)
Options outstanding as of December 31, 2020	5,340,000	$5.00	18.8	$—
Options granted	6,147,702	0.85
Options exercised	(42,184)	0.85
Options forfeited	(387,421)	0.85
Options cancelled	(2,420,000)	4.97
Options expired	(61,999)	0.85

Options outstanding as of December 31, 2021	8,576,098	$1.23	10.83	$138,479

Options vested and exercisable as of December 31, 2021	5,187,624	$1.45	11.61	$82,470

The weighted-average grant date fair value of stock options granted during the year ended December 31, 2021 was $0.15 per share. The total fair value of options that vested during the year ended December 31, 2021 was $0.3 million. The aggregate intrinsic value of options exercised during the year ended December 31, 2021 was $0.5 million. No options were granted for the year ended December 31, 2020.
The compensation cost for options granted in 2021 recognized for the years ended December 31, 2021 and 2020 was $0.4 million and zero, respectively, and are included in general and administrative expense within the consolidated statements of operations.
During the year ended December 31, 2021, 42,184 stock options were exercised with $35,856 of cash received.
As of December 31, 2021, there was $0.5 million of total unrecognized stock-based compensation related to the nonvested stock options. The cost is expected to be recognized over a weighted-average period of 2.9 years.
The weighted-average assumptions utilized to estimate the fair value of options granted are presented in the following table:

December 31, 2021
Stock price	$0.72
Expected term	2.0 – 6.0 Years
Volatility	30.0% – 34.0%
Risk-free interest rate	0.21% – 0.84%
Dividend yield	0.0%
Restricted Stock Awards
The Company has granted 625,114 shares of time-based restricted stock awards during the year ended December 31, 2021. Restricted stock awards generally vest over a period of two years.

F-
9
8

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
8.    STOCK COMPENSATION EXPENSE AND WARRANTS
(cont.)

The following table summarizes the Company’s restricted stock award activity and related information for the year ended December 31, 2021.

	Number of Shares	Weighted- Average Grant Date Fair Value Per Share
Nonvested restricted stock awards as of December 31, 2020	—	$—
Granted	625,114	13.22
Vested	22,467	13.68
Forfeited	—	—

Nonvested restricted stock awards as of December 31, 2021	602,647	$13.20

The fair value of a restricted stock award is determined based on the number of shares granted and the fair value of the Company’s common stock on the date issued.
As of December 31, 2021, there was $7.3 million of unrecognized compensation cost related to nonvested restricted stock awards. This amount is expected to be recognized on a straight-line basis over the remaining vesting period of 1.8 years.
Non-employee
Warrants
The Company did not issue any warrants for the year ended December 31, 2021. During the year ended December 31, 2020, the Company issued warrants to purchase 36,202 shares of common stock to non-employees
as compensation for services rendered. The warrants were fully vested at the grant date and the maximum term of the warrants is between nine and ten years. No warrants were exercised during the years ended December 31, 2021 and 2020. Expense associated with the warrants is included in general and administrative expenses within the consolidated statement of operations.
The following table summarizes warrant activity for the years ended December 31, 2021 and 2020:

Common Warrants
Warrants outstanding as of January 1, 2020	618,631
Warrants granted and vested	36,202

Warrants outstanding as of December 31, 2020	654,833
Warrants granted and vested	—

Warrants outstanding as of December 31, 2021	654,833

The weighted-average exercise price and weighted-average grant date fair value of the warrants granted by the Company were as follows:

	For the Year Ended December 31, 2020
	Weighted- Average Exercise Price	Weighted- Average Fair Value
Common Stock Warrants – Non-employees	$0.01	$0.53

F-
9
9

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
8.    STOCK COMPENSATION EXPENSE AND WARRANTS
(cont.)

The weighted-average assumptions utilized to estimate the fair value of the common stock warrants granted are presented in the following table:

December 31, 2020
Stock price	$0.53
Expected term	4 Years
Volatility	228.6%
Risk-free interest rate	1.9%
Dividend yield	0.0%
Stock Compensation Expense
Stock-based compensation expense for the periods presented was comprised of the following, which were included in general and administrative expenses within the consolidated statement of operations:

	(in thousands) For the Years Ended
	December 31, 2021	December 31, 2020
	Stock-Based Compensation Expense	Stock-Based Compensation Expense
Stock options	$695	$—
Restricted stock awards	942	—
Common stock warrants – Non-employee	—	20

Total stock – based compensation expense	$1,637	$20

Tax benefit related to stock based compensation expense	$—	$—

Tax benefit realized from stock options exercised	$—	$—

In addition, $82,892 and $83,119 were included in cost of revenues for the years ended December 31, 2021 and 2020, respectively, for stock-based compensation expense recognized related to the services provided by Commerce Media Holdings, LLC. Additionally, compensation costs related to Commerce Media Holdings, LLC of $0.2 million and $0.2 million were capitalized and included in prepaid expenses and other assets as of December 31, 2021 and 2020, respectively.
9.    COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases certain business and residential facilities under operating lease agreements that specify minimum rentals with lease terms ranging from two to two and a half years. The Company’s rent expense for the years ended December 31, 2021 and 2020 was $1.4 million and $1.5 million, respectively, and is included in general and administrative expense in the consolidated statement of operations. Scheduled rent increases, if any, are amortized on a straight-line basis over the lease term.

F-
100

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
9.    COMMITMENTS AND CONTINGENCIES
(cont.)

Future minimum lease payments, which include non-cancelable operating leases at December 31, 2021, are as follows:

(in thousands)
Years ending December 31,
2022	$2,834
2023	2,895
2024	1,977
2025	5
2026	3

Total minimum lease payment	$7,714

10.    401(K) PLAN
Our eligible employees participate in a company-sponsored 401(k) plan. Under the plan, we provide matching contributions to employees of up to 4% of their eligible earnings. All matching contributions vest immediately. During the years ended December 31, 2021 and 2020, we made contributions of $0.6 million and $0.3 million to the 401(k) plan, respectively.
11.    LITIGATION
From time to time, in the normal course of operations, the Company is subject to litigation matters and claims, including claims relating to employee relations and business practices. The Company expenses legal fees as incurred. The Company records a provision for contingent losses when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. An unfavorable outcome to any legal matter, if material, could have an adverse effect on the Company’s operations or its financial position, liquidity or results of operations.
On January 7, 2020, Michael Stang Treschow, a member of the Company’s Board, brought a lawsuit against the Company seeking advancement of funds relating to a lawsuit between Mr. Treschow and Hubrick Limited. Mr. Treschow claims that he is entitled to have the Company advance his attorneys’ fees pursuant to the Company’s indemnification obligations. The Company accrued $1.1 million as of December 31, 2020. This was subsequently paid off in June 2021.
In January 28, 2020, Crashfund, LLC, brought a lawsuit against the Company claiming to be a shareholder in Wanderset and the Company via an alleged merger. The Company accrued $1.0 million as of the year ended December 31, 2020. This was subsequently paid off in March and April of 2021.
On May 12, 2020, Richard G. Bengtson II, one of the founders of FaZe Clan LLC, sent a demand letter to the Company asserting his entitlement to 20% of the equity of the Company that was allegedly wrongfully issued to another party. On July 19, 2021, the Company entered into a Settlement and Release Agreement with Mr. Bengtson, whereby Mr. Bengtson agreed to the cancellation of a portion of the outstanding stock options previously issued to him and to release any actions, claims, damages, judgments or agreements arising out of his relationship with the Company in exchange for an issuance of 1,000,000 shares of the Company’s common stock to him. The Company recorded a legal accrual for $0.7 million as of December 31, 2020. The Company issued the shares of Company stock to Mr. Bengtson in July 2021.

F-10
1

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
11.    LITIGATION
(cont.)

On August 12, 2020, Greg Selkoe, President of the Company until May 2020, filed suit against the Company for severance and sums related to his termination from the Company, which was initiated in January 2020. The Company and Mr. Selkoe reached a settlement, including a severance payment to Mr. Selkoe and forfeiture by Mr. Selkoe of the entirety of his stock options. The Company accrued $3.2 million for the year ended December 31, 2020. The Company paid $2.9 million of the severance payment to Mr. Selkoe in 2021, with the remainder to be paid out in 2022.
On September 14, 2020, Adam Salman of Adult Use Holdings, Inc. and Igor Gimelshtein of Zola Ventures Ltd., claimed that the Company owes approximately $2.5 million to Salman and Gimelshtein in connection with alleged funding to the Company of $30.0 million by Bridging Finance Group. The Company has denied any liability in connection with this claim and has agreed to arbitrate the dispute, which is ongoing. The Company does not believe a material loss is probable at this time. As result, the Company has not recorded a reserve with respect to this litigation.
On December 7, 2020, the Company filed an arbitration demand against its former Chief Legal Officer, Phillip Gordon (“Gordon”), alleging claims for fraud, breach of fiduciary duty, breach of duty of loyalty, and breach of employment agreement. The Company terminated Gordon effective as of December 5, 2020 based on the results of an internal investigation. Gordon has denied that the Company had cause to terminate him and filed counterclaims seeking payment of severance under his employment agreement in the total amount of $3.0 million, plus payment of $0.5 million in bonus compensation. Subsequent to December 31, 2021, as a result of arbitration proceedings, the Company has entered into a settlement agreement whereby Gordon agreed to the cancellation of 90,000 of the 790,000 outstanding stock options previously issued to him and to release any actions, claims, damages, judgments or agreements arising out of his relationship with the Company in exchange for $1.9 million in cash. The Company recorded a legal accrual for $1.9 million as of December 31, 2021.
On May 21, 2021, Alissa Violet Marie Butler filed suit in the Superior Court of the State of California for the County of Los Angeles against FaZe Clan Inc., Dentons US LLP, and Wilson Sonsini Goodrich & Rosati, P.C. Ms. Butler alleges that she is entitled to shares of the Company’s stock. Subsequent to December 31, 2021, the Company has reached a preliminary settlement with Ms. Butler for a total of $0.8 million payable in a combination of cash and common stock to settle Ms. Butler’s claim. The Company recorded a legal accrual for $0.8 million as of December 31, 2021.
In 2021, the Company was made aware of a claim from Treschow-Fritzoe AS that the Company repaid the wrong party for certain funds received by the Company in 2017 and recorded a legal accrual of $1.2 million as of December 31, 2020. In October 2021, the Company entered into a settlement agreement with Treschow-Fritzoe AS and adjusted its legal accrual to $0.8 million as of December 31, 2021. The $0.8 million will be paid off no later than April 1, 2022.
12.    INCOME TAXES
The Company records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax effects attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, operating losses and tax credit carryforwards. The Company establishes a valuation allowance if the Company believes it is more likely than not that the deferred tax assets will not be recovered based on an evaluation of objective verifiable evidence. The Company has considered its history

F-10
2

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
12.    INCOME TAXES
(cont.)

of cumulative tax and book losses incurred since inception, and other positive and negative evidence, and has concluded that it is more likely than not that the Company will not realize the benefits of the net deferred tax assets as of December 31, 2021 and December 31, 2020.
For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is greater than 50% likely of being realized. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit. As of December 31, 2021, the Company had no unrecognized tax benefits and does not anticipate any significant change to the unrecognized tax benefit balance. The Company would classify interest and penalties related to uncertain tax positions as income tax expense, if applicable. There was no interest expense or penalties related to unrecognized tax benefits recorded through December 31, 2021.
Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.
The significant components of the Company’s deferred tax assets consisted of the following:

	(in thousands) Years Ended December 31,
	2021	2020
Deferred income tax assets:
Accrual to cash	$—	$3,971
Accrued bonus	3,156	189
Stock-based compensation	1,068	748
Deferred rent	2	22
Deferred revenue	2,211	311
Bad debt expense	121	100
Contributions	19	18
Depreciation	85	34
163(j) interest limitation	1,148	—
Warrants	47	—
Net operating losses	20,840	14,291

Total deferred income tax assets	28,697	19,684
Less: valuation allowance	(28,697)	(18,570)
Deferred income tax liabilities:
Amortization	—	(30)
Depreciation	—	—
Accrual to cash	—	(1,084)

Total deferred income tax liabilities	—	(1,114)

Total deferred tax assets, net	$—	$—

F-10
3

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
12.    INCOME TAXES
(cont.)

A reconciliation of the statutory tax rates and the effective tax rates is as follows:

	(in thousands) Years Ended December 31,
	2021		2020
U.S. federal statutory income tax rate	$(7,742)	21.0%	$(6,043)	21.0%
State taxes, net of federal benefit	(2,542)	6.9%	(2,001)	7.0%
Non-deductible interest expense	—	0.0%	—	0.0%
Other non-deductible items	156	-0.4%	35	-0.1%
Valuation allowance	10,128	-27.5%	8,009	-27.9%

Income tax expense	$—	0.0%	$—	0.0%

The Company has incurred net operating losses (“NOLs”) in previous years. At December 31, 2021, the Company had generated federal NOLs of approximately $73.3 million and state NOLs of approximately $78.0 million. Federal NOLs in the amount of $1.0 million are subject to expiration and will begin to expire in 2036. The remaining $72.3 million of federal NOLs can be carried forward indefinitely. All state NOLs of $78.0 million are subject to limitation and are set to begin to expire in 2038. The utilization of the Company’s NOLs are subject to annual Internal Revenue Code Section 382 limitations. The Company has not yet completed an IRC Sec. 382 study as of December 31, 2021.
In response to the
COVID-19
pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law on March 27, 2020. The CARES Act, among other things, includes tax provisions relating to refundable payroll tax credits, deferment of employer’s social security payments, net operating loss utilization and carryback periods and modifications to the net interest deduction limitations. The CARES Act did not have a material impact on the Company’s income tax provision for 2020 or 2021. The Company will continue to evaluate the impact of the CARES Act on its financial position, results of operations, and cash flows.
On December 27, 2020, the President of the United States signed the Consolidated Appropriations Act, 2021 (“Consolidated Appropriations Act”) into law. The Consolidated Appropriations Act is intended to enhance and expand certain provisions of the CARES Act, allows for the deductions of expenses related to the Payroll Protection Program funds received by companies, and provides an update to meals and entertainment expensing for 2021. The Consolidated Appropriations Act did not have a material impact to the Company’s income tax provision for 2020 or 2021.
13.    RELATED PARTY TRANSACTIONS
Related Party Loan Receivables and Payables
The Company has loan receivables from one of FaZe’s founders related to legal and settlement fees that FaZe had paid on their behalf, and commissions payable related to a talent arrangement with FaZe. The Company recorded $0.5 million and $0.7 million in receivables as of December 31, 2021 and 2020, respectively, related to the anticipated collection of these loans.
In 2021, the Company issued a loan to one of FaZe’s founders. The Company recorded $0.1 million in receivables for this loan as of December 31, 2021.

F-10
4

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
13.    RELATED PARTY TRANSACTIONS
(cont.)

The Company had loan payables to certain members of Company management to help fund its day-to-day
operations, all of which has been repaid during the year ended December 31, 2021. The Company recorded $0.5 million in loan payables to related parties as of December 31, 2020.
Retainer Consulting Arrangements
During the years ended December 31, 2021 and 2020, the Company had retainer consulting arrangements with co-founders
Nordin Shat, Thomas Oliveira, Richard Bengtson, and Sabastian Diamond. The Company recorded approximately $0.7 million and $0.9 million in expenses related to these arrangements for the years ended December 31, 2021 and 2020, respectively. These expenses are presented within general and administrative expense within the consolidated statement of operations.
14.    GOING CONCERN
As of December 31, 2021, the Company had cash of $17.0 million and an accumulated deficit of $112.4 million. During the year ended December 31, 2021, the Company used net cash in operating activities of $25.2 million. The Company has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the issuance date of these consolidated financial statements.
The Company’s primary source of operating funds since inception has been cash proceeds from debt and equity financing transactions. The ability of the Company to continue as a going concern is dependent upon its ability to generate sufficient revenue and its ability to raise additional funds by way of its debt and equity financing efforts. Subsequent to December 31, 2021, the Company entered into an agreement for additional financing of up to $20.0 million (See Note 15,
Subsequent Events
).
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management’s further implementation of the Company’s on-going
and strategic plans, which include continuing to raise funds through equity and/or debt raises. Should the Company be unable to raise adequate funds, certain aspects of the on-going
and strategic plans may require modification. Management is in the process of identifying sources of capital via strategic partnerships, debt refinancing and equity investments through one or more private placements.
15.    SUBSEQUENT EVENTS
In preparing the audited consolidated financial statements, the Company has evaluated subsequent events through March 14, 2022, which is the date the audited consolidated financial statements were available for issuance.
Claims
See claims as described in Note 11,
Litigation
above.

F-10
5

FAZE CLAN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
15.    SUBSEQUENT EVENTS
(cont.)

Agreement and Plan of Merger Amendment
In March 2022, the Company and B. Riley 150 entered into an amendment to the Merger Agreement. Pursuant to the amendment, among other things, as of the merger effective time, each FaZe vested stock option that is not exercised shall not automatically be converted into shares of Company’s common stock but instead will be converted into vested stock options exercisable into B. Riley 150 common stock as of merger effective time. Each vested stock option shall be treated as an issued and outstanding share of the Company’s common stock for all purposes of the Merger Agreement, calculated on a cashless basis. As a result, the calculation of the Exchange Ratio as defined in the Merger Agreement is not impacted.
Financing
In March 2022, the Company entered into an agreement for a term loan (“B. Riley Term Loan”) with B. Riley Principal Commercial Capital, LLC, an affiliate of B. Riley 150, allowing the Company to borrow an aggregate principal amount of up to $20 million maturing on the closing date of the Merger Agreement. The interest rate is 7.00% per annum. In the event that the Merger Agreement is terminated, on the date of the termination, in exchange for the B. Riley Term Loan, the Company will issue to the lender a secured convertible promissory note on substantially the same terms as the existing senior secured convertible promissory notes of the Company, in an aggregate principal amount equal to the outstanding principal balance (including capitalized interest) and the unpaid accrued interest of the B. Riley Term Loan on such date. The Company waived the minimum cash condition for closing in the proposed merger with B. Riley 150. The Company drew $10 million upon closing of the B. Riley Term Loan.
SUBSEQUENT EVENTS (Unaudited)
The Company has evaluated subsequent events through April 27, 2022.
Financing
The Company drew the final $10 million of the B. Riley Term Loan in April 2022.

F-10
6

FAZE HOLDINGS INC.
UP TO 5,923,333 SHARES OF COMMON STOCK (FOR ISSUANCE)
UP TO 64,035,579 SHARES OF COMMON STOCK (FOR RESALE)
UP TO 173,333 WARRANTS TO PURCHASE SHARES OF COMMON STOCK (FOR RESALE)

PROSPECTUS

                    , 2022
You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item  13. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the shares of Common Stock and Warrants being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.
We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount Paid or to Be Paid

SEC registration fee	$ 64,960.83
Legal fees and expenses	*
Accounting fees and expenses	*
Financial printing and miscellaneous expenses	*

Total	$ *

*	Estimates not presently known
Item  14. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any claim relating to any event incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third- party claims against us and may reduce the amount of money available to us.
Item  15. Recent Sales of Unregistered Securities
PIPE Investment
As disclosed above, concurrently with the execution of the Merger Agreement, BRPM and the PIPE Investors entered into the Subscription Agreements providing for the purchase by the PIPE Investors immediately prior to the Closing of the Business Combination of an aggregate of 10,000,000 shares of BRPM Class A common stock at a price per share of $10.00, for gross proceeds to BRPM of $100,000,000. At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
Item  16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit No.

2.1**	Merger Agreement, dated as of October 24, 2021, by and among B. Riley Principal 150 Merger Corp., BRPM Merger Sub, Inc. and FaZe Clan Inc. (incorporated by reference to Exhibit 2.1 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

2.2**	Amendment to Agreement and Plan of Merger, dated as of December 29, 2021, by and among B. Riley Principal 150 Merger Corp., BRPM Merger Sub, Inc., and FaZe Clan Inc. (incorporated by reference to Exhibit 2.2 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

2.3**	Amendment to the Agreement and Plan of Merger, dated as of March 10, 2022, by and among B. Riley Principal 150 Merger Corp., BRPM Merger Sub, Inc., and FaZe Clan Inc. (incorporated by reference to Exhibit 2.3 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

3.1**	Second Amended and Restated Certificate of Incorporation of FaZe Holdings Inc., dated as of July 19, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2022).

Exhibit No.

3.2**	Amended and Restated Bylaws of FaZe Holdings Inc., dated as of July 19, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2022).

4.1**	Specimen Common Stock Certificate of FaZe Holdings Inc. (incorporated by reference to Exhibit 4.4 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

4.2**	Warrant Agreement, dated February 18, 2021, by and between BRPM and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of BRPM’s Current Report on Form 8-K, filed with the SEC on February 23, 2021).

5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1**	Form of FaZe Holdings Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.1 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.2**	Form of FaZe Holdings Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.2 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022)

10.3**	Form of Subscription Agreement, by and between B. Riley Principal 150 Merger Corp. and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.3 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.4**	Form of Amended & Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022)

10.5**	Letter Agreement, dated February 18, 2021, by and among BRPM, its officers, its directors and B. Riley Principal 150 Sponsor Co., LLC (incorporated by reference to Exhibit 10.1 of BRPM’s Current Report on Form 8-K, filed with the SEC on February 23, 2021).

10.6**	Investment Management Trust Agreement, dated February 18, 2021, by and between BRPM and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of BRPM’s Current Report on Form 8-K, filed with the SEC on February 23, 2021).

10.7**	Private Placement Unit Purchase Agreement, dated February 18, 2021, by and among BRPM and B. Riley Principal 150 Sponsor Co., LLC (incorporated by reference to Exhibit 10.4 of BRPM’s Current Report on Form 8-K, filed with the SEC on February 23, 2021)..

10.8**	Form of FaZe Holders Support Agreement, dated as of October 24, 2021, by and among certain stockholders of FaZe Clan Inc., B. Riley Principal 150 Merger Corp. and FaZe Clan Inc. (incorporated by reference to Exhibit 10.9 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.9**	Sponsor Support Agreement, dated as of October 24, 2021, by and among B. Riley Principal 150 Merger Corp., B. Riley Principal 150 Sponsor Co. LLC, and FaZe Clan Inc. (incorporated by reference to Exhibit 10.10 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.10**	Backstop Assignment and Release Agreement, dated as of July 19, 2022, by and among B. Riley Principal 150 Merger Corp., B. Riley Principal 150 Sponsor Co., LLC, and FaZe Clan, Inc. (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2022).

Exhibit No.

10.11**	Bridge Loan Agreement, dated as of March 10, 2022, by and between B. Riley Principal Commercial Capital, LLC and FaZe Clan Inc. (incorporated by reference to Exhibit 10.1 of BRPM’s Current Report on Form 8-K, filed with the SEC on March 10, 2022).

10.12**	Term Promissory Note, dated as of March 10, 2022, made by FaZe Clan Inc. (incorporated by reference to Exhibit 10.2 of BRPM’s Current Report on Form 8-K, filed with the SEC on March 10, 2022).

10.13†**	Pledge and Security Agreement, dated as of March 10, 2022, by and between B. Riley Principal Commercial Capital, LLC and FaZe Clan Inc. (incorporated by reference to Exhibit 10.3 of BRPM’s Current Report on Form 8-K, filed with the SEC on March 10, 2022).

10.14**	Form of Intercreditor Agreement, dated as of March 10, 2022, by and among B. Riley Principal Commercial Capital, LLC, FaZe Clan Inc., and the senior lienholders of FaZe Clan Inc. (incorporated by reference to Exhibit 10.4 of BRPM’s Current Report on Form 8-K, filed with the SEC on March 10, 2022).

10.15+**	Employment Agreement, dated as of May 3, 2019, by and between FaZe Clan Inc. and Lee Trink (incorporated by reference to Exhibit 10.15 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.16+**	Employment Agreement, dated as of May 1, 2021 (as amended on April 18, 2022), by and between FaZe Clan Inc. and Kainoa Henry (incorporated by reference to Exhibit 10.17 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on April 28, 2022).

10.17+**	Amended and Restated Employment Agreement, dated as of May 23, 2022, by and between FaZe Clan Inc. and Zach Katz (incorporated by reference to Exhibit 10.17 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.18**	Collaboration Agreement, dated as of February 17, 2022, by and among FaZe Clan Inc., Spanky’s Clothing Inc. (f/s/o Calvin “Snoop Dogg” Broadus Jr.), Cordell Broadus, Boss Lady Entertainment and SMAC Entertainment (incorporated by reference to Exhibit 10.18 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.19**	Form of FaZe Talent Agreement (incorporated by reference to Exhibit 10.19 of BRPM’s Registration Statement on Form S-4 (Reg. No. 333-262047), filed with the SEC on June 21, 2022).

10.20+**	Employment Agreement, dated as of August 25, 2022, by and between FaZe Holdings Inc. and Christoph Pechler (incorporated by reference to Exhibit 10.1 of FaZe Holdings Inc.’s Report on Form 8-K, filed with the SEC on August 29, 2022).

23.1*	Consent of Marcum LLP, independent registered public accounting firm of B. Riley Principal 150 Merger Corp.

23.2*	Consent of Marcum LLP, independent registered public accounting firm of FaZe Clan Inc.

23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included in signature page)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

Exhibit No.

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107*	Filing Fee Table

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management contract or compensatory plan.
*	Filed herewith.
**	Previously filed.
All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Item  17. Undertakings
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided
,
however
, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;
provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, on September 26, 2022.

FAZE HOLDINGS INC.

By:	/s/ Lee Trink
Lee Trink
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Trink Lee Trink	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 26, 2022

/s/ Zach Katz Zach Katz	President and Chief Operating Officer; Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2022

* Andre Fernandez	Director	September 26, 2022

* Angela Dalton	Director	September 26, 2022

* Bruce Gordon	Director	September 26, 2022

Calvin “Snoop Dogg” Cordozar Broadus Jr.	Director	September 26, 2022

* Daniel Shribman	Director	September 26, 2022

* Mickie Rosen	Director	September 26, 2022

* Nick Lewin	Director	September 26, 2022

* Paul Hamilton	Director	September 26, 2022

* Ross Levinsohn	Director	September 26, 2022

* By:	/s/ Tamara Brandt
Tamara Brandt
Attorney-in-fact